Exhibit 99.D

CERTAIN DEFINED TERMS AND CONVENTIONS

Statistical information included in this prospectus is the latest official data publicly available at the date of this prospectus. Financial data provided in this prospectus may be subsequently revised in accordance with the Republic’s ongoing maintenance of its economic data, and that revised data will not be distributed by the Republic to any holder of the Republic’s securities. As used in this prospectus, the term “N/A” identifies statistical or financial data that is not available.

All references in this prospectus (a) to the “Republic” or the “Philippines” are to the Republic of the Philippines, (b) to the “Government” are to the national government of the Philippines and (c) to “Bangko Sentral” are to Bangko Sentral ng Pilipinas, the central bank of the Philippines.

The fiscal year of the Government commences on January 1 of each year and ends on December 31 of such year.

Unless otherwise indicated, all references in this prospectus to “Philippine Pesos,” “pesos” or “₱” are to the lawful national currency of the Philippines, those to “dollars,” “U.S. dollars” or “$” are to the lawful currency of the United States of America, those to “euro” and “€” are to the currency introduced on January 1, 1999 at the start of the third stage on European Economic and Monetary Union and those to “Japanese yen,” “yen” or “JPY” are to the lawful national currency of Japan. References to “SDR” are to Special Drawing Rights of the International Monetary Fund (the “IMF”).

This prospectus contains translations of some peso amounts into U.S. dollars for the convenience of the reader. Unless otherwise specified, the translations were made at the exchange rate as stated in the Bangko Sentral Reference Exchange Rate Bulletin published by the Treasury Department of Bangko Sentral on the relevant date. No representation is made that the peso amounts actually represent the U.S. dollar amounts or could have been converted into U.S. dollars at the rates indicated, at any particular rate or at all.

Economists show Gross Domestic Product (“GDP”) and Gross National Income (“GNI”) in both current and constant market prices. GDP and GNI at current market prices value a country’s output using the actual prices for each year, whereas GDP and GNI at constant market prices (also referred to as “real” GDP and GNI) value output using the prices from a base year, thereby eliminating the distorting effects of inflation and deflation. In the first quarter of 2011, the standards under the Philippine System of National Accounts (the “PSNA”) for the calculation of GDP and GNI (known as gross national product (“GNP”) prior to the 2011 revisions) were revised, changing the constant base year for these calculations from 1985 to 2000. In April 2020, the PSNA further revised the PSNA standards, changing the constant base year for GDP and GNI calculations from 2000 to 2018. See “REPUBLIC OF THE PHILIPPINES—GDP and Major Financial Indicators.” In this prospectus, unless otherwise specified, data has been presented on the basis of the PSNA standards as revised in 2011. Unless otherwise specified, growth figures for GDP and GNI in this prospectus and any prospectus supplement are period-on-period comparisons of real GDP and GNI, respectively, using the year ended December 31, 2000 as the base year, except for 2020 fiscal year figures (and comparative figures from the same period in the 2019 fiscal year), which are presented using the year ended December 31, 2018 as the base year. As a result, GDP and GNI figures presented in this prospectus and any prospectus supplement are not presented on the same basis as yearly GDP and GNI figures for years prior to 2020. The Government stopped reporting GDP and GNI figures based on the year ended December 31, 2000 in March 2020.

The balance of payments statistics released by Bangko Sentral are based on the trade-in-goods statistics compiled by the National Statistics Office (the “NSO”). In March 2013, Bangko Sentral adopted the sixth edition of the IMF’s Balance of Payments Manual (“BPM6”) framework covering balance of payments statistics for 2011 onwards, pursuant to which the property income and expense accounts have been revised. Unless otherwise specified, balance of payments statistics in this prospectus and any prospectus supplement are presented on a BPM6 basis. As a result, these statistics may be different from data previously reported by the Republic.

In July 2013, Bangko Sentral adopted a new system for compiling and reporting monetary statistics called the Standardized Report Forms (the “SRF”) format as part of Bangko Sentral’s adherence to international best practices in statistical compilation. The SRF is a unified international framework for reporting monetary and financial statistics to the IMF. Under the SRF, foreign and domestic assets reported by Bangko Sentral are no longer presented net of liabilities; rather, liabilities are reported separately. The presentation of general Government assets, however, remains net of liabilities. The adoption of the SRF system did not result in any change to overall monetary balances. However, Bangko Sentral has, in connection with the adoption of the SRF, also implemented certain recommendations from the IMF pertaining to the inclusion of unsecured subordinated debt and accrued interest expense, which has given rise to minor changes in amounts previously reported.

Any discrepancies in the tables included herein between the amounts listed and the totals thereof are due to rounding.

SUMMARY

REPUBLIC OF THE PHILIPPINES

General

The Philippine archipelago has over 7,000 islands with a total land area of approximately 300,000 square kilometers. The islands are grouped into three geographic regions: Luzon, the largest island, in the north, covering an area of 141,395 square kilometers; Visayas in the central region, covering an area of 56,606 square kilometers; and Mindanao in the south, covering an area of 101,999 square kilometers. Manila is the Republic’s capital. As of the 2015 Census of Population and Housing (the “2015 Census”) conducted by the NSO, the Republic’s population was estimated at approximately 101.0 million.

Government and Politics

The Republic’s current constitution (the “Constitution”) was adopted by plebiscite in 1987. The ratification of the new Constitution in 1987 restored a presidential form of government consisting of three branches: executive, legislative and judiciary. Executive power is vested in the President, who is elected by direct popular vote and who may serve one term of six years. Legislative authority is vested in the Congress of the Philippines, which consists of the Senate and the House of Representatives. Judicial power is vested in the Supreme Court and in various lower courts.

Economy

The Philippines has a mixed economy in which the Government is directly engaged in certain economic activities through government financial institutions (“GFIs”) and government-owned and controlled corporations (“GOCCs”), which are corporations of which at least 51% of the capital stock is owned by the Government either directly or indirectly through its instrumentalities. The Government actively encourages domestic and foreign private investment. The Philippines has undertaken liberalization of trade and investment in tandem with the deregulation of the financial system, foreign exchange liberalization, tax reforms, acceleration of privatization, enhancement of competition in the provision and operation of public utilities, and deregulation of the oil and power industries.

Selected Economic Information of the Republic of the Philippines

	2015	2016	2017	2018	2019	2020 (1)
	(₱ in billions, except as indicated)
GDP (at then-current market prices)	13,322.0	14,480.3	15,807.6	17,426.2	19,516.4	8,599.8
GDP (at constant base prices)(2)	7,600.2	8,123.4	8,665.8	9,206.9	9,750.6	8,580.9
GDP per capita, PPP concept (in $ at then-current market prices)(3)	$7,348	$7,806	$8,348	$8,943	$9,961	$9,034	(13)
GDP growth rate(2)	6.1%	6.9%	6.7%	6.2%	5.9%	(9.0)%
Consumer Price Inflation rate(4)	0.7%	1.3%	2.9%	5.2%	2.5	2.3	%(15)
Government surplus/(deficit) as % of GDP (at then-current market prices)	(0.9)%	(2.4)%	(2.2)%	(3.2)%	(3.4)%	(6.5)%
Government debt at end of period as % of GDP (at then-current market prices)	44.7%	42.1%	42.1%	41.8%	39.6%	48.1%
Public sector borrowing requirement(5)	(115)	(320)	(321)	(553)	N/A	N/A
Consolidated public sector financial position(6)	135.5	(25.6)	(6.7)	(186.0)	N/A	N/A
Current account surplus/(deficit) as % of GDP	2.5%	(0.4)%	(0.7)%	(2.6)%	(0.9)%	2.6%
Overall balance of payments position at end of period as % of current GDP(7)	0.9%	(0.3)%	(0.3)%	(0.7)%	2.1%	2.4%
Direct domestic debt of the Government(8)	3,884.4	3,934.1	4,441.3	4,776.9	5,127.6	6,713.0	(16)
Direct external debt of the Government (in billion $)(7)(8)	$43.9	$43.3	$44.3	$47.9	$51.3	$44.4
Public sector domestic debt(10)	5,125.5	5,006.1	5,830.5	6,064.7	N/A	N/A
Public sector external debt (in billion $)(9)(11)	$48.5	$49.2	$50.1	$53.7	N/A	N/A
Public sector external debt	2,285.5	2,451.3	2,502.6	2,830.5	N/A	N/A
Unemployment rate (%)	6.3	5.5	5.7	5.3	5.4	10.00	(14)
Gross international reserves (billion $)(9)(12)	$80.7	$80.7	$81.6	$79.2	87.8	$100.4	(15)

Sources: Philippine Statistics Authority; Bureau of the Treasury; Department of Finance, Bangko Sentral.

Notes:

(1)	Preliminary data as of or for the six months ended June 30, 2020 unless otherwise indicated.
(2)

In April 2020, the PSNA further revised the PSNA standards, changing the constant base year for GDP calculations from 2000 to 2018. Therefore, GDP figures are calculated at constant 2000 market prices, except for 2020 figures, which are calculated at constant 2018 market prices.

(3)	Amounts in pesos have been translated into U.S. dollars using the average Bangko Sentral reference exchange rates for the applicable period.
(4)

Effective March 6, 2018, the Philippine Statistics Authority (PSA), rebased the Consumer Price Index (CPI) from 2006 to 2012. Methodological changes were also introduced in the 2012-based CPI. In the new series, the chain method is used as it will provide timely indicators since this method allows the inclusion of new commodities in the market basket that are frequently purchased because of the changing consumer taste and preferences and technological changes. The chain method also allows the exclusion of commodities as a result of obsolescence.

(5)

Represents the aggregate deficit or surplus of the Government, the Central Bank-Board of Liquidation (the “CB-BOL”), the Oil Price Stabilization Fund and the major GOCCs (as defined below), the debt of which comprises virtually all the debt incurred by GOCCs.

(6)

Comprises the aggregate deficit or surplus of the Government, the CB-BOL’s accounts, the major GOCCs, the Social Security System, the Government Service Insurance System, Bangko Sentral, the GFIs and local government units.

(7)

Overall balance of payments has been revised to reflect late reports, post-audit adjustments and final data from companies. See “Republic of the Philippines—Balance of Payments—Revisions” for a more detailed discussion of recent and pending revisions to previously reported data.

(8)

Represents debt of the Government only, and does not include other public sector debt. Includes direct debt obligations of the Government, the proceeds of which are on-lent to GOCCs and other public sector entities, but excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(9)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using the Bangko Sentral reference exchange rates at the end of each applicable period.
(10)	Represents debt of the Government, the major GOCCs, the CB-BOL, Bangko Sentral and the GFIs.
(11)	Includes public sector debt, whether or not guaranteed by the Government.
(12)	Comprises the holdings by Bangko Sentral of gold reserves, foreign investments, foreign exchange and SDRs, including Bangko Sentral’s reserve position in the IMF.
(13)	Figure is annualized.
(14)	Based on preliminary estimates for July 2020.
(15)	Based on data as of September 30, 2020.
(16)	Based on data as of August 30, 2020.

REPUBLIC OF THE PHILIPPINES

History, Land and People

History

Spain governed the Philippines as a colony from 1521 until 1898. On June 12, 1898, during the Spanish-American War, the Filipinos declared their independence. The United States claimed sovereignty over the Philippines under the 1898 Treaty of Paris, which ended the Spanish-American War, and governed the Philippines as a colony until 1935, when the Philippines became a self-governing commonwealth. On July 4, 1946, the Philippines became an independent republic.

Geography and General Information

The Philippine archipelago, located in Southeast Asia, comprises over 7,000 islands and a total land area of approximately 300,000 square kilometers. The Republic groups the islands into three geographic regions: Luzon in the north, covering an area of 141,395 square kilometers, Visayas in the center, covering an area of 56,606 square kilometers, and Mindanao in the south, covering an area of 101,999 square kilometers. The Republic is also divided into 17 administrative regions.

Note:	For a discussion of territorial disputes over certain islands in the West Philippine Sea, see “—Government—Territorial Dispute over the West Philippine Sea.”

For a discussion of territorial disputes over certain islands in the West Philippine Sea, see “—Government —Territorial Dispute over the West Philippine Sea.”

2015 Census

The Republic’s population was 101.0 million according to the 2015 Census, representing an increase of 9.4% or 8.6 million people as compared to the 2010 Census and an increase of 32.0% or 24.5 million people as compared to the 2000 Census. The Republic’s population increased by 1.7% annually, on average, during the period from 2010 to 2015, which was lower than the 1.9% average annual growth rate during the period from 2000 to 2010. Of the Republic’s 17 administrative regions, Region IV-A (Calabarzon) had the largest population in 2015 at 14.4 million, followed by the National Capital Region with 12.9 million and Region III (Central Luzon) with 11.2 million. The combined population of these three regions accounted for approximately 38.5% of the Republic’s population in 2015. The Bangsamoro Autonomous Region of Muslim Mindanao (“BARMM”), formerly known as the Autonomous Region in Muslim Mindanao (the “ARMM”), was the fastest growing region during the period from 2010 to 2015, with an average annual population growth rate of 2.9%. Of the Republic’s 81 provinces, Cavite was the most populous in 2015 at 3.7 million, followed by Bulacan at 3.3 million and Laguna at 3.0 million. In total, 27 provinces had populations in excess of 1.0 million. The Republic has a relatively young population, with about 40% of the population under the age of 20 and a median age of 24.3, according to the 2015 Census.

The following table shows the population of the Republic, by age group, according to the 2015 Census.

2015 Household Population by Age

Age group	Total household population	Percentage of total population in age group
Under 1	2,075,441	2.1%
1-4	8,740,557	8.7%
5-9	10,838,875	10.8%
10-14	10,480,412	10.4%
15-19	10,120,312	10.1%
20-24	9,396,155	9.3%
25-29	8,304,461	8.3%
30-34	7,290,536	7.2%
35-39	6,704,923	6.7%
40-44	5,813,169	5.8%
45-49	5,262,005	5.2%
50-54	4,415,193	4.4%
55-59	3,597,370	3.6%
60-64	2,755,608	2.7%
65-69	1,912,908	1.9%
70-74	1,218,065	1.2%
75-79	857,534	0.9%
80 and over	790,191	0.8%

Total	100,573,715	100.0%

Median Age	24.3

Source: Philippine Statistics Authority, 2015 Census.

The majority of Filipinos have Malay ethnic origins. Filipino culture also includes strong Spanish, Chinese and American influences. Filipino is the national language, but English is the primary language used in business, government and education. The population speaks over 80 other dialects and languages, including Chinese and Spanish. As of 2015, the Republic’s literacy rate was 98.3%, ranking among the highest in Asia.

Christianity, primarily Roman Catholicism, is the predominant religion in the Philippines. A significant Muslim minority lives in Mindanao.

Government

Governmental Structure

Since 1935, the Republic has had three constitutions. The country adopted the current Constitution by plebiscite in February 1987 after Ferdinand Marcos, who had ruled for 20 years, was ousted a year earlier in favor of Corazon Aquino (who opposed Marcos in the 1986 presidential election) following a people’s uprising. The new Constitution restored a presidential form of government composed of three branches: executive, legislative and judicial.

The principal features of each branch are as follows:

•

Executive—The President, elected by popular vote for a single, six-year term, exercises executive power. If the President dies, becomes permanently disabled, is removed from office or resigns, the Vice President acts as President for the remainder of the term. If the Vice President cannot serve, the President of the Senate or, if he or she cannot serve, the Speaker of the House of Representatives acts as President until the election and qualification of a new President or Vice President. The person acting as President for any remaining term may, if elected, serve a six-year term as President. President Duterte commenced serving his current six-year term on July 1, 2016, and his term will end on June 30, 2022.

•

Legislative—Congress, comprising the Senate and the House of Representatives, exercises the Republic’s legislative authority. The Constitution mandates a Senate of 24 members and a House of Representatives of not more than 250 members (excluding sectoral representatives), all elected by popular vote. Senators serve for a term of six years and members of the House of Representatives for a term of three years. Senate and House of Representatives seats are subject to two consecutive term and three consecutive term limits, respectively. In May 2019, elections were held for 12 Senators and all members of the House of Representatives, who, together with the 12 Senators who did not face re-election, constitute the 18th Congress of the Republic.

•

Judicial—The Supreme Court and any lower courts established by law exercise the Republic’s judicial authority. The Republic’s court system is a multi-tiered system of courts of general jurisdiction that includes the Supreme Court and the Court of Appeals. Below these are the Regional Trial Courts, Metropolitan Trial Courts, Municipal Trial Courts and Municipal Circuit Trial Courts, which are all courts of original jurisdiction.

Recent National Elections

On May 9, 2016, national and local elections were held throughout the Philippines, including the election of the president and vice president of the Republic, and elections for 12 senators and all members of the House of Representatives. President Rodrigo Duterte of the PDP-Laban Party and Vice President Maria Leonor Robredo of the Liberal Party were elected and took office on July 1, 2016, marking the end of former President Benigno S. Aquino III’s six-year term.

On May 13, 2019, elections were held in the Philippines for 12 senators, all members of the House of Representatives and all city and municipal-level elected positions. Following the election, the leading party in the House of Representatives is PDP-Laban, holding 83 seats, followed by Nacionalista Party, holding 42 seats, NPC, holding 36 seats, National Unity Party, holding 25 seats, and the rest are held by other political parties. The Senate and the House of Representatives opened the first regular session of the 18th Congress of the Republic on July 22, 2019.

The next national and local elections in the Philippines are scheduled for May 2022.

Corruption Investigations and Other Proceedings

In the last few years, a number of current and past officials of the Government have been investigated or indicted for graft, corruption, plunder, extortion, bribery, or usurpation of authority, including, among others, former President Arroyo and former President Aquino. In July 2016, the Supreme Court acquitted former president Arroyo of plunder, and she was subsequently elected as the Speaker of the House of Representatives of the Philippines in 2018. Various other politicians and other public figures are still awaiting trial on similar charges. In addition, there have been impeachment proceedings against two then presidents as well as one then chief justice of the Supreme Court.

Political Violence

Political violence is not uncommon in the Republic. As of September 2019, more than 20 mayors and vice-mayors in the Philippines have been killed, some of these officials were alleged to have been involved in the illegal drug trade. In December 2019, a special court convicted eight members of the Ampatuan family, members of which governed the southern province of Maguindanao for decades, along with 20 other defendants on multiple counts of murder for their roles in a 2009 ambush on an election motorcade, which killed 57 people, including political opponents of the Ampatuan family and 30 journalists.

Efforts Against the Illegal Drug Trade

Since taking office on July 1, 2016, President Duterte has made fighting the illegal drug trade a central focus of his administration. As of June 30, 2020, the Philippine National Police (the “PNP”) has estimated that 247,798 people had been arrested in anti-narcotics operations by the PNP since President Duterte took office on July 1, 2016. Representatives of certain international organizations and foreign nations, including the Office of the High Commissioner for Human Rights of the United Nations and the United States, have expressed concern over reports of extrajudicial killings in the Republic in connection with these operations. In December 2019, lawmakers in the United States proposed legislation that would impose travel restrictions and financial sanctions on officials found to be involved in extrajudicial killings and the imprisonment of Philippine Senator De Lima, a prominent critic of the Government’s operations against illegal drugs.

Administrative Organization

As of June 30, 2020, the Republic had 17 administrative regions and 43,761 local government units. Local government units included 81 provinces, 146 cities, 1,488 municipalities (subdivisions of provinces) and 42,046 barangays. Highly urbanized cities function independently of any province, while other cities are subject to the administrative supervision of the provinces in which they are located.

The Government is organized primarily around the various departments and department-equivalent agencies of the executive branch, which implement the various programs and projects of the Government. The departments and department-equivalent agencies are grouped into the following five sectors.

Sector	Major Departments
Social services	Health; Education, Culture and Sports; Labor and Employment; Social Welfare and Development

Economic services	Agriculture; Agrarian Reform; Energy; Environment and Natural Resources; Tourism; Trade and Industry; Public Works and Highways; Transportation and Communications; Science and Technology

Defense	National Defense

General public services	Foreign Affairs; Finance; Budget and Management; Interior and Local Government; Justice; National Economic and Development Authority; Office of the Press Secretary; Autonomous Region of Muslim Mindanao; Cordillera Administrative Region

Constitutional offices	General Public Services (Elections, Audit, Civil Service, Public Order and Safety, Office of the Ombudsman); Social Services (Human Rights)

Government Corporations

The Government owns or controls a number of corporations that provide essential goods and services to the public and work with the private sector to encourage economic growth and development. Originally restricted to basic public services and national monopolies, the number of GOCCs grew from 13 in the 1930s to 301 by 1984.

As of December 31, 2018, there were 105 government-owned and controlled corporations. GOCCs, including GFIs, currently account for a significant proportion of the public sector’s domestic and external debt. The Government closely monitors the contribution to the public sector deficit or surplus, and other financial indicators, of three GFIs that provide credit to enterprises in support of public policies. As of December 31, 2018, the three closely monitored GFIs had aggregate domestic and external liabilities of ₱2.36 trillion, which represented 54.62% of the liabilities owed by GOCCs.

As of December 31, 2018, the Land Bank of the Philippines (“LBP”) was the largest contributor to the liabilities owed by GFIs and to the liabilities owed by all GOCCs, with liabilities of ₱1.74 trillion representing 73.77% of the liabilities owed by GFIs and 40.29% of the liabilities owed by all GOCCs. The Development Bank of the Philippines (the “DBP”) was the second largest contributor to the liabilities owed by GFIs and the third largest contributor to the liabilities owed by all GOCCs, with liabilities of ₱617.87 billion representing 26.16% of the liabilities owed by GFIs and 14.29% of the liabilities owed by all GOCCs.

The Government also closely monitors certain GOCCs engaged in various major business activities (the “major GOCCs”) by recording their individual contributions to the public sector deficit or surplus position and other financial indicators. Based on audited financial statements, as of December 31, 2018, the major GOCCs had aggregate domestic and external liabilities of approximately ₱1.40 trillion, which represented 32.30% of the liabilities owed by all GOCCs and 7.65% of GDP , a decrease compared to the 8.34% of GDP in 2017. The Power Sector Assets and Liabilities Management Corporation (“PSALM”) was the largest contributor to the liabilities owed by the major GOCCs and the second largest contributor to the liabilities owed by all GOCCs, with liabilities of ₱714.7 billion representing 51.17% of the liabilities owed by the major GOCCs and 16.52% of the liabilities owed by all GOCCs. From 2015 to 2018, the major GOCCs totaled 14 corporations. In 2019, the number of major GOCCs increased from 14 to 16.

The Government has in recent years implemented a general policy to improve the corporate governance and financial performance of GOCCs by encouraging adequate contribution by these GOCCs to the Government’s fiscal consolidation efforts, integrity, efficient and effective delivery of public services, sustainability, transparency and accountability. Further to its privatization strategies, the Government has also sought decreased intervention in the business affairs of other GOCCs in view of its policy objective for GOCCs to be self-sustaining; however, in certain instances, the Government supports the transactions of such corporations by acting as guarantor for obligations and providing such other assistance as it deems necessary and as may be allowable under law. Since 2011, several GOCCs have either been privatized or abolished by the Government, or have been classified as inactive, non-operational or otherwise disposed of by the Government.

Duterte Administration Policy

In his first State of the Nation address on July 26, 2016, President Duterte announced his agenda for his six-year term in office. The President reiterated the commitment he expressed in his inauguration address to wage a relentless and sustained fight against criminality, illegal drugs and corruption, and he called on the PNP, barangay chairmen, mayors, governors and other public figures to join him in the fight. In furtherance of this effort, he committed to the creation of an inter-agency committee on illegal drugs to assist in integrating the efforts and strengthening the partnership among various branches of the Government to combat illegal drugs. President Duterte committed to prioritizing the rehabilitation of drug users by increasing treatment and rehabilitation facilities across the Republic.

President Duterte also stated his policy to improve the welfare of Filipinos in the areas of healthcare, education, adequate food and housing, environmental preservation and respect for culture. In particular, he highlighted the importance of fighting terrorism and lawlessness by ensuring that the fundamental needs of all Filipinos for security, development, fair access to decision-making and the acceptance of identities are met. President Duterte expressed his desire to continue the macroeconomic policies of the administration of former President Aquino of prudent fiscal and monetary policies to help translate high economic growth rates into better job creation and poverty reduction.

On infrastructure, President Duterte described his goal of increasing road development projects to benefit overall economic growth and tourism and to help modernize agriculture with improved irrigation techniques and modern harvest and post-harvest facilities to minimize losses. Similarly, in the area of environmental regulation, President Duterte directed the military to intensify its supporting role in fighting illegal logging, illegal mining and other destructive practices that devastate the natural resources of the Republic.

Finally, President Duterte committed to running a transparent and corruption-free administration. In particular, President Duterte encouraged the PNP to execute their tasks responsibly and not to abuse their authority. In this regard, he directed the National Police Commission to efficiently investigate and adjudicate any reports of wrong doing by police officers and to ensure that the PNP is a valuable ally in the Duterte administration’s fight against the illegal drug trade in the Philippines.

Recent State of the Nation Addresses

On July 22, 2019, President Duterte delivered his fourth State of the Nation Address. He stressed his opposition to corruption and urged government agencies to be more responsive to citizens’ needs. On national security, the President repeated his pledge to guarantee the Bangsamoro Autonomous Region’s autonomy within the constitutional framework of the Republic. He also vowed that the Republic will continue its commitment to defend its interests in the West Philippine Sea. In addition, he spoke about a number of initiatives to improve the economy and the livelihood of citizens, including the Build, Build, Build Program in emerging economic hubs outside Metro Manila, tax reforms to fund poverty reduction programs, the entry of a third telecommunications provider in the market and the full implementation of the Rice Tariffication Law and the Rice Competitiveness Enhancement Fund.

On July 27, 2020, President Duterte delivered his fifth State of the Nation Address. On the COVID-19 pandemic, the President reassured that a vaccine would be available soon and expressed his gratitude to all citizens, healthcare personnel and government organizations who kept the country running, provided essential services and kept peace and order during the COVID-19 pandemic and recognised their efforts in containing the pandemic. The President reiterated his resolve to continue the country’s war against drugs. He stressed his opposition to corruption. In addition, he spoke about a number of initiatives to improve the economy and the livelihood of citizens, especially in light of the COVID-19 pandemic, including the Corporate Recovery and Tax Incentives for Enterprises Act, Financial Institutions Strategic Transfer Act, the Build, Build, Build Program and providing free online training on livelihood and skills improvement. He also noted the importance of cybersecurity in light of the enhanced use of cyberspace due to the COVID-19 pandemic and promised to patrol the country’s cyberspace and enforce online consumer and data protection and privacy laws.

Comprehensive Tax Reform Program

The Department of Finance is currently seeking the passage of various laws that would implement its Comprehensive Tax Reform Program. The Comprehensive Tax Reform Program is intended to accelerate poverty reduction and to create simpler, fairer, and more efficient revenue streams for the Philippine government. As envisioned, the Department of Finance intends to pass several laws which are to implement six packages to complete its Comprehensive Tax Reform Program. Bills for three of the packages have already been passed into law, while bills for the remaining packages are still pending with Congress.

Package 1 of the Comprehensive Tax Reform Program, the Tax Reform for Acceleration and Inclusion (‘‘TRAIN’’), was signed into law as Republic Act 10963 on December 19, 2017. Among other things, TRAIN lowered the personal income tax rates, ranging from 15% to 30%, with full implementation by 2023, with top individual taxpayers whose annual taxable income exceeds ₱8 million facing a higher tax rate of 35% from the previous rate of 32%. It allows small and micro self-employed and professional taxpayers to pay a flat tax at the rate of 8% on gross sales in lieu of a progressive income tax bracket. It also simplified the estate and donor’s tax, expanded the value-added tax base, and increased the excise tax of petroleum products and automobiles.

Package 1B of the Comprehensive Tax Reform Program, the Tax Amnesty Act of 2019, was passed into law on February 14, 2019. The Tax Amnesty Act of 2019 originally contained three parts: first, a general amnesty, which is an amnesty covering all various taxes; second, an estate tax amnesty, which is an amnesty covering delinquent estates; and third, an amnesty on delinquent accounts, which covers tax obligations that have already become final, due and demandable. President Duterte vetoed the general amnesty provision but approved the estate tax and delinquent account amnesties. The Tax Amnesty Act of 2019, as passed, allows availing estates to apply for immunity from the payment of all estate taxes, as well as any increments and additions thereto, arising from the failure of the taxpayer to pay any and all estate taxes for the taxable year 2017 and prior years, and from all appurtenant civil, criminal, and administrative cases and penalties under the Tax Code.

Package 2 under the Comprehensive Tax Reform Program is currently known as the Corporate Recovery and Tax Incentives for Enterprise (“CREATE”) Act bill (previously known as the CITIRA bill or the TRABAHO bill). The CREATE bill is intended to incentivize business by reducing corporate income tax outright to 25% by 2022, from the original 30% under the current Tax Code. The bill as currently drafted further states that the corporate income tax rate would be reduced further by 1% every year from 2023 to 2027. The reduction is intended to place the corporate income tax rate in the Philippines at par with the rest of the ASEAN region. The bill has been certified a priority bill and the Government expects it to be passed by the end of 2020 as part of the Government’s response to the economic crisis resulting from the COVID-19 pandemic.

Package 2+ of the Comprehensive Tax Reform Program was intended to cover excise taxes on alcohol, tobacco, and e-cigarettes as well as taxes on mining. In relation to the excise taxes on alcohol, tobacco, and e-cigarettes, two laws have already been passed. Republic Act No. 11346, otherwise known as the Tobacco Tax Law of 2019, was signed into law on July 25, 2019; meanwhile, on January 22, 2020, President Duterte signed into law Republic Act No. 11467. The two laws increased excise taxes on cigarettes by ₱10 effective 2020, and imposed excise taxes on heated tobacco products and vapor products. For alcohol products, increase of unitary excise tax to ₱40 per liter was implemented for fermented liquor in 2019, with additional ₱5 per liter to be imposed from 2020 to 2022, then an increase of 10% every year thereafter; meanwhile, an increase to ₱40 per proof liter effective 2019 was implemented for distilled spirits, followed by an additional ₱5 per proof liter from 2020 to 2022; and for wines, an increase of its specific tax rate by 10% every year starting 2019. These tax increases are intended to support the Universal Health Care Act. The same Package 2+ exempted the sale and importation of prescription drugs for cancer, kidney diseases, tuberculosis, and mental illnesses, among other illnesses, from 12% value-added tax beginning January 1, 2023. As for the mining tranche of Package 2+ of the Comprehensive Tax Reform Program, the pending Senate Bill No. 1979 is intended to create a single fiscal regime applicable to all mining agreements, as the Philippine mining fiscal regime is currently segregated into two – Mineral Production Sharing Agreements and Financial or Technical Assistance Agreements – with the two fiscal regimes enjoying substantially different benefits and tax regimes.

Package 3 of the Comprehensive Tax Reform Program aims to introduce vital reforms to promote the development of a just, equitable, and efficient real property valuation system. It aims to broaden the tax base used for property-related taxes of the national and local governments, thereby increasing government revenues without increasing the existing tax rates or devising new tax impositions. A bill on Package 3 of the Comprehensive Tax Reform Program is currently pending before the Senate.

Package 4 of the Comprehensive Tax Reform Program will focus on making passive income and financial intermediary taxes simpler, fairer, more efficient and harmonize the tax rates on interest, dividends, and capital gains, and the business taxes imposed on financial intermediaries, thus, allowing the Republic to be more competitive regionally. A bill on Package 4 is also pending before the Senate.

Philippine Development Plan

On October 11, 2016, President Duterte signed Executive Order No. 5, series of 2016 approving and adopting a 25-year long-term vision entitled AmBisyon Natin 2040 as a guide for the development planning of the Philippines. The Philippine Development Plan 2017-2022, the final version of which was approved by NEDA on February 20, 2017, is the first medium-term plan developed out of this national long-term vision. The plan aims to lay a stronger foundation for inclusive growth, a high-trust society and a globally competitive economy with the aim of realizing the vision described in AmBisyon Natin 2040. The Philippine Development Plan 2017-2022 aims to reduce the incidence of poverty from 21.6% in 2015 to 14.0% by 2022 by targeting poverty among those in the agriculture sector and in regions with high a poverty incidence. As of April 2019, the total required investments to implement the Philippine Development Plan 2017-2022 were estimated to be ₱11.0 trillion.

Credit Ratings

In April 2019, Standard & Poor’s upgraded the Republic’s rating to BBB+ with a stable outlook, citing the above-average economic growth, a healthy external position, and sustainable public finance. The stable outlook on the rating reflected Standard & Poor’s view that the economy will maintain its momentum over the medium term, in combination with contained fiscal deficits and stable public indebtedness.

In May 2020, Fitch affirmed the Republic’s BBB rating and revised the outlook from positive to stable due to the recession faced by the Republic’s economy amid the COVID-19 pandemic. Fitch’s affirmation reflects the Republic’s fiscal and external buffers, including its lower government debt/GDP ratio compared with peer medians and net external creditor position, as well as its still-strong medium-term growth prospects. In May 2020, Standard & Poor maintained the Republic’s BBB+ rating with a stable outlook and expressed that the rating reflect its expectation that the Republic’s economy will continue to achieve above-average growth over the medium term. In July 2020, Moody’s affirmed the Republic’s Baa2 rating with a stable outlook which reflects Moody’s view that the fortification of the government’s fiscal position in recent years provides a buffer against a rise in public indebtedness due to shocks such as the ongoing global coronavirus outbreak.

Internal Conflict with Rebel Groups and Peace Negotiations

For over 40 years, various rebel groups in the Republic have periodically fought against Government forces. The purported objective of many of these rebel groups is to effect the separation of the traditionally Muslim portions of Mindanao from the Republic. However, other groups such as the Communist Party of the Philippines (the “CPP”), are ostensibly focused on ideological objectives rather than territorial ambitions.

The original Muslim separatist group, the Moro National Liberation Front (the “MNLF”), has existed since at least the early 1970s and has splintered twice, leading to the formation of the MILF in 1976, which is today the largest Muslim separatist group in the Philippines, and Abu Sayyaf in 1991. Despite this fragmentation, the original MNLF persists to this day. These groups have carried out a number of terrorist attacks in the Philippines, with several bombings having taken place mainly in cities in the southern part of the country. In addition, these groups have been identified as being responsible for kidnappings and other terrorist activities in the Philippines, and they have engaged in sporadic conflict with the Armed Forces of the Philippines (“AFP”).

On January 6, 2017, the AFP announced a new Development Support and Security Plan “Oplan Kapayapaan” (meaning “peace”). Under the new plan, the AFP’s priority will be the destruction of the terrorist group Abu Sayyaf and other local and foreign terrorist groups. The AFP will also be committed to supporting the peace process set by President Duterte, including the President’s war on drugs.

In July 2020, President Duterte signed into law the Anti-Terrorism Act of 2020, which replaces the Human Security Act of 2007. Among its various provisions, the Anti-Terrorism Act of 2020 provides for warrantless arrests under certain circumstances and broadly defines terrorist acts.

The Moro Islamic Liberation Front

On October 7, 2012, the Government and the MILF concluded the 32nd formal exploratory peace talks with the release of a draft framework peace agreement (the “Framework Agreement”), which provides a framework for replacing the ARMM with the BARMM, a new autonomous political entity. Bangsamoro is the historical name for the traditionally Muslim portions of Mindanao. The Framework Agreement defines the powers and structures of the new Bangsamoro entity and describes the principles, processes and mechanisms that will shape relations between the Government and Bangsamoro. The Framework Agreement provides that the new entity will, subject to certain limitations, have the power to levy taxes, borrow funds from foreign and domestic lenders and share in the revenues generated through the development of natural resources within its jurisdiction. The Framework Agreement reserves the powers of defense and security, foreign policy, monetary policy and coinage, citizenship, and naturalization to the Government. The Government and the MILF signed the Framework Agreement on October 15, 2012.

On March 27, 2014, the Comprehensive Agreement on the Bangsamoro (the “Comprehensive Agreement”) was signed by the Government and the MILF. Following the completion of the Comprehensive Agreement, the Transition Commission formally submitted its draft Bangsamoro Basic Law to the Office of the President in April 2014. On July 17, 2017, the final Bangsamoro Basic Law was officially submitted to President Duterte, who confirmed his support for the legislation. The Bangsamoro Basic Law was passed by Congress in July 2018 as the Bangsamoro Organic Law, or Republic Act No. 11054, and ratified in January 2019. As a result, the ARMM was gradually phased out and abolished, and the process for the formal establishment of the BARMM began. Following the ratification of the Bangsamoro Organic Law, the inauguration of the BARMM took place in March 2019, and MILF Chairman Ahod Balawag Murad Ebrahim was appointed as the interim Chief Minister of the BARMM. The Bangsamoro Transition Authority will govern the newly-established BARMM until elections in 2022.

In June 2019, the Bangsamoro Transition Authority approved the Bangsamoro Transition Plan, which would serve as the framework of the Bangsamoro Government and includes an organizational chart of the various ministries and offices from the BARMM and the timeline of the gradual phasing out of agencies and offices from the defunct ARMM. In addition, the decommissioning of the MILF combatants commenced in September 2019 and the Bangsamoro Government hired ex-MILF combatants to serve as forest rangers to secure and protect the forests in the region, which contributes to the promotion of peace and order in the region.

The Moro National Liberation Front

Similar to, and concurrently with, the normalization process with the MILF undertaken pursuant to the Comprehensive Agreement, the Government is also pursuing normalization with the MNLF. The Government has pursued these efforts by, among other measures, establishing community security management in strategic MNLF communities, both within and outside the Bangsamoro, in order to reduce the supply of firearms and build resilient and economically-developed communities, providing social protection services including health insurance and study grants, and constructing new roads, bridges, warehouses, water supply systems, health care centers, community peace centers and irrigation systems.

Since 2012, there had been sporadic violence in the ARMM involving the MNLF, which was largely limited to clan wars. Despite these developments, the Government has continued to carry out its development programs in the region.

On November 10, 2016, it was announced that the MNLF would constitute its own five-member panel separately from the peace process with the MILF in order to engage with the Government to work on the completion of the remaining commitments under the 1996 Final Peace Agreement. On July 18, 2017, the Chairman of MNLF met with President Duterte and declared that he will no longer be submitting his proposed amendatory law to enhance the Autonomous Region in Muslim Mindanao but will instead push for federalism. Since then, the MNLF has continued to push for federalism.

On November 12, 2017, fighters of the MILF and MNLF clashed in a village of Matalam after an MNLF member shot and killed a member of the rival organization. Four fighters were left injured. The clash ended when leaders of both organizations intervened and declared a ceasefire. In January 2018, MNLF leadership announced that they had joined government forces in the fight against rebel groups, terrorist groups, and drug syndicates. In August 2018, the MNLF chair Yusop Jikiri condemned a deadly car bomb attack in Lamitan City, saying that such an attack was “un-Islamic”. The attack was reportedly carried out by a foreign militant.

MNLF leader Nur Misuari communicated to President Duterte in March 2019 that the MNLF would go to war if a federal government will not be established. In response, President Duterte informed the media that he would like to form a panel to publicly discuss the form of a potential federal government. In August 2019, President Duterte ordered the creation of a coordinating committee with MNLF to demonstrate efforts to bring peace to Mindanao and to fight against the Abu Sayyaf. The newly-established Government-MNLF Peace Coordinating Committee convened in December 2019. During the committee meeting, the Government and MNLF agreed to implement certain of their prior commitments, including the establishment of the Bangsamoro Development Assistance Fund and the creation of a Tripartite Implementation Monitoring Committee. In January 2020, President Duterte appointed MNLF leader Nur Misuari as the Special Economic Envoy on Islamic Affairs to the Organization of Islamic Cooperation.

Abu Sayyaf

In 2002, the United States and the European Union placed Abu Sayyaf on their lists of “foreign terrorist organizations.” Moreover, the United States has in the past sent troops and military advisors to assist the AFP in its conflict with Abu Sayyaf. In July 2002, the United States and the Republic entered into a sustained military cooperation agreement that provides for annual training exercises involving both Philippine and U.S. soldiers.

In the years that followed since 2002, there has been ongoing violence relating to Abu Sayyaf, including various kidnappings and hostage incidents, hostilities and fighting, woundings and both civilian and AFP deaths that have resulted. The AFP has simultaneously been successful throughout the period in capturing or killing while in combat Abu Sayyaf militants.

Abu Sayyaf continued violent attacks in 2019 and 2020. In February 2019, twin blasts were carried out at a cathedral in Jolo, Sulu, killing 23 people and leaving over a hundred people injured. In the same month, Abu Sayyaf demanded ransom in exchange for three foreigners who were abducted. The Government rejected the demand, citing their policy against ransom payments. In April 2019, a clash between Government troops and around 80 Abu Sayyaf members broke out in Patikul, Sulu, leaving seven dead and 21 wounded. In May 2019, a Dutch national was killed in a firefight between Abu Sayyaf and the Government. In June 2019, two bomb attacks took place in a military camp in Indadnan, Sulu, killing 8 people and wounding 22 others. The Islamic State of Iraq and Syria (“ISIS”) has claimed that the attacks were carried out by Abu Sayyaf, its local affiliate. In September 2019, a female suicide bomber, who later was identified as an Abu Sayyaf member, attacked a military checkpoint in Indanan, Sulu. In August 2020, two powerful explosions were set off by suicide bombers in the heavily populated areas of Jolo, a town in the southern part of the Republic, killing at least 14 people and wounding 75 others.

Marawi Siege

A military raid to capture Isnilon Hapilon, a Filipino leader of the Abu Sayyaf group and also a designated commander of ISIS in Southeast Asia, in Marawi City on May 23, 2017 led to an almost six-month siege of the city. Upon the capture of Isnilon Hapilon, reinforcements from members of the Maute group, a local Islamist militant organization that has pledged allegiance to ISIS, poured into Marawi City. Massive violence took place in Marawi City including killings of over a hundred people, setting fire to buildings, taking hostages and running street battles with Government forces. A mass evacuation of the city was ordered, and the whole city was put on lockdown. On the same day, President Duterte signed Proclamation No. 216 declaring a state of martial law in the entire island of in Mindanao which initially lasted until July 22, 2017. On May 29, 2017, President Duterte approved the creation of a “Peace Corridor,” jointly implemented by the Republic and the MILF, as a safe and secured pathway for the elderly, women, children and others fleeing the conflict zones in Marawi City. The Peace Corridor was opened on June 4, 2017.

On July 22, 2017, the Senate and the House of Representatives convened a joint session to approve the extension of Proclamation No. 216 until December 31, 2017, arguing that the extension was necessary to maintain public safety and to continue work on the recovery, reconstruction and rehabilitation of Marawi City.

On November 26, 2017, the military intensified its operations aimed at recovering remaining hostages from Abu Sayyaf by integrating the participation of local government units in Sulu. In December 2017, Congress approved the request by President Duterte to extend martial law in Mindanao for another year in order to combat armed groups there. From May to December 2017, over 1,200 people were killed in Marawi City, posing the greatest security threat to the Republic since President Duterte took office in 2016. On December 31, 2019, martial law in Mindanao ended, marking an end to two and a half years of heightened military tension; however, certain areas in Mindanao remain under a state of emergency and law enforcement groups are in heightened security as a measure against potential terror threats.

According to unofficial data provided by the Office of Task Force Marawi, the total cost of damages of the Marawai Siege was approximately ₱11.5 billion. Since 2018, the Government has focused on rebuilding Marawi City. In August 2018, the Government and the MILF revived a cooperation agreement, originally entered into during the siege for the purposes of rescuing civilians. Under the revived pact, MILF and the Government will work together in an effort to rehabilitate Marawi City. In 2020, a budget of ₱3.56 billion was approved to rehabilitate Marawi City.

Communists and Affiliated Groups

The Philippines has experienced over 40 years of communist insurgency. In 2002, the United States and the European Union placed the CPP and the CPP’s armed affiliate, the New People’s Army (the “NPA”), on their lists of “foreign terrorist organizations.” As a result, the United States and European governments have frozen financial accounts linked to these groups and restricted travel of CPP and NPA members in the United States and the European Union.

Formal peace talks with communist-affiliated groups were suspended between 2004 and 2015, and sporadic fighting between the NPA and the AFP continued during that time. On August 22, 2016, the Government resumed its formal negotiations to seek peace with the National Democratic Front (the “NDF”), a political organization closely aligned with the CPP and the NPA, with the aim of forging a political settlement anchored in social, economic and political reforms. However, after the killing of three soldiers by the NPA, President Duterte stated on February 6, 2017 that he would no longer consider the CPP, NPA and NDF as communist groups but as terrorist groups and temporarily suspended the peace talks.

Despite the temporary suspension of formal peace talks, several localized peace negotiations have been carried out since then. In December 2018, President Duterte issued Executive Order No. 70 establishing a “Whole of Nation” approach to ending local communist armed conflict, pursuant to which local peace engagements have been carried out throughout the country. In Mindanao, local peace engagements have resulted in the mass surrender of members of the local CPP-NPA chapters.

On April 21, 2020, NPA forces attacked AFP soldiers during a COVID-19 humanitarian mission, resulting in the deaths of two AFP solders and wounding three others. On April 27, 2020, President Duterte announced that peace negotiations with the CPP-NPA-NDF would be permanently terminated.

International Relations

The Philippines places a high priority on expanding global trade through a multilateral framework of principles and rules that respect individual countries’ policy objectives and levels of economic development. The Republic’s participation in various international organizations, such as the World Trade Organization, the IMF, the World Bank (“WB”) and the ADB, allows it to encourage liberalized trade and investment and to discuss global issues that affect the Republic’s economy.

The following table shows the Republic’s capital participation in, and loans obtained from, major international financial organizations.

Membership in International Financial Organizations
Name of Organization	Date of Admission	Subscribed	Capital Share	Capital Paid In		Loans Outstanding
	(in millions, except for percentages)
International Monetary Fund(1)	December 27, 1945	SDR2,042.9	0.43%	1,636.1	(2)	—	(2)
International Bank for Reconstruction and Development(3)	December 27, 1945	$1,194.6	0.41%	$71.0		$8,063
Asian Development Bank (“ADB”)(4)	December 22, 1966	$3,497.3	2.38%	$174.9		$6,600.0
Asian Infrastructure Investment Bank (“AIIB”)(3)	December 28, 2016	$979.1	1.01%	$195.8		$756.0	(1)

Sources: The IMF, the WB, the ADB, the AIIB and the Bureau of the Treasury.

Notes:

(1) As of September 30, 2020, unless otherwise noted.

(2) As of August 31, 2020.

(3) As of June 30, 2020.

(4) As of December 31, 2019.

The Philippines also promotes its economic interests through membership in the following regional organizations:

•	The Association of Southeast Asian Nations (“ASEAN”);

•	ASEAN Free Trade Area;

•	Southeast Asia, New Zealand and Australia Central Banks;

•	Southeast Asian Central Banks;

•	Asia-Pacific Economic Cooperation (“APEC”); and

•	Executives Meeting of East Asia and Pacific Central Banks.

Relationship with the IMF

The IMF historically maintained relations with the Republic within the context of a regular IMF program monitoring arrangement and a subsequent post-program monitoring arrangement. Under its regular program monitoring arrangement, the IMF was allowed to influence the Republic’s fiscal policies through stabilization and structural adjustment programs. In contrast, the post-program monitoring arrangement involves program assessments based on a regular review of economic developments and policies rather than the attainment of specific quantitative targets and does not include a financing component.

In November 2019, the IMF staff completed its 2019 Article IV Mission to the Philippines. The IMF staff’s preliminary findings noted that closer-to-target Government spending and the recent monetary policy easing is expected to result in GDP growth throughout 2020. Macroeconomic policies, including the recent cuts in the Bangko Sentral’s policy rate, were said to be an appropriate response to the slowing growth and easing inflationary pressures. The preliminary findings suggested that there is room to expand and better target social spending and infrastructure. With economic growth expected to pick up, rapid credit growth may reemerge and macro prudential policy responses may be required. The staff’s findings also noted that structural reform progress has been strong and important legislation has passed, including rice Tariffication, tax reform, a national digital ID, and Bangko Sentral charter amendments. However, the staff noted that further steps could be taken to promote inclusive growth, including continued tax reform, the relaxation of restrictions on foreign investment, broadening poverty reduction efforts, easing the banking secrecy law, and upgrading the capacity of public administration. The preliminary findings warned of global trade tensions, shifts in global financial conditions, and natural disasters, which affect the short-term outlook.

World Bank Financing and Projects

In 2019, the World Bank committed to three projects in the Philippines with an aggregate amount of $1,150 million, namely (i) $450.0 million for the Improving Fiscal Management Development Policy Loan Project, which aims to improve fiscal management to strengthen tax policy, enhance public finance management and budget planning and strengthen fiscal risk management of public assets, (ii) $300.0 million for the Second Social Welfare Development and Reform Project, which aims to support the National Program Support for Social Protection of the Department of Social Welfare and Development to improve the use of health and education services of poor children, and (iii) $400.0 million for the Promoting Competitiveness and Enhancing Resilience to Natural Disasters DPL Sub-program 1, which aims to promote competitiveness, enhance fiscal sustainability and strengthen financial resilience to natural disasters and climate change.

In 2020, the World Bank has thus far committed to two projects in the Philippines with an aggregate amount of $600 million, namely (i) $500.0 million for the Third Disaster Risk Management Development Policy Loan Project, which aims to strengthen the Republic’s disaster preparedness policies planning, and investments for public health emergencies at the national and local government levels and support urgent needs created by the COVID-19 pandemic, and (ii) $100.0 million for the Philippines COVID-19 Emergency Response Project, which aims to meet urgent healthcare needs in the wake of the COVID-19 pandemic and bolster the Republic’s public health preparedness.

Asian Development Bank Financing and Projects

In 2019, the ADB committed to six projects with an aggregate amount exceeding $4.0 billion, comprising: (i) $200 million of additional financing for the Infrastructure Preparation and Innovation Facility, also approved in 2019, (ii) $300 million policy-based loan for the Local Governance Reform Program, (iii) $100 million which will provide financing support to overcome constraints to private sector investment in renewable power projects in Pacific island countries, (iv) $400 million policy-based loan to reduce the number of out-of-school and unemployed young Filipinos, (v) $300 million loan to achieve inclusive growth by improving access to high quality secondary education that responds to labor market needs, and (vi) $2.75 billion for the construction of 53.1-kilometer section of a passenger railway connecting Malolos, a suburb north of Manila, to Clark Economic Zone and Clark International Airport in Central Luzon.

In 2020, the ADB had committed to ten projects as of September 30, with an aggregate amount exceeding $3.9 billion, comprising: (i) $400.0 million loan to support the Republic’s efforts to strengthen its domestic capital markets, (ii) $1.5 billion loan to help the Republic fund its COVID-19 response program and strengthen the Republic’s health care system, (iii) $500.0 million policy-based loan to allow quick access to emergency financing in the event of disasters triggered by natural hazards or public health emergencies that result in a declaration of a state of calamity, (iv) $500 million loan to help millions of Filipino families across the country send their children to school and keep them healthy, (v) $5 million grant to deliver critical food supplies to up to 55,000 vulnerable households in Metro Manila and neighboring areas, (vi) $3 million grant to support the Republic’s response to the COVID-19 pandemic, including the purchase of emergency medical supplies and the delivery of effective health care services, (vii) $200 million loan to provide emergency cash subsidies to vulnerable households amid the COVID-19 pandemic, (viii) $400 million policy-based loan to raise productivity and competitiveness of the Republic’s agriculture sector and significantly reducing poverty in rural areas, (ix) $300 million policy-based loan to boost inclusive growth by implementing reforms to expand Filipinos’ access to financial services, and (x) $125 million loan to help the Republic improve its capacity to prevent and control the spread of the COVID-19 pandemic.

In addition, in June 2020, the ADB, along with the AIIB, agreed to co-finance a $750 million loan to the Republic which is intended to stave off some of the public health and economic effects of the COVID-19 pandemic in the Republic by increasing the Government’s testing capacity, bolstering vulnerable sectors (including agriculture) and providing conditional cash transfers, wage subsidies and emergency assistance to poor households.

Territorial Dispute over the West Philippine Sea

In the first eight months of 2011, tensions rose in relation to long-standing territorial disputes involving the Republic, other Southeast Asian nations (including Vietnam, Malaysia and Brunei) and China over certain islands in the West Philippine Sea, also known as the South China Sea. The increased tensions were brought about by allegations of more aggressive measures being taken by certain nations to assert their claims in these disputes. In July 2011, representatives of the claimant nations, along with other members of ASEAN, met in Bali, Indonesia to discuss how to advance the negotiations with respect to the competing claims. At this meeting, these nations, including China, agreed on basic guidelines for drafting the Code of Conduct to implement the 2002 ASEAN-China Declaration on the Conduct of Parties in the South China Sea. The Republic maintains that its claim over the disputed territories is supported by recognized principles of international law consistent with the 1982 United Nations Convention on the Law of the Sea (the “UNCLOS”).

The Republic reiterated its position in November 2011 during the ASEAN and East Asia summits in Bali, Indonesia, where China, the United States and representatives from a number of Asian countries were in attendance. The Republic also proposed a new peace plan for the disputed waters, which it labeled the “Zone of Peace, Freedom, Friendship and Cooperation.” The plan aims to clearly define the territorial claims of different countries in the region and then to cooperate in respecting those parts of the region where certain countries have undisputed claims, leaving the disputed territories for later resolution. No agreement has been reached to implement this plan.

On April 8, 2012, during one of its regular maritime patrols, a Philippine Navy surveillance aircraft identified eight Chinese fishing vessels anchored inside and around Bajo de Masinloc (also known as Scarborough Shoal), an area in the Municipality of Masinloc, Province of Zambales that the Republic regards as an integral part of its territory. The area is located 124 nautical miles west of Zambales and is within the Republic’s 200 nautical-mile Exclusive Economic Zone and the Philippine Continental Shelf. On April 10, 2012, the BRP Gregorio del Pilar dispatched an inspection team that reported that large amounts of illegally collected coral, clams and sharks were found in the compartments of the fishing vessels. The arrival of Chinese maritime surveillance vessels resulted in a standoff.

On January 22, 2013, the Republic submitted a “Notification and State of Claim against China” to an arbitral tribunal in The Hague pursuant to Article 287 and Annex VII of the UNCLOS in order to achieve a peaceful solution to the dispute over the West Philippine Sea. Despite China’s decision not to participate in the proceedings, a five-member arbitral tribunal has been constituted (the “Tribunal”). On August 27, 2013, the Tribunal released its “Rules of Procedure and Procedural Order No. 1,” setting a timetable for the submission of written arguments by each of China and the Republic. The Republic submitted its written arguments on March 30, 2014, in which it addressed matters relating to jurisdiction, admissibility and the merits of the disputes. On March 16, 2015, the Republic submitted a supplemental written submission, responding to questions posed by the Tribunal relating to issues concerning the Tribunal’s jurisdiction over and the merits of the Philippines’ claims. Between July 7 and 13, 2015, the Republic participated in oral hearings on the Tribunal’s jurisdiction over and admissibility of the Republic’s claim against China, and on July 23, 2015, the Republic filed a written submission responding to questions posed by the Tribunal at the hearing. On October 29, 2015, the Tribunal unanimously ruled that it has jurisdiction to consider the Republic’s claims and that such claims are admissible to arbitration. In addition, the Tribunal ruled that China’s decision not to participate in these proceedings does not deprive the Tribunal of jurisdiction and that the Republic’s decision to commence arbitration unilaterally was not an abuse of the UNCLOS’s dispute settlement procedure. The Republic also continues to pursue the conclusion of the Code of Conduct to implement the 2002 ASEAN-China Declaration on the Conduct of Parties in the South China Sea as a complementary approach to the arbitral proceedings.

On May 10, 2013, the Republic formally lodged a protest with China concerning vessels that arrived on or around May 8, 2013 escorting a fleet of 30 fishing boats in another disputed area – the Second Thomas Shoal. The Second Thomas Shoal is near the Spratly Islands, a chain of resource-rich islands, islets and reefs which are claimed in part or in whole by each of China, Brunei, Malaysia, the Philippines, Taiwan and Vietnam.

From May to August 2013, China unilaterally imposed a three-month fishing ban on the northern area of the West Philippine Sea, including Bajo de Masinloc, by placing makeshift barriers. In the first half of 2013, China Marine Surveillance and Fisheries Law Enforcement Command vessels maintained their presence in the area. Beginning in August 2013, China also started deploying Chinese Coast Guard vessels in the West Philippine Sea, after the formation of China’s Unified Coast Guard Agency in July 2013. The Chinese Coast Guard vessels took over the task of the China Marine Surveillance and Fisheries Law Enforcement Command to maintain Chinese presence in the area.

Beginning in November 2013, China took certain unilateral actions to advance its claims in the West Philippine Sea, including (i) the imposition of annual fishing bans and the issuance of “Nansha Special Fishing Permits” to its fishing vessels allowing them to fish in the Spratly Islands, (ii) the issuance of new fishing regulations that require non-Chinese fishing vessels to obtain approval from Chinese authorities before fishing or surveying in the West Philippine Sea, (iii) the frequent conduct of military exercises and patrols in the West Philippine Sea, (iv) the blockade of Philippine vessels re-supplying provisions to Philippine personnel stationed in the Second Thomas Shoal, (v) the deployment of an oil rig off the continental shelf of Vietnam and (vi) large scale reclamation activities at Johnson Reef, Cuarteron Reef, McKennan/Hughes Reef, Gaven Reef and Fiery Cross Reef.

On March 30, 2014, the Philippines submitted a memorial to the Tribunal regarding these actions, and the Tribunal set December 15, 2014 as the deadline for China’s submission of its Counter-Memorial. On December 16, 2014, a spokesman for the Chinese foreign ministry announced that China will not participate in the arbitration. On April 4, 2014, the Philippines Department of Foreign Affairs also lodged a protest with China regarding these actions. The Republic also raised these issues at the ASEAN summit meeting, held in May 2014 in Myanmar.

In August 2014, the Republic proposed a “triple-action plan” which sought a moratorium on activities that could escalate tensions in the West Philippine Sea while pushing for a speedy conclusion of a code of conduct in the West Philippine Sea and urging that disputes be resolved through arbitration under international law.

Throughout 2015, the Republic monitored Chinese vessels conducting exploration and other activities within the Exclusive Economic Zone of the Philippines, including cargo vessels, China Coast Guard vessels and vessels potentially intended for oil drilling operations. On May 28, 2015, the Chinese Navy challenged a Philippine Air Force plane.

As a part of its reclamation activities in the West Philippine Sea, on October 9, 2015, China’s Ministry of Transport announced the completion of two lighthouses in disputed areas. Airstrips have been constructed by China on Fiery Cross, Mischief and Subi Reefs. The United States and the Republic have expressed concern that China’s land reclamation projects in that area could be used to base military planes and navy ships to intimidate other claimants. On October 27, 2015, the United States, in a “freedom of navigation” patrol, sailed a guided missile destroyer within the 12 nautical mile territorial limit claimed by China around one of the artificial islands built as a part of China’s reclamation efforts in the West Philippine Sea. This action has been criticized by China. The United States conducted similar patrols near islands claimed by Vietnam and the Republic during the same patrol. On November 3, 2015, the head of the United States Pacific military command stated that the United States will continue to conduct such operations in the West Philippine Sea.

On July 12, 2016, the Tribunal issued its decision pursuant to the dispute settlement procedures established under the UNCLOS. The Tribunal determined that as between the Philippines and China, the UNCLOS defines the scope of maritime entitlements in the West Philippine Sea and that such entitlements may not extend beyond the limits imposed therein. Accordingly, the Tribunal determined that China’s claims to historic rights, or other sovereign rights or jurisdiction, with respect to the relevant maritime areas of the West Philippine Sea are contrary to UNCLOS and without lawful effect to the extent that they exceed the geographic and substantive limits of China’s maritime entitlements under the UNCLOS. The Tribunal concluded that the UNCLOS superseded any historic rights or other sovereign rights or jurisdiction in excess of the limits imposed under the UNCLOS.

The Tribunal classified the shoals and reefs in the West Philippine Sea according to their natural condition at high tide and low tide. It was determined that although Scarborough Shoal, Johnson Reef, Cuarteron Reef, Fiery Cross Reef, Gaven Reef (north), McKennan Reef and the Spratly Islands all contain features that remain above water during high tide, these high tide features cannot sustain human habitation or economic life and thus are not entitled to an exclusive economic zone or continental shelf under the UNCLOS. Similarly, it was determined that Mischief Reef and Second Thomas Shoal are both low tide elevations that generate no maritime zones of their own. Accordingly, in respect of the foregoing, there is no possible entitlement by China to any maritime zone. Finally, the Tribunal found that both Mischief Reef and Second Thomas Shoal are located within 200 nautical miles of the Philippines’ coast on the island of Palawan and are located in an area that is not overlapped by the entitlements generated by maritime features claimed by China; therefore, Mischief Reef and Second Thomas Shoal form part of the exclusive economic zone and continental shelf of the Philippines.

Regarding interference in the Republic’s exclusive economic zone, the Tribunal found that China has, through the operation of its marine surveillance vessels, breached Article 77 of the UNCLOS with respect to the Philippines’ sovereign rights over its continental shelf, and that China has, by promulgating its 2012 moratorium on fishing in the West Philippine Sea, without exception for areas of the West Philippine Sea falling within the exclusive economic zone of the Philippines and without limiting the moratorium to Chinese flagged vessels, breached Article 56 of the UNCLOS with respect to the Philippines’ sovereign rights over the living resources of its exclusive economic zone. Similarly, the Tribunal found that in failing to prevent fishing by Chinese-flagged vessels at Mischief Reef and Second Thomas Shoal in May 2013 and its failure to prevent Chinese fishing vessels from engaging in harmful harvesting activities of endangered species at Scarborough Shoal, Second Thomas Shoal and other features in the Spratly Islands, China had breached its obligations under Articles 58(3), 192 and 194(5) of UNCLOS, and that China unlawfully prevented Filipino fishermen from engaging in traditional fishing at Scarborough Shoal from May 2012 onwards.

Regarding the island-building activities by China at Cuarteron Reef, Fiery Cross Reef, Gaven Reef (north), Johnson Reef, Hughes Reef, Subi Reef and Mischief Reef, the Tribunal also found that China had breached Articles 192, 194(1), 194(5), 197, 123 and 206 of the UNCLOS in failing to protect and preserve the marine environment. Moreover, the Tribunal found that in constructing installations and artificial islands at Mischief Reef without the authorization of the Philippines, China had breached Articles 60 and 80 of the UNCLOS with respect to the Philippines’ sovereign rights in its exclusive economic zone and continental shelf.

Finally, regarding clashes between Chinese and Filipino vessels in the West Philippine Sea, the Tribunal found that China has, by virtue of the conduct of Chinese law enforcement vessels in the vicinity of Scarborough Shoal, created serious risk of collision and danger to Philippine vessels and personnel. The Tribunal found that China has violated Rules 2, 6, 7, 8, 15 and 16 of the Convention on the International Regulations for Preventing Collisions at Sea and, as a consequence, is in breach of Article 94 of the UNCLOS.

Immediately following the arbitral award, the Republic reiterated its abiding commitment to efforts to pursue the peaceful resolution and management of disputes with a view to promoting and enhancing peace and stability in the region. In a statement published on July 12, 2016, China declared that it considers the award null and void and without binding force. China reiterated its positions that the arbitration initiated by the Republic was in violation of earlier agreements between China and the Philippines to resolve relevant disputes in the West Philippine Sea through negotiations and that the Tribunal has no jurisdiction over the dispute.

From October 18-21, 2016, President Duterte undertook a state visit to China, at which the West Philippine Sea was discussed, among other matters. In a joint statement following the visit, both sides committed to enhance cooperation between their respective coast guards to address maritime emergency incidents, as well as humanitarian and environmental concerns in the West Philippine Sea in accordance with universally recognized principles of international law including the UNCLOS. Both sides affirmed that contentious issues are not the sum total of the Philippines-China bilateral relationship and reaffirmed the importance of maintaining and promoting peace and stability, freedom of navigation in and over-flight above the West Philippine Sea, addressing their territorial and jurisdictional disputes by peaceful means, without resorting to the threat or use of force, through friendly consultations and negotiations by sovereign states directly concerned. Both sides also committed to the full and effective implementation of the 2002 Declaration on the Conduct of Parties in the South China Sea and to work substantively toward the early conclusion of a Code of Conduct in the West Philippine Sea based on consensus.

In August 2017, the 50th ASEAN Foreign Ministers’ Meeting was held in Manila and a Joint Communique was issued in relation to the West Philippine Sea. The Joint Communique emphasized the importance of non-militarization and self-restraint in the conduct of all activities by claimants and all other states. It also encouraged an improved cooperation between ASEAN and China, including the adoption of the Code of Conduct framework.

In a meeting held in Vietnam in November 2017, President Duterte and Chinese President Xi Jinping agreed to handle the West Philippine Sea conflict through bilateral talks and reaffirmed the importance of peace in the West Philippine Sea. A few days later, at the 31st ASEAN Summit and the 20th ASEAN-China Summit, ASEAN members and China announced an agreement to begin discussion on a Code of Conduct in the West Philippine Sea to implement the 2002 ASEAN-China Declaration on the Conduct of Parties based on a negotiating framework signed in August 2017.

In March 2018, the Philippines and China identified two areas in the West Philippine Sea where joint exploration for oil and gas could be undertaken. The areas included contested territory. In May 2018, the Republic’s then Foreign Minister Alan Peter Cayetano said that President Duterte would forcibly oppose China if it unilaterally mines the natural resources in the West Philippine Sea. The same month, Chinese strategic bombers reportedly landed on a West Philippine Sea island base, raising tensions. In July 2018, it was reported that Philippine military aircraft were receiving an increased number of Chinese radio messages warning them to stay away from fortified islands and other territories in the West Philippine Sea claimed by both countries.

In September 2018, it was reported that the Philippines and China were negotiating a deal that would enable them to jointly exploit the underwater oil and gas in disputed areas. Tension heightened between the two countries when a Chinese-registered vessel struck and sank a Philippine boat leaving 22 Filipino seamen in danger while fleeing the scene in June 2019. In September 2019, President Duterte announced that the Republic would ignore the 2016 Arbitration Tribunal decision in order to pursue a joint oil and gas exploration venture with China. The Republic and China officially convened the intergovernmental joint steering committee on oil and gas exploration in October 2019. In 2020, China continued to assert its claims and positions in the Spratly Islands, including by declaring administrative districts to supposedly govern the Paracel Islands, the Macclesfield Bank and the Spratly Islands in April 2020. These developments do not have any immediate effect on the Philippine economy or on economic relations between the Philippines and China.

Should the territorial dispute in the West Philippine Sea escalate or continue, the Republic’s interests in fishing, trade and offshore drilling may be adversely affected. The Kalayaan Island Group, in the West Philippine Sea, is rich in marine and energy resources and serves as an important source of food, livelihood and foreign exchange earnings. The discovery of oil and natural gas in commercial quantities in the region has also been important in supporting the Republic’s energy needs. One of the petroleum service contracts awarded by the Republic is located in this area. A total of approximately 880 thousand hectares are covered by this service contract. This service contract is aimed at developing an estimated 1.4 to 4.6 trillion cubic feet of natural gas.

In addition, should tensions with China escalate due to the dispute in the West Philippine Sea or other reasons, the volume of trade between the Republic and China may be adversely affected. The Republic meets a significant amount of its steel requirements from Chinese imports, thus the supply of steel available to the Republic may be reduced, which, among other things, may affect infrastructure development in the Republic. Bilateral trade between the Republic and China increased steadily from 2010 to 2014. In 2015, the bilateral trade between the two countries slightly decreased; however, from 2015 to the first six months of 2020, the bilateral trade between the Republic and China has increased steadily again, reaching approximately $12.2 billion in the first half of 2020, although this was a decrease of 28.3% over the corresponding 2019 level of approximately $17.0 billion. Exports to China accounted for 13.8% of the Republic’s total exports in 2019 and 13.8% in the first six months of 2020, and imports from China accounted for 22.8% of the Republic’s total imports in 2019 and 21.0% in the first six months of 2020. In July 2020, China was the Republic’s biggest supplier of imported goods which accounted for 25.2% of the total imports and import value from China amounted to US$1.88 billion as compared to US$2.30 billion in July 2019. In the past few years, China has been among the Republic’s largest trading partners.

The Republic is committed to resolving disputes in the West Philippine Sea through peaceful and rules-based means and diplomatic solutions, without threat or use of force, and in accordance with international law, specifically the UNCLOS. The Philippines continues to abide by the ruling of the South China Sea Arbitration, and continually urges China to likewise abide by the same ruling. Several countries, such as Australia, the U.S., Germany, France, the United Kingdom, Indonesia and Vietnam, have likewise officially stated their positions echoing the Arbitral ruling or reflecting key points thereof, and calling on China to respect and be bound by the Arbitral Award. Negotiations between ASEAN and China on a Code of Conduct in the South China Sea have been stalled because of the COVID-19 pandemic. The Parties are looking to resume the negotiations soon.

U.S. Mutual Defense Treaty

The Mutual Defense Treaty between the Republic of the Philippines and the United States of America (“U.S. Mutual Defense Treaty”) was signed on August 30, 1951. Under the U.S. Mutual Defense Treaty, the United States will come to the assistance of the Philippines if the Philippines’ metropolitan territory is attacked or if the armed forces of the Philippines is attacked in the Pacific Ocean area.

Visiting Forces Agreement

The Visiting Forces Agreement (“VFA”) is a bilateral agreement between the Philippines and the United States, which provides the terms under which U.S. military forces are allowed to temporarily operate in the Philippines. On February 11, 2020, the Government sent the United States a notice terminating the VFA. The termination of the VFA was expected to take effect 180 days from the date of the notice of termination. However, on June 2, 2020, the Government suspended its termination of the VFA. The Philippines continues to value its decades-old partnership with the United States as its lone mutual defense treaty ally and continues to maintain robust relations with United States.

Enhanced Defense Cooperation Agreement

On April 28, 2014, the Philippines and the United States signed the Enhanced Defense Cooperation Agreement (the “EDCA”) as a supplemental agreement to the U.S. Mutual Defense Treaty and the VFA. The EDCA has the goal of advancing the implementation of the Philippine–U.S. Mutual Defense Treaty, through the promotion of interoperability, capacity-building towards AFP modernization, strengthening the AFP for external defense, maritime security, maritime domain awareness and humanitarian assistance and disaster response. In 2015, the United States requested access to eight military bases to rotate troops, aircraft and ships. In April 2018, construction began on the first facility in the Basa Air Base in Pampanga in northern Luzon and was completed in January 2019. The site is intended to be used as a humanitarian assistance and disaster-relief facility.

Natural Disasters

Typhoons and Flooding

Frequent regional typhoons and intense rainfall, in part due to climate change, make regions of the Republic susceptible to flash floods and landslides. In urban areas such as Metro Manila, clogging and siltation of drainage laterals and waterways caused by improper disposal of solid waste, obstructions and the presence of informal settlements along open waterways contribute to flooding. Low lying urban and rural areas, which serve as catch basins of rain water within a watershed or river basin, also suffer from problems posed by unplanned and unregulated developments such as temporary housing and infrastructure projects and the presence of industrial operations along upstream waterways. Flooding, including as a result of Typhoon “Yolanda” in 2013, has affected hundreds of thousands of Filipinos and resulted in numerous fatalities. In addition, flooding in the Philippines has resulted in and may continue to result in significant damage to rice and other agricultural production, infrastructure and private property. Flooding and other natural disasters continue to pose a threat to other sectors such as transportation and health, and the economy as a whole. In addition to direct damage, natural disasters also inhibit social and economic development because funds must be reallocated from existing programs to finance relief and reconstruction assistance.

The transportation sector is heavily affected by floods and other natural disasters that damage roads and bridges. If a natural disaster destroys critical transportation infrastructure, roads and bridges must be repaired before other disaster-related damage can be addressed. As a result, damage to transportation infrastructure can compound the effect that floods have on other sectors. For instance, the impact of flooding and other natural disasters on the health sector is mostly seen in the disruption of the delivery of health services. Damaged roads and bridges hinder the efficient transport of patients to hospitals and medical facilities in cities and reduce the capacity of the Government to deliver timely medical services to affected populations in rural areas.

Flooding also adversely affects agricultural production by damaging crops, livestock, poultry and fisheries, as well as destroying fishing boats, farming equipment, inventory and agricultural infrastructure such as irrigation channels, spillways and farm-to-market roads. In urban areas, the manufacturing, construction, wholesale and retail, restaurant and real estate industries are also impacted by the damage caused by flooding.

In November 2013, Typhoon “Yolanda” (also known as Typhoon “Haiyan”), the Philippines’ worst typhoon on record, made landfall in Eastern Samar, sustaining winds of 270 to 312 km/h while passing over the Philippines. The impact of Typhoon “Yolanda” was centered on regions six, seven and eight in the Republic. A State of National Calamity was declared in Samar, Leyte, Cebu, Iloilo, Capiz, Aklan and Palawan, and as of April 17, 2014, 6,300 people were reported dead from the storm, 1,061 persons were reported missing and 28,689 persons had been injured. As of the same date, estimated damages had reached ₱89.6 billion, comprising an estimated ₱55.1 billion to the social sector, ₱21.8 billion to the productive sector, ₱9.6 billion to infrastructure and ₱3.1 billion in cross-sectoral damages in the regions affected by the storm.

As of December 31, 2017, a total of ₱146.2 billion had been released to implementing national government agencies, government-owned and controlled corporations and local government units for Yolanda-related programs and projects. Since Typhoon “Yolanda,” the Philippine transportation agencies have completed at least 36 airports and 23 seaport rehabilitation projects as part of their rehabilitation projects.

Since Typhoon “Yolanda”, the Republic has been hit by numerous additional typhoons or tropical storms which caused damage to agriculture, infrastructure and property, and displacement, injuries or deaths of the population, though none of them were as severe as Typhoon “Yolanda”.

Earthquakes and Volcanic Eruptions

The Philippines is located in the “Pacific Ring of Fire” and along a complex system of fault lines, which geologists refer to as the “Philippine Mobile Belt.” As a consequence, the Republic is susceptible to volcanic eruptions and periodic seismic activity, such as the magnitude 7.8 earthquake on Luzon Island in 1990, one of the strongest earthquakes to hit the country, and the eruption of Mount Pinatubo in 1991, one of the largest volcanic eruptions in the 20th century. Most recently, in January 2020, the Taal Volcano entered into a period of intense unrest beginning with phreatic or steam-driven activity in several points inside the Taal Volcano’s main crater that progressed into magmatic eruption. The Philippine Institute of Volcanology and Seismology (“PHILVOCS”) raised the alert level to alert level 4 on January 12, 2020, which meant that hazardous explosive eruption is possible with hours to days. Pursuant to such events, PHILVOCS ordered the total evacuation of the Volcano Island and high-risk areas within a 14-kilometre radius from the Taal Volcano’s main crater. PHILVOLCS has since lowered the alert level covering Taal Volcano to Level 1. These natural disasters have resulted in loss of life, the displacement of people and destruction of property.

Philippine Economy

COVID-19

Since COVID-19 infections were reported in December 2019, the COVID-19 crisis has had a significant impact on the global economy. The Philippine economy has been adversely impacted as well and, if the crisis continues for an extended period of time, the Philippine economy is expected to continue to be adversely impacted.

COVID-19, an infectious disease that was first reported to have been transmitted to humans in late 2019, has spread globally over the course of 2020, and in March 2020 it was declared as a pandemic by the World Health Organization. On January 30, 2020, the Philippines reported its first confirmed case of COVID-19. The subsequent spread of the disease has since resulted in 378,933 confirmed cases and the death of 7,185 people in the Philippines as of October 30, 2020, according to the Philippine Department of Health. The Government, on a national and local level, has implemented a number of measures in varying degrees to contain the spread of COVID-19, including, among others, social distancing measures, implementation of self-isolation and community quarantine measures, closure of schools, suspension of mass public transport facilities, restrictions on public gatherings, suspension of operations of non-essential businesses and travel restrictions.

In a move to contain the COVID-19 outbreak, on March 12, 2020, the Office of the President issued a memorandum directive imposing stringent social distancing measures in the Manila metropolitan area, which took effect from March 15, 2020. On March 16, 2020, the Office of the President declared a state of calamity throughout the Republic for a period of six months starting from March 17, 2020, and imposed an enhanced community quarantine (“ECQ”) throughout the island of Luzon until April 12, 2020. Private establishments and other essential businesses providing basic necessities such as supermarkets, groceries, convenience stores, pharmacies and drugstores, food preparation and delivery services, water-refilling stations, and manufacturing and processing plants of basic food products have been allowed to remain open throughout the ECQ period. The Philippines has also imposed travel bans to several affected countries in response to the COVID-19 outbreak.

On March 24, 2020, the Office of the President declared a state of national emergency for the entire country. On April 7, 2020, the Office of the President released a memorandum extending the ECQ over the entire Luzon Island until April 30, 2020. On April 24, 2020, the Government announced that the ECQ would be extended until May 15, 2020 in the Manila metropolitan area, Central Luzon (except Aurora Province), Calabarzon, Benguet Province, Pangasinan Province, Iloilo Province, Cebu Province, Bacolod City, and Davao City, while other areas in Luzon with low to moderate risks were placed under a general community quarantine (“GCQ”). On May 1, 2020, the Government further extended the ECQ over certain portions of Luzon, including the Manila metropolitan area, until May 15, 2020, while easing restrictions in other parts of the country.

On May 11, 2020, the Government began a general easing of restrictions when the Inter-Agency Task Force of Emerging Infectious Disease (“IATF”) placed high-risk local government units under modified ECQ (“MECQ”) from May 16, 2020 until May 31, 2020, where certain industries were allowed to operate under strict compliance with certain safety standards and protocols depending on the quarantine level/classification of their location. As part of these efforts, the Manila metropolitan area, Laguna and Cebu City regions were transitioned into the MECQ until May 31, 2020.

On May 27, 2020, the IATF reclassified various provinces, highly urbanised cities, and independent component cities depending on their respective risk-level. As a result, on May 28, 2020, the Government placed the Manila metropolitan area under GCQ effective June 1, 2020, allowing for the partial reopening of certain businesses and public transportation while continuing to limit general movements, while the rest of the country was placed under either the MECQ, GCQ or a modified GCQ, depending on the risk classification of the area.

On July 16, 2020, the Government announced that the Manila metropolitan area would continue to be under GCQ until July 31, 2020. On August 4, 2020, however, following an increase in the number of COVID-19 cases, the Government once again placed the Manila metropolitan area and the provinces of Laguna, Cavite, Rizal, and Bulacan under MECQ until August 18, 2020. Commencing on August 19, 2020, the Government again eased restrictions and placed the Manila metropolitan area and the provinces of Bulacan, Cavite, Laguna and Rizal back under GCQ, while the rest of the country was transitioned to a modified general community quarantine (“MGCQ”) until August 31, 2020.

The above measures have disrupted businesses and economic activities, and their impact on the economy continues to evolve. The Government initially expected the Republic’s GDP to fall by 2% to 3.4% due to the economic effects of the COVID-19 outbreak and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers. On May 7, 2020, the National Economic Development Authority reported that the Philippine economy had slowed down for the first time in 22 years, contracting 0.2% in the first quarter of 2020, from a 5.7% growth rate in the first quarter of 2019. The Bangko Sentral has also projected that Philippine GDP for the second quarter of 2020 would decline by 5.7% to 6.7%. On August 7, 2020, the Philippine Statistics Authority announced that the country’s second quarter GDP had contracted by 16.5%, primarily as a result of the lockdowns in April and May 2020.

In an effort to alleviate COVID-19’s adverse impact on the Philippine economy and stabilize the Philippine financial markets, the Republic has adopted a socioeconomic strategy anchored on four pillars: emergency support for vulnerable groups, marshaling resources to defeat COVID-19, emergency fiscal and monetary actions to keep the economy afloat, and an economic recovery plan. Accordingly, the following measures, among others, have been adopted:

(i)

the Philippine Department of Finance announced a ₱27.1-billion spending plan, allocated as follows: ₱3.1 billion for the purchase of COVID-19 test kits; ₱14 billion to support the tourism industry; ₱3 billion for the Technical Education and Skills Development Authority scholarship programs for displaced workers, ₱2.8 billion as aid for farmers; ₱2 billion for the Philippine Department of Labor and Employment to provide financial assistance to displaced workers; ₱1.2 billion for Social Security System unemployment benefits; and ₱1 billion for the Philippine Department of Trade and Industry to finance small and medium enterprises affected by COVID-19;

(ii)

the Philippine Department of Labor and Employment issued Department Order No. 209, the COVID-19 Adjustment Measures Program, through which one-time lump sum payments of ₱5,000 are to be provided to workers whose companies either implemented flexible work arrangements or had to close temporarily because of ECQ measures;

(iii)

in response to drastic drops in the benchmark Philippine Stock Exchange Composite Index (“PSEi”), President Duterte issued Proclamation No. 929 on March 17, 2020, suspending stock, bond and currency trading in the Philippines. Trading resumed on March 19, 2020 and the PSEi closed at a loss of 711.95 points or 13.3% lower compared to the market close as at March 16, 2020. The PSEi closed at 5,938.33 points on October 15, 2020;

(iv)

the Bangko Sentral has enacted various measures including lowering key interest rates, see— “Monetary System-Monetary Regulation”; reduction of reserve requirements for bank and non-bank financial institutions with quasi-banking functions to 12% against demand deposits, “NOW” accounts, savings deposits (excluding basic deposit accounts), time deposits, negotiable CTDs, long-term non-negotiable tax exempt CTDs, deposit substitutes, peso deposits lodged under Due to foreign banks and peso deposits lodged under Due to Head Office/Branches/Agencies Abroad of banks, as well as allowing for loans to micro-, small-, and medium-sized enterprises as alternative compliance with the reserve requirements; staggered loan provisioning; an increase in the single borrower’s limit (“SBL”) from 25% to 30% until March 31, 2021 and excluding debt securities held by market makers from the SBL; and purchases of government securities in the secondary market to create market liquidity and repurchase of government securities from the Bureau of Treasury under a ₱300 billion repurchase agreement to generate funds for national government programs; and

(v)

On March 24, 2020, Republic Act No. 11469, otherwise known as the “Bayanihan to Heal as One Act”, was signed into law, which grants President Duterte additional authority to implement temporary emergency measures to respond to the COVID-19 pandemic. This authority includes the power to reallocate funds in the 2020 Philippine budget to provide assistance to the poor and requires President Duterte to submit a weekly report to Congress detailing Government measures to address the COVID-19 pandemic. Among other powers, the law also authorizes the President to (1) provide an emergency subsidy to around 18 million low income households, ranging from ₱5,000 to ₱8,000 per household per month for two months; (2) provide a special risk allowance to all public health workers in addition to hazard pay under the Magna Carta of Public Health Workers; (3) provide compensation of ₱100,000 to public and private health workers who contract severe COVID-19 infection while in the line of duty and a compensation of ₱1,000,000 to health workers who die while serving during the COVID-19 pandemic; (4) provide unemployment or involuntary separation assistance for displaced workers or employees due to COVID-19, among other sectors of the economy, including self-employed and repatriated OFWs as well as freelancers, ranging from ₱5,000 to ₱8,000; (5) ensure the availability of credit to the productive sectors of the economy, especially in the countryside, through policies such as lowering the effective lending rates of interest and reserve requirements of lending institutions; (6) regulate and limit the operation of all sectors of transportation through land, sea, or air, whether public or private; (7) direct all banks, quasi-banks, financing companies, lending companies, and other financial institutions to implement a 30-day grace period for the payment of all loans; and (8) provide for a minimum 30-day grace period on residential rents falling due within the ECQ, without incurring interests, penalties, fees, and other charges. Pursuant to this law, the Government has announced an allotment of ₱200 billion to assist low-income households, farmers and fisherfolk. Republic Act No. 11469, however, contained a sunset clause. Its effectivity lapsed on June 25, 2020.

(vi)

On September 11, 2020, Republic Act No. 11494, otherwise known as the “Bayanihan to Recover as One Act”, was signed into law. The law is intended to reduce the adverse impact of COVID-19 on the socio-economic well-being of Filipinos, through the provision of assistance, subsidies, and other forms of socio-economic reliefs; it is also intended to accelerate the recovery of the Philippine economy. The law re-instated several provisions of Republic Act No. 11469, including the power of the President to provide an emergency subsidy of ₱5,000 to ₱8,000 to affected low income households in areas under granular lockdown, and to households with recently returned OFWs; provide compensation to public and private health workers who have contracted COVID-19 in the line of duty, with retroactive effect from February 1, 2020, following the same amounts and grants under republic Act No. 11469. The law also created an appropriations and standby fund to be used for the response and recovery interventions to be implemented by the Philippine government, including: (a) ₱13.5 billion for health-related responses, such as augmentation for operations of hospitals of the Department of Health; (b) ₱3 billion for procurement of personal protective equipment; (c) ₱9.5 billion to finance programs of the Department of Transportation intended to assist the critically impacted businesses and drivers of the public transportation industry; and (d) ₱6 billion to finance programs of the Department of Social Welfare and Development, including its sustainable livelihood program for informal sectors of the Philippine economy. In addition, the law directs Philippine banks and other covered institutions to implement a one-time 60-day grace period to be granted for the payment of all existing, current and outstanding loans falling due, or any part thereof, on or before December 31, 2020, including, but not limited to, salary, personal, housing, commercial, and motor vehicle loans, amortizations, financial lease payments and premium payments, as well as credit card payments, without incurring interest on interests, penalties, fees, or other charges and thereby extending the maturity of the said loans.

In addition to the above measures, which have already been adopted, at least two bills are currently pending before Congress that are intended to bolster the Government’s measures to combat the effects of the COVID-19 pandemic. First, the Financial Institutions Strategic Transfer (“FIST”) Act bill, or Senate Bill No. 1849, is currently pending before the Senate and has been certified as urgent by the President. The FIST bill will allow all financial institutions, including banks, to sell their non-performing assets and bad loans to asset management companies, referred to as FIST corporations. The FIST bill is intended to free up the banking industry’s capital, strengthen its risk-bearing capacity, and support investment and lending activities, and to ensure resources of financial institutions are not spent on management their non-performing assets; it is also intended to mitigate the impact of COVID-19 on the Philippine economy by freeing up banks from loans. Second, the Government Financial Institutions Unified Initiatives to Distressed Enterprises for Economic Recovery (“GUIDE”) Act bill is also pending before Congress. The GUIDE bill will enable government financial institutions to form special holding companies that will infuse equity, but subject to strict conditions, into strategically important companies facing insolvency. The GUIDE bill proposes a ₱55-billion allocation to the Philippine Guarantee Corporation, Development Bank of the Philippines, and Land Bank of the Philippines, so that they can grant more loans to micro-, small-, and medium-sized enterprises.

It is widely expected that COVID-19 will continue to negatively affect the global economy and financial markets, resulting in a global and regional economic downturn. However, the extent of the impact of COVID-19 on the Philippine economy and the speed and certainty of any economic recovery cannot be predicted, and any new surge in infections may result in stricter quarantine or lockdown measures across provinces, cities and municipalities, which may lead to further contraction of the Philippine economy, closure of businesses, and rise in unemployment rates. The situation continues to evolve, and the impact on the global and Philippine economy and the related government responses, including additional measures to be adopted by the Philippine national government and local government units, will depend on future developments which remain uncertain.

Overview

Like many developing countries after World War II, the Philippines protected local industry from foreign competition through measures such as import tariffs and quotas, and hoped to replace imported finished goods with domestically produced goods over time. Successive administrations also intervened in domestic economic affairs by imposing quantitative trade barriers, price controls and subsidies. Initially, the economy grew rapidly, with GNI growing at an average rate of 5.7% per annum from 1970 to 1980, largely due to increased exports and Government investments. Infrastructure spending increased, and state ownership and nationalization of commercial enterprises became more prevalent. By the early 1980s, however, the Republic began to face increasing budget deficits, growing levels of foreign and domestic borrowing, rising inflation, climbing interest rates, a depreciating peso, declining investment capital and slowing economic growth or, at times, a contraction in GNI. The Republic’s unstable political situation during that period, highlighted by the assassination of opposition leader Benigno Aquino in 1983, exacerbated its economic problems.

The general optimism brought about by the peaceful removal of the unpopular Marcos administration in 1986 helped economic recovery. GNI grew by 3.4% in 1986, increasing to a growth of 6.8% in 1988 before reversing to a decline of 0.6% in 1991. The economic contraction in the early 1990s was caused principally by underlying macroeconomic imbalances, compounded by supply bottlenecks, natural disasters, political instability, a global recession and the Persian Gulf crisis of 1990 to 1991.

The government of President Corazon Aquino, who came to power in 1986, embarked on a stabilization program aimed at preventing an upsurge in inflation, controlling the fiscal deficit and improving the external current account position. The economy responded favorably to these measures, posting increases in GNI, investments, private consumption and imports in 1992. The Corazon Aquino administration also recognized that the Republic’s economic difficulties in large part resulted from its protectionist policies. The Corazon Aquino administration therefore initiated reforms to open the economy to market forces and reduce the size and role of the government in the Philippine economy. The government of President Fidel Ramos, who assumed office in 1992, accelerated the reform efforts initiated by the Corazon Aquino administration. Following a review of a number of the policies and programs initiated by previous administrations, the Estrada administration continued many of the financial policies and market-oriented reforms of the Corazon Aquino and Ramos administrations.

After the onset of the Asian economic crisis in mid-1997, the Philippines experienced economic turmoil characterized by currency depreciation, a decline in the performance of the banking sector, interest rate volatility, a significant decline in share prices on the local stock market and a reduction of foreign currency reserves. These factors led to a slowdown in the Philippine economy in 1997 and 1998. In response, the Government adopted a number of policies to address the effects of the Asian economic crisis by strengthening the country’s economic fundamentals.

The Philippines was not as severely affected by the Asian financial crisis as many of its neighbors, aided in part by remittances from OFWs. With the exception of 1998, when agricultural harvests were negatively impacted by poor weather and drought, the Republic had recorded positive real GDP growth every year since the Asian financial crisis. After a 0.6% decline in 1998, GDP growth increased to 3.1% in 1999 and 4.4% in 2000 before slowing down to 2.9% in 2001. In the early 2000s, the Government pursued economic strategies to improve infrastructure, implement changes to the tax system, support deregulation and privatization of the economy, and further develop trade ties within Asia. GDP growth increased to 3.7% in 2002 and 5.0% in 2003 notwithstanding the impact of the Iraq War, the SARS epidemic and credit ratings downgrades. GDP growth accelerated to 6.7% in 2004 before leveling off to 4.8% in 2005 and 5.2% in 2006.

Against the backdrop of the global financial crisis which began in the second half of 2007, the Republic experienced limited exposure to subprime assets and bankrupt financial institutions. Nonetheless, in 2008, the Republic experienced slower growth rates, a weakening of equity prices, a lower exchange rate for the peso against major currencies and increasing inflation. In 2009, the Republic’s economy began to exhibit indications of a recovery, although certain of the Republic’s economic recovery policies had yet to result in positive effects. In 2010, the Republic continued its recovery despite an erratic economic recovery globally.

Between 2012 and 2015, the Republic was largely spared from the economic fallout of the European sovereign debt crisis due primarily to minimal trade and financial linkages with the affected nations, but the Republic nevertheless sought through its financial regulatory framework and monetary policy to mitigate the impact on the Republic of the European sovereign debt crisis and the resulting economic slowdown in Europe.

In January 2020, the IMF world economic outlook update projected that the Republic would see economic growth at 6.1% in 2020, underpinned by an increase in government spending and recent monetary policy easing. In April 2020, however, against the backdrop of the COVID-19 outbreak, the IMF world economic outlook update revised downwards its economic growth forecasts for the Republic to 0.6%.

The Government initially expected the Republic’s GDP to contract by 2% to 3.4% due to the economic effects of the COVID-19 outbreak and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers.

On May 7, 2020, the National Economic Development Authority reported that the Philippine economy had slowed down for the first time in 22 years, contracting 0.2% in the first quarter of 2020, from a 5.6% growth rate in the first quarter of 2019. In June 2020, the IMF world economic outlook update further revised its economic growth forecasts downwards, projecting the Republic’s GDP to contract by 3.6% in 2020. The Bangko Sentral had also projected that Philippine GDP for the second quarter of 2020 would decline by 5.7% to 6.7%. However, on August 7, 2020, the Philippine Statistics Authority announced that the Republic’s second quarter GDP contracted by 16.5%, primarily as a result of the lockdowns in April and May 2020.

The Republic believes that domestic liquidity remains adequate to meet the demand for financing to support economic growth in the Philippines; however, there can be no assurance that a contraction in liquidity in the international financial markets due to the COVID-19 pandemic, U.S-China relations or other causes will not adversely impact the financial condition of the Republic or of Philippine companies generally.

Recent Economic Indicators

The following table sets out the performance of certain of the Republic’s principal economic indicators for the specified periods.

Years 2015 – 2020

	2015	2016	2017	2018	2019		2020(1)
GDP growth (%)(2)	6.1	6.9	6.7	6.2	5.9		(9.0)
GNI growth (%) (at constant prices)(2)	5.8	6.7	6.5	5.9	5.5		(9.5)
Inflation rate (2012 CPI basket)(%)	0.7	1.3	2.9	5.2	2.5		2.3	(9)
Unemployment rate	6.3	5.5	5.7	5.3	5.4		10.0	(5)
91-day T-bill rate (%)	1.8	1.5	2.1	3.5	4.7		2.3	(9)
External position(3)
Balance of payments ($ million)	2,616	(1,038)	(863)	(2,306)	7,843		4,109
Export growth (%)	(5.3)	(2.4)	19.7	0.9	4.9		16.7
Import growth (%)	8.7	18.3	14.2	17.4	0.6		26.3
External debt ($ billion)	77.5	74.8	73.1	79.0	83.6		87.5
International reserves
Gross ($ billion)	80.7	80.7	81.6	79.2	87.8		99.0	(8)
Net ($ billion)	80.7	81.0	81.6	79.2	87.8		99.0	(8)
Months of retained imports(4)	9.9	8.8	7.8	6.9	7.6		9.3
Domestic credit growth (%)	11.5	17.0	13.9	14.9	8.7	(6)	12.5	(7)

Sources: Philippine Statistics Authority, Bangko Sentral.

Notes:

(1)	Preliminary data as of or for the six months ended June 30, 2020, unless otherwise indicated.
(2)

In April 2020, the PSNA further revised the PSNA standards, changing the constant base year for GDP and GNI calculations from 2000 to 2018. Therefore, GDP and GNI figures are calculated at constant 2000 market prices, except for 2020 figures, which are calculated at constant 2018 market prices.

(3)

Includes Bangko Sentral obligations, public sector debt, whether or not guaranteed by the Government, and private sector debt registered and approved by Bangko Sentral. Does not include inter-company accounts of Philippine branches of foreign banks, private sector debt not registered with Bangko Sentral or private sector obligations under capital lease arrangements. Figures reflect the change in treatment of offshore banking units from non-resident to resident entities, pursuant to the BPM5 framework. Figures also reflect the change in treatment of the property income and expense accounts pursuant to the BPM6 framework.

(4)	Number of months of average imports of goods and payments of services and primary income that can be financed by reserves.
(5)	Based on preliminary estimates for July 2020.
(6)	Figure represents the average of the growth rates for each quarter in 2019.
(7)	Preliminary figure representing the average growth rate for the first three quarters of 2020 and for October 2020.
(8)	Preliminary figure as of August 31, 2020.
(9)	Based on data as of September 30, 2020.

GDP and Major Financial Indicators

Periodic Revisions to Philippine National Accounts

Economists show gross domestic product (“GDP”) and gross national income (“GNI”) in both current and constant market prices. Presentations of GDP and GNI at current market prices value a country’s output using the actual prices for each year, whereas GDP and GNI at constant market prices (also referred to as “real” GDP and GNI) value output using the prices from a specified base year, thereby eliminating the distorting effects of inflation and deflation.

The PSA releases quarterly data on the Republic’s national accounts, which include GDP and GNI data. Under PSA policy, GDP and GNI data for a particular quarter are revised the following quarter, while annual data are released together with first quarter data and are revised thereafter in May of each year. GDP and GNI estimates are considered “final” after three years. However, the PSA may still revise the “final” estimates whenever it undertakes an overall revision of the national accounts.

Revisions in the Republic’s national accounts are normally due to the availability of new or more complete data, receipt of revised data from original sources, and inclusion or exclusion of emerging or closed industries. The PSA has traditionally followed the 1968 revision of the United Nations System of National Accounts.

In the first quarter of 2011, the standards under the Philippine System of National Accounts (the “PSNA”) for the calculation of GDP and GNI (known as gross national product (“GNP”) prior to the 2011 revisions) were revised, changing the constant base year for these calculations from 1985 to 2000. In April 2020, the PSNA further revised the PSNA standards, changing the constant base year for GDP calculations from 2000 to 2018. In this prospectus, unless otherwise specified, growth figures for GDP and GNI are period-on-period comparisons of real GDP and GNI, respectively, using the year 2000 as the base year, except for 2020 fiscal year figures and comparative figures from the same period in the 2019 fiscal year, which are presented using the year 2018 as the base year. As a result, GDP and GNI figures presented in this prospectus and any prospectus supplement for the 2020 fiscal year or thereafter, along with comparative figures from the same period in the 2019 fiscal year or thereafter, are not presented on the same basis as yearly GDP and GNI figures for years prior to 2020. The Government stopped reporting GDP and GNI figures using the year 2000 as the base year in March 2020.

Gross Domestic Product

Gross domestic product, or GDP, measures the market value of all final goods and services produced within a country during a given period and is indicative of whether the country’s productive output rises or falls over time. By comparison, gross national income, or GNI, measures the market value of all final goods and services produced by a country’s citizens during a given period, whether or not the production occurred within the country.

In 2016, GDP grew by 6.9%, compared with growth of 6.1% in 2015. The largest contributor to the increase in the rate of growth in 2016 was growth in the manufacturing subsector, which increased from growth of 5.7% in 2015 to growth of 7.0% in 2016. Increased rates of growth in the public administration and defense; compulsory social security subsector and the construction subsector, from growth of 1.2% and 11.6%, respectively, in 2015 to growth of 7.2% and 13.7%, respectively, in 2016, were also contributors to this increase. Growth in the electricity, gas and water supply subsector and the real estate, renting and business activities subsector also increased from 5.7% and 7.1%, respectively, in 2015 to growth of 9.8% and 8.9%, respectively, in 2016. Partially offsetting the performance of these subsectors were a decrease in the rate of growth in the transport, storage and communications subsector and the other services subsector, from 8.0% and 8.3%, respectively, in 2015 to 5.9% and 7.3%, respectively, in 2016. The agriculture, hunting and forestry subsector and the fishing subsector also experienced a decline from growth of 0.6% and a contraction of 1.8%, respectively, in 2015 to contractions of 0.6% and 4.3%, respectively, in 2016. GNI in 2016 grew by 6.7% compared to growth of 5.8% in 2015. GNI growth was lower compared to GDP growth due to relatively lower growth in net primary income of 5.8% in 2016 compared to GDP growth in 2016. The growth in net primary income of 5.8% in 2016 represented a 25.1% increase from the 4.6% growth in net primary income in 2015.

In 2017, GDP grew by 6.7%, compared with growth of 6.9% in 2016. The largest contributor to the decreased rate of growth in 2017 was a decrease in the rate of growth of the construction subsector, from growth of 12.1% in 2016 to growth of 5.3% in 2017. Decreased rates of growth in the electricity, gas and water supply subsector and the transport, storage and communications subsector, from growth of 9.0% and 5.3%, respectively, in 2016 to growth of 3.4% and 4.0%, respectively, over the same period in 2017, were also contributors to this decrease. Partially offsetting the performance of these subsectors were increases in the rate of growth in the agriculture and forestry subsector and the manufacturing subsector, from contraction of 0.6% and growth of 7.1%, respectively, in 2016, to growth of 5.0% and 8.4%, respectively, in 2017. Growth in the public administration and defense; compulsory social security subsector and the fishing subsector also increased from growth of 7.1% and a contraction of 4.0%, respectively, in 2016 to growth of 7.8% and a contraction of 0.9%, respectively, in 2017. GNI in 2017 grew by 6.6%, compared to growth of 6.7% in 2016. The GNI growth rate was slightly lower than the GDP growth rate due to the relatively lower growth in net primary income of 5.9% in 2017, compared to growth in GDP in 2017. The growth in net primary income of 5.9% in 2017 represented a slight decrease from the 5.8% growth in net primary income over the same period in 2016.

In 2018, GDP grew by 6.2%, compared with growth of 6.7% in 2017. The largest contributor to the decreased rate of growth in 2018 was a decrease in the rate of growth of the manufacturing subsector, from growth of 8.4% in 2017 to growth of 4.9% in 2018. Decreased rates of growth in the agriculture, hunting, forestry and fishing subsector and the real estate, renting and business activities subsector, from growth of 4.0% and 7.4%, respectively, in 2017 to growth of 0.9% and 4.7%, respectively, in 2018, were also contributors to this decrease. Partially offsetting the performance of these subsectors were increases in the rate of growth in the construction subsector, the electricity, gas and water supply subsector and the public administration and defense and compulsory social security subsector, from growth of 5.1%, 3.4% and 8.7%, respectively, in 2017, to growth of 14.9%, 5.5% and 15.2%, respectively, in 2018. GNI in 2018 grew by 5.9%, compared to growth of 6.5% in 2017. The GNI growth rate was lower than the GDP growth rate due to the relatively lower growth in net primary income of 4.3% in 2018, compared to growth in GDP in 2018. The growth in net primary income of 4.3% in 2018 represented a decrease from the 5.9% growth in net primary income in 2017.

In 2019, GDP grew by 5.9%, compared with growth of 6.2% in 2018. The largest contributor to the lower rate of growth in 2019 was a decrease in the rate of growth in the industry sector, from growth of 6.7% in 2018 to growth of 4.9% in 2019. This was partially offset by increased rates of growth in the agriculture, hunting, forestry and fishing sector and the services sector, from growth of 0.9% and 6.8% in 2018 to growth of 1.5% and 7.1% in 2019, respectively. GNI in 2019 grew by 5.5%, compared to growth of 5.9% in 2018. The GNI growth rate was lower than the GDP growth rate due to the relatively lower growth in net primary income of 3.5% in 2019, compared to GDP growth in 2019. The growth in net primary income of 3.5% in 2019 represented a decrease from the 4.3% growth in 2018.

In the first six months of 2020, GDP contracted by 9.0%, compared with growth of 5.6% in the first six months of 2019 at constant 2018 market prices. The largest contributor to the contraction in the first six months of 2020 was the effect of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers. This resulted in an 8.2% decrease in the services sector in the first six months of 2020, as compared with growth of 7.3% in the first six months of 2019. This was partially offset by growth in the financial and insurance activities sector, which grew by 7.9% in the first six months of 2020, as compared with growth of 11.4% in the first six months of 2019 at constant 2018 market prices. GNI in the first six months of 2020 contracted by 9.5%, compared to growth of 4.9% in the first six months of 2019 at constant 2018 market prices. Net primary income contracted by 13.7% in the first six months of 2020, compared to a contraction of 0.7% in the first six months of 2019 at constant 2018 market prices.

The Republic expects that GDP and GNI will continue to be adversely affected in 2020, primarily due to the ongoing global COVID-19 pandemic.

The following table shows GDP by sector, net primary income and GNI at current market prices for the specified periods.

	Gross Domestic Product by Major Sector (at current market prices)							Percentage of GDP
	2015	2016	2017	2018	2019	2020(1)		2015	2020(1)
	(₱ in millions, except as indicated)							(%)
Agriculture, hunting, forestry and fishing sector	1,366,866	1,398,113	1,527,571	1,617,910	1,554,172	866,569		10.3	10.1
Industry sector
Mining and quarrying	108,109	114,685	133,955	146,185	144,220	64,175		0.8	0.7
Manufacturing	2,669,222	2,847,597	3,075,374	3,320,346	3,404,491	1,445,063		20.0	16.8
Construction	904,510	1,034,279	1,113,606	1,347,556	1,502,135	585,084		6.8	6.8
Electricity, gas and water supply	434,181	455,901	487,908	543,958	587,552	338,687		3.3	3.9

Total	4,116,022	4,452,461	4,810,842	5,358,045	5,638,399	2,433,008		30.9	28.3
Service sector
Transport, storage and communication	856,051	909,269	962,574	1,030,521	1,100,189	545,894		6.4	6.3
Trade and repair of motor vehicles, motorcycles, personal and household goods	2,412,096	2,652,835	2,917,900	3,229,363	3,523,602	1,481,299		18.1	17.2
Financial intermediation	1,063,668	1,168,611	1,297,583	1,461,025	1,652,726	943,321		8.0	11.0
Real estate, renting and business activities	1,698,079	1,898,993	2,084,296	2,227,075	2,366,246	568,795		12.7	6.6
Public administration and defense; compulsory social security	512,992	575,043	654,038	787,464	907,875	426,858		3.9	5.0
Other services	1,296,268	1,425,023	1,552,792	1,714,800	1,869,835	1,334,074		9.7	15.5

Total	7,839,154	8,629,775	9,469,183	10,450,248	11,420,474	5,300,240		58.8	61.6

Total GDP	13,322,041	14,480,349	15,807,596	17,426,202	18,613,044	8,599,817		100.00	100.00

Net primary income	2,792,365	2,950,394	3,198,792	3,483,689	3,702,761	846,309
Total GNI	16,114,406	17,430,742	19,006,388	20,909,891	22,315,806	9,446,126
Total GDP ($ billions)(2)	292.8	30.49	316.6	330.9	383.7	177.3
Per capita GDP, PPP concept ($)(2)	7,348	7,806	8,348	8,943	9,961	9.034	(3)

Source: Philippine Statistics Authority.

Notes:

(1)	Preliminary data for the first six months of 2020.
(2)	Calculated using the average exchange rate for the period indicated. See “—Monetary System—Foreign Exchange System.”
(3)	Figured represents annualized per capita GDP, PPP concept.

The following table shows GDP by sector, net primary income and GNI at constant 2000 market prices for the specified periods.

	Gross Domestic Product by Major Sector (at constant 2000 market prices)						Percentage of GDP
	2014	2015	2016	2017	2018	2019	2014	2019
	(₱ in millions, except as indicated)						(%)
Agriculture, hunting, forestry and fishing sector
Agriculture, hunting and forestry	588,004	591,269	587,654	616,963	623,765	631,870	8.2	6.5
Fishing	130,794	128,473	123,347	122,232	122,016	125,090	1.8	1.3

Total	718,797	719,742	711,001	739,195	745,781	756,960	10.0	7.8
Industry sector
Mining and quarrying	81,695	80,500	83,665	84,795	85,864	90,941	1.1	0.9
Manufacturing	1,666,514	1,760,989	1,885,514	2,044,189	2,145,011	2,226,003	23.3	22.8
Construction	409,277	456,932	512,113	538,107	618,294	666,168	5.7	6.8
Electricity, gas and water supply	233,781	246,990	269,301	278,447	293,677	312,674	3.3	3.2

Total	2,391,268	2,545,411	2,750,593	2,945,538	3,142,846	3,295,786	33.4	33.8
Service sector
Transport, storage and communication	538,044	581,289	611,902	636,612	670,803	715,854	7.5	7.3
Trade and repair of motor vehicles, motorcycles, personal and household goods	1,185,810	1,270,526	1,367,438	1,467,006	1,554,868	1,679,977	16.5	17.2
Financial intermediation	515,484	546,714	590,112	635,139	681,005	751,626	7.2	7.7
Real estate, renting and business activities	798,081	854,747	930,685	999,420	1,046,693	1,085,570	11.1	11.1
Public administration and defense; compulsory social security	293,850	297,449	318,540	346,234	398,859	439,952	4.1	4.5
Other services	724,144	784,297	843,105	896,674	966,034	1,024,873	10.1	10.5

Total	4,055,413	4,335,022	4,661,781	4,981,084	5,318,262	5,697,852	56.6	58.4

Total GDP	7,165,478	7,600,175	8,123,375	8,665,818	9,206,889	9,750,598	100.0	100.0

Net primary income	1,474,725	1,542,980	1,632,345	1,728,528	1,803,363	1,866,384
Total GNI	8,640,203	9,143,155	9,755,720	10,394,346	11,010,252	11,616,982
Yearly growth in GDP	6.1	6.1	6.9	6.7	6.2	5.9
Yearly growth in GNI	6.0	5.8	6.7	6.5	5.9	5.5

Source: Philippine Statistics Authority.

The following table shows the percentage distribution of the Republic’s GNI by expenditure at constant 2000 market prices.

	Distribution of Gross National Income by Expenditure (at constant 2000 market prices)
	2014	2015	2016	2017	2018	2019
	(%)
Household final consumption expenditure	57.3	57.6	57.8	57.5	57.3	57.4
Government consumption	8.4	8.6	8.8	8.7	9.3	9.8
Capital formation
Fixed capital	17.8	19.7	23.3	23.9	25.5	24.5
Construction	7.3	7.7	8.1	8.1	8.6	9.0
Durable Equipment	8.8	10.3	13.3	13.8	14.7	13.1
Breeding Stock & Orchard Development	1.1	1.1	1.1	1.0	1.0	1.0
Intellectual Property Products	0.6	0.7	0.8	1.0	1.2	1.4
Changes in inventories	0.2	0.4	0.2	(0.2)	0.3	(0.3)

Total capital formation	18.0	20.1	23.5	24.1	25.8	24.3
Exports	39.4	40.4	42.3	47.5	50.9	49.7
Exports of Goods	31.9	32.1	33.3	37.8	51.0	39.8
Exports of Services	7.5	8.3	9.0	9.7	10.0	9.9
Imports	40.2	43.6	49.1	54.4	59.6	57.6
Imports of Goods	31.8	34.2	39.7	44.6	49.6	47.7
Imports of Services	8.5	9.4	9.4	9.9	10.2	10.0
Gross Domestic Product	82.9	83.1	83.3	83.4	83.6	83.6
Net Primary Income	17.1	16.9	16.7	16.6	16.4	16.4

Total	100.0	100.0	100.0	100.0	100.0	100.0

Source: Philippine Statistics Authority.

The following table shows GDP by sector at constant 2018 market prices for the specified periods.

	Gross Domestic Product by Major Sector (at constant 2018 market prices)						Percentage of GDP
	2015	2016	2017	2018	2019	2020(1)	2015	2020 (1)
	(₱ in millions, except as indicated)						(%)
Agriculture, hunting, forestry and fishing sector	1,688,344	1,672,085	1,743,134	1,762,616	1,783,855	856,136	11.3%	10.0%
Industry sector
Mining and quarrying	148,589	156,807	160,065	163,322	169,221	78,779	1.0%	0.9%
Manufacturing	2,874,284	3,070,939	3,317,641	3,488,331	3,600,183	1,592,254	19.2%	18.6%
Electricity, steam, water and waste management	458,766	500,472	523,161	557,030	593,917	279,192	3.1%	3.3%
Construction	1,011,751	1,133,124	1,201,714	1,373,841	1,480,612	525,585	6.7%	6.1%

Total	4,493,390	4,861,342	5,202,582	5,582,525	5,843,934	2,475,810	30.0%	28.9%
Services sector
Wholesale and retail trade; repair of motor vehicles and motorcycles	2,670,294	2,861,060	3,057,552	3,237,304	3,500,918	1,480,400	17.8%	17.3%
Transportation and storage	548,048	604,328	648,153	697,839	742,105	254,247	3.7%	3.0%
Accommodation and food service activities	297,279	332,612	371,234	403,289	428,425	120,697	2.0%	1.4%
Information and communication	436,741	462,876	483,683	515,925	549,423	288,157	2.9%	3.4%
Financial and insurance activities	1,171,994	1,275,687	1,382,521	1,498,147	1,676,292	919,261	7.8%	10.7%
Real estate and ownership of dwellings	1,022,316	1,068,415	1,129,083	1,189,673	1,251,294	544,347	6.8%	6.3%
Professional and business services	875,745	1,011,910	1,117,257	1,159,265	1,186,078	509,034	5.8%	5.9%
Public administration and defense; compulsory social activities	567,797	610,575	666,393	767,706	870,878	449,348	3.8%	5.2%
Education	589,602	627,112	671,837	731,607	776,443	384,173	3.9%	4.5%
Human health and social work activities	270,168	290,083	309,316	308,268	320,936	154,312	1.8%	1.8%
Other services	359,190	384,590	393,233	411,025	437,932	144,950	2.4%	1.7%

Total	8,809,174	9,529,249	10,230,262	10,920,048	11,740,724	5,248,924	58.8%	61.2%

Total GDP	14,990,907	16,062,676	17,175,978	18,265,190	19,368,513	8,580,869	100.0%	100.0%

Source: Philippine Statistics Authority.

Notes:

(1)	Preliminary data for the first six months of 2020.

Principal Sectors of the Economy

Agriculture, Hunting, Forestry and Fishing Sector

The agriculture, hunting, forestry and fishing sector contributed approximately 7.8% to GDP in 2019 compared to approximately 9.5% to GDP in 2015, at constant 2000 market prices.

The Republic’s principal agricultural products include cereals, such as rice and corn, both of which are cultivated primarily for domestic use, and other crops, such as coconuts, sugar cane and bananas, produced for both the domestic market and export. The Philippines’ diverse agricultural system contains many coconut plantations farmed by agricultural tenants and workers, sugar haciendas farmed either under labor administration or by tenants, and large “agro-business” plantations devoted mainly to crops for export such as bananas and pineapples. Rice, corn and coconuts each accounts for approximately a quarter of the country’s cultivated area. Fishing production is divided into commercial, municipal and aquaculture fishing.

The country’s forests, one of the Philippines’ main natural resources, contain a large quantity of hardwood trees. Over the years, population growth, shifting cultivation, illegal logging and inadequate reforestation have depleted the forests, leading to Government-imposed bans on nearly all logging activity in old growth virgin forests and in second growth residual forests.

Production in the agriculture, hunting, forestry and fishing sector contracted by 1.2% in 2016, compared to growth of 0.1% in 2015. This decreased rate of growth was largely the result of a decrease in fishing production, which contracted by 4.0% in 2016, compared to a contraction of 1.8% in 2015, as well as a reversal in mango production to a contraction of 10.1% in 2016, from growth of 4.5% in 2015. Poultry production also experienced a slower growth during this period, from growth of 5.7% in 2015 to growth of 1.3% in 2016. These factors were partially offset by livestock production, which recorded 4.6% growth in 2016, compared to growth of 3.8% in 2015.

Production in the agriculture, hunting, forestry and fishing sector grew by 4.0% in 2017, compared to a contraction of 1.2% in 2016. This increased rate of growth was primarily the result of an increase in rice production, which recorded 9.4% growth in 2017, compared to a contraction of 2.9% in 2016, as well as a reversal in corn production to growth of 9.8% in 2017, from a contraction of 4.0% in 2016. Sugarcane production also experienced an increase, from a contraction of 0.7% in 2016 to growth of 30.2% in 2017. These factors were partially offset by livestock production, which recorded growth of 1.1% in 2017, compared to growth of 4.6% in 2016.

Production in the agriculture, hunting, forestry and fishing sector grew by 0.9% in 2018, compared to growth of 4.0% in 2017. The decreased rate of growth was the result of decreased growth rate or contraction in most subsectors, particularly in palay production, corn production and surgarcane production which grew by 9.4%, 9.8% and 30.2%, respectively, in 2017, compared to contraction of 1.0%, 1.7% and 16.6%, respectively, in 2018.

Production in the agriculture, hunting, forestry and fishing sector grew by 1.5% in 2019, compared to growth of 0.9% in 2018. The increased rate of growth was primarily a result of reversals in corn production, mango production and fishing from contractions of 1.7%, 3.1% and 0.2%, respectively, in 2018 to growth of 3.3%, 4.3% and 2.5% respectively, in 2019 and higher growth in production of other crops from growth of 0.6% in 2018 to 4.0% in 2019. These were partially offset by higher contraction rates in rice production from 1.0% in 2018 to 1.2% in 2019, lower growth in production of coconut including copra from 5.3% in 2018 to 1.0% in 2019, and a reversal in banana production from 2.1% growth in 2018 to 2.1% contraction in 2019.

According to preliminary data, production in the agriculture, hunting, forestry and fishing sector grew by 0.6% in the first six months of 2020, holding steady as compared to a growth of 0.6% over the first six months of 2019 at constant 2018 prices. Despite the effects of the COVID-19 pandemic, agriculture was largely spared from the contraction experienced in most other sectors of the economy as a result of this sector’s classification as an essential business and the relatively inelastic demand for food staples across the population. Among the primary drivers in the relatively steady production level was a 7.0% increase in support activities for agriculture, hunting, forestry and fishing in the first six months of 2020, as compared to a 6.8% increase in the first six months of 2019 at constant 2018 prices.

Industry Sector

The industry sector consists of the mining and quarrying, manufacturing, construction, and electricity, gas and water supply subsectors. The industry sector contributed approximately 33.8% to GDP in 2019, compared to approximately 33.5% in 2015, at constant 2000 market prices.

In 2016, the industry sector grew by 8.1%, compared with growth of 6.4% in 2015. This increased rate of growth was largely attributable to the growth of the manufacturing subsector, which increased from growth of 5.7% in 2015 to growth of 7.0% in 2016. See “—Manufacturing Subsector” for details regarding the growth in the manufacturing subsector. The construction subsector also experienced an increased rate of growth, from growth of 11.6% in 2015 to growth of 13.7% in 2016. Similarly, growth in the electricity, gas and water supply subsector and the mining and quarrying subsector also increased to growth of 9.8% and 3.2%, respectively, in 2016, from 5.7% growth and a contraction of 1.5%, respectively, in 2015.

In 2017, the industry sector grew by 7.1%, compared with growth of 8.1% in 2016. This lower rate of growth was mainly due to a decrease in the growth of the construction subsector and the electricity, gas and water supply subsector, which decreased from growth of 12.1% and 9.0%, respectively, in 2016 to growth of 5.3% and 3.4%, respectively, in 2017. The decrease in the construction subsector was mainly due to a decrease in public construction, from growth of 26.8% in 2016 to growth of 14.9% in 2017. These factors were partially offset by increased growth in the manufacturing subsector, from growth of 7.1% in 2016 to growth of 8.4% in 2017. See “—Manufacturing Subsector” for details regarding the growth in the manufacturing subsector.

In 2018, the industry sector grew by 6.7%, compared with growth of 7.1% in 2017. This lower rate of growth was mainly due to a decrease in the growth of the manufacturing subsector, which decreased from growth of 8.4% in 2017 to growth of 4.9% in 2018. This was partially offset by higher growth in the construction subsector and the electricity, gas and water supply subsector, from growth of 5.1% and 3.4%, respectively, in 2017 to growth of 14.9% and 5.5%, respectively, in 2018. See “—Manufacturing Subsector” for details regarding the growth in the manufacturing subsector.

In 2019, the industry sector grew by 4.9%, compared with growth of 6.7% in 2018. The lower rate of growth was primarily a result of lower growth in the manufacturing subsector and the construction subsector, from 4.9% and 14.9% in 2018 to 3.8% and 7.7% in 2019, respectively. These were partially offset by higher growth in the mining and quarrying subsector and the electricity, gas and water supply subsector, from 1.3% and 5.5% in 2018 to 5.9% and 6.5% in 2019, respectively.

In the first six months of 2020, according to preliminary data, the industry sector contracted by 13.5%, compared with growth of 3.7% in the first six months of 2019 at constant 2018 market prices. The largest contributor to the contraction in the first six months of 2020 was the effect of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers. This resulted in a 12.5% contraction in the manufacturing subsector in the first six months of 2020, as compared with growth of 3.6% in the first six months of 2019, and also resulted in a 20.3% contraction in the construction subsector in the first six months of 2020, as compared with growth of 2.1% in the first six months of 2019 at constant 2018 market prices.

Manufacturing Subsector

The Republic’s manufacturing subsector comprises three major industry groups:

•	consumer goods, including the food, footwear and garment industries;

•	intermediate goods, including the petroleum, chemical and chemical product industries; and

•	capital goods, including the electrical machinery and electronics industries.

In 2016, the manufacturing subsector grew by 7.1%, compared with growth of 5.7% in 2015. The higher growth rate was primarily due to a 8.2% growth in food manufacturing, a 43.0% increase in office, accounting and computing machinery and a 40.5% growth in basic metal industries. These increases were partially offset by a 1.8% contraction in radio, television and communication equipment and apparatus, a 3.2% contraction in non-metallic products and a 8.2% contraction in textile manufacturing.

In 2017, the manufacturing subsector grew by 8.4%, compared to growth of 7.1% in 2016, The higher growth rate was primarily due to a 51.4% growth in fabricated metal products, a 13.0% growth in radio, television and communication equipment and apparatus, a 20.6% growth in non-metallic mineral products, and a 16.8% growth in furniture and fixtures. These increases were partially offset by food manufacturing and office, accounting and computing machinery, which experienced growth of 5.0% and 17.4%, respectively, in 2017, compared to 8.4% and 44.1%, respectively, in 2016.

In 2018, the manufacturing subsector grew by 4.9%, compared to growth of 8.4% in 2017. The lower growth rate was primarily the result of contractions in tobacco manufacturing, basic metal industries and chemical and chemical products of 14.8%, 4.8% and 3.9%, respectively. These contractions were partially offset by growth in petroleum and other fuel products, paper and paper products and rubber and plastic products of 19.4%, 13.8% and 13.4%.

In 2019, the manufacturing subsector grew by 3.8%, compared with growth of 4.9% in 2018. The lower rate of growth was primarily due to reversal in the radio, television and communication equipment and apparatus and furniture and fixtures subsectors from growth of 9.6% and 6.4% in 2018 to contraction of 2.0% and 19.4% in 2019, respectively, and lower growth rates in rubber and plastic products, non-metallic mineral products, and office, accounting and computing machinery subsectors, from 13.4%, 11.9% and 8.7% in 2018 to 4.0%, 1.6% and 1.5% in 2019, respectively. These were partially offset by higher growth in food manufactures from 5.1% in 2018 to 7.8% in 2019 and a reversal in chemical and chemical products from 3.9% contraction in 2018 to 10.7% growth in 2019.

In the first six months of 2020, according to preliminary data, the manufacturing subsector contracted by 12.5%, compared to growth of 3.6% in the first six months of 2019 at constant 2018 market prices. The largest contributor to the contraction in the first six months of 2020 was the effect of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers. This resulted in a 16.9% contraction in manufacture of computer, electronic and optical products in the first six months of 2020 as compared to a 4.6% contraction in the first six months of 2019, and a 3.7% contraction in manufacture of food products in the first six months of 2020 as compared to growth of 3.8% in the first six months of 2019 at constant 2018 market prices.

The Electric Power Industry

The Republic’s electric power industry is comprised of four sectors: generation, transmission, distribution and supply.

In recent years, the Government has sought to implement measures designed to establish a more competitive power market. These measures include the planned privatization of at least 70% of the NPC-owned-and-controlled power generation facilities and the grant of a concession to operate transmission facilities. Through the Electric Power Industry Reform Act of 2001 (the “EPIRA”), the Government began to institute major reforms with the goal of fully privatizing all aspects of the power industry. The major aspects of the reforms include the (1) restructuring of the entire power industry to introduce competition in the generation sector, (2) change from government to private ownership, and (3) introduction of a stable regulatory framework for the electricity sector. The Government also created PSALM, which is in the process of privatizing the remaining NPC power generation assets, and the National Transmission Corporation (“Transco”), which is wholly owned by PSALM and is responsible for privatizing the electrical transmission system.

PSALM has been privatizing NPC’s generation assets through public bidding processes since the last quarter of 2003. PSALM successfully privatized the Government’s transmission business in 2009 and its operation and management was turned-over to the winning Concessionaire on January 15, 2009. As of June 30, 2020, a total of 36 generation assets, including 31 generating plants and five decommissioned plants, had been successfully transferred to private owners, representing a total generation capacity of 4,601 MW. As of June 30, 2020, PSALM has also successfully transferred to private entities (known as IPP Administrators) the management and control of the energy output of power plants covered by six NPC Independent Power Producer contracts totalling 3,355 MW.

As of June 30, 2020, the successful privatization of the power plants, both operational and decommissioned, had generated an aggregate of ₱161.45 billion in proceeds, while the successful transfer of the six NPC Independent Power Producers contracts had generated ₱482.50 billion in proceeds. In addition, the successful privatization of the Transco business via concession had generated ₱264.8 billion in proceeds. In total, the proceeds from the privatization of power assets were approximately ₱911.98 billion. The privatization proceeds have been used and continue to be used to service the financial obligations of the NPC. Pursuant to the implementing rules and regulations of the EPIRA, PSALM plans to continue to privatize the Republic’s power generation assets.

As of June 30, 2020, PSALM’s indebtedness stood at ₱393.25 billion, and the projected shortfall of PSALM’s cash flow at the end of its corporate life in 2026 is expected to be approximately US$4.5 billion. Under the EPIRA, upon the expiry of PSALM’s statutory mandate in 2026, its debts will be assumed by the Government.

Service Sector

The service sector includes the transport, storage and communications; trade and repair of motor vehicles, motorcycles, personal and household goods; financial intermediation; real estate, renting and business activities; public administration and defense; compulsory social security; and other services subsectors. The service sector remains the largest contributor to GDP, having contributed 58.4% to GDP at constant 2000 market prices in 2019, an increase from 57.0% in 2015.

The service sector grew by 7.5% in 2016, compared to growth of 6.9% recorded in 2015. The increased rate of growth was mainly the result of growth in the real estate, renting and business activities subsector of 8.9%, an increase from growth of 7.1% in 2015. This increase in growth in the real estate, renting and business activities subsector was largely driven by the growth in renting and other business activities, which grew from 9.6% in 2015 to 14.8% in 2016. Higher growth in the service sector was also driven by the public administration and defense; compulsory social security subsector and the trade and repair of motor vehicles, motorcycles and personal and household goods subsector, which grew by 7.1% and 7.6%, respectively, in 2016 compared to growth of 1.2% and 7.1%, respectively, in 2015. These trends were partially offset by a lower growth in the transport, storage and communications subsector of 5.3% in 2016, a decrease from 8.0% in 2015, mainly due to the slower growth in communication, which grew by 3.1% in 2016 compared to 7.8% in 2015. The other services subsector also experienced a slower growth during this period, with growth of 7.5% in 2016 from 8.3% in 2015.

The service sector grew by 6.8% in 2017, which was lower than the 7.5% growth recorded in 2016. The decreased rate of growth was largely due to the slower growth in trade and repair of motor vehicles, motorcycles, personal and household goods and real estate, renting and business activities subsectors, which grew by 7.3% and 7.4%, respectively, in 2017, compared to growth of 7.6% and 8.9%, respectively, in 2016. The lower growth in the trade and repair of motor vehicles, motorcycles, personal and household goods subsector was largely driven by the decreased growth in wholesale trade, which experienced growth of 7.8% in 2017 compared to growth of 10.3% in 2016. The lower rate of growth in the real estate, renting and business activities subsector was mainly due to the decreased rate of growth in renting and other business activities, which experienced a growth of 9.3% in 2017, compared to growth of 14.8% in 2016. These factors were partially offset by higher growth in the public administration and defense; compulsory social security subsector, which experienced growth of 7.8% in 2017 compared to growth of 7.1% in 2016.

The service sector grew by 6.8% in 2018, the same rate as the 6.8% growth recorded in 2017. This was primarily due to higher growth rates in public administration and defense; compulsory social security, transport, storage and communication, and other services from 8.7%, 4.0% and 6.4% , respectively, in 2017 to 15.2%, 5.4% and 7.7%, respectively, in 2018, being partially offset by lower growth rates in financial intermediation, real estate, renting and business activities, and trade and repair of motor vehicles, motorcycles, personal and household goods from 7.6%, 7.4% and 7.3%, respectively, in 2017 to 7.2%, 4.7% and 6.0%, respectively, in 2018.

The service sector grew by 7.1% in 2019, compared with growth of 6.8% in 2018. The higher growth was primarily a result of higher growth in the trade and repair of motor vehicles, motorcycles, personal and household goods subsector and the financial intermediation subsectors from 6.0% and 7.2% in 2018 to 8.0% and 10.4%, respectively, in 2019. These were partially offset by lower growth in the real estate, renting and business activities subsector, the public administration and defense, compulsory social security subsector, and the other services subsector, from 4.7%, 15.2% and 7.7% in 2018 to 3.7%, 10.3% and 6.1% in 2019, respectively.

According to preliminary data, the service sector contracted by 8.2% in the first six months of 2020, compared to 7.3% growth recorded in the first six months of 2019 at constant 2018 market prices. The largest contributor to the contraction in the first six months of 2020 was the effect of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers. This resulted in a respective 6.3% and 36.6% contractions in the wholesale and retail trade; repair of motor vehicles and motorcycles subsector and transportation and storage subsectors in the first six months of 2020 as compared to a respective 7.8% and 6.4% growth in the first six months of 2019 at constant 2018 market prices.

Transport, Storage and Communications Subsector

The geographically diverse nature of the Philippines makes it important to have well developed road, air and sea transportation systems. The Government has encouraged the private sector to provide basic transportation services and strengthen inter-regional and urban links. The Government has expressed its commitment to prioritizing the acceleration of infrastructure development. As of August 19, 2020, a total of 104 flagship infrastructure projects were identified, of which 70 were transport and mobility related. The Philippine road network is the most important transportation system in the nation. Traffic remains congested in the Manila metropolitan area, despite traffic management and various engineering measures. To ease traffic congestion, the Government has built and continues to promote alternative road networks and mass rapid urban-transit-rail.

Use of Philippine rail facilities has declined largely because of the outdated facilities of the Philippine National Railways. To promote the use of rail facilities, the Government approved several public transportation projects in August 2016, including the construction of a 25.3 kilometers underground rail in Manila, a commuter rail from Manila to Los Banos, and two other railway projects.

Faced with historical shortages of telephone lines and long waits for basic telephone service, especially outside the Manila metropolitan area, the Government liberalized the telecommunications industry in 1993 to intensify competition with the goal of substantially increasing the number of telephone lines and interconnections. The Government has continued to implement programs designed to provide telephone and mobile services to underserved regions of the country.

As of September 30, 2020, ten international airports and 75 other facilities throughout the Republic helped meet the Republic’s air transport needs. The Government continues to construct, rehabilitate and upgrade airports to modernize air navigation and communications operations in the Republic, with more regional airports capable of accommodating night flights. In line with the Duterte administration’s Build Build Build program, 28 airport projects for construction, rehabilitation or upgrade are listed in the Department of Transportation’s priority agenda.

Open skies agreements generally allow operating and traffic rights to be granted to foreign air carriers without restrictions on capacity, frequency or type of aircraft. The United States and the Philippines do not have an open skies agreement in place. In February 2016, the Philippines ratified the ASEAN Open Skies agreement with other member nations of the ASEAN bloc. Manila was restricted from participation under the ASEAN Open Skies agreement due infrastructure concerns, including challenges in managing increased air traffic.

In 2017, the International Civil Aviation Organization (“ICAO”) performed safety oversight audits within the framework of its Universal Safety Oversight Audit Programme to determine the Republic’ safety capabilities and the status of implementation of all safety-relevant ICAO Standards and Recommended Practices, associated procedures, guidance material, and best safety practices. In June 2017, the Philippines received approval from the International Civil Aviation Organization, signaling that the country’s aviation sector is compliant with global standards in terms of air safety regulations.

In response to the COVID-19 pandemic, the Government placed restrictions on international flights from and to the Philippines and limited the number of international routes and flights each airline in the Philippines could operate. As of September 30, 2020, many of these restrictions remained in effect.

Net Primary Income

Net primary income is a component of GNI but is not included in GDP. Net primary income is a significant factor in the Philippine economy, largely driven by OFW remittances. Net primary income includes estimates of the amount of compensation of OFWs, as well as investment income of OFWs from their properties. According to the latest figures from the PSA for years 2015, 2016, 2017, 2018 and 2019, net primary income accounted for 16.9%, 16.7%, 16.6%, 16.4% and 16.1% of GNI, respectively.

In 2016, net primary income grew by 5.8%, compared to growth of 4.6% in 2015. This increase was mainly due to a contraction in outflows of 8.2% in 2016 due to a 8.2% decrease in property expense. This was partially offset by decreased growth in inflows arising from lower growth in property income of 24.2% in 2016 compared to 28.8% in 2015.

In 2017, net primary income grew by 5.9%, compared to growth of 5.8% in 2016. This increase was primarily due to an increase in inflows arising from increased growth of compensation, from a growth of 3.8% in 2016 to growth of 5.5% in 2017. This was partially offset by a reversal in the outflows arising from increased growth of property expense, from a contraction of 7.6% in 2016 to growth of 9.3% in 2017.

In 2018, net primary income grew by 4.3%, compared to growth of 5.9% in 2017. This decrease was primarily due to decreased growth in inflows arising from compensation of 5.5% in 2017 compared to growth of 4.0% in 2018. This was partially offset by increased growth in inflows arising from property income of 35.4% in 2017 to 42.3% in 2018.

In 2019, net primary income grew by 3.5%, compared with growth of 4.3% in 2018. This decrease in growth was primarily due to decreased growth in inflows arising from compensation of 4.0% in 2018 compared to growth of 1.7% in 2019 and decreased growth in inflows arising from property income from 42.3% in 2018 to 3.5% in 2019. This was partially offset by a reversal in the outflows arising from decreased growth of property expense, from growth of 15.2% in 2018 to a contraction of 11.6% in 2019.

In the first six months of 2020, according to preliminary data, net primary income contracted by 13.7%, compared to contraction of 0.7% in the first six months of 2019 based on constant 2018 market prices. This higher contraction was primarily due to a 14.3% reversal in inflows arising from compensation in the first six months of 2020 as compared to growth of 1.2% in the first six months of 2019.

Prices, Employment and Wages

Inflation

The Philippines reports inflation as the annual percentage change in the consumer price index (“CPI”), which measures the average price of a standard “basket” of goods and services used by a typical consumer. The NSO conducts a nationwide Family Income and Expenditure Survey every three years. The latest year where the Family Income and Expenditure Survey results were made available was 2012, which was chosen as the latest CPI base year. In March 2018, the 2012 CPI basket was released. The Government stopped reporting inflation figures based on the 2006 CPI basket in June 2018.

The following table sets out the principal components of the 2012 CPI basket and their weights.

Principal Components of the 2012 CPI Basket

Category	2012 CPI Basket
Food and non-alcoholic beverages, total	38.34%
Rice	9.59%
Alcoholic beverages and tobacco, total	1.58%
Non-food, total	60.08%
Clothing and footwear	2.93%
Housing, water, electricity, gas and other fuels	22.03%
Furnishings, household equipment and routine maintenance of the house	2.95%
Health	3.89%
Transport	8.06%
Communication	2.93%
Recreation and culture	1.40%
Education	3.28%
Restaurants and miscellaneous goods and services	12.59%

The following table sets out the CPI and inflation rate (based on the 2012 CPI basket) and the manufacturing sector’s equivalent, the producer price index (“PPI”) (based on the 2000 PPI basket), as well as the annual percentage changes in each index.

Changes in Consumer and Producer Price Index

	2015	2016	2017	2018	2019	2020
Consumer price index (2012 CPI basket)	107.0	108.4	111.5	117.3	120.2	122.7	(1)
Inflation rate (2012 CPI basket)	0.7%	1.3%	2.9%	5.2%	2.5%	2.5	(1)
Producer price index for manufacturing (2000 PPI basket)	141.0	134.1	132.9	133.8	136.0	131.4	(2)
Inflation rate (2000 PPI basket)	(6.7)%	(4.8)%	(0.9)%	0.7%	1.6%	(4.3	)(2)%

Source: Bangko Sentral; Philippine Statistics Authority.

Notes:

(1)	As of August 31, 2020.
(2)	For the seven months ended July 31, 2020.

Consumer Price Index

The average inflation rate for 2016 was 1.3%, higher than the average inflation rate of 0.7% in 2015. The higher annual average rate of inflation in 2016 was mainly due to the higher rate of average inflation for alcoholic beverages and tobacco of 4.6% in 2016 compared to 3.0% in 2015. Additionally, the price index for restaurant and miscellaneous goods and services had average inflation of 1.7% in 2016 compared to 1.4% in 2015. These factors were partially offset by education, which experienced a lower average inflation rate of 3.0% in 2016 compared with 3.8% in 2015.

The average inflation rate for 2017 was 2.9%, higher than the 1.3% average inflation rate in 2016. The higher rate of inflation in 2017 was mainly due to higher growth in the price indices of all commodity groups except for education.

The average inflation rate for 2018 was 5.2%, higher than the 2.9% average inflation rate in 2017. The higher rate of inflation in 2018 was due to higher growth in the price indices of all commodity groups except for clothing and footwear and education. The price index for clothing and footwear recorded an average inflation of 2.4% in both 2017 and 2018. The price index for education recorded an average deflation of 0.8 in 2018, compared to an average inflation of 2.5 in 2017.

The average inflation rate for 2019 was 2.5%, lower than the 5.2% average inflation in 2018. The lower rate of inflation in 2019 was due mainly to decreases in the price indices of food and non-alcoholic beverages, alcoholic beverages and tobacco, housing, water, electricity, gas, and other fuels, transportation, restaurant and miscellaneous goods and services.

In the first eight months of 2020, the average inflation rate was 2.5%, which was lower than the average inflation rate of 3.1% in the first eight months of 2019. The lower rate of inflation in the first eight months of 2020 was due mainly to lower growth in the price indices of all commodity groups, except for food and non-alcoholic beverage, furnishings, household equipment and routing maintenance of the house, communication and education, all of which increased.

Producer Price Index

In 2016, the producer price index recorded average deflation of 4.8%, a lower rate of deflation than the average deflation rate of 6.7% recorded in 2015. The price indices for petroleum products, wood and wood products, electrical machinery and furniture and fixtures contracted by 9.2%, 2.7%, 4.0% and 17.3%, respectively, in 2016, compared to a contraction of 21.0%, 18.7, 15.8% and 27.2%, respectively, in 2015. The price indices for footwear and wearing apparel, leather products, publishing and printing, rubber and plastic products, basic metals and transport equipment also recorded contractions during 2016.

In 2017, the producer price index recorded average deflation of 0.9%, a lower rate of deflation than the average deflation of 4.9% recorded in 2016. The price indices for petroleum products, iron and steel, basic metals, machinery excluding electrical and non-ferrous metals, posted average inflation of 15.4%, 7.7%, 3.7% and deflation of 2.6% and 0.3%, respectively, in 2017, compared to deflation of 9.2%, 4.8%, 8.2%, 16.3% and 11.9%, respectively, in 2016. The price indices for fabricated metals, cement, leather products and non-metallic mineral products contracted by 38.1%, 15.3%, 16.3% and 6.4%, respectively, in 2017, compared to deflation of 6.3%, inflation of 1.8%, deflation of 3.8% and inflation of 2.6%, respectively, in 2016. The price indices for food manufacturing, beverages, textiles, furniture and fixtures, paper and paper products, chemical products (excluding plastic products), miscellaneous metallic mineral products and miscellaneous manufacturing also recorded contractions in 2017.

In 2018, the producer price index recorded average inflation of 0.7%, a reversal from the average deflation of 0.9% recorded in 2017. The price indices for beverages, tobacco and non-metallic mineral products posted average inflation of 14.7%, 41.2% and 7.7% in 2018, respectively, compared to an average deflation of 1.1%, an average inflation of 8.9% and an average deflation of 6.4% in 2017, respectively. The price indices for leather products, furniture and fixtures and fabricated metals posted average deflation of 8.7%, 4.6% and 8.3% in 2018, respectively, compared to an average deflation of 16.3%, 20.2% and 38.1% in 2017, respectively.

In 2019, the producer price index recorded average inflation of 1.6%, an increase from the average inflation of 0.7% recorded in 2018. This was primarily due to increases in the producer price indices for furniture and fixtures, which posted an average inflation of 58.0% in 2019, marking a significant reversal from average deflation of 5.5% in 2018. Producer price indices for rubber and plastic products and for rubber products likewise increased, from average deflation of 4.5% and 0.9%, respectively, in 2018 to an average inflation of 4.5% and 3.5%, respectively, in 2019.

In the first seven months of 2020, the producer price index recorded average deflation of 4.3%, compared to an average inflation of 2.5% recorded in the first seven months of 2019. This was primarily due to declines in the producer price indices for textiles and paper and paper products from an average inflation of 1.2% and 1.9%, respectively, in the first seven months of 2019 to an average deflation of 3.4% and 8.3%, respectively, in the first seven months of 2020. The producer price indices for most other major industry groups likewise decreased during this period.

Employment and Wages

The following table presents selected employment estimates for various sectors of the economy.

	Selected Employment Information
	2016	2017	2018	2019 (1)	2020 (6)
	(all figures in percentages except as indicated)
Employed persons (in thousands)(2)(3)	40,998	40,334	41,157	42,429	41,306
Unemployment rate	5.5	5.7	5.3	5.1	10.0
Employment share by sector:
Agriculture, hunting, forestry and fishing sector	26.9	25.4	24.3	22.9	26.3
Industry sector
Mining and quarrying	0.5	0.5	0.5	0.4	0.6
Manufacturing	8.3	8.6	8.8	8.5	8.2
Construction	8.3	8.8	9.4	9.8	9.8
Water supply, sewerage, waste management and remediation activities	0.2	0.2	0.1	0.2	0.1
Electricity, gas, steam and air conditioning supply	0.2	0.2	0.2	0.2	0.2

Total industry sector	17.5	18.3	19.1	19.1	18.8
Service sector
Transport and storage	7.4	7.8	7.8	8.1	7.1
Wholesale and retail trade; repair of motor vehicles and motorcycles	19.6	19.6	19.4	19.9	21.5
Finance and housing(4)	7.1	7.7	8.0	8.5	8.1
Other services(5)	21.5	21.3	21.4	21.5	18.1

Total service sector	55.6	56.3	56.6	58.0	54.8

Total employed	100.0	100.0	100.0	100.0	100.0

Sources: Philippine Statistics Authority; Annual Labor and Employment Status; Labor Force Survey.

Notes:

(1)

Preliminary results of the 2019 Annual Estimates of Labor Force Survey (LFS): the annual estimates were based on the final results of the 2018 LFS and January and April rounds, and preliminary results of the 2019 LFS July and October rounds.

(2)	Does not include OFWs.
(3)	Starting in April 2016, figures are generated using population projection based on the 2010 Census of Population and Housing.
(4)	Sum of financial and insurance activities, real estate activities and public administration and defense; compulsory social security subsectors.
(5)	Sum of all other service sectors excluding transport and storage, wholesale and retail trade; repair of motor vehicles and motorcycles, finance and housing.
(6)	As of July 2020, unless otherwise stated.

Regional tripartite bodies consisting of representatives of Government, businesses and workers establish minimum wage adjustments, which vary based on region and industry. Under Philippine law, minimum wage adjustments may only be increased once in any 12-month period. The minimum wages for workers in Metro Manila and the surrounding areas are the highest in the country. In 2019, the minimum wage for non-agricultural workers in the Republic’s Manila metropolitan area, which includes Metro Manila, was ₱537 per day, while for agricultural workers, the minimum wage was ₱500 per day. In other regions of the Republic, the minimum wage for non-agricultural workers ranges from ₱280 to ₱400 per day, while for agricultural workers the minimum wage ranges from ₱270 to ₱391 per day.

The Government defines unemployment to include all persons at least 15 years old without work who are seeking work and are also immediately available for work (excluding, for example, students seeking work who would not be able to immediately take on new employment).

In 2016, the total number of employed persons in the Republic, excluding OFWs, was estimated at 41.0 million people. The average rate of unemployment rate was 5.5%, a decrease from the 6.3% rate recorded in 2015. Both the average rate of labor force participation and the average rate of underemployment experienced a small decrease, from 63.7% and 18.5%, respectively, in 2015 to 63.4% and 18.3%, respectively, in 2016. As in previous years, workers in the Republic were employed primarily in the service sector, representing 55.6% of the total employed population in the Republic. Workers in other services comprised 21.5% of the total employed and workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 19.6% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 27.0% and 17.5%, respectively, of the total employed in 2016.

In 2017, the total number of employed persons in the Republic, excluding OFWs, was estimated at 40.3 million people. The unemployment rate was 5.7%, an increase from the 5.5% rate recorded as of the end of 2016. Both the rate of labor force participation and the rate of underemployment experienced a decrease, from 63.4% and 18.3%, respectively, as of the end of 2016 to 61.2% and 16.1%, respectively, as of the end of 2017. As in previous years, workers in the Republic were employed primarily in the service sector, representing 56.3% of the total employed population in the Republic. Workers in other services comprised 21.3% of the total employed and workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 19.6% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 25.4% and 18.3%, respectively, of the total employed as of the end of 2017.

In 2018, the total number of employed persons in the Republic, excluding OFWs, was estimated at 41.2 million people. The unemployment rate was 5.3%, a decrease from the 5.7% rate recorded as of the end of 2017. The rate of labor force participation and the rate of underemployment were 60.9% and 16.4% in 2018, respectively, representing a decrease from the 61.2% and an increase from the 16.1% in 2017, respectively. As in previous years, workers in the Republic were employed primarily in the service sector, representing 56.6% of the total employed population in the Republic. Workers in other services comprised 21.4% of the total employed and workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 19.4% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 24.3% and 19.1%, respectively, of the total employed in 2018.

In 2019, the total number of employed persons in the Republic, excluding OFWs, was estimated at 42.4 million people. The unemployment rate was 5.1%, a decrease from the 5.3% rate recorded as of the end of 2018. The rate of labor force participation and the rate of underemployment were 61.3% and 14.0% in 2019, respectively, representing an increase from the 60.9% and a decrease from the 16.4% in 2018, respectively. As in previous years, workers in the Republic were employed primarily in the service sector, representing 58.0% of the total employed population in the Republic, of which workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 19.9% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 22.9% and 19.1%, respectively, of the total employed in 2019.

In July 2020, the total number of employed persons in the Republic, excluding OFWs, was estimated at 41.3 million. The unemployment rate was 10.0% in July 2020, higher than the 5.4% recorded in July 2019. The labor force participation rate was 61.9% in July 2020, lower than the 62.1% recorded in July 2019. In July 2020, workers in the Republic were primarily employed in the service sector, representing 54.8% of the total employed population in the Republic, of which workers in the wholesale and retail trade and repair of motor vehicles and motorcycles comprised 21.5% of the total employed. Workers in the agriculture, hunting, forestry and fishing sector and the industry sector comprised 26.3% and 19.1% of the total employed in July 2020, compared to 22.9% and 18.9% in July 2019, respectively.

The following table presents employment information in the Republic by gender and age group:

	Percentage Distribution of Household Population 15 Years Old and over by Employment Status, by Age Group
	July 2019	July 2020
Age Group	Unemployed	Unemployed
	(all figures in percentages except as indicated)
Both sexes 15 – 24	45.9	38.0
25 – 34	33.0	30.8
35 – 44	10.1	14.0
45 – 54	6.4	10.9
55 – 64	3.6	5.2
65 and over	0.9	1.1
Not reported	0.0	0.0

Total for all ages	100.0	100.0

Source: Philippine Statistics Authority; July 2019 and July 2020 Labor Force Survey.

As of July 2020, 38.0% of the total unemployed population consisted of young people aged 15 to 24 years old, lower than the 45.9% recorded as of July 2019. In terms of gender, the female population represented 39.0% and 38.9% of the employed and unemployed workforce, respectively, as of July 2020, whereas the male population represented 61.0% and 61.1% of the employed and unemployed workforce, respectively, as of July 2020.

The PSA publishes statistics on poverty in the Republic measured in terms of a Government-determined per capita poverty threshold, which is the minimum income required for a family or individual to meet basic food and non-food requirements and a per capita subsistence threshold, which is the minimum income required for a family or individual to meet basic food requirements. According to the PSA, the proportion of families with per capita income below the per capita poverty threshold increased from 19.7% in 2012 to 19.9% in 2015, then decreased to 14.7% in 2018. The proportion of families with per capita income below the per capita subsistence threshold decreased from 7.5% in 2012 to 6.5% in 2015, then decreased to 3.4% in 2018. Economic growth and broad-based reforms were among the factors contributing to the decrease of the proportion of families and individuals in the Republic with income levels falling below the poverty or subsistence thresholds during 2018, as compared to 2015.

Overseas Employment

OFW remittances are a significant source of income for the Philippine economy. The Republic accounts for estimates of the amount of compensation of OFWs as well as investment income of OFWs from their properties as net primary income, and net primary income accounted for 16.9%, 16.7%, 16.6%, 16.4%, 16.6% and 9.0% of GNI in 2015, 2016, 2017, 2018, 2019 and the first six months of 2020, respectively, according to the latest figures from the PSA. Cash inflows from overseas OFWs decreased by 2.6% to $19.28 billion in the first eight months of 2020 as compared to $19.81 billion in the first eight months of 2019. However, cash inflows from overseas OFWs increased by 4.1% to $30.13 billion in 2019 against $28.94 billion in 2018.

According to the PSA’s 2019 Survey on Overseas Filipinos, there were approximately 2.2 million OFWs, approximately 44.0% of which were males and 56.0% of which were females.

The following table presents the geographical distribution of OFWs.

	Geographical Distribution of OFWs
	By Place of Work as of 2019(1)	Total Cash Remittances for the six months ended June 30, 2019(2)	Average Cash Remittance per OFW for the six months ended June 30, 2019(2)
	(in percentages)	(₱ in millions)	(₱ in thousands)
Africa	1.0	1,988	102
Asia	81.1	115,925	73
East Asia(3)	21.7	31,979	76
Southeast and South Central Asia(4)	8.0	11,530	74
Western Asia(5)	51.4	72,415	71
Australia	2.1	5,306	153
Europe	7.7	20,749	138
North and South America	8.1	13,972	102

Total	100.0	273,864	788

Source: Philippine Statistics Authority—2019 Survey on Overseas Filipinos.

Notes:

(1)	Estimates cover overseas Filipinos whose departure occurred within the last five years and who are working or had worked abroad during the six months from April 1, 2019 to September 30, 2019.
(2)

Estimates cover remittances during six months prior to survey of overseas Filipinos whose departure occurred within the last five years ended September 2019 and who are working or had worked abroad during the six months from April 1, 2019 to September 30, 2019.

(3)	Includes Hong Kong, Japan, Taiwan, the People’s Republic of China and South Korea, among others.
(4)	Includes Malaysia, Singapore, Brunei, Cambodia and Indonesia, among others.
(5)	Includes Kuwait, Qatar, Saudi Arabia, United Arab Emirates, Bahrain, Israel, Lebanon and Jordan, among others.

The following table presents the occupational distribution of OFWs.

	Occupational Distribution of OFWs
	By Occupation as of 2019(1)	Total Cash Remittances for the six months ended September 30, 2019(2)	Average Cash Remittance per OFW for the six months ended September 30, 2019(2)
	(in percentages)	(₱ in millions)	(₱ in thousands)
Managers	1.1	1,014	79
Professionals	8.5	18,626	118
Technicians and associate professionals	8.7	23,995	142
Clerical support workers	3.4	4,778	75
Service and sales workers	17.5	24,529	71
Skilled agricultural forestry and fishery workers	0.8	1,148	63
Craft and related trades workers	8.1	16,868	101
Plant and machine operators and assemblers	12.2	24,175	104
Elementary occupations	39.6	42,808	56

Total	100.0	157,939	809

Source: Philippine Statistics Authority—2019 Survey on Overseas Filipinos.

Notes:

(1)

Estimates cover overseas Filipinos whose departure occurred within the last five years ended September 2019 and who are working or had worked abroad during the six months from April 1, 2019 to September 30, 2019.

(2)

Estimates cover remittances during six months prior to survey of overseas Filipinos whose departure occurred within the last five years ended September 2019 and who are working or had worked abroad during the six months from April 1, 2019 to September 30, 2019.

The following table presents the gender and age distribution of OFWs.

	Age Distribution of OFWs(1)
	Both Sexes	Male	Female
Age Group	(%)
15 – 24	6.1	5.4	6.7
25 – 29	20.7	19.1	21.9
30 – 34	22.6	19.5	25.0
35 – 39	18.7	17.9	19.3
40 – 44	14.0	16.2	12.3
45 and over	17.9	21.9	14.7

Total for all ages	100.0	100.0	100.0

Source: Philippine Statistics Authority—2019 Survey on Overseas Filipinos.

Note:

(1)	Estimates cover overseas Filipinos whose departure occurred within the last five years and who are working or had worked abroad during the six months from April 1, 2019 to September 30, 2019.

As a result of the economic effects of the global COVID-19 pandemic, the Government estimates that over 100,000 OFWs had lost their overseas employment by April 30, 2020. In response, the Government implemented the COVID-19 Adjustment Measures Program, a cash assistance program entitling OFWs to receive a one-time cash transfer in the amount of ₱10,000 or $200 to ameliorate the economic effects of the COVID-19 pandemic. This program is available to OFWs who lose their overseas employment, contract COVID-19, or who are unable to return to their overseas employment country due to lockdown or border control measures. As of April 30, 2020, over 230,000 OFWs had requested assistance under the COVID-19 Adjustment Measures Program.

Despite the recent challenges posed by the COVID-19 pandemic, demand for Filipino workers abroad is expected to remain strong in the medium to long terms, especially for those in the healthcare and information technology sectors. Specifically, demand for doctors, nurses, radiologists, psychologists, and occupational therapists is expected to be high in Europe, while demand for IT-skilled workers and construction workers are expected to be high in both Europe and the Americas, particularly Guam, in the medium to long terms.

Social Security System and Government Service Insurance System

The Republic does not pay any unemployment compensation or make any general welfare payments other than through the Social Security System and the Government Service Insurance System. The Social Security System provides private sector employees, including self-employed persons and their families, with protection against decreases in income due to disability, sickness, old age and death. Monthly contributions by covered employees and their employers, and investment income of the Social Security System, fund the system. The Social Security System invests its funds in Government securities and in domestic equity securities.

The Government Service Insurance System administers social security benefits for Government employees, including retirement benefits, life insurance, medical care and sickness and disability benefits. It also administers the self-insurance program for Government properties, such as buildings and equipment. The Government Service Insurance System also oversees loan programs, including housing loans for Government employees. Monthly contributions by covered employees and their employers fund the system. Government agencies must include in their annual appropriations the amounts needed to cover their share of the contributions and any additional premium required based on the hazardous nature of the work. The Government Service Insurance System invests its funds in a manner similar to the Social Security System.

National Savings

The following table sets out gross savings and gross domestic savings as a percentage of GDP.

	National Savings
Item	2017	2018	2019
Gross savings	35.5%	33.8%	31.6%
Gross domestic savings	16.5%	15.4%	14.3%

Source: World Bank national accounts data; OECD national accounts data.

Balance of Payments

Overview

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current account and the capital and financial account. The current account tracks a country’s trade-in-goods, services, income and current transfer transactions. The capital and financial account includes the capital account, which covers all transactions involving capital transfers and acquisition or disposal of non-produced, non-financial assets, and the financial account, which covers all transactions associated with changes of ownership in the foreign financial assets and liabilities of an economy. A balance of payments surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. A balance of payments deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency.

Revisions

The balance of payments statistics released by Bangko Sentral are based on the trade-in-goods statistics compiled by the NSO. However, for purposes of inclusion in the overall balance of payments, the trade-in-goods statistics reported by the NSO are adjusted by Bangko Sentral to exclude temporary exports and imports and returned goods. In March 2013, Bangko Sentral adopted the IMF’s BPM6 framework covering balance of payments statistics for 2011 onwards, pursuant to which the property income and expense accounts have been revised. Concurrently with the releases of the latest balance of payments data, Bangko Sentral often releases revisions to the balance of payments data previously reported adjusting for any updated data received from various departments and any change in reporting methodology. The balance of payments data presented below reflects the latest data published by Bangko Sentral as of the date of this prospectus.

The following table sets out balance of payments of the Republic for the periods indicated.

	Balance of Payments
	2015	2016	2017	2018	2019	2020(1)
	($ in millions)
Current account(2)	7,266	(1,199)	(2,143)	(8,877)	(3,386)	4,359
Exports	105,851	108,905	124,126	129,980	136,362	54,635
Imports	98,585	110,104	126,269	138,857	139,748	50,276
Goods, Services, and Primary Income	(15,997)	(25,926)	(28,295)	(35,695)	(31,096)	(8,393)
Total exports	81,765	83,494	97,229	102,373	107,865	41,457
Total imports	97,762	109,420	125,525	138,068	138,961	49,850
Goods and Services	(17,854)	(28,506)	(31,522)	(39,364)	(36,423)	(10,524)
Exports	72,262	73,938	86,646	90,374	94,505	35,730
Imports	90,117	102,444	118,168	129,738	130,928	46,254
Goods	(23,309)	(35,549)	(40,215)	(50,972)	(49,313)	(15,724)
Exports	43,197	42,734	51,814	51,977	53,475	20,696
Imports	66,506	78,283	92,029	102,949	102,788	36,420
Services	5,455	7,043	8,693	11,608	12,890	5,200
Exports	29,065	31,204	34,832	38,397	41,030	15,034
Imports	23,610	24,160	26,139	26,789	28,140	9,834
Primary Income	1,857	2,579	3,226	3,669	5,327	2,131
Receipts	9,503	9,556	10,583	11,999	13,360	5,727
Payments	7,646	6,977	7,357	8,330	8,033	3,597
Secondary Income	23,263	24,728	26,153	26,818	27,710	12,752
Receipts	24,086	25,411	26,897	27,607	28,497	13,178
Payments	823	684	745	788	787	426
Capital account(2)	84	62	69	65	84	16
Receipts	99	77	103	103	103	34
Payments	15	15	34	38	20	18
Financial account(3)	2,301	175	2,798	(9,332)	(7,260)	3,938
Net acquisition of financial assets(4)	6,139	5,658	6,717	7,522	9,280	3,741
Net incurrence of liabilities(4)	3,838	5,483	9,515	16,855	16,540	(197)
Direct investment	(100)	(5,883)	(6,952)	(5,833)	(4,376)	(2,168)
Net acquisition of financial assets(4)	5,540	2,397	3,305	4,116	3,309	829
Net incurrence of liabilities(4)	5,639	8,280	10,256	9,949	7,685	2,997
Portfolio investment	5,471	1,480	2,454	1,448	(3,486)	1,481
Net acquisition of financial assets(4)	3,343	1,216	1,658	4,740	3,979	1,544
Net incurrence of liabilities(4)	(2,128)	(264)	(796)	3,292	7,466	63
Financial derivatives	6	(32)	(51)	(53)	(173)	(94)
Net acquisition of financial assets(4)	(531)	(701)	(503)	(679)	(874)	(450)
Net incurrence of liabilities(4)	(537)	(669)	(453)	(626)	(701)	(356)
Other investment	(3,076)	4,610	1,750	(4,894)	775)	4,718
Net acquisition of financial assets(4)	(2,213)	2,746	2,257	(654)	2,865	1,817
Net incurrence of liabilities(4)	864	(1,864)	508	4,240	2,090	(2,901)
Net unclassified items(5)	(2,433)	274	(1,588)	(2,826)	3,886	3,672

Overall balance of payments position(6)	2,616	(1,038)	(863)	(2,306)	7,843	4,109

Source: Department of Economic Statistics, Bangko Sentral.

Notes:

(1)	Preliminary data for the first six months of 2020.
(2)	Balances in the current and capital accounts are derived by deducting debit entries from credit entries.
(3)	Balances in the financial account are derived by deducting net incurrence of liabilities from net acquisition of financial assets.
(4)	Negative values of Net Acquisition of Financial Assets indicate withdrawal/disposal of financial assets; negative values of Net Incurrence of Liabilities indicate repayment of liabilities.
(5)

Net unclassified items is an offsetting account to the overstatement or understatement in either receipts or payments of the recorded balance of payments components relative to the overall balance of payments position.

(6)

The overall balance of payments position is calculated as the change in the country’s net international reserves, less non-economic transactions (revaluation and gold monetization/demonetization). Alternatively, it can be derived by adding the current and capital account balances less financial account plus net unclassified items.

Overall Balance of Payments Performance

In 2016, the overall balance of payments position of the Republic recorded a deficit of $1.0 billion, which was a reversal from the $2.6 billion surplus recorded in 2015. The reversal was primarily the result of a deficit in the current account, which was partially offset by decreased net outflows in the financial account. The current account recorded a deficit of $1.2 billion in 2016, representing a reversal from the surplus of $7.3 billion in 2015. The financial account recorded net outflows of $175 million in 2016, representing a decrease from net outflows of $2.3 billion in 2015.

In 2017, the overall balance of payments position of the Republic recorded a deficit of $863 million compared to the $1.0 billion deficit recorded in 2016. The change was primarily the result of increased deficit in the current account, which was partially offset by a reversal in the financial account from net outflows to net inflows. The current account recorded a deficit of $2.1 billion in 2017, representing an increase of 78.7% from the deficit of $1.2 billion in 2016. The financial account recorded net inflows of $2.8 billion in 2017, representing a reversal from the net outflows of $175 million in 2016.

In 2018, the overall balance of payments position of the Republic recorded a deficit of $2.3 billion compared to the $863 million deficit recorded in 2017. The change was primarily the result of increased deficit in the current account, which was partially offset by increased net inflows in the financial account. The current account recorded a deficit of $8.7 billion in 2018, representing a significant increase from the deficit of $2.1 billion in 2017. The financial account recorded net inflows of $8.6 billion in 2018, representing a significant increase from the net inflows of $2.8 billion in 2017.

In 2019, the overall balance of payments position of the Republic recorded a surplus of $7.8 billion, compared to a deficit of $2.3 billion recorded in 2018. The reversal was primarily the result of a decreased deficit in the current account and decreased net inflow in the financial account. The current account recorded a deficit of $3.4 billion in 2019, representing a 61.9% decrease from the deficit of $8.9 billion recorded in 2018. The financial account recorded a net inflow of $7.3 billion in 2019, representing a 22.2% decrease from the net inflow of $9.3 billion recorded in 2018.

In the first six months of 2020, according to preliminary data, the overall balance of payments position of the Republic recorded a surplus of $4.1 billion compared to the $4.8 billion surplus recorded in the first six months of 2019. The change was primarily the result of a net outflow in the financial account. The financial account recorded net outflows of $3.9 billion in the first six months of 2020, as compared to net inflows of $5.5 billion in the first six months of 2019. This was partially offset by a reversal in the current account, which recorded a surplus of $4.4 million in the first six months of 2020, as compared to a deficit of $2.6 billion in the first six months of 2019.

Current Account

In 2016, the current account recorded a deficit of $1.2 billion, compared to a surplus of $7.3 billion recorded in 2015. The reversal from surplus to deficit was primarily the result of a higher trade-in-goods deficit of $35.5 billion in 2016, representing an increase of 52.5% over the trade-in-goods deficit of $23.3 billion in 2015. Partially offsetting the increase in trade-in-goods deficit were an increased secondary income surplus and a higher surplus in trade-in-services. The secondary income surplus increased to $25.0 billion in 2016, 7.4% higher than the $23.3 billion surplus recorded in 2015. The trade-in-services surplus also increased to $7.0 billion in 2016, 29.1% higher than the $5.5 billion surplus recorded in 2015. Overall, current account exports increased by 2.9% to $108.9 billion in 2016 from $105.9 billion in 2015, while current account imports increased by 11.7% to $110.1 billion in 2016 from $98.6 billion in 2015.

In 2017, the current account recorded a deficit of $2.1 billion, compared to a deficit of $1.2 billion recorded in 2016. The increase in the current account deficit was primarily the result of a higher trade-in-goods deficit of $40.2 billion in 2017, representing an increase of 13.1% over the trade-in-goods deficit of $35.5 billion in 2016. Partially offsetting the increase in trade-in-goods deficit were an increased secondary income surplus and a higher surplus in trade-in-services. The secondary income surplus increased to $26.2 billion in 2017, 5.8% higher than the $24.7 billion surplus recorded in 2016. The trade-in-services surplus also increased to $8.7 billion in 2017, 31.3% higher than the $7.0 surplus recorded in 2016. Overall, current account exports increased by 14.0% to $124.1 billion in 2017 from $108.9 billion in 2016, while current account imports increased by 14.7% to $126.3 billion in 2017 from $110.1 billion in 2016.

In 2018, the current account recorded a deficit of $8.7 billion, compared to a deficit of $2.1 billion recorded in 2017. The increase in the current account deficit was primarily the result of a higher trade-in-goods deficit of $51.0 billion in 2018, representing an increase of 26.8% over the trade-in-goods deficit of $40.2 billion in 2017. The higher trade-in-goods deficit was a result of an increase in imports of goods by 11.9% from $92.0 billion in 2017 to $103.0 billion in 2018. These were partially offset by an increase of trade-in-service surplus by 33.7% from $8.7 billion in 2017 to $11.6 billion in 2018.

In 2019, the current account recorded a deficit of $3.4 billion, compared to a deficit of $8.9 billion recorded in 2018. This decreased deficit was primarily due to a 3.3% decrease in trade-in-goods deficit from $51.0 billion in 2018 to $49.3 billion in 2019, an 11.0% increase in trade-in-services surplus from $11.6 billion in 2018 to $12.9 billion in 2019, a 45.2% increase in primary income from $3.7 billion in 2018 to $5.3 billion in 2019 and a 3.3% increase in secondary income from $26.8 billion in 2018 to $27.7 billion in 2019.

In the first six months of 2020, according to preliminary data, the current account recorded a surplus of $4.4 billion, compared to a deficit of $2.6 billion recorded in the first six months of 2019. This reversal was primarily due to a 47.5% decrease in deficit in goods, services and primary income, from $16.0 billion in the first six months of 2019 to $8.4 billion in the first six months of 2020. This surplus was partially offset by 16.0% and 4.4% decreases in surplus in primary income and secondary income to $2.1 billion and $12.8 billion in the first six months of 2020, respectively, compared to $2.5 billion and $13.3 billion in the first six months of 2019, respectively.

Goods Trade

Trading in goods significantly affects the Philippine economy. A significant proportion of exports depends on imported raw materials or other inputs, rendering the country’s exports vulnerable to any import decline resulting from a peso depreciation. See “—Monetary System—Foreign Exchange System.”

In 2016, the trade-in-goods deficit was $35.5 billion, 52.5% higher than the trade-in-goods deficit of $23.3 billion recorded in 2015. The higher deficit was primarily the result of an increase in imports, which increased by 17.7% during 2016 to $78.3 billion, compared to $66.5 billion in imports recorded in 2015. In addition, exports of goods decreased by 1.1% to $42.7 billion in 2016, from the $43.2 billion recorded in 2015. The increase in imports of goods was due mainly to a 17.7% increase in imports of general merchandise to $78.3 billion in 2016, from the $66.5 billion recorded in 2015.

In 2017, the trade-in-goods deficit was $40.2 billion, 13.1% higher than the trade-in-goods deficit of $35.5 billion recorded in 2016. The higher deficit was primarily the result of an increase in imports, which increased by 17.6% during 2017 to $92.0 billion, compared to $78.3 billion in imports recorded in 2016. This was partially offset by a 21.2% increase in exports of goods to $51.8 billion in 2017, from the $42.7 billion recorded in 2016. The larger increase in imports of goods, as compared to the increase in exports of goods, was due mainly to a 17.6% increase in imports of general merchandise to $92.0 billion in 2017, from the $78.3 billion recorded in 2016.

In 2018, the trade-in-goods deficit was $51.0 billion, 26.8% higher than the trade-in-goods deficit of $40.2 billion recorded in 2017. The higher deficit was primarily the result of an increase in imports, which increased by 11.9% in 2017 to $103.0 billion, compared to $92.0 billion recorded in 2017. The larger increase in imports of goods, as compared to the increase in exports of goods, was due mainly to 11.9% increase in imports of general merchandise to $103.0 billion in 2018, from the $92.0 billion recorded in 2017.

In 2019, the trade-in-goods deficit was $49.3 billion, a 3.3% decrease from the trade-in-goods deficit of $51.0 billion recorded in 2018. This lower deficit was primarily the result of a 0.2% decrease in imports from $103.0 billion in 2018 to $102.8 billion in 2019 and a 2.9% increase in exports from $52.0 billion in 2018 to $53.5 billion in 2019. The increase in exports was mainly attributable to an increase of 1.1% in manufactured goods exports from $58.2 billion in 2018 to $58.9 billion in 2019, mainly electronic products, which increased by 4.4% from $38.3 billion in 2018 to $40.0 billion in 2019. The decrease in imports were mainly attributable to a 9.4% decrease in importation of raw materials and intermediate goods. Imports of mineral fuels and lubricant likewise decreased by 8.7%.

In the first six months of 2020, according to preliminary data, the trade-in-goods deficit decreased by 35.6% to $15.7 billion, compared to a deficit of $24.4 billion recorded in the first six months of 2019. The decrease in trade-in-goods deficit was primarily the result of a decrease in imports, which decreased by 27.8% during the first six months of 2020 to $36.4 billion, compared to $50.4 billion recorded in the first six months of 2019. In addition, exports of goods decreased by 20.4% to $20.7 billion in the first six months of 2020, compared to $26.0 billion in the first six months of 2019. Both decreases in exports as well as imports of goods were due mainly to the effect of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers.

Exports of Goods

The following table sets out the Republic’s exports of goods by major commodity group, as reported by the PSA.

	Exports by Major Commodity Groups
	Annual					Growth Rates	January-June		Growth Rates	Percentage of Total Exports
Commodities	2015	2016	2017	2018	2019	2019	2019	2020(1)	2020 (1)	2015		2019
	($ in millions, except percentages)
Agricultural products						%			%		%		%
Coconut products	1,404	1,437	2,051	1,539	1,294	(15.9)	687	583	(15.1)	2.4		1.8
Sugar and products	32	105	217	76	67	(11.7)	63	38	(39.4)	0.1		0.1
Fruits and vegetables	1,406	1,581	1,850	1,980	2,854	44.1	1,414	1,419	0.4	2.4		4.0
Other agro-based products	845	864	1,013	990	952	(3.8)	477	424	(11.1)	1.4		1.3

Total agricultural based products	3,688	3,987	5,131	4,585	5,167	12.7	2,641	2,464	(7.2)	6.3		7.3

Forest products	48	28	184	257	358	39.1	170	118	(30.5)	0.1		0.5
Mineral products	2,853	2,350	4,285	4,045	4,664	15.3	2,465	2,416	(2.0)	4.9		6.6
Petroleum products	314	282	396	494	226	(54.3)	88	162	83.2	0.5		0.3
Manufacturing
Electronic products	28,904	29,418	36,536	38,327	40,022	4.4	18,912	16,090	(14.9)	49.1		56.4
Other electronics	3,163	2,825	3,197	3,302	3,469	5.0	1,785	1,095	(38.7)	5.4		4.9
Garments	1,459	1,099	1,099	974	928	(4.8)	459	260	(43.3)	2.5		1.3
Textile yarns/fabrics	199	189	235	215	217	1.0	107	152	(42.4)	0.3		0.3
Footwear	33	49	80	103	132	28.1	63	36	(43.4)	0.1		0.2
Travel goods and handbags	429	472	485	597	745	24.6	288	183	(36.5)	0.7		1.1
Wood manufacturing	2,805	2,714	1,204	320	251	(21.6)	123	73	(40.4)	4.8		0.4
Furniture and fixtures	324	265	337	353	299	(15.4)	140	132	(5.9)	0.6		0.4
Chemicals	1,878	1,722	1,786	1,572	1,508	(4.1)	819	549	(33.0)	3.2		2.1
Non-metallic mineral manufacturing	176	151	202	236	267	13.3	130	94	(28.0	0.3		0.4
Machinery and transport equipment	5,150	4,276	5,093	4,813	4,128	(14.2)	2,164	1,502	(30.6)	8.8		5.8
Processed food and beverages	1,163	1,076	1,395	1,333	1,330	0.2	627	532	(15.2)	2.0		1.9
Iron and steel	99	122	131	124	93	(24.8)	60	18	(70.4)	0.2		0.1
Baby carriages, toys, games and sporting goods	321	235	214	222	269	20.8	117	66	(43.6)	0.5		0.4
Basketwork, wickerwork, and other articles of plaiting materials	57	48	43	35	31	(13.1)	16	14	(14.8)	0.1		0.0
Miscellaneous	603	746	729	1,042	963	(7.6)	493	314	(36.4)	1.0		1.4
Others	4,044	4,296	4,571	4,639	4,227	(8.9)	2,108	1,719	(18.4)	6.9		6.0

Total Manufacturing	50,808	49,702	57,336	58,207	58,876	1.1	28,411	22,828	(19.7)	86.4		83.0
Special transactions	1,116	1,057	1,382	1,720	1,637	(4.8)	801	492	(38.6)	1.9		2.3

Total exports	58,827	57,406	68,713	69,307	70,927	2.3%	34,577	28,481	(17.6)%	100%		100%

Source: Philippine Statistics Authority, Bangko Sentral.

Note:

(1)	Preliminary data for the first six months of 2020.

The Republic aims to diversify its export markets and increase its exports to other countries, particularly ASEAN countries. The Republic is a party to the ASEAN Free Trade Agreement, which provides for reduced tariffs among ASEAN nations as well as plans for intra-regional investments, industrial linkages and banking and financial integration. Under ASEAN, the Philippines has a preferential trade agreements with China, Hong Kong, India, Japan, South Korea, and Australia and New Zealand.

In 2008, the Republic and Japan entered into the Philippines-Japan Economic Partnership Agreement, which remains as the Philippines’ only bilateral free trade agreement, covering, among others, trade in goods, trade in services, investments, movement of natural persons, intellectual property, customs procedures, improvement of the business environment, and government procurement. In addition, in 2016 the Republic entered into an agreement with the European Free Trade Association to improve market access for Philippine exporters to the European market. The Republic has also entered into the ASEAN-Hong Kong, China Free Trade Agreement in November 2017, which is aimed at facilitating trade in goods and services in the region.

The following table sets out the Republic’s exports of goods by destination, as reported by the PSA.

	Exports of Goods by Destination						Percentage of Total Exports
Country	2015	2016	2017	2018	2019	2020(1)	2015	2020(1)
	($ in millions, except percentages)
United States	8,851	9,661	10,636	8,580	11,567	4,019	15.4	14.1
European Union(2)	6,970	9,607	8,908	6,241	8,285	3,146	12.1	11.0
Japan	11,670	10,853	10,323	7,915	10,675	4,580	20.3	16.1
People’s Republic of China	6,373	8,017	8,817	7,259	9,814	3,937	11.1	13.8
Hong Kong	6,617	9,024	9,564	7,076	9,625	4,288	11.5	15.1
South Korea	2,182	4,334	2,608	2,364	3,241	1,215	3.8	4.3
Singapore	3,824	3,973	4,316	2,843	3,832	1,753	6.7	6.2
Taiwan	2,127	2,451	2,521	1,717	2,253	953	3.7	3.3
Southeast Asia(3)	4,806	6,122	6,832	5,151	6,958	2,843	8.4	10.0
Others	3,986	4,671	4,782	3,494	4,677	1,747	6.9	6.1

Total	57,406	68,713	69,307	52,641	70,927	28,481	100.0	100.0

Source: Philippine Statistics Authority, Bangko Sentral.

Notes:

(1)	Preliminary data for the first six months of 2020.
(2)

Includes Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, France, Federal Republic of Germany, Finland, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, Romania and the United Kingdom.

(3)	Includes only Malaysia, Indonesia, Thailand, Brunei Darussalam, Vietnam, Myanmar and Laos.

In 2016, according to PSA data, total exports of goods decreased by 2.4% to $57.4 billion, from the $58.8 billion recorded in 2015. The decrease was driven primarily by decreases in exports of manufactured goods and mineral products. Exports of manufactured goods, which comprised 86.6% of total exports, decreased to $49.7 billion in 2016, a decrease of 2.2% over the $50.8 billion recorded in 2015. Exports of mineral products, which comprised 4.1% of total exports, decreased to $2.4 billion in 2016, a decrease of 17.6% from the $2.9 billion recorded in 2015. The decreases were partially offset by an increase in exports of fruits and vegetables, which increased by 12.4% to $1.6 billion in 2016 from $1.4 billion in 2015.

In 2017, according to PSA data, total exports of goods increased by 19.7% to $68.7 billion, from the $57.4 billion recorded in 2016. The increase was driven primarily by increases in exports of manufactured goods and mineral products. Exports of manufactured goods, which comprised 83.4% of total exports, increased to $57.3 billion in 2017, an increase of 15.3% over the $49.7 billion recorded in 2016. Exports of mineral products, which comprised 6.2% of total exports, increased to $4.3 billion in 2017, an increase of 82.3% from the $2.4 billion recorded in 2016. Exports of fruits and vegetables also increased by 17.0% to $1.9 billion in 2017 from $1.6 billion in 2016.

In 2018, according to PSA data, total exports of goods slightly increased by 0.9% to $69.3 billion, from the $68.7 billion recorded in 2017. The increase was primarily a result of an increase in exports of manufactured goods being largely offset by decreases in exports of mineral products and agricultural based products. Exports of manufactured goods, which comprised 84.0% of total exports, increased to $58.2 billion in 2018, an increase of 1.5% over the $57.3 billion recorded in 2017. Exports of mineral products, which comprised 5.8% of total exports, decreased to $4.0 billion in 2018, a decrease of 5.6% from $4.3 billion in 2017. Exports of agriculture-based products, which comprised 6.6% of total exports, decreased to $4.6 billion in 2018, a decrease of 10.6% from $5.1 billion in 2017.

In 2019, according to PSA data, total exports of goods increased by 2.3% to $70.9 billion, from the $69.3 billion recorded in 2018. The increase was primarily a result of an increase in exports of manufactured goods, total agricultural products and mineral products. Exports of manufactured goods, which comprised 83.0% of total exports, increased to $58.9 billion in 2019, an increase of 1.1% over the $58.2 billion recorded in 2018. Exports of total agriculture products, which comprised 7.3% of total exports, increased to $5.2 billion in 2019, an increase of 12.7% over the $4.6 billion recorded in 2018. Exports of mineral products, which comprised 6.6% of total exports, increased to $4.7 billion in 2019, an increase of 15.3% over the $4.0 billion recorded in 2018.

In the first six months of 2020, according to preliminary PSA data, total exports of goods decreased by 17.6% to $28.5 billion, from the $34.5 billion recorded in the first six months of 2019. This was primarily a result of the effect of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers, which led to a decrease in exports of manufactured goods. Exports of manufactured goods, which comprised 80.2% of total exports, decreased to $22.8 billion in the first six months of 2020, a decrease of 19.7% over the $28.4 billion recorded in the first six months of 2019. Exports of agriculture-based products, which comprised 8.7% of total exports, decreased to $2.5 billion in the first six months of 2020, a decrease of 6.7% from $2.6 billion in the first six months of 2019. Exports of mineral products, which comprised 8.5% of total exports, decreased to $2.4 billion in the first six months of 2020, an decrease of 2.0% from $2.5 billion in the first six months of 2019.

Imports of Goods

The following table sets out the sources of the Philippines’ imports of goods by commodity group.

	Imports of Goods by Commodity Group
	Annual					Growth Rates	January – June		Growth Rate	Percentage of Total Exports
Commodities	2015	2016	2017	2018	2019	2019	2019	2020(1)	2020	2015	2019
	($ in millions, except percentages)
Capital goods	19,603	28,746	31,469	35,285	37,434	6.1%	18,076	12,981	(28.2)%	27.6%	33.5%
Raw materials and intermediate goods
Unprocessed raw materials	2,556	2,727	4,276	4,851	3,576	(26.3)	1,840	1,393	(24.3)	3.6	3.2
Semi-processed raw materials	27,912	29,310	32,662	39,979	37,041	(7.3)	18,758	14,358	(23.5)	39.3%	33.2

Raw materials and intermediate goods	30,468	32,038	36,938	44,830	40,617	(9.4)	20,598	15,752	(23.5)	42.9%	36.4

Mineral fuels and lubricants	9,249	7,969	10,796	14,041	13,362	(4.8)	6,641	3,556	(46.4)	13.0%	12.0
Consumer goods
Durable	5,358	8,374	9,467	9,804	10,176	3.8	4,755	2,838	(40.3)	7.5%	9.1
Non-durable	6,037	6,448	6,931	8,202	9,084	10.8	4,453	3,675	(17.5)	8.5%	8.1

Total consumer goods	11,395	14,822	16,398	18,006	19,260	7.0	9,208	6,514	(29.3)	16.0	17.3

Special transactions(2)	352	533	493	680	920	35.2	479	353	(26.4)	0.5	0.8

Total imports	71,067	84,108	96,093	112,841	111,593	(1.1)%	55,002	39,155	(28.8)%	100.0%	100.0%

Source: Philippine Statistics Authority, Bangko Sentral.

Note:

(1)	Preliminary data for the first six months of 2020.
(2)	Excludes value of goods that do not involve change in ownership such as consigned, returned/replacement and temporarily imported goods.

The following table sets out the sources of the Philippines’ imports of goods by country.

	Imports of Goods by Source
							Percentage of Total Imports
Country	2015	2016	2017	2018	2019	2020(1)	2015	2020(1)
	($ in millions, except percentages)
Japan	6,368	9,882	10,912	10,818	10,580	3,666	9.0%	9.4%
United States	7,468	7,576	7,784	8,062	8,072	3,144	10.5%	8.0%
Southeast Asia(2)	12,937	16,577	19,616	22,250	22,465	7,858	18.2%	20.1%
People’s Republic of China	11,471	15,565	17,464	22,015	25,496	8,223	16.1%	21.0%
Hong Kong	1,840	2,492	2,715	3,046	3,598	1,137	2.6%	2.9%
Taiwan	5,839	5,185	5,090	5,500	4,753	2,210	8.2%	5.6%
South Korea	4,657	5,568	8,465	11,312	8,477	3,334	6.6%	8.5%
Singapore	5,005	5,464	5,599	6,174	6,658	2,494	7.0%	6.4%
Oceania(3)	1,444	1,571	2,635	2,461	2,213	683	2.0%	1.7%
European Union(4)	6,695	6,743	6,644	8,587	9,338	3,083	9.4%	7.9%
Middle East(5)	3,624	3,019	3,800	5,685	3,704	974	5.1%	2.5%
Others	3,719	4,466	5,369	6,931	6,239	1,452	5.2%	3.7%

Total	71,067	84,108	96,093	112,841	111,593	39,155	100.0%	100.0%

Source: Philippine Statistics Authority, Bangko Sentral.

Notes:

(1)	Preliminary data for the first six months of 2020.
(2)	Includes only Malaysia, Indonesia, Thailand, Brunei Darussalam, Vietnam, Myanmar and Laos.
(3)

Includes Australia, New Zealand and Pacific Island countries including Fiji Island, Papua Territory (New Guinea), Solomon Island, Tonga Island, Vanuatu (New Hebrides) and Western Samoa, and other Oceania countries.

(4)

Includes Austria, Belgium, Bulgaria, Croatia (from 2013 onwards), Cyprus, Czech Republic, Denmark, Estonia, France, Federal Republic of Germany, Finland, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, Romania and the United Kingdom.

(5)	Includes Iran, Iraq, Kuwait, Saudi Arabia, the United Arab Emirates and other Middle Eastern countries.

In 2016, according to PSA data, total imports of goods increased 18.3% to $84.1 billion compared to imports of $71.1 billion recorded in 2015. This increase was primarily attributable to an increase in imports of capital goods and consumer goods. Imports of capital goods increased by 46.6% to $28.7 billion in 2016, compared to the $19.6 billion recorded in 2015, primarily as a result of increased imports of telecommunication equipment and electronics machinery. Imports of consumer goods increased by 30.1% to $14.8 billion in 2016, compared to the $11.4 billion recorded in 2015, primarily as a result of increased imports of durable goods. The increases in imports of goods was partially offset by a decrease in imports of mineral fuels and lubricant of 13.8% to $8.0 billion in 2016, compared to $9.2 billion recorded in 2015.

In 2017, according to PSA data, total imports of goods increased 14.2% to $96.1 billion compared to imports of $84.1 billion recorded in 2016. This increase was primarily attributable to an increase in imports of raw materials and intermediate goods, as well as imports of mineral fuels and lubricant. Imports of raw materials and intermediate goods increased by 15.3% to $36.9 billion in 2017, compared to the $32.0 billion recorded in 2016. Imports of mineral fuels and lubricant increased by 35.5% to $10.8 billion in 2017, compared to the $8.0 billion recorded in 2016. Capital goods and consumer goods imports also increased in 2017. Imports of capital goods increased by 9.5% to $31.5 billion in 2017 from $28.7 billion in 2016. Imports of consumer goods increased by 10.6% to $16.4 billion in 2017 from $14.8 billion in 2016.

In 2018, according to PSA data, total imports of goods increased by 17.4% to $112.8 billion compared to imports of $96.1 billion recorded in 2017. This increase was primarily attributable to an increase in imports of capital goods, raw materials and intermediate goods and mineral fuels and lubricants. Imports of capital goods increased by 12.1% to $35.3 billion in 2018, compared to the $31.5 billion in 2017. Imports of raw materials and intermediate goods increased by 21.4% to $44.8 billion recorded in 2018, compared to the $36.9 billion recorded in 2017. Imports of mineral fuels and lubricant increased by 30.1% to $14.0 billion recorded in 2018, compared to the $10.8 billion recorded in 2017. Imports of consumer goods also increased, by 9.8% to $18.0 billion in 2018 from $16.4 billion in 2017.

In 2019, according to PSA data, total imports of goods decreased by 1.1% to $111.6 billion compared to imports of $112.8 billion recorded in 2018. This decrease was primarily attributable to a decrease in imports of raw materials and intermediate goods and mineral fuels and lubricants. Imports of raw materials and intermediate goods decreased by 9.4% to $40.6 billion in 2019, compared to the $44.8 billion in 2018. Imports of mineral fuels and lubricants decreased by 4.8% to $13.4 billion in 2019, compared to the $14.0 billion in 2018. These decreases were partially offset by a 6.1% increase in capital goods to $37.4 million in 2019, compared to $35.3 million in 2018.

In the first six months of 2020, according to preliminary PSA data, total imports of goods decreased by 28.8% to $39.1 billion, from the $55.0 billion recorded in the first six months of 2019. This decrease was primarily due to the effects of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers, which led to decreases in imports of capital goods, raw materials and intermediate goods, mineral fuels and lubricants, and consumer goods by 28.2%, 23.5%, 46.4% and 29.3% to $13.0 billion, $15.8 billion, $3.6 billion and $6.5 billion in the first six months of 2020, respectively, from $18.1 billion, $20.6 billion, $6.6 billion and $9.2 billion in the first six months of 2019, respectively.

Services Trade

The following table sets out the Republic’s services trade by sector for the periods indicated.

	Services Trade
	2015	2016	2017	2018	2019	2020(1)
	($ millions)
Total services trade	5,455	7,043	8,693	11,608	12,890	5,200

Exports	29,065	31,204	34,832	38,397	41,030	15,034
Imports	23,610	24,160	26,139	26,789	28,140	9,834
Maintenance and repair services	(6)	(29)	(51)	(54)	(61)	(20)
Exports	77	83	80	83	110	32
Imports	83	112	132	136	171	52
Transportation	(1,922)	(2,441)	(2,533)	(2,653)	(2,212)	(1,072)

Exports	1,934	1,897	2,485	2,703	2,877	920
Imports	3,856	4,338	5,018	5,356	5,089	1,992
of which: Passenger	617	600	768	865	861	309
Exports	1,142	1,146	1,361	1,475	1,674	511
Imports	525	546	592	611	813	202
of which: Freight	(2,195)	(2,767)	(3,188)	(3,434)	(3,046)	(1,404)
Exports	510	427	687	764	763	251
Imports	2,704	3,195	3,875	4,197	3,809	1,656
of which: Other	(345)	(274)	(113)	(84)	(28)	23
Exports	282	323	438	464	440	158
Imports	626	598	550	548	467	135
Travel	(6,070)	(5,992)	(4,861)	(3,623)	(2,232)	(1,304)

Exports	5,272	5,143	6,988	8,240	9,806	1,799
Imports	11,343	11,135	11,850	11,863	12,038	3,103
Construction services	17	11	(6)	(12)	(5)	16

Exports	60	71	57	61	66	35
Imports	42	60	63	73	71	18
Insurance and pension services	(779)	(1,269)	(1,417)	(1,379)	(1,554)	(531)

Exports	119	77	85	86	90	43
Imports	897	1,345	1,502	1,465	1,644	574
Financial services	(37)	(164)	(268)	(287)	(530)	(191)

Exports	414	394	237	279	232	44
Imports	451	559	506	566	762	235
Charges for the use of intellectual property	(601)	(537)	(734)	(873)	(805)	(299)

Exports	11	9	17	44	28	11
Imports	613	546	751	917	833	311
Telecommunications, computer, and information services	2,688	4,822	4,787	4,949	4,616	2,023
Exports	3,461	5,493	5,638	5,940	5,948	2,734
Imports	773	671	852	991	1,332	712
Other business services	12,440	10,214	10,596	12,025	11,829	4,907

Exports	17,551	15,125	15,580	16,653	17,304	7,418
Imports	5,111	4,911	4,984	4,628	5,475	2,511
Personal, cultural and recreational services	(38)	43	3	(125)	(26)	(19)

Exports	149	169	191	149	161	65
Imports	187	126	188	274	187	46
Government services	(237)	(339)	(275)	(499)	(520)	(271)

Exports	18	17	19	19	19	10
Imports	255	357	294	518	539	280

Source: Bangko Sentral. All data are preliminary.

Note:

(1)	Preliminary data for the six months of 2020.

In 2016, the trade-in-services account recorded a surplus of $7.0 billion, 29.1% higher than the $5.5 billion surplus recorded in 2015. The higher surplus was mainly attributable to the strong performance of telecommunications, computer and information services and the manufacturing services on physical inputs owned by others. Telecommunications, computer and information services recorded an increased surplus of $4.8 billion in 2016, a 79.4% increase compared to the surplus of $2.7 billion recorded in 2015, primarily as a result of higher exports of computer services. The higher surplus was also attributable to an increase in the manufacturing services on physical inputs owned by others, which changed from zero in 2015 to $2.7 billion in 2016. These factors were partially offset by decreases in surplus in other business services, which recorded a decreased surplus of $10.2 billion in 2016, a 17.9% decrease compared to the surplus of $12.4 billion recorded in 2015.

In 2017, the trade-in-services account recorded a surplus of $8.7 billion, 23.4% higher than the $7.0 billion surplus recorded in 2016. The higher surplus was mainly attributable to the strong performance of other business services and the decrease in the deficit recorded by travel. Other business services recorded an increased surplus of $10.6 billion in 2017, a 3.7% increase compared to the surplus of $10.2 billion recorded in 2016, primarily as a result of higher exports of technical, trade related, and other business services. The higher surplus was also attributable to a decrease in the deficit of travel, which changed from a deficit of $6.0 billion in 2016 to a deficit of $4.9 billion in 2017. These factors were partially offset by an increase in the deficit in charges for the use of intellectual property, which recorded an increased deficit of $734 million in 2017, a 36.7% increase compared to the deficit of $537 million recorded in 2016.

In 2018, the trade-in-services account recorded a surplus of $11.6 billion, 33.7% higher than the $8.7 billion surplus recorded in 2017. The higher surplus was mainly attributable to the strong performance of other business services and the decrease in the deficit recorded by travel. Other business services recorded an increased surplus of $12 billion in 2018, a 13.5% increase compared to the surplus of $10.6 billion recorded in 2017, primarily as a result of higher exports of technical, trade related, and other business services. The higher surplus was also attributable to a decrease in the deficit of travel, which changed from a deficit of $4.9 billion in 2017 to a deficit of $3.6 billion in 2018. These factors were partially offset by an increase in the deficit in charges for the use of intellectual property, which recorded an increased deficit of $873 million in 2018, a 18.9% increase compared to the deficit of $734 million recorded in 2017.

In 2019, the trade-in-services surplus increased by 11.0% from $11.6 billion in 2018 to $12.9 billion. The higher surplus was mainly attributable to a decrease of 38.4% in deficits recorded by travel from $3.6 billion in 2018 to $2.2 billion in 2019 and a decrease of 16.6% in deficits recorded by transport from $2.7 billion in 2018 to $2.2 billion in 2019. These were partially offset by a decrease of 6.7% in surplus recorded by telecommunications, computer and information services from $4.9 billion in 2018 to $4.6 billion in 2019.

In the first six months of 2020, according to preliminary data, the trade-in-services account recorded a surplus of $5.2 billion, an 11.9% decrease from the $5.9 billion surplus recorded in the first six months of 2019. The lower surplus was mainly attributable to the effects of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers, which led to an increase in deficit in travel by 64.7% to a deficit of $1.3 billion in the first six months of 2020 from a deficit of $792.0 million in the first six months of 2019. The increase in deficit was partially offset by a 10.1% decrease in transport to a deficit of $1.1 billion in the first six months of 2020, compared to a deficit of $1.2 billion in first six months of 2019.

Primary Income

The following table sets out the Republic’s primary income for the periods indicated. Entries with “zero” balances indicate either that there were no relevant transactions during the period or that the Republic had not yet begun to track and record the relevant entry. Under the BPM6 methodology, the residency of seasonal workers, such as OFWs, was classified according to the length of their intended stay in the host country. Generally, OFWs who are expected to be working abroad for less than one year are classified as Philippine residents and their gross earnings are reflected under the primary income account. On the other hand, OFWs who are expected to be working abroad for one year or more are classified as non-residents and their remittances are reflected under the current transfers account. This methodology also takes into account cash remittances made by OFWs through informal channels, as well as remittances-in-kind. Calculation of these cash remittances and remittances-in-kind are based on data from the PSA’s Survey of Overseas Filipinos. Trade credits are based on surveys and external debt reports. The BPM6 methodology also adds a supplementary personal remittances account that aggregates all OFW remittances irrespective of OFWs’ intended stay in the host country in order to facilitate analysis of all transfers from households outside the Philippines to those within the Philippines without the need to add the resident and non-resident OFW remittances accounts. Figures in this prospectus also reflect the change in treatment of the property income and expense accounts pursuant to BPM6.

	Primary Income
	2015	2016	2017	2018	2019	2020(1)
	($ in millions)
Total Primary Income	1,857	2,579	3,226	3,669	5,327	2,131

Credit	9,503	9,556	10,583	11,999	13,360	5,727
Debit	7,646	6,977	7,357	8,330	8,033	3,597
Compensation of employees	7,698	7,386	7,769	8,130	8,685	4,067

Credit	7,809	7,518	7,926	8,288	8,827	4,131
Debit	111	131	157	158	142	64
Investment income	(5,841)	(4,807)	(4,542)	(4,461)	(3,358)	(1,937)

Credit	1,694	2,038	2,658	3,711	4,533	1,596
Debit	7,534	6,846	7,200	8,172	7,891	3,533
Direct investment income	(3,423)	(2,929)	(3,067)	(3,619)	(2,641)	(1,444)
Credit	700	782	960	1,471	1,991	599
Debit	4,123	3,711	4,027	5,090	4,632	2,044
Income on equity and investment fund shares	(3,862)	(3,353)	(3,490)	(3,994)	(3,366)	(1,757)
Credit	141	133	240	379	523	73
Debit	4,003	3,486	3,730	4,373	3,888	1,829
Dividends and withdrawals from income of quasi-corporations	(3,113)	(2,627)	(2,756)	(3,170)	(2,379)	(1,367)
Credit	143	149	111	306	464	29
Debit	3,256	2,776	2,867	3,476	2,843	1,396
Reinvested earnings	(749)	(726)	(734)	(824)	(987)	(390)
Credit	(2)	(16)	129	73	(59)	43
Debit	747	710	863	897	1,046	433
Income on debt (interest)	439	424	423	375	724	312
Credit	559	649	720	1,092	1,468	527
Debit	121	224	297	717	744	214
Portfolio investment income	(2,811)	(2,458)	(2,210)	(2,041)	(2,004)	(959)
Credit	167	188	394	427	377	221
Debit	2,978	2,646	2,604	2,469	2,380	1,179
Income on equity and investment fund shares	(1,041)	(910)	(1,092)	(1,003)	(985)	(496)
Credit	1	0	2	11	1	0
Debit	1,043	910	1,094	1,014	986	496
Dividends on equity excluding investment fund shares	(1,041)	(910)	(1,092)	(1,003)	(985)	(496)
Credit	1	0	2	11	1	0
Debit	1,043	910	1,094	1,014	986	496
Interest	(1,769)	(1,548)	(1,119)	(1,038)	(1,019)	(463)
Credit	165	188	391	416	375	221
Debit	1,935	1,737	1,510	1,455	1,394	683
Short term (Money market instruments)	(178)	(157)	(44)	(12)	(5)	(27)
Credit	12	14	18	9	8	34
Debit	190	170	62	21	12	61
Long term (Bonds and notes)	(1,591)	(1,392)	(1,075)	(1,026)	(1,014)	(436)
Credit	153	175	373	408	367	186
Debit	1,745	1,566	1,447	1,434	1,381	622
Central Banks	(19)	(19)	(18)	(18)	(13)	(7)
Deposit-taking corporation, except the central bank	(67)	(64)	(49)	(65)	(143)	(63)
General government	(1,229)	(1,135)	(1,080)	(1,128)	(1,100)	(529)
Other sectors	(276)	(174)	72	185	242	162
Credit	153	175	373	408	367	186
Debit	430	348	301	223	125	24
Other investment income	(258)	(211)	(214)	(15)	(240)	(117)
Receipts	176	277	355	598	639	192
Payments	434	488	569	613	879	310
Central banks	(1)	0	(5)	(10)	(12)	(2)
Credit	0	0	0	0	0	0
Debit	1	0	5	10	12	2
Deposit-taking corporations, except the central bank	69	121	160	283	277	92
Credit	130	186	230	379	420	139
Debit	61	65	70	96	143	47
General government	(185)	(242)	(281)	(347)	(467)	(193)
Other sectors	(141)	(90)	(88)	59	(38)	(15)
Credit	46	91	125	219	219	53
Debit	187	181	213	160	257	68

Source: Bangko Sentral.

Note:

(1)	Preliminary data for the first six months of 2020.

In 2016, the primary income account recorded a surplus of $2.6 billion, a 38.7% increase from the $1.9 billion surplus recorded in 2015. The increased surplus was primarily the result of a 17.7% lower deficit in investment income account, to $4.8 billion deficit in 2016 from $5.8 billion deficit in 2015. Primary income from portfolio investment also decreased by 12.5% to $2.5 billion deficit in 2016 from $2.8 billion deficit in 2015.

In 2017, the primary income account recorded a surplus of $3.2 billion, a 25.1% increase from the $2.6 billion surplus recorded in 2016. The increased surplus was primarily the result of a 5.2% increase in the compensation of employees account surplus, to $7.8 billion in 2017 from $7.4 billion in 2016. The deficit in primary income from portfolio investment also decreased by 10.1% to a $2.2 billion deficit in 2017 from a $2.5 billion deficit in 2016.

In 2018, the primary income account recorded a surplus of $3.7 billion, a 13.7% increase from the $3.2 billion surplus recorded in 2017. The increased surplus was primarily the result of a 4.6% increase in the compensation of employees account surplus, to $8.1 billion in 2018 from $7.8 billion in 2017. The deficit in primary income from portfolio investment also decreased by 7.6% to a $2.0 billion deficit in 2018 from a $2.2 billion deficit in 2017.

In 2019, the primary income account recorded a surplus of $5.3 billion, representing a 45.2% increase from the surplus of $3.7 billion recorded in 2018. This increase was primarily the result of a 24.7% decrease in net payments of investment income from $4.5 billion in 2018 to $3.4 billion in 2019 and a 6.8% increase in the compensation of employees account surplus from $8.1 billion in 2018 to $8.7 billion in 2019. These gains were partially offset by an increase in interest payments deficit from $0.4 in 2018 to $0.7 in 2019.

In the first six months of 2020, according to preliminary data, the primary income account recorded a surplus of $2.1 billion, a 16.0% decrease from the $2.54 billion surplus recorded in the first six months of 2019. The lower surplus was primarily the result of the effects of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers, which led to a 5.2% decrease in the compensation of employees account surplus to $4.1 billion in the first six months of 2020 from $4.3 billion in the first six months of 2019, and 10.4%, 18.3% and 12.3% respective increases in the deficit in investment income, direct investment and income on equity and investment fund shares to deficits of $1.9 billion, $1.4 billion and $1.8 billion, respectively, in the first six months of 2020 from deficits of $1.8 billion, $1.2 billion and $1.6 billion in the first six months of 2019. These effects were partially offset by a 22.7% decrease in deficit of portfolio investment to a deficit of $958.6 million in the first six months of 2020, compared to a deficit of $1.2 billion in the first six months of 2019.

Secondary Income

The following table sets out the Republic’s secondary income for the periods indicated. Secondary income primarily includes OFW remittances, as well as private and institutional gifts, donations and grants. As described above under “—Primary Income,” under the BPM6 methodology, the residency of seasonal workers such as OFWs is classified according to the intended length of their stay in the host country. The BPM6 methodology also adds a supplementary personal transfers account that aggregates all remittances, including those from non-OFW permanent migrants abroad. Figures in this prospectus also reflect the change in treatment of the property income and expense accounts pursuant to BPM6.

	Secondary Income
	2015	2016	2017	2018	2019	2020(1)
	($ in millions)
Total Secondary Income	23,263	24,728	26,153	26,818	27,710	12,752
Credit	24,086	25,411	26,897	27,607	28,497	13,178
Debit	823	684	745	788	787	426
General Government	627	560	569	554	598	260
Receipts	682	618	636	583	633	279
Payments	55	58	67	29	35	19
Financial corporations, nonfinancial corporations, households and non-profit institutions serving households	22,636	24,167	25,584	26,264	27,112	12,492
Credit	23,404	24,793	26,261	27,024	27,863	12,899
Debit	767	626	677	759	752	407
Personal transfers	21,948	23,559	24,795	25,421	26,256	12,210
Credit	21,991	23,624	24,884	25,521	26,341	12,235
Debit	42	65	89	100	84	25
Other transfers	688	608	789	844	855	283
Credit	1,413	1,169	1,377	1,502	1,523	664
Debit	725	561	588	659	667	381

Source: Bangko Sentral.

Note:

(1)	Preliminary data for first six months of 2020.

In 2016, the secondary income account recorded a surplus of $24.7 billion, a 6.3% increase from the $23.3 billion surplus recorded in 2015. The higher surplus was primarily the result of a 7.3% increase in the personal transfers account surplus to $23.6 billion in 2016, compared to a surplus of $21.9 billion in 2015. The increase was partially offset by a 11.6% decrease in the other current transfer surplus to $608 million in 2016, compared to a surplus of $688 million in 2015.

In 2017, the secondary income account recorded a surplus of $26.2 billion, a 5.8% increase from the $24.7 billion surplus recorded in 2016. The higher surplus was primarily the result of a 5.2% increase in the personal transfers account surplus to $24.8 billion in 2017, compared to a surplus of $23.6 billion in 2016 and a 5.9% increase in the financial corporations, nonfinancial corporations, households account surplus to $25.6 billion in 2017 from a surplus of $24.2 billion in 2016.

In 2018, the secondary income account recorded a surplus of $26.8 billion, a 2.6% increase from the $26.2 billion surplus recorded in 2017. The higher surplus was primarily the result of a 2.5% increase in the personal transfers account surplus to $25.4 billion in 2018, compared to a surplus of $24.8 billion in 2017 and a 2.8% increase in the financial corporations, nonfinancial corporations, households account surplus to $26.3 billion in 2018 from a surplus of $25.6 billion in 2017. These increases were partially offset by a 3.2% decrease in the general government surplus to $550 million in 2018, compared to a surplus of $569 million in 2017.

In 2019, the secondary income account recorded a surplus of $27.7 billion, representing a 3.3% increase from the surplus of $26.8 billion recorded in 2018. This increase was primarily due to a 3.3% increase in the personal transfers account surplus to $26.3 billion in 2019, compared to a surplus of $25.4 billion in 2018, and a 3.2% increase in the financial corporations, non-financial corporations, households and non-profit institutions serving households account surplus to $27.1 billion in 2019, compared to a surplus of $26.3 billion in 2018.

In the first six months of 2020, according to preliminary data, the secondary income account recorded a surplus of $12.8 billion, 4.4% lower than the $13.3 billion surplus recorded in the first six months of 2019. The decreased surplus was due mainly to 4.6% and 3.8% respective decreases in the financial corporations, non-financial corporations, households and non-profit institutions serving households account surplus and the personal transfer surplus to $12.5 billion and $12.2 billion, respectively, in the first six months of 2020 from $13.1 billion and $12.7 billion, respectively, in the first six months of 2019. These decreases were partially offset by a 5.3% increase in general government surplus to $260.1 million in the first six months of 2020 from $247.0 million in the first six months of 2019.

Financial Account

The financial account is divided into four categories: direct investments, portfolio investments, financial derivative investments and other investments.

The following table sets out the Republic’s direct investments for the periods indicated.

	Direct Investments
	2015	2016	2017	2018	2019	2020(1)
	($ in millions)
Total direct investment	(100)	(5,883)	(6,952)	(5,833)	(4,376)	(2,168)

Net acquisition of financial assets	5,540	2,397	3,305	4,116	3,309	829

Direct investor in direct investment enterprises	1,724	737	1,758	1,029	926	110
Placements	2,281	848	2,027	1,123	1,103	136
Withdrawals	557	112	270	94	178	26
Reinvestment of earnings	(2)	(16)	129	73	59	43
Debt instruments	3,818	1,676	1,419	3,014	2,325	676
Claims on affiliated enterprises	3,328	332	6	7	418	11
Liabilities to affiliated enterprises	490	1,344	1,413	3,007	1,907	666
Net incurrence of liabilities	5,639	8,280	10,256	9,949	7,685	2,997

Equity capital	2,563	3,302	4,261	3,242	2,495	1,343
Direct investor in direct investment	1,816	2,592	3,398	2,346	1,449	910
Placements	2,642	3,185	3,885	2,935	2,147	1,027
Withdrawals	826	593	487	590	698	117
Reinvestment of earnings	747	710	863	897	1,046	433
Debt Instruments	3,076	4,977	5,996	6,706	5,191	1,654
Claims on direct investors	2,374	4,956	5,856	6,367	4,447	1,748
Liabilities to direct investors	702	21	140	339	744	(94)

Source: Bangko Sentral.

Note:

(1)	Data for the first six months of 2020.

The following table sets out the Republic’s portfolio investments for the periods indicated.

	Portfolio Investments
	2015	2016	2017	2018	2019	2020(1)
	($ in millions)
Portfolio Investment	5,471	1,480	2,454	1,448	(3,486)	1,481
Net acquisition of financial assets	3,343	1,216	1,658	4,740	3,979	1,544)
Equity securities	536	20	743	85	1,181	47
Central banks	143	(6)	0	0	0	0
Deposit-taking corporations, except the central bank	(2)	55	(9)	(42)	81	(5)
Other sectors	395	(30)	752	127	1,101	52
Debt securities	2,806	1,196	915	4,655	2,798	1,497
Central bank	140	0	32	(5)	98	1,417
Deposit-taking corporations, except the central bank	2,169	188	445	3,190	1,983	(1,312)
Other sectors	496	1,008	437	1,471	717	1,392
Net incurrence of liabilities	(2,128)	(264)	(796)	3,292	7,466	63
Equity securities	(743)	131	496	(1,031)	1,764	(1,348)
Deposit-taking corporations, except the central bank	(122)	(236)	0	(487)	(99)	(414)
Other sectors	(620)	367	495	(544)	1,863	(935)
Debt securities	(1,385)	(395)	(1,292)	4,324	5,702	1,412
Central bank	(3)	—	(15)	1	(6)	(2)
Deposit-taking corporations, except the central bank	593	254	214	1,491	1,304	(330)
General government	(1,244)	(58)	(299)	3,111	3,189	1,121
Other sectors	(732)	(590)	(1,192)	(280)	1,214	623

Source: Bangko Sentral.

Note:

(1)	Preliminary data for the first six months of 2020.

From 2015 to June 30, 2020, the Government did not engage in derivative transactions with non-resident counterparties for either hedging or speculative purposes. However, Bangko Sentral occasionally engages in derivative instrument transactions such as options, forwards and swaps for purposes of managing risk and enhancing yield.

The following table sets out the Republic’s other investments for the periods indicated.

	Other Investments
	2015	2016	2017	2018	2019	2020(1)
	($ in millions)
Total other investment	(3,076)	4,610	1,750	(4,894)	775	4,718

Net acquisition of financial assets	(2,213)	2,746	2,257	(654)	2,865	1,817

Currency and deposits	(1,397)	1,014	1,542	(1,430)	1,413	(529)
Deposit-taking corporations, except the central bank	(2,047)	854	517	(891)	787	(38)
Other sectors	650	160	1,025	(539)	626	(491)
Loans	(848)	1,468	629	425	1,210	2,284
Deposit-taking corporations, except the central bank	(848)	1,468	629	425	1,210	2,284

Trade credits and advances(2)	52	215	90	344	188	62
Other accounts receivable	(19)	49	(4)	7	0	(1)
Net incurrence of liabilities	864	(1,864)	508	4,240	2,090	(2,901)

Currency and deposits	(735)	262	654	121	169	(729)
Loans	1,560	(2,136)	(676)	3,560	1,713	(1,249)
Deposit-taking corporations, except the central bank	(231)	(87)	37	1,722	267	(5,210)
Long-term	—	—	—	—	—	—
Short-term	(231)	(87)	37	1,722	267	(5,210)
General government	1,110	(20)	223	873	1,097	4,080
Long-term drawings	2,188	1,130	1,382	2,065	2,261	470
Long-term repayments	1,078	1,151	1,158	1,192	1,164	545
Other sectors	682	(2,029)	(937)	965	350	(118)
Long-term	668	(2,109)	(558)	687	361	(75)
Drawings	1,897	1,233	2,386	3,049	2,127	470
Repayments	1,229	3,342	2,945	2,363	1,766	545
Short-term	14	80	(378)	278	(12)	(43)

Trade credits and advances	(274)	(18)	476	720	121	(1,281)
Other accounts payable	312	29	55	(162)	87	357

Source: Bangko Sentral.

Notes:

(1)	Preliminary data for the first six months of 2020.
(2)	All trade credits are short-term credits in non-governmental sectors.

In 2016, the financial account recorded a net outflow of $175 million, as compared to a net outflow of $2.3 billion recorded in 2015. This development was mainly attributable to the increased net inflow of the direct investment account in 2016, recording a significant increase in net inflow to $5.9 billion in 2016 compared to $100 million recorded in 2015 and a 72.9% decrease in the net outflows in the portfolio investment account to a net outflow of $1.5 billion in 2016 from a net outflow of $5.5 billion in 2015. The decrease in net outflow was partially offset by a reversal in other investment to a net outflow of $4.6 billion in 2016 from a net inflow of $3.1 billion in 2015.

In 2017, the financial account recorded a net inflow of $2.8 billion, as compared to a net outflow of $175 million recorded in 2016. This development was mainly attributable to the increased net inflow of the direct investment account in 2017, recording an increase in net inflow to $7.0 billion in 2017 compared to $5.9 billion recorded in 2016 and a 63.0% decrease in the other investment account to a net outflow of $1.7 billion in 2017 from a net outflow of $4.6 billion in 2016. The increase in net inflow was partially offset by an increase in the portfolio investment account to a net outflow of $2.5 billion in 2017 from a net outflow of $1.5 billion in 2016.

In 2018, the financial account recorded a net inflow of $8.6 billion, as compared to a net inflow of $2.8 billion recorded in 2017. This development was mainly attributable to the reversal in other investment from a net outflow of $1.8 billion in 2017 to a net inflow of $4.1 billion in 2018. In addition, there was a 44.0% decrease in the net outflow in the portfolio investment account to $1.4 billion in 2018 from $2.5 billion in 2017. These were partially offset by a 15.4% decrease in the net inflow in the direct investment account to $5.9 billion in 2018 from $7.0 billion in 2017.

The financial account recorded a net inflow of $7.3 billion in 2019, representing a 22.2% decrease from the net inflow of $9.3 billion recorded in 2018. This decrease was primarily due to a 25.0% decrease in direct investment inflow from $5.8 billion in 2018 to $4.4 billion in 2019 and a reversal in other investments from an inflow of $4.9 billion in 2018 to an outflow of $774.7 million in 2019. The decrease in the direct investment account was primarily the result of a 23.2% decrease in foreign direct investment from $9.9 billion in 2018 to $7.6 billion in 2019. The reversal in other investment inflow to an outflow was primarily due to an 84.0% decrease in loan account inflow from $3.1 billion in 2018 to $0.5 billion in 2019. These were partially offset by a reversal in portfolio investment from an outflow of $1.4 billion in 2018 to an inflow of $3.5 billion in 2019, which reversal was primarily a result of an 16.1% decrease in net acquisition of financial assets from $4.7 billion in 2018 to $4.0 billion in 2019 and an increase of 126.8% in net incurrence of liabilities from $3.3 billion in 2018 to $7.5 billion in 2019.

According to preliminary data, the financial account recorded a net outflow of $3.9 billion in the first six months of 2020, a reversal from the $5.5 billion net inflows in the first six months of 2019. The reversal to net outflows was primarily due to the reversal in portfolio investment account to net outflows of $1.5 billion in the first six months of 2020 from net inflows of $4.9 billion in the first six months of 2019 and the increase in net outflows of other investments to $4.7 billion in the first six months of 2020 from $1.2 billion in the first six months of 2019. These outflows were partially offset by the 22.3% increase in net inflows to $2.2 billion from $1.8 billion in the direct investment account.

Foreign Direct Investment

Domestic macroeconomic policies and structural reforms have significantly affected the flow of foreign investment into the Philippines. The Foreign Investment Act of 1991, as amended (the “Foreign Investment Act”), introduced a more favorable investment environment to the Philippines. The act permits foreigners to own 100% of Philippine enterprises, except in certain specified areas included in a “negative list” with respect to which the Constitution or applicable statute limits foreign ownership. The negative list includes two sub-lists: list A, comprising sectors in which foreign ownership is limited or prohibited by mandate of the Constitution and specific laws, and list B, comprising sectors in which foreign ownership is limited for reasons of security, defense, risk to health and morals and protection of small- and medium-scale enterprises.

Section 8 of the Foreign Investment Act permits amendments to sub-list A of the negative list to be promulgated at any time to reflect changes in specific laws and amendments to sub-list B of the negative list to be promulgated not more often than once every two years, in each case by way of presidential proclamation. The 11th Regular Foreign Investment Negative List was promulgated on October 29, 2018 pursuant to Executive Order No. 65 (2018). The following table presents a summary of the sectors in which foreign ownership is limited under the 11th Regular Foreign Investment Negative List.

List A: Foreign Ownership Limited by Mandate of the Constitution and Specific Laws	List B: Foreign Ownership Limited for Reasons of Security, Defense, Risk to Health and Morals and Protection of Small- and Medium-Scale Enterprises
Up to 40% Foreign Equity(1)	Up to 40% Foreign Equity

•  Subject to applicable regulatory frameworks, contracts for the construction and repair of locally-funded public works except infrastructure and development projects covered in RA No. 7718, and projects which are foreign-funded or assisted and required to undergo international competitive bidding

•  Exploration, development and utilization of natural resources(2)

•  Ownership of private lands

•  Manufacture, repair, storage and/or distribution of products and/or ingredients requiring PNP clearance

•  Manufacture, repair, storage and/or distribution of products requiring Department of National Defense clearance

•  Manufacture and distribution of dangerous drugs

•  Sauna and steam bathhouses, massage clinics and other like activities regulated by law because of risks posed to public health and morals, except wellness centers

List A: Foreign Ownership Limited by Mandate of the Constitution and Specific Laws	List B: Foreign Ownership Limited for Reasons of Security, Defense, Risk to Health and Morals and Protection of Small- and Medium-Scale Enterprises

•  Operation of public utilities, except power generation and the supply of electricity to the contestable market and similar businesses or services not covered by the definition of public utilities (3)(4)

•  Educational institutions other than those established by religious groups and mission boards for foreign diplomatic personnel and their dependents and other foreign temporary residents, or for short-term high-level skills development that do not form part of the formal education system as defined in Section 20 of Batas Pambansa No. 232 (1982)(5)

•  Culture, production, milling, processing, trading, except retailing, of rice and corn and acquiring, by barter, purchase or otherwise, rice and corn and the by-products thereof(6)

•  Contracts for the supply of materials, goods and commodities to GOCCs

•  Operation of deep-sea commercial fishing vessels

•  Private radio communications network

•  All forms of gambling except those covered by investment agreements with the Philippine Amusement and Gaming Corporation

•  Domestic market enterprises with paid-in equity capital of less than the equivalent of $200,000

•  Domestic market enterprises which involve advanced technology or employ at least 50 direct employees with paid-in equity capital of less than the equivalent of $100,000

• Ownership of condominium units

Up to 30% Foreign Equity

• Advertising

Up to 25% Foreign Equity

• Private recruitment, whether for local or overseas employment • Contracts for the construction of defense-related structures

Notes:

(1)

Lending companies regulated by the Philippine Securities and Exchange Commission (the “Philippine SEC”) are allowed to have up to 100% foreign equity participation under the Lending Company Regulation Act, Republic Act No. 9474 as amended by Republic Act No. 10881. Financing companies and investment houses regulated by the Philippine SEC are allowed to have up to 100% foreign equity participation under the Financing Company Act, Republic Act No. 8556, as amended by Republic Act No. 10881 and under the Investment House Law. Presidential Decree No. 129, as amended by Republic Act No. 10881, respectively.

(2)	Full foreign participation is allowed through financial or technical assistance agreement with the President of the Philippines.
(3)

The participation of foreign investors in the governing body of any public utility enterprise shall be limited to their proportionate share in its capital, and all the executive and managing officers of such corporation or association must be citizens of the Philippines.

(4)

A “public utility” is a business or service engaged in regularly supplying the public with some commodity or service of consequence such as electricity, gas, water, transportation, telephone or telegraph service. Power generation and supply of electricity to the contestable market are not considered public utility operations.

(5)	Control and administration of educational institutions shall be vested in citizens of the Philippines.
(6)	Full foreign participation is allowed provided that within the 30-year period from start of operation, the foreign investor shall divest a minimum of 60% of their equity to Filipino citizens.

In March 2000, the Retail Trade Liberalization Act was enacted. The law aims to promote efficiency and competition among domestic industries and foreign competitors and better service and lower prices for consumers. Prior to its enactment, only citizens of the Philippines and corporations wholly owned by Filipino citizens could own a retail business in the Philippines. Under the law, a foreigner is allowed to own 100% of a retail business in the Philippines provided it makes an investment of at least $7.5 million in the Philippines. If a foreigner makes an investment of between $2.5 million to $7.5 million, the foreigner is allowed to own up to 60% of the retail business in the Philippines for the first two years.

The Republic’s Board of Investments coordinates with national agencies and local governments on investment policies and procedures and establishes and administers annual investment priority plans to promote certain sectors of the economy by providing special investment incentives to specific industries. The 2017 Investment Priorities Plan (“2017 IPP”) was approved by President Duterte on February 28, 2017 as proposed by the Board of Investments. The 2017 IPP includes tax breaks for micro, small and medium enterprise oriented, innovation driven and health and environment conscious activities, and it is aimed at expanding job opportunities for more segments of the population and bringing more firms into the local and global value chain. The 2017 IPP will be implemented over a three year period from 2017 to 2020.

In May 2020, the Board of Investments submitted its proposed 2020 Investment Priorities Plan (“2020 IPP”) to President Duterte for approval. The 2020 IPP provides a transition for the implementation of the CREATE tax bill, and integrates investment incentives (including income tax holidays and exemption from tax and duty on imports of capital equipment) for rural development, as well as COVID-19 pandemic-mitigating activities, such as the manufacture of COVID-19 essential goods and personal protective equipment. As of September 30, 2020, the 2020 IPP was still pending President Duterte’s approval.

The following table sets out foreign direct investments in the Philippines by sector.

	Net Foreign Direct Investment by Sector(1)
Sector	2015	2016	2017	2018	2019	2020(2)
	($ in millions)
Total equity other than reinvestment of earnings, net	1,816.2	2,592.1	3,397.9	2,345.6	1,449.1	909.88
Agriculture, forestry and fishing	0.4	0.3	20.0	0.9	0.4	0.01
Mining and quarrying	47.0	50.4	8.9	5.0	1.4	0.83
Manufacturing	772.7	334.3	1,181.8	1,094.9	257.5	538.48
Electricity, gas, steam and air conditioning supply	9.8	(83.1)	1,388.0	199.2	330.8	(37.76)
Water supply, sewerage, waste management and remediation activities	0.2	0.1	1.3	0.4	3.0	0.14
Construction	102.6	8.8	162.4	42.7	51.6	5.30
Wholesale and retail trade and repair of motor vehicles and motorcycles	115.7	208.2	83.1	(18.0)	(243.4)	58.55
Transportation and storage	(3.3)	7.8	49.5	11.2	103.8	3.22
Accommodation and food service activities	5.6	168.2	(38.4)	6.7	19.6	5.04
Information and communication	16.1	(2.6)	38.3	15.9	44.0	2.89
Financial and insurance activities	522.5	1,126.1	141.5	454.2	543.5	108.74
Real estate activities	137.9	121.9	247.8	294.2	230.8	95.65
Professional, scientific and technical activities	(44.0)	17.6	66.0	15.0	8.7	2.55
Administrative and support service activities	32.3	22.5	(5.6)	22.1	55.6	88.17
Public administration and defense; compulsory social security	0.0	0.0	0.0	0.0	0.0	0.00
Education	1.9	0.5	1.4	0.3	1.5	0.44
Human health and social work activities	0.3	35.2	23.9	2.0	32.1	36.15
Arts, entertainment and recreation	4.1	575.0	27.8	198.4	9.1	1.43
Other service activities	(0.6)	(0.0)	0.1	0.5	(1.0)	0.0
Others, not elsewhere classified(3)	95.0	1.0	0.0	0.0	0.0	0.0
Reinvestment of earnings	746.9	710.2	862.6	896.6	1,045.5	433.2
Debt instruments	3,076.1	4,977.3	5,995.9	6,706.4	5,190.7	1,654.0

Total	5,639.2	8,279.6	10,256.4	9,948.6	7,685.3	2,997.0

Source: Department of Economic Statistics, Bangko Sentral.

Notes:

(1)

Data restated using the 2009 Philippine Standard Industrial Classification and in accordance with the BPM6 framework. Pursuant to BPM6, net FDI flows refer to non-residents’ net equity capital (calculated as placements less withdrawals plus reinvestment of earnings plus debt instruments (i.e., net intercompany borrowings)).

(2)	Preliminary data for the first six months of 2020.
(3)	Covers non-residents investments in non-banks sourced from the Cross-Border Transactions Survey and in local banks; sectoral or industry breakdown statistics are not available.

The following table sets out foreign direct investments in the Philippines by country.

	Net Foreign Direct Investment by Country (1)
	2015	2016	2017	2018	2019	2020(2)
	($ in millions)
Country
Total equity other than reinvestment of earnings, net	1,816.2	2,592.1	3,397.9	2,345.6	1,449.1	909.9
Japan	394.1	1,088.4	72.1	85.6	147.0	353.7
North America(3)	627.9	79.1	467.7	177.3	277.2	60.7
European Union	307.7	118.1	1,786.7	355.2	79.1	275.6
Other Europe(4)	3.4	5.3	14.1	1.1	0.8	0.8
Asia(5)	5.9	22.9	110.0	210.4	113.5	9.6
Asia Newly Industrialized Economies (ANIES)(6)	226.1	918.2	203.8	490.2	252.6	69.5
ASEAN(7)	165.9	269.4	725.5	1,070.2	480.9	121.4
Australia and New Zealand	0.1	6.3	(2.8)	(105.9)	(1.9)	(1.6)
Central and South America(8)	0.5	77.9	7.4	37.5	5.6	2.2
Others	84.7	6.6	13.4	37.4	5.2	1.6
International organization	0.0	0.0	0.0	0.0	0.0	0.0
Reinvestment of earnings(9)	746.9	710.2	862.6	896.6	1,045.5	433.2
Debt instruments(9)	3,076.1	4,977.3	5,995.9	6,706.4	5,190.7	1,654.0

Total	5,639.2	8,279.6	10,256.4	9,948.6	7,685.3	2,997.0

Notes:

(1)

Data restated using the 2009 Philippine Standard Industrial Classification and in accordance with the BPM6 framework. Pursuant to BPM6, net FDI flows refers to non-residents’ net equity capital (calculated as placements less withdrawals plus reinvestment of earnings plus debt instruments (i.e. net intercompany borrowings)).

(2)	Preliminary data for the first six months of 2020.
(3)	Includes the United States and Canada.
(4)	Includes Albania, Belarus, Croatia, Gibraltar, Iceland, Liechtenstein, Norway, Romania, Russian Federation, Switzerland and Ukraine.
(5)	Includes China, India, Pakistan and Western, Central, South and East Asia except South Korea, Hong Kong, Taiwan and ASEAN countries.
(6)	Includes South Korea, Hong Kong and Taiwan.
(7)	Includes Brunei Darussalam, Cambodia, Indonesia, Laos, Malaysia, Myanmar, Singapore, Thailand and Vietnam.
(8)	Includes Argentina, Brazil, Mexico, Panama and other Central and South American countries.
(9)	Country breakdowns for debt instruments are not available.

In 2016, net inflows of foreign direct investment were $8.3 billion, 46.8% higher than the $5.6 billion recorded in 2015. The higher inflows were mainly due to higher net investments in debt instruments, which increased 61.8% to $5.0 billion in 2016 from $3.1 billion recorded in 2015, and higher net investments in financial and insurance activities, which increased to $1.1 billion in 2016 from $522.5 million recorded in 2015. The increases were partially offset by the decrease in net inflows of investments in manufacturing, which decreased 56.7% to $334.3 million in 2016 from $772.7 million recorded in 2015.

The contribution of new equity investments to net inflows of foreign direct investment increased in 2016, from $1.8 billion in 2015 to $2.6 billion in 2016. This increase was primarily a result of a significant increase in the net inflows of $394.1 million from Japan recorded in 2015 to net inflows of $1.1 billion in 2016, a significant increase in the net inflows of $226.1 million from ANIEs recorded in 2015 to net inflows of $918.2 million in 2016, partially offset by a decrease in net inflows from the United States and Canada, from net inflows of $627.9 million in 2015 to net inflows of $79.1 million in 2016. Reinvestment of earnings in the Republic decreased by 4.9% in 2016 and placements of debt instruments abroad increased by 61.8% in 2016.

In 2017, net inflows of foreign direct investment were $10.3 billion, 23.9% higher than the $8.3 billion recorded in 2016. The higher inflows were mainly due to higher net investments in debt instruments, manufacturing, and electricity, gas, steam and air conditioning supply. Net investments in debt instruments increased 20.5% to $6.0 billion in 2017 from $5.0 billion recorded in 2016. Net investments in manufacturing increased significantly to $1.2 billion in 2017 from $334.3 million in 2016. Net investments in electricity, gas, steam and air conditioning supply reversed from a net outflow of $83.1 million in 2016 to a net inflow of $1.4 billion in 2017. The increases were partially offset by the decrease in net inflows of financial and insurance activities, which decreased 87.4% to $141.5 million in 2017 from the $1.1 billion recorded in 2016.

The contribution of new equity investments to net inflows of foreign direct investment increased from $2.6 billion in 2016 to $3.4 billion in 2017. This increase was primarily a result of an increase in the net inflows from the European Union from $106.8 million recorded in 2016 to $1.8 billion in 2017, an increase in the net inflows from ASEAN countries from $269.4 million recorded in 2016 to $725.5 million in 2017, and an increase in the net inflows from the United States and Canada from $79.1 million in 2016 to $467.7 million in 2017. These increases were partially offset by a decrease in net inflows from Japan, from net inflows of $1.1 billion in 2016 to net inflows of $72.1 million in 2017 and a decrease in net inflows from ANIES, from net inflows of $918.2 million in 2016 to net inflows of $203.8 million in 2017. Reinvestment of earnings in the Republic increased by 21.5% in 2017 and placements of debt instruments abroad increased by 20.5% in 2017.

In 2018, net inflows of foreign direct investment were $9.8 billion, 4.1% lower than the $10.3 billion recorded in 2017. The lower inflows were mainly due to lower net investments manufacturing, and electricity, gas, steam and air conditioning supply. Net investments in electricity, gas, steam and air conditioning supply decreased from net inflows of $1.4 billion in 2017 to a net inflow of $192.8 million in 2018. This decrease was partially offset by the increases in net inflows in debt instruments and arts, entertainment and recreation. Net inflows in debt instruments increased by 11.8% to $6.7 billion in 2018 from $6.0 billion recorded in 2017 and net inflows from arts, entertainment and recreation increased significantly to $188.4 million in 2018 from the $27.8 million recorded in 2017.

The contribution of new equity investments to net inflows of foreign direct investment decreased from $3.4 billion in 2017 to $2.3 billion in 2018. This decrease was primarily a result of a decrease in the net inflows from the European Union from $1.8 billion recorded in 2017 to $340.3 million in 2018 and a decrease in the net inflows from the United States and Canada from $467.7 million recorded in 2017 to $153.1 million in 2018. These decreases were partially offset by an increase in net inflows from Japan, from net inflows of $72.1 million in 2017 to net inflows of $218.9 million in 2018 and an increase in net inflows from ASEAN countries, from net inflows of $725.5 million in 2017 to net inflows of $989.7 million in 2018. Reinvestment of earnings in the Republic decreased by 0.4% in 2018 and placements of debt instruments abroad increased by 11.8% in 2018.

In 2019, net inflows of foreign direct investment were $7.7 billion, 22.7% lower than the $9.9 billion recorded in 2018. The lower inflows were mainly due to a decline in net equity investment other than reinvestment of earnings and in net debt instruments from $2.3 billion and $6.7 billion in 2018 to $1.4 billion and $5.2 billion, respectively, in 2019. Net investments in manufacturing decreased from net inflows of $1.1 billion in 2018 to a net inflow of $257.5 million in 2019. This decrease was partially offset by the increases in net inflows in financial and insurance activities from net inflows of $454.2 million in 2018 to a net inflow of $543.5 million in 2019.

The contribution of new equity investments to net inflows of FDI decreased from $2.3 billion in 2018 to $1.4 billion in 2019. This decrease was mainly due to decreases in net inflows from ASEAN countries, China and Hong Kong, and the European Union from $1.1 billion, $471.1 million and $355.2 million in 2018 to $480.9 million, $154.0 million and $79.1 million, respectively, in 2019. These were partially offset by increases in net inflows from the United States from $184.6 million in 2018 to $280.4 million in 2019.

In the first six months of 2020, according to preliminary data, net inflows of foreign direct investment were $3.0 billion, 18.3% lower than the $3.7 billion recorded in the first six months of 2019. The lower inflows were mainly due to a decline in net debt instruments from $2.7 billion in the first six months of 2019 to $1.7 billion in the first six months of 2020. This was partially offset by an increase in net equity investment other than reinvestment of earnings from $368.7 million in the first six months of 2019 to $909.9 million in the first six months of 2020. Net investments in manufacturing activities increased from net inflows of $113.8 million in the first six months of 2019 to a net inflow of $538.5 million in the first six months of 2020, while net investments in electricity, gas, steam and air conditioning supply reversed from net inflows of $40.1 million in the first six months of 2019 to a net outflow of $37.8 million in the first six months of 2020.

The contribution of new equity investments to net inflows of foreign direct investment increased to $909.9 million in the first six months of 2020 from $368.7 million in the first six months of 2019. Foreign direct investment increased primarily as a result of increases in new equity investments of foreign direct investment from Japan and the Netherlands to net inflows of $353.7 million and $215.0 million, respectively, in the first six months of 2020 from net outflows of $107.8 million and $35.5 million, respectively, in the first six months of 2019. These were partially offset by decreases in net inflows from China from a net inflow of $100.7 million in the first six months of 2019 to a net inflow of $6.7 million in the first six months of 2020. Reinvestment of earnings in the Republic decreased to $433.2 million in the first six months of 2020, compared with $553.3 million in the first six months of 2019.

International Reserves

The following table sets out the gross international reserves of Bangko Sentral, compiled in a manner consistent with the revised balance of payments framework and the treatment of IMF accounts in the depository corporations survey published in the IMF’s International Financial Statistics.

	Gross International Reserves of Bangko Sentral As of December 31,
Sector	2015	2016	2017	2018	2019	2020(1)
	($ in millions, except months and percentages)
Reserve position in the IMF(2)	439	442	424	474	590	754
Gold	6,703	7,259	8,337	8,154	8,016	12,039
SDRs	1,173	1,138	1,211	1,184	1,182	1,214
Foreign investments	71,739	68,290	65,815	66,733	75,304	82,371
Foreign exchange(3)	613	3,563	5,783	2,650	2,748	2,577

Total	80,667	80,692	81,570	79,193	87,840	98,955

Total as number of months of imports of goods and services	9.9	8.8	7.8	6.9	7.6	9.8
Total as a % of short-term debt(4)
Original maturity	534	556	571	493	511	904
Residual maturity	410	418	419	369	402	537

Source: Bangko Sentral.

Notes:

(1)	Preliminary data as of August 31, 2020.
(2)	The reserve position in the IMF refers to the country’s claim on the IMF’s General Resources Account. It is an asset of the Government but is treated as part of the gross international reserves.
(3)	Consists of time deposits, investments in securities issued or guaranteed by Government or international organizations and repurchase agreements.
(4)

Short-term debt based on residual maturity refers to outstanding short-term external debt on original maturity plus principal payments on medium- and long-term loans of the public and private sectors due within the next 12 months.

The gross international reserves controlled by Bangko Sentral constitute substantially all of the Philippines’ official international reserves. Bangko Sentral occasionally enters into options with respect to gold, foreign exchange and foreign securities for purposes of managing yield or market risk. It also enters into financial swap contracts to optimize yield on its gold reserves.

As of December 31, 2016, gross international reserves were $80.7 billion, a minimal increase from the $80.7 billion recorded as of December 31, 2015. The minimal increase in 2016 was mainly due to an increase of $3.0 billion in foreign exchange to $3.6 billion in 2016 from $613 million in 2015, and an increase of $556 million in gold reserves to $7.3 billion in 2016 from $6.7 billion in 2015. The increases were partially offset by a decrease of $3.4 billion in foreign investments to $68.3 billion in 2016 from $71.7 billion in 2015. The level of gross international reserves as of December 31, 2016 was sufficient to cover approximately 8.8 months of imports of goods and payments of services and income, and was equivalent to 5.6 times the Republic’s short-term debt based on original maturity and 4.2 times based on residual maturity. Net international reserves at the end of 2016 were $80.7 billion.

As of December 31, 2017, gross international reserves were $81.6 billion, an increase from the $80.7 billion recorded as of December 31, 2016. The increase in 2017 was mainly due to an increase of $2.2 billion in foreign exchange to $5.8 billion in 2017 from $3.6 million in 2016, and an increase of $1.1 billion in gold reserves to $8.3 billion in 2017 from $7.3 billion in 2016. These increases were partially offset by a decrease of $2.5 billion in foreign investments to $65.8 billion in 2017 from $68.3 billion in 2016. The level of gross international reserves as of December 31, 2017 was sufficient to cover approximately 7.7 months of imports of goods and payments of services and income, and was equivalent to 5.7 times the Republic’s short-term debt based on original maturity and 4.2 times based on residual maturity. Net international reserves at the end of 2017 were $81.6 billion.

As of December 31, 2018, gross international reserves were $79.2 billion, a decrease from the $81.6 billion recorded as of December 31, 2017. The decrease in 2018 was mainly due to a decrease of $2.9 billion in foreign exchange to $2.6 billion in 2018 from $5.8 billion in 2017, and a decrease of $183 million in gold reserves to $8.2 billion in 2018 from $8.3 billion in 2017. The level of gross international reserves as of December 31, 2018 was sufficient to cover approximately 6.9 months of imports of goods and payments of services and income, and was equivalent to 4.9 times the Republic’s short-term debt based on original maturity and 3.7 times based on residual maturity. Net international reserves at the end of 2018 were $79.2 billion.

As of December 31, 2019, gross international reserves were $87.8 billion, an increase of 10.9% from the $79.2 billion recorded as of December 31, 2018. This increase was primarily attributable to an increase of 12.8% in foreign investments to $75.3 billion as of December 31, 2019 from $66.7 billion as of December 31, 2018, partially offset by a 1.7% decrease in gold reserves to $8.0 billion as of December 31, 2019 from $8.2 billion as of December 31, 2018. The level of gross international reserves as of December 31, 2019 was sufficient to cover approximately 7.6 months of imports of goods and services and payments of primary income, and was also equivalent to 5.1 times the Republic’s short-term debt based on original maturity and 4.0 times based on residual maturity. Net international reserves at the end of 2019 were $87.8 billion.

Preliminary data indicates that gross international reserves were $99.0 billion as of August 31, 2020, an increase from the $87.8 billion recorded as of December 31, 2019. This increase was mainly due to an increase of $11.1 billion in foreign investments to $82.4 billion as of August 31, 2020 from $75.3 billion as of December 31, 2019. The level of gross international reserves as of August 31, 2020 was sufficient to cover approximately 9.8 months of imports of goods and payments of services and income, and was equivalent to 9.0 times the Republic’s short-term debt based on original maturity and 5.4 times based on residual maturity. Net international reserves at the end of August 2020 were $99.0 billion.

Monetary System

Monetary Policy

In 1993, the Government established Bangko Sentral, the Republic’s central bank, pursuant to the New Central Bank Act. Bangko Sentral replaced the old Central Bank of the Philippines. Bangko Sentral functions as an independent central monetary authority responsible for policies in the areas of money, banking and credit, as authorized under the New Central Bank Act. The New Central Bank Act prohibits Bangko Sentral from engaging in quasi-fiscal activities, commercial banking or development banking or financing, all of which had contributed to substantial deficits at the old Central Bank of the Philippines.

Bangko Sentral’s primary objectives are to maintain price stability, monetary stability and the convertibility of the peso. To achieve its price stability objective, Bangko Sentral undertakes monetary management mainly through adjustments to policy rates and the conduct of open market operations, including the purchase and sale of Government securities, rediscounting transactions and adjustments in reserve requirements.

Bangko Sentral’s functions include:

•	conducting monetary policy;

•	issuing the national currency;

•	managing foreign currency reserves;

•	acting as depository for the Government, its political subdivisions and instrumentalities and GOCCs; and

•	regulating banks and quasi-banks in the Philippines.

The Government owns all of the capital stock of Bangko Sentral. A seven-member Monetary Board consisting of Bangko Sentral’s Governor, a member of the Cabinet designated by the President, and five full-time private sector representatives governs Bangko Sentral. The President appoints each of the seven Monetary Board members, except the Cabinet representative, to six-year terms.

Philippine law requires Bangko Sentral to maintain international reserves adequate to meet any foreseeable net demands for foreign currencies.

On February 14, 2019, President Duterte signed Republic Act No. 11211, a law amending the New Central Bank Act by, among others, increasing the capitalization as well as the powers of Bangko Sentral. Under this law, Bangko Sentral’s capitalization was increased from ₱50 billion to ₱200 billion, a measure that provides more funds either for absorbing losses or for investment. The law also expands Bangko Sentral’s supervisory powers to cover more types of financial institutions, including money service businesses, credit granting businesses and payment system operators.

In addition, Bangko Sentral is empowered to demand the forfeiture of profits from unauthorized financial transactions, as well as impose additional administrative and criminal sanctions. Finally, Bangko Sentral was given the authority to issue debt papers for more flexibility in determining the timing and size of its monetary operations.

As of August 31, 2020, Bangko Sentral, according to unaudited financial information, had total assets of ₱6,760.9 billion, of which international reserves accounted for ₱4,762.2 billion. Bangko Sentral’s remaining assets consisted mainly of domestic securities, loans and advances, bank premises and other fixed assets and other assets, and its liabilities consist mainly of currency in circulation and deposits from banks and quasi-banks.

Money Supply

The following table presents certain information regarding the Philippines’ money supply. In July 2013, Bangko Sentral adopted a new system for compiling and reporting monetary statistics called the SRF format as part of Bangko Sentral’s adherence to international best practices in statistical compilation. The adoption of the SRF system did not result in any change to overall monetary balances. However, Bangko Sentral has, in connection with the adoption of the SRF, also implemented certain recommendations from the IMF pertaining to the inclusion of unsecured subordinated debt and accrued interest expense, which has given rise to minor changes in amounts previously reported.

	Money Supply (SRF-based)
	As of December 31,
	2016	2017	2018	2019	2020(1)
		(₱ in billions, except percentages)
M1(2)
Currency in circulation	921.0	1,047.6	1,231.8	1,395.8	1,530.2
Current account deposits	2,148.5	2,503.3	2,657.2	3,104.5	3,475.9
Total	3,069.5	3,550.8	3,889.0	4,500.3	5,006.1
percentage increase(3)	15.1%	15.7%	9.5%	15.7%	25.7%
M2(4)	9,140.4	10,202.3	11,080.2	12,293.2	12,754.5
percentage increase(3)	13.3%	11.6%	8.6%	10.9%	13.6%
M3(5)	9,506.0	10,636.1	11,643.0	12,976.3	13,609.1
percentage increase(3)	12.8%	11.9%	9.5%	11.5%	14.5%

Source: Department of Economic Statistics, Bangko Sentral.

Notes:

(1)	Preliminary data as of July 31, 2020.
(2)	Consists of currency in circulation and demand deposits.
(3)	Period-on-period.
(4)	Consists of M1, savings deposits and time deposits.
(5)	Consists of M2 and deposit substitutes.

As of December 31, 2016, the Republic’s money supply (M3) was ₱9.5 trillion, an increase of 12.8% from the ₱8.4 trillion recorded as of December 31, 2015. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 17.0% compared to the level as of December 31, 2015. This increase was primarily driven by a 15.1% increase over the period in claims on other sectors, particularly claims on the private sector, which increased by 16.6% compared to the level as of December 31, 2015. Net claims on the Government also increased by 27.1% as of December 31, 2016 compared to the level as of December 31, 2015. Bangko Sentral’s net foreign asset position increased by 4.9% and the net foreign asset position of other depository corporations also increased by 53.6% over the period.

As of December 31, 2017, the Republic’s money supply (M3) was ₱10.6 trillion, an increase of 11.9% from the ₱9.5 trillion recorded as of December 31, 2016. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 13.9% compared to the level as of December 31, 2016. This increase was primarily driven by a 16.4% increase over the period in claims on other sectors, particularly claims on the private sector, which increased by 16.4% compared to the level as of December 31, 2016. Net claims on the Government also increased by 2.0% as of December 31, 2017 compared to the level as of December 31, 2016. Bangko Sentral’s net foreign asset position increased by 1.4% and the net foreign asset position of other depository corporations also increased by 10.3% over the period.

As of December 31, 2018, the Republic’s money supply (M3) was ₱11.6 trillion, an increase of 9.5% from the ₱10.6 trillion recorded as of December 31, 2017. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 14.9% compared to the level as of December 31, 2017. This increase was primarily driven by a 14.5% increase over the period in claims on other sectors, particularly claims on the private sector, which increased by 15.1% compared to the level as of December 31, 2017. Net claims on the Government also increased by 16.9% as of December 31, 2018 compared to the level as of December 31, 2017. Bangko Sentral’s net foreign asset position increased by 1.3% and the net foreign asset position of other depository corporations decreased by 6.9% over the period.

As of December 31, 2019, the Republic’s money supply (M3) was ₱13.0 trillion, an increase of 11.3% from the ₱11.6 trillion recorded as of December 31, 2018. This growth in money supply was mainly driven by the increase in domestic claims, which increased by 10.6% compared to the level recorded as of December 31, 2018. The increase in domestic claims was primarily driven by an 8.1% increase in claims on other sectors, particularly claims on the private sector, which increased by 7.7% compared to the level as of December 31, 2018. Net claims on the central Government also increased by 23.8% as of December 31, 2019, compared to the level as of December 31, 2018. From December 31, 2018 to December 31, 2019, Bangko Sentral’s net foreign asset position increased by 8.9% from ₱4.7 trillion to ₱4.9 trillion and the net foreign asset position of other depository corporations increased by 23.3% from ₱0.4 trillion to ₱0.5 trillion.

As of July 31, 2020, according to preliminary data, the Republic’s money supply (M3) was ₱13.6 trillion, an increase of 14.5% from the ₱11.9 trillion as of July 31, 2019. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 12.3% compared to the level as of July 31, 2019. This increase was primarily driven by a 5.3% increase in claims on other sectors, particularly claims on the private sector, which increased by 6.1% compared to the level as of July 31, 2019. Net claims on the Government also increased by 51.7% as of July 31, 2020 compared to the level as of July 31, 2019. Bangko Sentral’s net foreign asset position increased by 23.0% to ₱5.8 trillion as of July 31, 2020 and the net foreign asset position of other depository corporations also increased by 105.6% to ₱978.5 billion as of July 31, 2020.

In first nine months of 2020, the average 91-day T-bill rate was 2.3%.

The following table presents information regarding domestic interest and deposit rates.

	Domestic Interest and Deposit Rates
	2015	2016	2017	2018	2019	2020
	(weighted averages per period)
91-day Treasury bill rates	1.8%	1.5%	2.1%	3.5%	4.7%	2.3	%(1)
Bank average lending rates	5.6%	5.6%	5.6%	6.1%	7.1%	NA

Source: Bangko Sentral.

Notes:

(1)	Preliminary data as of September 30, 2020.

Monetary Regulation

The Bangko Sentral formally adopted inflation targeting as the framework for monetary policy in January 2002. This policy move is aimed at providing the Bangko Sentral with a more focused and forward-looking approach in the pursuit of its primary mandate, which is to ensure price stability. This approach involves the announcement of an explicit inflation target that the Bangko Sentral seeks to achieve over a given time period. The target inflation rate is set and announced jointly by the Bangko Sentral and the government through an inter-agency body. Although the responsibility of achieving the target rests primarily with the Bangko Sentral, this joint announcement reflects active Government participation in achieving the goal of price stability and the inflation target. The Bangko Sentral also created an Advisory Committee which deliberates, discusses and recommends to the Monetary Board the appropriate monetary policy stance that will enable the Bangko Sentral to achieve the desired inflation target.

On June 3, 2016, Bangko Sentral adopted an interest rate corridor (“IRC”) system in its monetary operations . The primary aim of the adoption of the IRC system was to improve the transmission of monetary policy. By helping to ensure that money market rates move within a reasonably close range around the Monetary Board’s policy rate, the IRC system is expected to help enhance the link between the stance of Bangko Sentral monetary policy and financial markets and, thereby, impact the real economy. The IRC system consists of the following instruments: standing liquidity facilities, namely, the overnight lending facility and the overnight deposit facility; the overnight reverse repurchase facility; and a term deposit auction facility. The interest rates for the standing liquidity facilities form the upper and lower bound of the corridor while the overnight reverse repurchase rate is set at the middle of the corridor. The interest rates applied on the overnight lending facility and reverse repurchase facility signal the stance of the Bangko Sentral’s monetary policy, while the term deposit facility serves as the main tool for absorbing liquidity.

In connection with the establishment of the IRC system, on June 3, 2016, the Monetary Board set a new overnight lending facility rate of 3.5% (a reduction of the interest rate for the upper bound of the corridor from the previous overnight lending facility rate of 6.0%), adjusted the reverse repurchase rate to 3.0% (a reduction from the previous 4.0%) and set a new overnight deposit facility rate of 2.5% (consistent with the previous SDA rate). In doing so, the Monetary Board noted that the shift to the IRC system does not represent a change in Bangko Sentral’s stance on monetary policy. The IRC reforms are primarily operational in nature and have not materially affected prevailing monetary policy settings upon implementation. In particular, the weighted rate for monetary operations will remain broadly the same as before the implementation of the IRC system. Moreover, the interest rate at the floor of the corridor, where the bulk of Bangko Sentral’s liquidity absorption with the market currently takes place, is being kept steady at the launch of the IRC system. At the same time, short-term liquidity conditions have remained broadly unchanged as funds continued to be absorbed through monetary operations under the new IRC system.

In 2017, Bangko Sentral held six monetary policy meetings and at each of these meetings its key policy rate for the overnight reverse repurchase facility was maintained at 3.0%. The interest rates for other monetary policy instruments were also kept steady. Similarly, the reserve requirement ratios were left unchanged.

In May 2018, the Monetary Board decided to increase the reverse repurchase rate to 3.25% and the overnight lending facility rate to 6.25%, citing potential inflation pressures and elevated inflationary expectations. In June 2018, the Monetary Board decided to increase the reverse repurchase to 3.50% and the overnight lending facility rate to 6.50% citing elevated inflationary expectations. In August 2018, the Monetary Board decided to increase the reverse repurchase rate to 4.0% and the overnight lending facility rate to 7.0%, noting rising inflation. In September 2018, the Monetary Board decided to increase the reverse repurchase rate to 4.5% and the overnight lending facility rate to 7.5%, citing signs of sustained and broadening price pressures. In November 2018, the Monetary Board decided to increase the reverse repurchase rate to 4.75% and the overnight lending facility rate to 7.75%, citing that inflation expectations remained high and wage pressures continued to drive price developments. In 2018, average lending rates ranged between 4.6% to 7.1%, compared to average lending rates that ranged between 4.1% to 6.5% in 2017.

In March 2019, the Monetary Board decided to keep the reverse repurchase rate at 4.75% and the overnight lending facility rate at 7.75%, citing a more manageable inflation environment. In May 2019, the Monetary Board decided to reduce the reverse repurchase rate to 4.5% and the overnight lending facility rate to 7.5%, citing its assessment that the inflation outlook continues to be manageable, with easing price pressures owing to the decline in food prices amid improved supply conditions. In August 2019, the Monetary Board cut the interest rate on the reverse repurchase rate to 4.25% and the overnight lending facility rate to 4.75%, citing inflation momentum that has eased while growth prospects in the country remained firm on the back of a projected recovery in household spending as well as the accelerated implementation of the Government’s infrastructure spending program. In September 2019, the Monetary Board cut the interest rate on the reverse repurchase rate further to 4.0% and the overnight lending facility rate to 4.5%, respectively, citing continued deceleration in the inflation momentum and well-anchored inflation expectations. These reverse repurchase and overnight lending facility rates were maintained for the rest of 2019 resulting from continued deceleration in the inflation momentum. Average lending rates over the past five years were an average range of 4.5% to 6.9% in 2015, 4.3% to 6.7% in 2016, 4.1% to 6.5% in 2017, 4.6% to 7.1% in 2018 and 5.5% to 8.0% in 2019.

On February 7, 2020, the Monetary Board cut the interest rate on the Bangko Sentral’s overnight reverse repurchase facility by 25 basis points to 3.75%. The interest rates on the overnight lending facility rate and deposit facilities were reduced to 4.25% and 3.25%, respectively. On March 20, 2020, the Monetary Board further cut the interest rate on the Bangko Sentral’s overnight reverse repurchase facility by 50 basis points to 3.25%. The interest rates on the overnight lending facility rate and deposit facilities were reduced to 3.75% and 2.75%, respectively. On April 17, 2020, the Monetary Board assessed the impact of the COVID-19 pandemic on the Philippine economy, and decided to cut the interest rate on the Bangko Sentral’s overnight reverse repurchase facility by 50 basis points to 2.75%. The interest rates on the overnight lending facility rate and deposit facilities were reduced to 3.25% and 2.25%, respectively. On June 26, 2020, the Monetary Board decided to cut the interest rate on the Bangko Sentral’s overnight reverse repurchase facility by 50 basis points to 2.25%. The interest rates on the overnight deposit and overnight lending facility rate were reduced to 1.75% and 2.75%, respectively. On August 20, 2020, the Monetary Board decided to maintain the interest rate on the Bangko Sentral’s overnight reverse repurchase facility at 2.25% and the overnight deposit and overnight lending facility rate at 1.75% and 2.75%, respectively.

Foreign Exchange System

The Republic maintains a floating exchange rate system under which market forces determine the exchange rate for the peso. Bangko Sentral may, however, intervene in the market to maintain orderly market conditions and limit sharp fluctuations in the exchange rate.

The following table sets out exchange rate information between the peso and the U.S. dollar.

	Exchange Rates of Peso per U.S. Dollar
Year	Period End	Period Average(1)
2015	47.166	45.503
2016	49.813	47.493
2017	49.923	50.403
2018	52.724	52.661
2019	50.744	51.796
2020(2)	48.465	48.506

Source: Reference Exchange Rate Bulletin, Treasury Department, Bangko Sentral.

Notes:

(1)	The average of the monthly average exchange rates for each month of the applicable period.
(2)	Preliminary data as of September 30, 2020.

Foreign exchange may be freely sold and purchased outside the banking system and deposited in foreign currency accounts. Both residents and non-residents may maintain foreign currency deposit accounts with authorized banks in the Philippines, and residents may maintain deposits overseas without restriction. However, foreign exchange may not be purchased from the domestic banking system for deposit in these overseas accounts.

Payments related to foreign loans registered with Bangko Sentral and foreign investments approved by or registered with Bangko Sentral may be serviced with foreign exchange purchased from authorized agent banks in the Philippines. Bangko Sentral must approve and register all outgoing investments by residents exceeding $60 million per investor per year if the funds will be sourced from the Philippine banking system. For a discussion of Bangko Sentral’s loan approval regime, see “The Philippine Financial System—Foreign Currency Loans.”

While the Government imposes no currency requirements for outgoing payments, all exchange proceeds from exports, services and investments must be obtained in any of 22 prescribed currencies. Authorized agent banks may convert the acceptable currencies to pesos.

Individual or corporate non-residents may open peso bank accounts without Bangko Sentral’s approval. The export or electronic transfer out of the Philippines of peso amounts exceeding ₱50,000 requires prior authorization from Bangko Sentral.

Since it allowed the free float of the peso on July 11, 1997, Bangko Sentral has intervened minimally in the foreign exchange market. It has, however, adopted measures related to foreign exchange trading aimed to reduce currency speculation and combat money laundering and has issued regulations to support foreign exchange liberalization.

In 2016, the average exchange rate was ₱47.493 per U.S. dollar, compared to ₱45.503 per U.S. dollar in 2015. The weakening of the peso against the U.S. dollar in 2016 was primarily attributable to the U.S. Federal Reserve’s increase in interest rates in December 2016 and market expectations for further increases and to investor sentiment in relation to changes in international political dynamics including BREXIT, the referendum in Italy and the U.S. presidential election.

In 2017, the average exchange rate was ₱50.404 per U.S. dollar, compared to ₱47.493 per U.S. dollar in 2016. The weakening of the peso against the U.S. dollar in 2017 was primarily attributable to market concerns over the widening trade gap and the growing expectations of further rate hikes during the year by the U.S. Federal Reserve. Furthermore, the Government repaid and prepaid certain foreign debt obligations during the period, which also contributed to the depreciation of the peso.

In 2018, the average exchange rate was ₱52.661 per U.S. dollar, compared to ₱50.404 per U.S. dollar in 2017. The weakening of the peso against the U.S. dollar in 2018 was primarily attributable to market expectations of further US Federal Reserve rate hikes during the year and concerns over the country’s widening trade gap as well as trade tensions between the United States and its major trading partners, including China.

In 2019, the average exchange rate was ₱51.796 per U.S. dollar, compared to ₱52.661 per U.S. dollar in 2018. The appreciation of the peso against the U.S. dollar in 2019 was primarily attributable to easing inflation, robust inflows of remittances, the dovish stance of the US Federal Reserve and improving market sentiment over the trade negotiations between the United States and China and, later in the year, market expectation of a US Federal Reserve rate cut.

In the nine months ended September 30, 2020, the average exchange rate was ₱48.506 per U.S. dollar, compared to ₱52.105 per U.S. dollar in 2019. The appreciation of the peso against the U.S. dollar in the eight months ended August 31, 2020 was primarily attributable to a higher decrease in the Republic’s imports as compared to its exports, which improved its balance of payment position, and the Republic’s access to foreign loans and bonds on favorable terms, which increased its foreign reserves.

The Philippine Financial System

Composition

The following table sets out the total resources of the Philippine financial system by category of financial institution.

	Total Resources of the Financial System(1) As of December 31,
	2015	2016	2017(2)	2018	2019	2020(3)
	(₱ in billions)
Banks
Universal/Commercial banks	11,159.2	12,560.5	14,053.8	15,691.5	17,216.1	17,797.7
Thrift banks	1,034.1	1,122.0	1,213.9	1,293.2	1,203.9	1,171.5
Rural banks	213.0	231.7	256.5	273.9	291.5	291.2

Total banks	12,406.3	13,914.2	15,524.3	17,258.6	18,711.5	19,260.3

Non-bank financial institutions(4)	3,086.3	3,328.6	3,738.1	3,841.5	4,219.0	4,219.0

Total assets	15,492.6	17,242.8	19,262.4	21,100.1	22,930.5	23,479.3

Source: Bangko Sentral.

Notes:

(1)	Excludes assets of Bangko Sentral. The amounts presented here include allowance for probable losses.
(2)	Data was revised starting end-March 2017 to include Other Financial Corporations (OFC) data.
(3)	Preliminary data as of July 31, 2020, unless otherwise indicated.
(4)

Includes Investment Houses, Finance Companies, Investment Companies, Securities Dealers/Brokers, Pawnshops, Lending Investors, Non Stocks Savings and Loan Associations, Credit Card Companies (which are under Bangko Sentral supervision), and Private and Government Insurance Companies (i.e., SSS and GSIS).

The Philippine financial system consists of banks and non-bank financial institutions. Banks include all financial institutions that lend funds obtained from the public primarily through the receipt of deposits and deposit substitutes. Non-banks include financial institutions other than banks which lend, invest or place funds, or at which evidences of indebtedness or equity are deposited with or acquired by them, either for their own account or for the account of others. Non-bank financial institutions may have quasi-banking functions. Quasi-banking functions include borrowing money to relend or purchase receivables and other obligations by issuing, endorsing or accepting debt or other instruments or by entering into repurchase agreements with 20 or more lenders at any one time.

Bangko Sentral, through its supervision and examination sector, supervises all banks and non-banks with quasi-banking functions or those with trust authorities such as investment management activities. This includes subsidiaries and affiliates of banks and quasi-banks engaged in related activities and those non-bank financial institutions placed under the effective supervision of Bangko Sentral through special laws such as pawnshops and non-stock savings and loan associations. The Monetary Board serves as the main policy-making body and has the ultimate supervisory authority.

Structure of the Financial System

The Philippine financial system consists of universal banks, commercial banks, thrift banks, rural banks, cooperative banks, Islamic banks, and non-bank financial institutions. Each type of bank participates in distinct business activities and geographic markets.

Commercial banks may:

•	accept drafts and issue letters of credit;

•	discount and negotiate promissory notes, drafts, bills of exchange and other evidences of indebtedness;

•	accept or create demand deposits;

•	receive other types of deposits and deposit substitutes;

•	buy and sell foreign exchange and gold or silver bullion;

•	acquire marketable bonds and other debt securities; and

•	lend money on a secured or unsecured basis.

Expanded commercial banks, otherwise known as universal banks, in addition to regular commercial banking activities, may also engage in investment banking activities, invest in non-allied enterprises and own up to 100% of the equity in a thrift bank, a rural bank, a financial allied enterprise or a non-financial allied enterprise. In the case of a publicly listed universal bank, it may also own up to 100% of the voting stock of only one other universal bank or commercial bank. As of August 31, 2020, according to preliminary data, the Republic had 46 operating universal and commercial banks.

The following table sets out the outstanding loans of universal and commercial banks classified by sector.

	Universal and Commercial Banks’ Outstanding Loans by Sector(1) As of December 31,
	2017		2018		2019		2020(2)
	(₱ in millions, except percentages)
Total	7,476,061	100%	8,584,051	100.0%	9,508,752	100.0%	9,441,811	100.0%
Agriculture, Forestry and Fishing	163,369	2.2%	192,216	2.2%	221,873	2.3%	205,707	2.2%
Mining and Quarrying	46,753	0.6%	53,926	0.6%	47,974	0.5%	48,732	0.5%
Manufacturing	944,486	12.6%	1,068,469	12.4%	1,048,724	11.5%	1,031,321	10.9%
Electricity, Gas, Steam & Air conditioning Supply	830,390	11.1%	929,456	10.8%	1,006,431	10.7%	1,017,056	10.8%
Water Supply, Sewerage, Waste Management and Remediation Activities	67,462	0.9%	82,473	1.0%	106,010	1.0%	107,369	1.1%
Construction	219,480	2.9%	298,704	3.5%	368,663	3.8%	346,683	3.7%
Wholesale & Retail Trade, Repair of Motor Vehicles and Motorcycles	1,004,207	13.4%	1,159,976	13.5%	1,193,922	12.6%	1,112,084	11.8%
Accommodation and Food Services Activities	144,096	1.9%	152,521	1.8%	153,708	1.6%	159,871	1.7%
Transportation and Storage	231,672	3.1%	271,363	3.2%	287,949	3.0%	298,514	3.2%
Information and Communication	277,164	3.7%	316,403	3.7%	357,270	3.7%	380,194	4.0%
Financial and Insurance Activities	603,139	8.1%	787,383	9.2%	923,805	9.5%	886,386	9.4%
Real Estate Activities	1,261,329	16.9%	1,402,372	16.3%	1,677,815	17.8%	1,722,742	18.2%
Professional, Scientific and Technical Activities	63,058	0.8%	71,392	0.8%	68,139	0.5%	45,847	0.5%
Administrative and Support Services Activities	32,061	0.4%	36,222	0.4%	41,558	0.4%	40,040	0.4%
Public Administration and Defense; Compulsory Social Security	133,879	1.8%	136,068	1.6%	142,380	1.5%	143,105	1.5%
Education	32,921	0.4%	39,747	0.5%	42,850	0.5%	42,533	0.5%
Human Health and Social Work Activities	54,223	0.7%	55,609	0.6%	59,890	0.6%	82,848	0.9%
Arts, Entertainment and Recreation	93,697	1.3%	132,183	1.5%	146,781	1.6%	152,020	1.6%
Other Community, Social & Personal Activities	115,044	1.5%	127,994	1.5%	100,196	0.8%	67,745	0.7%
Activities of Households as Employers, Undifferentiated Goods & Services	70,128	0.9%	85,646	1.0%	79,794	0.9%	91,163	1.0%
Others(3)	1,087,503	14.5%	1,183,928	13.9%	1,433,021	15.2%	1,459,851	15.5%

Notes:

(1)	Net of amortization.
(2)	Preliminary data as of July 31, 2020.
(3)	Includes loans to individuals for household consumption purposes, loans under Bangko Sentral’s reverse repurchase arrangement and loans to non-residents.

Rural banks extend credit in the rural areas on reasonable terms to meet the normal credit needs of farmers, fishermen, cooperatives and merchants and, in general, the people in the rural communities. As of August 31, 2020, the Republic had 444 operating rural banks.

Thrift banks invest their capital and the savings of depositors in:

•	financings for homebuilding and home development;

•	readily marketable debt securities;

•	commercial papers and accounts receivables, drafts, bills of exchange, acceptances or notes arising out of commercial transactions; or

•

short-term working capital and medium and long-term loans to small and medium-sized businesses and individuals engaged in agriculture, services, industry, housing and other financial and allied services in its market.

As of September 30, 2020 the Republic had 48 operating thrift banks (including microfinance-oriented banks).

As of December 31, 2019, there were seven microfinance-oriented banks and 147 banks engaged in microfinance. Microfinance-oriented banks are required at all times to hold at least 50% of their gross loan portfolio in microfinance loans. Microfinance loans are loans with principal amounts of up to ₱150,000. The loan ceiling can be further increased to ₱300,000 in the case of loans to growing microenterprises, or “Microfinance Plus,” and housing microfinance loans.

The specialized Government banks are the Al-Amanah Islamic Investment Bank of the Philippines, the DBP and the LBP. The Al-Amanah Islamic Investment Bank promotes the development of the ARMM by offering banking, financing and investment services based on Islamic banking principles and rulings. The LBP was founded in 1963 in conjunction with the passage of the Agricultural Land Reform Code to finance the acquisition and distribution of agricultural estates for division and resale to small landholders. Currently it focuses on providing financing for countryside development and poverty alleviation while striving to operate in a sustainable manner with no budgetary support from the Government. To achieve this goal, the LBP maintains commercial banking operations, the profits of which are reinvested in the bank’s developmental programs and initiatives. The LBP’s loan portfolio prioritizes farmers and fishermen, small and medium enterprises and microenterprises, livelihood loans and agribusiness, agri-infrastructure and other agri- and environment-related projects, socialized housing, schools and hospitals.

The DBP, originally founded in 1935 as the National Loan and Investment Board and reorganized into the DBP in 1958, is the primary development financial institution in the Republic. Under its most recent charter adopted in 1998, the DBP is classified as a development bank and may perform all the other functions of a thrift bank. Its mission is to raise the level of competitiveness of the Republic’s economy for sustainable growth and to support infrastructure development, responsible entrepreneurship, efficient social services and protection of the environment. The DBP provides banking services that cater to the medium- and long-term needs of agricultural and industrial enterprises in the Republic with an emphasis on small- and medium-scale industries.

Non-bank financial institutions are primarily long-term financing institutions, though they also facilitate short-term placements in other financial institutions. As of September 30, 2020, Bangko Sentral regulated or supervised seven non-bank financial institutions with quasi-banking functions. Bangko Sentral also supervised or regulated 1,241 non-bank financial institutions without quasi-banking functions.

Non-Performing Loans

In view of the effects of the COVID-19 pandemic, the Bayanihan to Heal As One Act mandated, among other things, the grant of debt repayment moratorium to borrowers in the Republic. As a result of the Bayanihan to Heal as One Act and the disruptive economic impact of the COVID-19 pandemic, the Philippine banking industry has experienced a significant increase in non-performing loans (“NPLs”) between December 31, 2019 and July 31, 2020. Going forward, the Government expects NPLs for 2020 and 2021 to further increase.

The following table provides information regarding NPLs for universal and commercial banks for the periods indicated.

	Total Loans (Gross) and Non-Performing Loans by type of Bank(2) As of December 31,
	2015	2016	2017	2018	2019	2020(1)
	(₱ in billions, except percentages)
Expanded commercial/Universal banks
Total loans	4,359.1	5,177.6	6,041.0	6,881.3	7,682.5	7,726.8
Non-performing loans	65.2	68.2	72.0	84.1	111.9	168.9
Ratio of non-performing loans to total loans	1.5%	1.3%	1.2%	1.2%	1.5%	2.2%
Non-expanded/Commercial banks
Total loans	210.1	264.0	309.8	345.1	360.2	363.0
Non-performing loans	8.7	9.1	8.7	9.5	11.0	13.0
Ratio of non-performing loans to total loans	4.2%	3.5%	2.8%	2.8%	3.1%	3.6%
Government banks(3)
Total loans	740.6	760.6	968.3	1,196.4	1,305.9	1,274.2
Non-performing loans	13.0	12.0	12.5	15.6	28.6	36.8
Ratio of non-performing loans to total loans	1.8%	1.6%	1.3%	1.3%	2.2%	2.9%
Foreign banks(4)
Total loans	409.9	504.0	548.1	595.0	605.4	550.5
Non-performing loans	4.6	4.5	4.3	4.3	5.0	5.7
Ratio of non-performing loans to total loans	1.1%	0.9%	0.8%	0.7%	0.8%	1.0%
Total loans	5,719.7	6,706.3	7,867.1	9,017.8	9,954.0	9,914.4
Total non-performing loans	91.6	93.8	97.5	113.5	156.5	224.3
Ratio of non-performing loans to total loans	1.6%	1.4%	1.2%	1.3%	1.6%	2.3%

Source: Bangko Sentral.

Notes:

(1)	Preliminary data as of July 31, 2020.
(2)	Consists of two foreign bank subsidiaries.
(3)	Consists of the LBP, the DBP and Al-Amanah Islamic Investment Bank of the Philippines.
(4)	Consists of 24 foreign banks, and excludes two foreign bank subsidiaries.

As of December 31, 2016, the ratio of non-performing loans to total loans was 1.4%, compared with the ratio of 1.6% recorded as of December 31, 2015. Non-performing loans increased by 2.4% to ₱93.8 billion as of December 31, 2016 from the ₱91.6 billion recorded as of December 31, 2015. The total loan portfolio also increased by 17.2% to ₱6,706.3 billion as of December 31, 2016 from ₱5,719.7 billion as of December 31, 2015.

As of December 31, 2017, the gross non-performing loan ratio was 1.2%, which was lower than the ratio of 1.4% recorded as of December 31, 2016. Non-performing loans increased by 4.0% to ₱97.5 billion as of December 31, 2017 from the ₱93.8 billion recorded as of December 31, 2016. The banking system’s total loan portfolio also increased 17.3% to ₱7,867.1 billion as of December 31, 2017 from ₱6,706.3 billion as of December 31, 2016.

As of December 31, 2018, the gross non-performing loan ratio was 1.3%, which was slightly higher than the ratio of 1.2% recorded as of December 31, 2017. Non-performing loans increased by 16.4% to ₱113.5 billion as of December 31, 2018 from the ₱97.5 billion recorded as of December 31, 2017. The banking system’s total loan portfolio also increased 14.6% to ₱9,017.8 billion as of December 31, 2018 from ₱7,867.1 billion as of December 31, 2017.

As of December 31, 2019, the gross non-performing loan ratio for universal and commercial banks was 1.5%, which was higher than the ratio of 1.2% recorded as of December 31, 2018. Gross non-performing loans increased by 42.2% to ₱156.5 billion as of December 31, 2019 from the ₱113.5 billion recorded as of December 31, 2018, primarily due to declining asset quality and growing gross loan portfolio. The banking system’s total loan portfolio increased by 5.0% to ₱9,954.0 billion as of December 31, 2019 from the ₱9,017.8 billion recorded as of December 31, 2018.

As of July 31, 2020, the gross non-performing loan ratio for universal and commercial banks was 2.2%, which was lower than the ratio of 1.5% recorded as of December 31, 2019. Non-performing loans increased by 43.3% to ₱224.3 billion as of July 31, 2020 from the ₱156.5 billion recorded as of December 31, 2019, primarily due to the effects of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers which resulted in declining asset quality and growing total loan portfolio. The banking system’s total loan portfolio increased by 4.7% to ₱9,914.4 billion as of July 31, 2020 from the ₱9,954.0 billion recorded as of December 31, 2019.

Financial Sector Reforms

The Government has undertaken a number of reforms in the financial sector intended to reduce bank holdings of non-performing assets and improve the health of the banking industry in general.

Bangko Sentral continues to build on its existing regulatory framework to align with international standards and best practices while taking into account of domestic conditions in the Republic.

In 2016, Bangko Sentral’s key regulatory reforms focused on corporate governance and risk management, the liberalization of the provision of financial services and the implementation of the remaining components of Basel III, including with regards to domestic systemically important banks, liquidity coverage ratios, trust reforms, consumer protection and other prudential reforms. In April 2017, the Monetary Board approved the amended guidelines on the presentation of annual reports for banks and quasi-banks to align disclosure in annual reports, including information concerning the banks’ financial condition, performance, ownership and governance, with international practices. In June 2017, the Monetary Board approved amendments to the Manual of Regulations for Banks setting forth the requirements of reports submitted to Bangko Sentral.

In November 2017, as part of Bangko Sentral’s strategic initiatives to modernize the Republic’s retail payment system, increase the adoption of greater use of e-payments and to shift the Republic from a cash-heavy country to a cash-lite country, Bangko Sentral launched the Philippine EFT System and Operations Network (“PESONet”). PESONet is an automated clearing house to allow businesses, the Government and individuals to conveniently initiate electronic funds transfers and recurring payments from accounts maintained in Bangko Sentral supervised financial institutions.

On August 22, 2019, Republic Act No. 11439 (“Islamic Banking Act”) was signed into law. The Islamic Banking Act provides for the organization, regulation and powers of Islamic banks to be established in the Philippines. On December 27, 2019, the Bangko Sentral issued the preliminary implementing regulations under the Islamic Banking Act consisting of (a) Circular No. 1069 on the Guidelines on the Establishment of Islamic Banks and Islamic Banking Units (IB/IBUs), and (b) Circular No. 1070 on the Shari’ah Governance Framework. Moreover, the Bangko Sentral Task Force on Islamic Banking continues to conduct policy studies to implement the provisions covering prudential reporting, liquidity and capital adequacy framework, leverage ratio framework and customized training modules for Islamic banks until 2021.

Amid the COVID-19 pandemic, the Bangko Sentral issued monetary and regulatory relief measures to assist the Bangko Sentral supervised financial institutions endure the effects of the COVID-19 crisis as well as to continue their support to households and business enterprises. These measures provide incentives for the Bangko Sentral supervised financial institutions to extend financial relief to their borrowers, make credit available to consumers and particularly micro, small and medium enterprises, promote continued access to credit/financial services, support continued delivery of financial services to enable consumers to complete financial transactions during the ECQ period, and support the level of domestic liquidity.

Through its Digital Payments Transformation Roadmap 2020-2023, the Bangko Sentral is also focused on fostering an efficient, inclusive, safe and secure digital payments ecosystem. This roadmap identifies two key strategic objectives: (1) converting 50% of the total volume of retail payments into digital form and expanding the number of the financially included individuals in the Republic to 70% of all Filipino adults, and (2) increasing the availability of more innovative digital financial products and services designed to be responsive to the needs of Filipino consumers.

Foreign Currency Loans

Bangko Sentral imposes a combination of prior approval, registration and reporting requirements on all non-peso denominated loans. The regime is as follows:

Type of Loan	Requirements

• Public sector loans, except short-term foreign currency deposit loans for trade financing and short-term normal interbank borrowings	Prior approval and reporting requirements.

• Private sector loans guaranteed by government corporations and/or governmetna financal institutions or covered by foreign exchange guarantees issued by authorized agent banks

• Loans with maturities exceeding one year to be obtained by private non-bank financial institutions intended for relending to public or private sector enterprises

• Other loans if to be serviced using foreign exchange purchased from an authorized agent bank or its subsidiary/affiliate foreign exchange corporation

• Private sector loans which are specifically exempt from the prior approval requirement and which will be serviced with foreign exchange purchased from the banking system.	Subsequent registration and reporting requirements.

•  All private sector loans of resident borrowers from banks operating in the Philippines, provided that the obligations (i) are not publicly-guaranteed; and (ii) are reported by the creditor bank to the Bangko Sentral using the prescribed forms to be serviced with foreign exchange not purchased from the banking system.

Reporting requirements.

The Philippine Securities Markets

History and Development

The securities industry in the Philippines began with the opening of the Manila Stock Exchange in 1927. In 1936, the Government established the Philippine SEC to oversee the industry and protect investors. Subsequently, the Makati Stock Exchange opened in 1963 and merged with the Manila Stock Exchange to form the Philippine Stock Exchange in 1994.

In June 1998, the Philippine SEC granted the Philippine Stock Exchange self-regulatory organization status, empowering it to supervise and discipline its members, including by examining a member’s books of account and conducting audits.

To broaden the range of securities eligible for listing, the Philippine Stock Exchange established a board for small- and medium-sized enterprises with an authorized capital of ₱20.0 million to ₱99.9 million of which at least 25% must be subscribed and fully paid.

In August 2001, the Philippine Stock Exchange completed its conversion to a publicly held stock corporation. As its first shareholders, each of the 184 member-brokers subscribed and fully paid for 50,000 shares. The listing of its shares on the Philippine Stock Exchange took effect in December 2003 and 40% of the unissued shares were sold through a private placement in February 2004.

As of June 30, 2020, the Philippine Stock Exchange had 270 listed companies, including an exchange traded fund, and 130 active trading participants.

The PSEi closed at 5,938.33 points on October 15, 2020. As of December 27, 2019, the PSEi closed at 7,815.26 compared to a close of 7,466.02 on December 29, 2018, 8,558.4 on December 29, 2017, 6,840.6 on December 30, 2016 and 6,952.1 on December 29, 2015. In 2019, the average PSEi was 7,908.89, compared to the average PSEi level of 7,744.97 in 2018, 7,850.50 in 2017, 7,284.49 in 2016 and 7,432.61 in 2015.

In addition to the Philippine Stock Exchange, the Philippine Dealing and Exchange Corporation (“PDEX”), which deals mainly with trading of foreign exchange and fixed-income securities, was granted self-regulatory organization status by the Philippine SEC in 2006. The PDEX registered a trading volume of ₱5.30 trillion of both government and corporate securities in 2019, a significant increase from the ₱1.97 trillion registered in 2018.

In May 2013, plans of a merger between the Philippine Stock Exchange and Philippine Dealing System Holding Corporation (PDS), the holding company that owns the PDEX, were announced. The aim of the merger was to create a consolidated equity and bond trading platform. On March 28, 2016, the SEC denied the proposed transaction. The PSE received an offer from state-owned bank, Land Bank of the Philippines to acquire its shares in PDS sometime in April 2018. As of September 30, 2020, no merger or acquisition has materialized.

Government Securities Market

The Bureau of the Treasury currently conducts weekly public offerings of treasury bills with maturities of 91 days, 182 days and 364 days, as well as treasury bonds with maturities ranging from two years to 28.5 years.

As of December 31, 2016, outstanding Government securities amounted to ₱3.9 trillion, 54.0% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of retail treasury bonds, progress bonds, foreign exchange promissory notes and Government-guaranteed debt, among others.

As of December 31, 2017, outstanding Government securities amounted to ₱4.4 trillion, 50.2% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of RTBs, progress bonds, foreign exchange promissory notes and Government-guaranteed debt, among others.

As of December 31, 2018, outstanding Government securities amounted to ₱4.8 trillion, 51.2% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of retail treasury bonds, progress bonds, foreign exchange promissory notes and Government-guaranteed debt, among others.

As of December 31, 2019, outstanding Government securities amounted to ₱5.1 trillion, 49.9% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of retail treasury bonds, benchmark bonds and onshore dollar bonds, among others.

As of August 31, 2020, outstanding Government securities amounted to ₱6.4 trillion, 49.7% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of retail treasury bonds, benchmark bonds and onshore dollar bonds, among others.

Public Finance

The Consolidated Financial Position

The consolidated public sector financial position measures the overall financial standing of the Republic’s public sector. It consists of the public sector borrowing requirement and the aggregate deficit or surplus of the Social Security System and the Government Service Insurance System, Bangko Sentral, the GFIs and the local government units. The public sector borrowing requirement reflects the aggregate deficit or surplus of the Government, the Central Bank-Board of Liquidation’s accounts, the Oil Price Stabilization Fund and the major GOCCs.

The following table sets out the consolidated financial position on a cash basis for the periods indicated.

	Consolidated Public Sector Financial Position of the Republic As of December 31,
	2015	2016	2017	2018	2019
	(₱ in billions, except percentages)
Public sector borrowing requirement:
National Government	(121.7)	(353.4)	(350.6)	(558.3)	(660.2)
CB Restructuring	(3.8)	(3.2)	(4.8)	(0.0)	(0.0)
Monitored Government-owned corporations	2.8	20.9	40.2	5.5	(0.7)
Adjustment of net lending and equity to GOCCs	7.5	15.3	(3.9)	5.4	20.5
Other adjustments	0.0	0.0	0.0	0.0	0.0

Total public sector borrowing requirement	(115.1)	(320.4)	(319.1)	(547.3)	(640.4)

As a percentage of GDP	(0.9)%	(2.1)%	(1.9)%	(3.0)%	(3.3)%
Other public sector:
Social Security System and Government Service Insurance System	60.6	72.1	58.3	63.2	53.9
Bangko Sentral(1)	3.0	17.7	21.8	37.0	44.0
Government financial institutions	13.8	15.5	17.2	20.5	26.1
Local government units	179.2	193.4	217.4	255.5	259.0
Timing adjustment of interest payments to Bangko Sentral	—	0.0	0.0	0.0	0.0
Other adjustments	—	0.0	0.0	0.0	0.0

Total other public sector	250.1	298.7	314.6	376.3	382.9

Consolidated public sector financial position	135.5	(21.8)	(4.6)	(171.0)	(257.5)

As a percentage of GDP	1.0%	(0.1)%	(0.03)%	(0.9)%	(1.3)%

Source: Fiscal Policy and Planning Office, Department of Finance.

Notes:

(1)	Amounts are net of interest rebates, dividends and other amounts remitted to the Government and the Central Bank-Board of Liquidation.

In 2017, the consolidated public sector financial position of the Republic recorded a deficit of ₱4.6 billion, a 79.0% decrease from the deficit of ₱21.8 billion recorded in 2016, and ₱306.1 billion lower than the Government’s program deficit for 2017 of ₱310.7 billion. The decrease in deficit was largely due to decrease in adjustment of net lending and equity to GOCCs, which reversed from ₱15.3 billion of borrowing requirements in 2016 to inflow of ₱3.9 billion in 2017. The reversal was also attributable to the increase in surplus from local government units, which increased from ₱193.4 billion in 2016 to ₱217.4 billion in 2017. The deficit in 2017 was equivalent to 0.03% of the Republic’s GDP in 2017 at current prices.

In 2018, the consolidated public sector financial position of the Republic recorded a deficit of ₱171.0 billion, a significant increase from the deficit of ₱4.6 billion recorded in 2017, and ₱74.9 billion lower than the Government’s program deficit for 2019 of ₱246.0 billion. The increase in deficit was largely due to an increase in the Government’s borrowing requirements, which a deficit of ₱350.6 billion in 2017 decreased further to ₱558.3 billion in 2018. The deficit in 2018 was equivalent to 0.9% of the Republic’s GDP in 2018 at current prices.

In 2019, the consolidated public sector financial position of the Republic recorded a deficit of ₱257.5 billion, an increase from the deficit of ₱171.0 billion recorded in 2018, and ₱1.5 trillion lower than the Government’s revised program deficit for 2020 of ₱1,724.0 billion. The increase in deficit was largely due to an increase in the National Government’s borrowing requirements, which deficit increased from ₱558.3 billion in 2018 to ₱660.2 billion in 2019. The deficit in 2019 was equivalent to 1.3% of the Republic’s GDP in 2019 at current prices

The Republic expects a higher fiscal deficit in 2020, primarily due to a significant increase in expenditures and a significant decrease in tax revenues, primarily due to the adverse impact of the ongoing global COVID-19 pandemic on the Philippine economy.

Government Revenues and Expenditures

The following table sets out Government revenues and expenditures for the periods indicated.

	Government Revenues and Expenditures
	Actual						Budget
	2015(3)	2016(3)	2017(3)	2018(3)	2019(3)	2020(1)(3)	2019	2020(1)
	(₱ in billions, except percentages)
Cash Revenues
Tax revenues:
Bureau of Internal Revenue	1,433.3	1,567.2	1,772.3	1,951.9	2,175.5	956.4	2,271.4	933.5
Bureau of Customs	367.5	396.4	458.2	593.1	630.3	253.1	661.0	254.2
Others Government offices(2)	14.6	16.8	20.2	20.9	22.0	6.9	23.0	10.4

Total tax revenues	1,815.5	1,980.4	2,250.7	2,565.8	2,827.8	1,216.4	2,955.4	1,198.1
As a percentage of GDP (at current market prices)	13.0%	13.1%	13.6%	14.0%	14.5%	14.1%	15.1%	14.0%
Non-tax revenues:
Bureau of the Treasury income	110.0	101.7	99.9	114.2	146.5	183.2	73.9	172.1
Fees and charges	36.4	39.8	40.8	52.7	55.4	14.0	53.3	17.4
Privatizations	62.8	0.7	0.8	15.7	0.8	0.3	2.0	0.2
Others (including Foreign grants)	84.3	73.3	80.9	101.8	106.9	39.4	65.1	63.8

Total non-tax revenues	293.3	215.4	222.4	284.3	309.4	236.9	194.2	253.5

Total revenues	2,109.0	2,195.9	2,473.1	2,850.2	3,137.5	1,453.3	3,149.7	1,451.6

Expenditures
Allotment to local government units	387.6	449.8	530.2	575.7	618.0	409.2	469.5	331.8
Interest payments
Foreign	93.8	99.0	100.1	106.0	110.6	53.2	120.2	61.7
Domestic	215.6	205.4	210.5	243.2	250.3	134.5	279.4	145.7

Total interest payments	309.4	304.5	310.5	349.2	360.9	187.7	399.6	207.3

Tax expenditures	17.8	15.8	8.3	21.6	27.3	6.5	14.5	6.2
Subsidy	78.0	103.2	131.1	136.7	201.5	169.5	158.7	171.3
Equity and net lending	10.5	27.0	1.1	8.9	20.4	(29.4)	29.4	12.1
Others	1,427.4	1,649.1	1,842.5	2,316.5	2,569.6	1,270.2	2,698.1	1,473.9

Total expenditures	2,230.6	2,549.3	2,823.8	3,408.4	3,797.7	2,013.7	3,769.7	2,202.6

Surplus/(Deficit)	(121.7)	(353.4)	(350.6)	(558.3)	(660.2)	(560.4)	(620.1	(751.1)
Financing
Net domestic borrowings	178.1	355.1	731.4	591.5	691.5	1,248.0	902.6	1,171.7
Gross domestic borrowings	420.1	357.5	733.6	594.5	693.8	1,309.1	906.2	1,173.0
Less: Amortization	242.0	2.4	2.2	2.9	2.4	61.0	3.5	1.3
Net foreign borrowings	64.8	(24.1)	27.6	191.8	184.8	300.0	140.0	348.9

Total net financing requirement	242.9	331.0	758.9	783.3	876.3	1,548.0	1,042.6	1,520.6

Change in cash	(1.6)	(257.7)	255.4	(52.7)	(224.6)	700.1

Sources: Bureau of the Treasury; Department of Finance; Department of Budget and Management.

Notes:

(1)	Preliminary data for the first six months of 2020, unless otherwise indicated.
(2)	Represents tax revenues of the Department of Environment and Natural Resources, Bureau of Immigration and Deportation, Land Transportation Office and other Government entities.
(3)

Follows the GFSM 2014 concept wherein reporting of debt amortization reflect the actual principal repayments to creditor including those serviced by the Bond Sinking Fund; while financing includes gross proceeds of liability management transactions such as bond exchange.

Revenues

Sources

The Government derives its revenues from both tax and non-tax sources. The main sources of revenue include income taxes, value-added taxes, excise taxes and customs duties. The main sources of non-tax revenue consist of interest on deposits, amounts earned from GOCCs and privatization receipts.

Total Government revenues in 2016 were ₱2,195.9 billion, a 4.1% increase over the ₱2,109.0 billion recorded in 2015. Total revenues for 2016 were 18.6% lower, or ₱500.8 billion lower, than the ₱2,696.8 billion program target for the year. The short fall in revenue was primarily the result of short falls in actual collection by the BIR and the BOC against their respective program targets. BIR collections in 2016 were ₱1,567.2 billion, an increase of 9.3% from the ₱1,433.3 billion recorded in 2015. The BOC recorded collections of ₱396.4 billion in 2016, a 7.8% increase from the ₱367.5 billion recorded in 2015. Non-tax revenues were ₱215.4 billion in 2016, a 26.5% decrease from the ₱293.3 billion recorded in 2015.

Total Government revenues in 2017 were ₱2,473.1 billion, a 12.6% increase over the ₱2,195.9 billion recorded in 2016. Total revenues for 2017 were 1.9% higher, or ₱46.3 billion higher, than the ₱2,426.9 billion program target for the year. This was primarily the result of higher actual collection by the BIR against its program targets. BIR collections in 2017 were ₱1,772.3 billion, an increase of 13.1% from the ₱1,567.2 billion recorded in 2016. The BOC recorded collections of ₱458.2 billion in 2017, a 15.6% increase from the ₱396.4 billion recorded in 2016. Non-tax revenues, including BTR income, were ₱222.4 billion in 2017, a 3.2% decrease from the ₱215.4 billion recorded in 2016.

Total Government revenues in 2018 were ₱2,850.2 billion, a 15.2% increase over the ₱2,473.1 billion recorded in 2017. Total revenues for 2018 were 0.14% higher, or ₱3.9 billion higher, than the ₱2,846.3 billion program target for the year. This was primarily the result of higher actual collection by the BOC against its program targets. BIR collections in 2018 were ₱1,951.9 billion, an increase of 10.1% from the ₱1,772.3 billion recorded in 2017. The BOC recorded collections of ₱593.1 billion in 2018, a 29.4% increase from the ₱458.2 billion recorded in 2017. Non-tax revenues, including BTR income, were ₱284.3 billion in 2018, a 27.8% increase from the ₱222.4 billion recorded in 2017.

Total Government revenues in 2019 were ₱3,137.5 billion, a 10.1% increase over the ₱2,850.2 billion recorded in 2018. This was primarily the result of higher actual collection by the BIR against its program targets. In 2019, Bureau of Internal Revenue collections were ₱2,175.5 billion, an 11.5% increase from the ₱1,951.9 billion recorded in 2018. The Bureau of Customs recorded collections of ₱630.3 billion in 2019, a 6.3% increase from the ₱593.1 billion recorded in 2018. Non-tax revenues were ₱309.3 billion in 2019, an 8.8% increase from the ₱284.3 billion recorded in 2018.

Total Government revenues in the first six months of 2020, according to preliminary data, were ₱1,453.3 billion, a 6.1% decrease over the ₱1,547.5 billion recorded in the first six months of 2019. This was primarily the result of lower actual collection by the BIR against its program targets principally as a result of the economic effects of the COVID-19 pandemic. In the first six months of 2020, Bureau of Internal Revenue collections were ₱956.4 billion, a 10.3% decrease from the ₱1,066.3 billion recorded in the first six months of 2019. The Bureau of Customs recorded collections of ₱253.1 billion in the first six months of 2020, a 16.5% decrease from the ₱303.0 billion recorded in the first six months of 2019. Non-tax revenues were ₱237.0 billion in the first six months of 2020, a 42.3% decrease from the ₱166.6 billion recorded in the first six months of 2019.

Expenditures

Total Government expenditures in 2015 were ₱2,230.6 billion, a 12.6% increase from the ₱1,981.6 billion recorded in 2014, but ₱328.3 billion, or 12.8%, lower than the program target of ₱2,558.9 billion for the year. Total expenditures were below the program target mainly because of lower disbursements of infrastructure and other capital outlays of ₱345.3 billion, 20.0% lower than programmed infrastructure and other capital outlays disbursements of ₱431.6 billion, and lower disbursements of maintenance and other operating expenses of ₱403.4 billion, 5.0% lower than programmed maintenance and other operating expenses disbursements of ₱424.8 billion. Also contributing to the lower level of total expenditures compared to the program target was the lower disbursement level of personnel services of ₱664.4 billion, 10.6% lower than programmed personnel services disbursements of ₱743.2 billion.

Total Government expenditures in 2016 were ₱2,549.3 billion, a 14.3% increase from the ₱2,230.6 billion recorded in 2015, but ₱446.0 billion, or 14.9%, lower than the program target of ₱2,995.4 billion for the year. Total expenditures were below the program target mainly because of lower disbursements of others capital outlays of ₱1,652.7 billion, 21.2% lower than the programmed other capital outlay of ₱2,096.5 billion for the year. Also contributing to the lower level of total expenditures compared to the program target was the lower disbursements of interest payments of ₱304.5 billion, 31.2% lower than the programmed interest payments disbursements of ₱392.8 billion.

Total Government expenditures in 2017 were ₱2,823.8 billion, a 10.8% increase from the ₱2,549.3 billion recorded in 2016, but ₱85.2 billion, or 2.9%, lower than the program target of ₱2,909.0 billion for the year. Total expenditures were below the program target mainly because of lower disbursements of other national Government expenditure accounts of ₱1,842.5 billion, 9.9% lower than the programmed other disbursements.

Total Government expenditures in 2018 were ₱3,408.4 billion, a 20.7% increase from the ₱2,823.8 billion recorded in 2017, but ₱38.4 billion, or 1.1%, lower than the program target of ₱3,370.0 billion for the year. Total expenditures were below the program target mainly because of lower disbursements of other national Government expenditure accounts of ₱2,316.5 billion, 4.0% lower than the programmed other disbursements.

Total Government expenditures in 2019 were ₱3,797.7 billion, an 11.4% increase over the ₱3,408.4 billion recorded in 2018. This increase was primarily due to higher disbursements in subsidy and allotment to local government units as well as higher disbursements of other national Government expenditures. Total expenditures in 2019 were 0.7% higher than the program target of ₱3,769.7 billion for the year.

Total Government expenditures in the first six months of 2020 were ₱2,013.7 billion, a 26.6% increase over the ₱1,590.2 billion recorded in the first six months of 2019. This increase was primarily due to higher disbursements relating to the Government’s efforts to contain the COVID-19 pandemic.

The Government Budget

The Budget Process

The Administrative Code of 1987 requires the Government to formulate and implement a national budget. The President submits the budget to Congress within 30 days of the opening of each regular session of Congress, which occurs on the fourth Monday of each July. The House of Representatives reviews the budget and transforms it into a general appropriations bill. The Senate then reviews the budget. A conference committee composed of members of both houses of Congress then formulates a common version of the bill. Once both houses approve the budget, the bill goes to the President for signing as a general appropriations act.

Prior to fiscal year 2019, the Government formulated budgets with an obligation-based·appropriations system. Obligation-based appropriations authorize the delivery of goods and services as well as the payment of obligations for so long as there is an existing valid contract. There is no time limit within which the appropriation must be spent or the goods/services provided. As a consequence, the Government must provide funds to pay the supplier upon acceptance of deliveries even beyond the validity of the appropriation.

Starting in fiscal year 2019, the Government adopted a cash-based appropriations system in order to encourage the timely completion of projects. Cash-based appropriations authorize agencies to incur contractual obligations and disburse payments for goods delivered and services rendered and inspected only within the fiscal year.

2020 Budget

On January 6, 2020, President Duterte signed into law Republic Act No. 11465, or the General Appropriations Act for 2020. The 2020 budget set program expenditures at ₱4.1 trillion, 12% higher than the ₱3.662 trillion 2019 budget.

The Department of Education received the highest allocation in the 2020 budget with ₱692.6 billion, followed by the Department of Public Works and Highways, which received ₱581.7 billion.

The 10 executive departments with the highest allocations under the 2020 allocations compared to their corresponding adjusted allocations for 2019 are listed below. The amounts indicated below are the departments’ “all-in” budgets, comprising department-specific budgets plus allocations from special purpose funds.

Department	2020 Allocation	Adjusted 2019 Allocation	2020 Increase/ (Decrease) from 2019
	(₱ in billions)
Department of Education(1)	692.6	665.1	27.5
Department of Public Works and Highways	581.7	465.2	116.5
Department of the Interior and Local Government	241.6	230.4	11.2
Department of Social Welfare and Development	200.5	177.9	22.6
Department of National Defense	192.1	186.5	5.6
Department of Health(2)	175.9	168.9	7.0
Department of Transportation	100.6	69.4	31.2
Department of Agriculture	64.7	49.7	15.0
The Judiciary	41.2	39.5	1.7
Department of Environment and Natural Resources	26.4	22.9	3.5

Notes:

(1)	Including States Universities and Colleges, Commission on Higher Education and the Technical Education and Skills Development Authority.
(2)	Including the Philippine Health Insurance Corporation.

2021 Budget

The proposed 2021 budget was officially submitted to the House of Representatives by the Department of Budget and Management on August 24, 2020. On October 16, 2020, the House of Representatives approved on third and final reading the 2021 budget totaling ₱4.506 trillion, 9.9% higher than the ₱4.1 trillion 2020 budget. The approval of the 2021 budget is now being deliberated upon by the Senate.

The proposed 2021 budget is focused on promoting the Government’s efforts against the COVID-19 pandemic by improving the country’s healthcare systems, ensuring food security, creating more jobs, enabling a digital government and economy, and building community resilience. The highest proposed allocation is to the social services sector under the proposed 2021 budget amounting to ₱1.7 trillion, equivalent to 36.9% of total allocations. The economic services sector is proposed to receive the second highest allocation with ₱1.4 trillion, equivalent to 29.9% of total allocations. A total of ₱1.1 trillion has also been proposed for the Build, Build, Build infrastructure program, with the Department of Public Works and Highways being allotted a budget of ₱667.3 billion for network development, flood management and asset preservation programs; and the Department of Transportation being allotted a budget of ₱143.6 billion for rail transport, land public transportation and maritime infrastructure. Meanwhile, the Universal Health Care program of the Department of Health, intended to implement the Department of Health’s COVID-19 response programs, has been allotted a budget of ₱203.1 billion.

Debt

External Debt

For foreign borrowings by the private sector, Bangko Sentral approval is required if the loans (i) are guaranteed by the public sector or (ii) will be serviced with foreign exchange from the Philippine banking system.

The following table sets out the total outstanding Bangko Sentral-approved and registered external debt.

	Bangko Sentral Approved External Debt As of December 31,
	2015	2016	2017	2018	2019	2020(1)
	($ in millions, except percentages)
By Maturity:
Short-term(2)	15,099	14,526	14,275	16,068	17,208	10,737
Medium and long-term	62,375	60,237	58,823	62,892	66,410	76,717

Total	77,474	74,763	73,098	78,960	83,618	87,453

By Debtor:(3)
Banking system	18,862	19,037	19,144	22,672	23,943	18,191
Public sector(4)	58,612	55,726	53,954	56,287	59,675	69,263

Total	77,474	74,763	73,098	78,960	83,618	87,453

By Creditor Type:
Banks and financial institutions	26,298	25,790	22,539	26,529	26,478	22,994
Suppliers	3,183	2,520	3,071	3,015	4,187	2,726
Multilateral	11,783	11,971	12,501	13,746	14,428	18,943
Bilateral	11,711	10,916	11,260	10,931	10,964	11,608
Bond holders/note holders	22,989	21,930	21,779	22,684	25,449	29,416
Others	1,510	1,636	1,949	2,054	2,112	1,767

Total	77,474	74,763	73,098	78,960	83,618	87,454

Ratios:
Debt service burden to exports of goods, and services & primary income	5.6%	7.0%	6.2%	6.6%	6.5%	7.8%
Debt service burden to GNI	1.6%	2.0%	1.9%	2.0%	2.0%	2.0%
External debt to GNI	21.9%	20.4%	19.4%	19.9%	20.2%	20.2%

Source: Bangko Sentral.

Notes:

(1)	Preliminary data as of June 30, 2020.
(2)	Debt with original maturity of one year or less.
(3)	Classification by debtor is based on the primary obligor under the relevant loan or rescheduling documentation.
(4)	Includes public sector debt whether or not guaranteed by the Government; does not include public banks.

Government Financing Initiatives

The following are the major program loans approved by creditor agencies or availed of by the Government from 2015 to September 2020.

Program Loan	Creditor	Amount	Date Signed
($) unless otherwise specified
Increasing Competitiveness for Inclusive Growth Program, Subprogram 2	ADB	350 million	February 2015
Senior High School Support Program	ADB	300 million	February 2015
Encouraging Investment through Capital Market Reform, Subprogram 1	ADB	300 million	December 2015
Expanding Private Participation in Infrastructure Program, Subprogram 1	ADB	300 million	December 2015
Second Disaster Risk Management Development Policy Loan with a Catastrophe Deferred Drawdown Option	WB	500 million	January 2016
Social Protection Support Project, Additional Financing	ADB	400 million	April 2016
Social Welfare Development and Reform Project 2	WB	450 million	April 2016
Disaster Risk Reduction and Management Facility	Agence Française de Développement	EUR 50 million	April 2016
Local Government Finance and Fiscal Decentralization Reform Program, Subprogram 2	ADB	250 million	December 2016
Local Government Finance and Fiscal Decentralization Reform Program, Subprogram 2	Agence Française de Développement	EUR 100 million	October 2017
Facilitating Youth School-To-Work Transition Program, Subprogram 1	ADB	300 million	November 2017
Encouraging Investment through Capital Market Reform, Subprogram 2	ADB	EUR 300 million	December 2017
Expanding Private Participation in Infrastructure Program, Subprogram 2	ADB	300 million	August 2018
Fostering Women’s Empowerment Through Financial Inclusion in Conflict-Impacted and Lagging Provinces Project	ADB	10 million	August 2018
Inclusive Finance Development Program (Subprogram 1)	ADB	474 million	October 2018
New Bohol Airport Construction and Sustainable Environment Protection Project (II)	Japan International Cooperation Agency	YEN 4.38 billion	October 2018
Metro Rail Transit Line 3 Rehabilitation Project	Japan International Cooperation Agency	YEN 38.10 billion	November 2018
Emergency Assistance for Reconstruction and Recovery of Marawi	ADB	408 million	December 2018
Secondary Education Support Program	ADB	300 million	June 2018
North-South Commuter Railway Extension Project (I)	Japan International Cooperation Agency	YEN 167.20 billion	January 2019
Pasig-Marikina River Channel Improvement Project (Phase IV)	Japan International Cooperation Agency	YEN 37.90 billion	January 2019
Improving Fiscal Management Project	WB	450 million	March 2019
Road Network Development Project in Conflict Affected Areas in Mindanao	Japan International Cooperation Agency	202.04 million	June 2019
Social Welfare Development and Reform Project II (Additional Financing)	WB	300 million	June 2019
Local Governance Reform Program (Subprogram 1)	ADB	300 million	December 2019
Facilitating Youth School-to-Work Transition Program (Subprogram 2)	ADB	400 million	December 2019
Promoting Competitiveness and Enhancing Resilience to Natural Disasters Sub-program 1 DPL	WB	400 million	December 2019
COVID-19 Active Response and Expenditure Support Program	ADB	1,500 million	April 2020
Social Protection Support Project	ADB	200 million	April 2020
Third Disaster Risk Management Development Policy Loan	WB	500 million	April 2020
Support to Capital Market Generated Infrastructure Financing, Subprogram 1	ADB	400 million	June 2020
Expanded Social Assistance Program	ADB	500 million	June 2020
COVID-19 Active Response and Expenditure Support Program	AIIB	750 million	June 2020
Emergency COVID-19 Response Development Policy Loan	WB	500 million	June 2020
Support to Parcelization of Lands for Individual Titling Project	WB	370 million	July 2020
Competitive and Inclusive Agriculture Development Program, Subprogram 1	ADB	400 million	August 2020
Inclusive Development Program, Subprogram 2	ADB	300 million	August 2020
Disaster Resilience Improvement Program	ADB	500 million	September 2020

Source: International Finance Group, Department of Finance.

Public Sector Debt

The following table presents the Republic’s outstanding consolidated public sector debt as of the dates indicated.

	Outstanding Consolidated Public Sector Debt(1) As of December 31,
	2015	2016	2017	2018	2019
	(₱ in billions, except percentages)
Consolidated non-financial public sector debt:
Domestic	3,069.3	3,141.2	3,812.9	4,000.6	4,280.4
Foreign	2,173.6	2,248.7	2,311.2	2,618.4	2,728.9

Total	5,242.9	5,389.9	6,124.1	6,619.0	7,009.3

Financial public corporations
Bangko Sentral:(2)
Domestic	3,650.0	3,343.1	3,576.1	3,746.3	3,868.3
Foreign	117.7	192.1	200.9	211.6	193.2

Total	3,767.7	3,535.2	3,777.0	3,957.8	4,061.5

GFIs:(3)
Domestic	5.8	9.3	16.8	18.0	33.1
Foreign	131.2	144.6	130.6	143.6	130.7
Total	137.1	153.8	147.4	161.5	163.8
Domestic	3,655.8	3,352.4	3,592.9	3,764.2	3,901.4
Foreign	248.9	336.7	331.6	355.1	323.9

Total	3,904.8	3,689.1	3,924.4	4,119.4	4,225.3

Less: Intrasector-debt holdings
Domestic:
Government securities held by GFIs and Bangko Sentral	509.2	669.3	618.4	844.1	908.7
Government deposits at Bangko Sentral	426.8	136.9	326.8	170.2	159.9
GFIs deposits at Bangko Sentral	430.0	445.8	385.4	422.3	502.7
GOCC deposits at Bangko Sentral	0.1	0.1	0.0	0.5	0.2
GOCC loans/other debt held by GFIs	117.2	114.9	123.7	134.6	161.2
GFIs loans/other debt held by Bangko Sentral	56.0	53.1	53.0	53.3	53.6
Local governments debt held by GFIs	60.3	67.2	67.7	74.6	87.8

Total	1,599.7	1,487.3	1,575.1	1,699.5	1,874.1

Foreign:
Governments securities held by Bangko Sentral	82.3	78.0	80.3	81.7	85.9

Total	1,682.0	1,565.3	1,655.4	1,781.3	1,960.0

Total public sector:
Domestic	5,125.5	5,006.2	5,830.7	6,065.3	6,307.7
Foreign	2,340.2	2,507.4	2,562.4	2,891.8	2,966.9

Total	7,465.7	7,513.7	8,393.2	8,957.1	9,274.6

Source: Fiscal Policy and Planning Office, Department of Finance.

Notes:

(1)

The consolidated public sector comprises the general government sector, non-financial public corporations, and financial public corporations, after elimination of intra-debt holdings among these sectors.

(2)	Comprises all liabilities of Bangko Sentral (including currency issues) except for allocation of SDRs and revaluation of international reserves.
(3)	Comprises all liabilities of the DBP, the LBP and Trade & Investment Development Corporation.

The following table presents the Republic’s outstanding consolidated non-financial public sector debt as of the dates indicated.

	Outstanding Consolidated Non-financial Public Sector Debt(1) As of December 31,
	2015	2016	2017	2018	2019
	(₱ in billions, except percentages)
Total(2)	5,242.9	5,389.9	6,124.1	6,619.0	7,009.3
Domestic	3,069.3	3,141.2	3,812.9	4,000.6	4,280.4
Foreign	2,173.6	2,248.7	2,311.2	2,618.4	2,728.9
National Government	5,954.5	6,090.3	6,652.4	7,292.5	7,731.3
Domestic	3,884.4	3,934.1	4,441.3	4,776.9	5,127.6
Foreign	2,070.2	2,156.2	2,211.2	2,515.6	2,603.7
Non-financial public corporations (major GOCCs)(3)	495.9	451.4	424.8	408.1	430.2
Domestic(3)	304.7	283.6	256.4	233.5	236.7
Foreign(3)	191.2	167.9	168.4	174.7	193.6
Extrabudgetary: NIA and PNR	6.2	4.9	3.8	2.6	1.2
Domestic	4.6	2.9	2.3	1.1	0.1
Foreign	1.7	2.0	1.6	1.4	1.2
Local government units(4)	76.1	86.7	86.4	94.2	107.2
Domestic	76.1	86.7	86.4	94.2	107.2
Foreign	0	0	0	0	0.0
Less: Government debt held by Bond Sinking Fund(5)	698.6	634.0	531.2	501.9	562.0
Domestic	613.8	561.5	466.1	433.7	497.4
Foreign	84.9	72.4	65.1	68.2	64.6
Intra-sector debt holdings (domestic)	503.2	526.0	428.9	604.2	623.4
Government debt held by SSIs	499.3	518.8	421.5	595.7	613.9
Government debt held by LGUs	0.1	0.0	0.0	0.0	0.01
LGU loans held by MDFO	3.8	7.2	7.4	8.4	9.5
Government debt held by GOCCs	24.6	19.8	23.0	20.6	25.1
Onlending from National Government to GOCCs	58.9	58.7	55.4	46.6	45.3
Intra-sector debt holdings (external)	4.6	4.8	4.9	5.1	4.9
GOCCs debt held by National Government	4.6	4.8	4.9	5.1	4.9
Total (as % of GDP)	53.5%	49.7%	50.7%	49.0%	47.5%
Domestic (as % of GDP)	36.8%	35.9%	41.8%	43.5%	45.2%
Foreign (as % of GDP)	16.8%	18.0%	18.4%	20.7%	21.3%

Source: Fiscal Policy and Planning Office, Department of Finance.

Notes:

(1)

The consolidated non-financial public sector comprises the general government sector and non-financial public corporations. The consolidated non-financial public sector does not include financial public corporations.

(2)	Government debt under the revised methodology excludes contingent obligations.
(3)	Excludes extrabudgetary items (NIA and PNR).
(4)	Borrowings from private banks guaranteed by the LGUs since the fourth quarter of 2016.
(5)	Including Securities Stabilization Fund and adjustment in the Government debt held by the Bond Sinking Fund.

As of December 31, 2016, the outstanding consolidated public sector debt was ₱7.5 trillion, equivalent to 49.7% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 53.5% as of December 31, 2015. As of December 31, 2016, total outstanding consolidated Government debt was ₱5.0 trillion, reflecting an increase of 3.9% over the ₱4.8 trillion recorded as of December 31, 2015. Total domestic debt increased to ₱2.9 trillion on December 31, 2016 compared to ₱3.6 trillion on December 31, 2015. Foreign debt remained relatively stable at ₱2.1 trillion on December 31, 2016 compared with ₱2.2 trillion on December 31, 2015. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2015 to December 31, 2016.

As of December 31, 2017, the outstanding consolidated public sector debt was ₱8.4 trillion, equivalent to 50.7% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 49.7% as of December 31, 2016. As of December 31, 2017, total outstanding consolidated Government debt was ₱5.8 trillion, reflecting a 15.2% increase over the ₱5.0 trillion recorded as of December 31, 2016. Total domestic debt increased by 23.8% to ₱3.6 trillion on December 31, 2017 compared to ₱2.9 trillion on December 31, 2016. Foreign debt increased by 3.0% to ₱2.2 trillion on December 31, 2017 from ₱2.1 trillion on December 31, 2016. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2016 to December 31, 2017.

As of December 31, 2018, the outstanding consolidated public sector debt was ₱9.0 trillion, equivalent to 49.0% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 50.7% as of December 31, 2017. As of December 31, 2018, total outstanding consolidated Government debt was ₱6.3 trillion, reflecting an 8.7% increase over the ₱5.8 trillion recorded as of December 31, 2017. Total domestic debt increased by 5.5% to ₱3.8 trillion on December 31, 2018 from ₱3.6 trillion on December 31, 2017. Foreign debt increased by 14.0% to ₱2.5 trillion on December 31, 2018 from ₱2.1 trillion on December 31, 2017. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2017 to December 31, 2018.

As of December 31, 2019, the outstanding consolidated public sector debt was ₱ 9.2 trillion, equivalent to 47.5% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 49.0% as of December 31, 2018. As of December 31, 2019, total outstanding consolidated Government debt was ₱6.7 trillion, reflecting a 5.9% increase over the ₱6.3 trillion recorded as of December 31, 2018. Total domestic debt increased by 7.3% to ₱4.1 trillion on December 31, 2019 from ₱3.8 trillion on December 31, 2018. Foreign debt increased by 3.7% to ₱2.5 trillion on December 31, 2019 from ₱2.4 trillion on December 31, 2018. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2018 to December 31, 2019.

Direct Debt of the Republic

The following table summarizes the outstanding direct debt of the Republic as of the dates indicated.

	Outstanding Direct Debt of the Republic(1)(2) As of December 31,
	2015	2016	2017	2018	2019	2020(3)
	(₱ in millions, except as otherwise indicated)
Medium/long-term debt(4)	5,690,102	5,801,727	6,337,111	6,797,270	7,240,159	8,025,754
Domestic	3,619,945	3,645,563	4,125,941	4,281,605	4,636,469	5,118,094
External (US$)	43,906	43,324	44,261	47,860	51,252	59,202
Short-term debt(5)
Domestic	264,435	287,936	314,369	494,306	491,131	1,138,395
Total debt	5,954,537	6,089,664	6,652,430	7,292,500	7,731,290	9,164,149

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars or pesos, using Bangko Sentral’s reference exchange rates at the end of each period.
(3)	Preliminary data as of July 31, 2020.
(4)	Debt with original maturities of one year or longer.
(5)	Debt with original maturities of less than one year.

Direct Domestic Debt of the Republic

The following table summarizes the outstanding direct domestic debt of the Republic as of the dates indicated.

	Outstanding Direct Domestic Debt of the Republic(1)(2) As of December 31,
	2015	2016	2017	2018	2019	2020(3)
	(₱ in millions)
Loans
Direct	156	156	156	156	156	300,156
Assumed(4)	442	442	792	792	792	792

Total loans	598	598	948	948	948	300,948
Securities
Treasury bills	264,435	287,936	314,369	494,306	486,170	833,433
Treasury notes/bonds	3,619,347	3,645,563	4,125,942	4,281,605	4,640,482	5,122,107

Total securities	3,883,782	3,933,499	4,440,312	4,775,911	5,126,652	5,955,541

Total debt	3,884,380	3,934,097	4,441,260	4,776,859	7,731,290	9,164,149

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only, and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using Bangko Sentral’s reference exchange rates as of December 2, 2019.
(3)

Preliminary data as of July 31, 2020. Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using Bangko Sentral’s reference exchange rates as of August 3, 2020, which was the next business day following the end of the period indicated.

(4)	Assumed loans of the Development Bank of the Philippines, the National Development Company and the Philippine National Bank.

The following table sets out the direct domestic debt service requirements of the Republic for the years indicated.

	Direct Domestic Debt Service Requirements of the Republic(1)
Year	Principal Repayments	Interest Payments	Total(2)
	(₱ in millions)		(₱ in millions)	($ in millions)
2015	134,645	214,962	349,607	7,856
2016	374,225	200,090	574,315	12,353
2017	229,330	206,571	435,902	8,718
2018	315,461	223,751	539,213	10,307
2019	481,575	360,874	842,449	16,583
2020(3)	431,835	276,435	708,269	13,942
2021(3)	501,054	275,647	776,701	15,289
2022(3)	645,864	256,537	902,401	17,763
2023(3)	793,489	213,218	1,006,707	19,816

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Excludes debt service in respect of Government debt that is on-lent to GOCCs and other public sector entities guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(2)

Amounts in pesos were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates at the end of each period. For 2019 and the period from 2020 to 2023, amounts in pesos were translated into U.S. dollars using the Bangko Sentral’s January 2, 2020 reference exchange rates bulletin.

(3)	Projection based on outstanding balance as of September 30, 2020.

Direct External Debt of the Republic

The following table summarizes the outstanding direct external debt of the Republic as of the dates indicated.

	Outstanding Direct External Debt of the Republic(1)(2) As of December 31,
	2015	2016	2017	2018	2019	2020(3)
	($ in millions)
Loans:
Multilateral	9,867	10,182	10,709	11,726	12,793	16,820
Bilateral	6,396	6,170	6,238	6,289	6,484	6,652
Commercial	15	11	10	7	31,975	34,050

Total loans	16,278	16,363	16,957	18,022	51,252	57,522
Securities:
Eurobonds	549	0	0	0	841	2,191
Yen Bonds	831	850	891	2,316	3,184	2,281
Philippine Peso Notes	2,750	2,606	2,596	2,467	2,553	2,604
Chinese Yuan Bonds	—	—	—	212	569	560
U.S. dollar Bonds	23,498	23,505	23,817	24,842	24,823	26,411

Total securities	27,628	26,961	27,304	29,838	31,970	34,047

Total	43,906	43,324	44,261	47,860	83,222	91,569

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only, and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates at the end of each period.
(3)	Preliminary data as of June 30, 2020.

The following table sets out, by designated currency and the equivalent amount in U.S. dollars, the outstanding direct external debt of the Republic as of the date indicated.

	Summary of Outstanding Direct External Debt of the Republic by Currency(1) as of December 31, 2019
	Amount in Original Currency	Equivalent Amount in $(2)	% of Total
	(in millions, unless otherwise indicated, except percentages)
U.S. dollar	37,555	37,555	73.3%
Japanese yen	939,117	8,638	16.9%
Euro	1,309	1,468	2.9%
Peso	129,698	2,553	5.0%
Other currencies	—	1,038	2.0%

Total	—	51,252	100.0%

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(2)	Amounts in original currencies were translated into U.S. dollars using the Bangko Sentral’s January 2, 2020 reference exchange rates bulletin.

The following table sets out, by designated currency and the equivalent amount in U.S. dollars, the outstanding direct external debt of the Republic as of the date indicated.

	Summary of Outstanding Direct External Debt of the Republic by Currency(1) as of August 31, 2020
	Amount in Original Currency	Equivalent Amount in $(2)	% of Total
	(in millions, unless otherwise indicated, except percentages)
U.S. dollar	43,790	43,790	73.2%
Japanese yen	905,780	8,556	14.3%
Peso	129,692	2,675	4.5%
Euro	3,183	3,801	6.4%
Other currencies	—	1,034	1.7%

Total	—	59,856	100%

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only and does not include any other public sector debt.

(2)

Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates as of September 1, 2020, which was the next business day following the end of the period indicated.

The following table sets out the direct external debt service requirements of the Republic for the years indicated.

	Direct External Debt Service Requirements of the Republic(1)
Year	Principal Repayments	Interest Payments	Total
	($ in millions)
2015(2)	6,537	8,131	14,668
2016(2)	3,655	2,130	5,785
2017(2)	2,813	2,003	4,816
2018(2)	2,114	2,013	4,127
2019(2)	2,637	2,108	4,746
2020(3) (4)	2,840	2,517	5,357
2021(3) (4)	4,845	2,153	6,998
2022(3) (4)	2,547	2,074	4,622

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Excludes debt service in respect of Government debt that is on-lent to GOCCs and other public sector entities or guaranteed by the Government, other than debt originally guaranteed other public sector entities for which the guarantee has been assumed by the Government.

(2)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates prevailing on the date of payment.
(3)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates prevailing on October 1, 2020.
(4)	Projection based on outstanding balance as of September 30, 2020.

Government-Guaranteed Debt

The following table sets out guarantees of indebtedness by the Republic, including guarantees assumed by the Government, as of the dates indicated.

	Summary of Outstanding Guarantees of the Republic(1)(2) As of December 31,					As of August 31,(3)
	2015	2016	2017	2018	2019	2020
	(in billions)
Total (₱)	545.1	513.7	478.1	487.6	488.8	447.0

Domestic (₱)	245.6	233.4	197.5	197.5	260.8	228.8
External (₱)	299.5	280.3	280.6	290.0	228.0	218.2
External ($)	6.3	5.6	5.6	5.5	4.5	4.5

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)	Includes debt originally guaranteed by the Government and debt guaranteed by other public sector entities for which the guarantee has been assumed by the Government.
(2)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using Bangko Sentral’s reference exchange rates at the end of each period.
(3)

Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates as of September 1, 2020, which was the next business day following the end of the period indicated.

The Government monitors and manages contractual contingent liabilities, which broadly comprise debt guarantees issued to GOCCs and contractual obligations stipulated under the Republic’s public-private partnership initiative. The Government, through the Bureau of the Treasury, in its financial statements, discloses with regards to contingent liabilities only the outstanding amount of Government direct guaranteed and assumed GFI guaranteed debts, broken down on a monthly basis.

Contingent liabilities corresponding to projects under the public-private partnership initiative are excluded from the disclosure described above partly because the extent of the Government’s exposure cannot yet be established in the absence of complete data regarding these projects.

In relation to the above, reporting of contingent liabilities exist in various levels of the Government. For example, the Public-Private Partnership Center reports those liabilities related to projects that the Government has carried out through the public-private partnership initiative. Other contingent liability amounts that originate from various sources are disclosed by other entities. For example, the Home Guaranty Corporation discloses the amount of guarantees it has issued, the Philippine Deposit Insurance Corporation discloses liabilities for the deposit insurance fund and social security institutions disclose unfunded pension liabilities.

The Government publishes annually a Fiscal Risks Statement (the “FRS”) that includes a more thorough discussion of contingent liabilities. It includes potential fiscal risks stemming not only from potential calls on the guarantees described above, but also potential claims arising from other sources of contingent liabilities such as public-private partnership contracts. According to the FRS for 2020, contingent liabilities arising from public-private partnerships for 2019 are estimated to be ₱234 billion and the potential budgetary outflows for 2019 are estimated to be around ₱22.8 billion.

In its 2013 Annual Audit Report (the “2013 Report”), the Commission on Audit reported its findings regarding the Government’s disclosure of contingent liabilities, which the Commission on Audit said did not include approximately ₱1,030.5 billion, of which approximately ₱920.3 billion related to undetermined contingent liabilities arising from build-operate-transfer/public-private partnership projects. The remaining approximately ₱32.3 billion related to outstanding guarantees issued by the Government and the DBP and approximately ₱77.9 billion related to foreign borrowings of private sector borrowers guaranteed by the Government. In the 2013 Report, the Commission on Audit also made various recommendations to the Bureau of the Treasury to revise the Government’s reporting of contingent liabilities.

Since then, the Government has taken, and continues to take, appropriate steps to improve transparency in relation to monitoring and reporting the Government’s contingent liabilities. The Government has also pursued, and continues to pursue, several initiatives that seek to allow more effective monitoring and management of contingent liabilities. Moreover, the Bureau of the Treasury is working with the Commission on Audit and various other Government agencies on improving the reporting and disclosure of contingent liabilities through establishing information linkages between Government agencies carrying contingent liabilities and the Bureau of the Treasury, in accordance with new accounting standards that the Commission on Audit is employing.

Payment History of Foreign Debt

The Republic has in the past engaged in various debt restructuring, as well as debt buyback, debt-to-equity, debt-for-debt, debt-for-nature and other debt reduction arrangements to reduce its debt. The Republic intends to maintain various efforts to manage its debt portfolio to improve yield and maturity profiles. The Republic may utilize proceeds from debt issues for the purpose of repurchasing outstanding debt through a variety of methods, including public auctions and repurchases of debt securities in the open markets.

While there have been a number of reschedulings of the Republic’s debt to its bilateral creditors in the past few years, the Republic has not defaulted on, and has not attempted to restructure, the payment of principal or interest on any of its external securities in the last 20 years.

The following table sets out the outstanding foreign-currency bonds issued by the Republic as of the dates indicated.

	Foreign Currency Bonds Issued by the Republic(1)
	Original Balance as of Issue Date(2)(3)	Outstanding Balance as of December 31, 2019(4)	Outstanding Balance as of June 30, 2020(3)
	($ in millions)
U.S. dollar bonds	30,938	24,823	26,411
Chinese Yuan Bonds	592	569	560
Eurobonds	2,170	841	2,191
Japanese yen bonds	2,256	3,184	2,281

Total foreign-currency bonds	35,956	29,417	31,443

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)	Excludes debt securities of GOCCs and other public sector entities guaranteed by the Government.
(2)	Amounts were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rate as of January 2, 2020.
(3)

Represents the aggregate of the original balances as of the issue dates of foreign currency bonds outstanding as of September 30, 2020. Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates prevailing on the date of issuance.

(4)	Amounts were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rate as of July 1, 2020.

DEBT TABLES OF THE REPUBLIC OF THE PHILIPPINES

As of September 30, 2020

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 30 SEPTEMBER 2020

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
		SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
GRAND TOTAL								7,337,553,257.80		4,475,764,431.30

I. NG GUARANTEED DEBT								7,252,014,415.31		4,390,225,588.81

A. LOANS								5,187,239,915.31		2,367,511,088.81

EURO								178,125,678.16		105,842,725.73

										157,410.06

EUR	FIXED			3.000	16.11.1990	31.12.2020	1,829,388.21	2,144,957.68	8,558.90	10,035.31
EUR	FIXED			3.000	16.11.1990	30.06.2021			3,691.81	4,328.65
EUR	FIXED			3.000	16.11.1990	30.09.2021			2,768.76	3,246.37
EUR	FIXED			3.000	16.11.1990	31.03.2022			69,935.82	81,999.75
EUR	FIXED			3.000	16.11.1990	30.06.2022			18,571.84	21,775.48
EUR	FIXED			3.000	16.11.1990	31.12.2022			13,363.55	15,668.76
EUR	FIXED			3.000	16.11.1990	30.06.2023			17,360.97	20,355.74
										251,906.71

EUR	FIXED			2.500	25.01.1991	31.12.2021	2,210,510.74	2,591,823.84	92,200.69	108,105.31
EUR	FIXED			2.500	25.01.1991	31.12.2022			122,645.12	143,801.40
										772,476.40

EUR	FIXED			1.500	30.08.1996	31.12.2021	5,157,960.05	6,047,708.16	101,397.19	118,888.21
EUR	FIXED			1.500	30.08.1996	30.06.2022			71,574.23	83,920.78
EUR	FIXED			1.500	30.08.1996	31.03.2023			150,189.87	176,097.62
EUR	FIXED			1.500	30.08.1996	30.06.2023			251,819.07	295,257.86
EUR	FIXED			1.500	30.08.1996	31.03.2024			83,848.13	98,311.93
										10,491,069.48

EUR	FIXED			0.400	04.10.2006	31.03.2032	10,498,800.00	12,309,843.00	2,550,539.00	2,990,506.98
EUR	FIXED			0.400	04.10.2006	31.03.2032			78,024.00	91,483.14
EUR	FIXED			0.400	04.10.2006	31.03.2033			726,700.00	852,055.75
EUR	FIXED			0.400	04.10.2006	30.06.2033			1,381,562.00	1,619,881.45
EUR	FIXED			0.400	04.10.2006	30.09.2033			1,415,414.00	1,659,572.92
EUR	FIXED			0.400	04.10.2006	31.12.2033			418,797.00	491,039.48
EUR	FIXED			0.400	04.10.2006	31.03.2034			780,246.00	914,838.44
EUR	FIXED			0.400	04.10.2006	30.06.2034			195,104.00	228,759.44
EUR	FIXED			0.400	04.10.2006	30.09.2034			305,340.00	358,011.15
EUR	FIXED			0.400	04.10.2006	30.12.2034			288,898.00	338,732.91
EUR	FIXED			0.400	04.10.2006	30.06.2035			806,983.23	946,187.84

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 30 SEPTEMBER 2020

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
		SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
EUR	FIXED			0.750	17.09.1991	31.12.2031	8,819,784.95	10,341,197.85	530,556.81	622,077.86
EUR	FIXED			0.750	30.12.2003	31.12.2039	25,564,594.06	29,974,486.54	8,315,139.92	9,749,501.56
EUR	FIXED			0.750	27.12.1996	30.12.2036	4,703,885.31	5,515,305.53	2,591,738.49	3,038,813.38
EUR	FIXED			0.750	21.12.2004	30.12.2044	5,112,918.81	5,994,897.30	4,177,918.81	4,898,609.80
EUR	FIXED			0.750	21.12.2004	30.12.2045	5,287,649.52	6,199,769.06	4,495,649.52	5,271,149.06
EUR	FIXED			0.750	08.11.1999	30.12.2039	14,699,641.58	17,235,329.75	9,556,556.57	11,205,062.58
EUR	FIXED			0.750	30.06.2009	30.06.2049	10,200,000.00	11,959,500.00	3,454,765.31	4,050,712.33
EUR	FIXED			0.750	04.12.2000	30.12.2040	9,356,641.43	10,970,662.08	6,393,705.05	7,496,619.17
EUR	FIXED			0.750	15.03.2004	30.12.2043	7,500,000.00	8,793,750.00	5,875,000.00	6,888,437.50
EUR	FIXED			0.750	21.12.2005	30.12.2045	11,700,000.00	13,718,250.00	9,945,000.00	11,660,512.50
EUR	FIXED			0.750	29.12.2005	30.12.2045	15,000,000.00	17,587,500.00	12,750,000.00	14,949,375.00
EUR	FIXED			0.750	20.12.2007	30.12.2047	4,741,730.27	5,559,678.74	4,346,730.27	5,096,541.24
EUR	FIXED			0.750	07.04.2010	30.06.2050	7,000,000.00	8,207,500.00	6,826,000.00	8,003,485.00
EUR	FIXED			2.991	31.01.2007	30.06.2025	2,536,050.00	2,973,518.63	1,056,687.50	1,238,966.09
JAPANESE YEN								4,200,458,239.62		1,804,386,579.12

JPY	LIBOR BASED	0.000	0.043	0.043	15.05.2002	15.08.2026	3,676,050,000.00	34,871,010.30	716,017,821.00	6,792,145.05
JPY	LIBOR BASED	0.000	0.037	0.037	16.12.2005	01.04.2024	2,746,625,000.00	26,054,484.75	503,681,334.00	4,777,921.13
JPY	LIBOR BASED	0.000	0.000	0.000	27.04.2009	15.09.2040	4,520,780,200.00	42,884,120.98	1,882,166,747.00	17,854,233.76
										664,047.80

JPY	FIXED			1.870	19.11.2001	01.08.2021	3,717,900,000.00	35,267,999.40	3,070,992.00	29,131.43
JPY	FIXED			1.750	19.11.2001	01.08.2021			4,599,183.00	43,627.85
JPY	FIXED			2.310	19.11.2001	01.08.2021			5,076,560.00	48,156.25
JPY	FIXED			1.760	19.11.2001	01.08.2021			5,455,118.00	51,747.25
JPY	FIXED			1.820	19.11.2001	01.08.2021			6,173,837.00	58,565.02
JPY	FIXED			1.980	19.11.2001	01.08.2021			2,310,391.00	21,916.37
JPY	FIXED			2.340	19.11.2001	01.08.2021			6,467,863.00	61,354.15
JPY	FIXED			2.080	19.11.2001	01.08.2021			4,979,414.00	47,234.72
JPY	FIXED			2.230	19.11.2001	01.08.2021			14,945,696.00	141,774.87
JPY	FIXED			1.820	19.11.2001	01.08.2021			10,361,560.00	98,289.76
JPY	FIXED			1.960	19.11.2001	01.08.2021			4,353,422.00	41,296.56
JPY	FIXED			1.450	19.11.2001	01.08.2021			1,513,473.00	14,356.80
JPY	FIXED			1.510	19.11.2001	01.08.2021			695,422.00	6,596.77
										2,811,053.71

JPY	FIXED			2.410	08.12.2003	01.08.2023	1,188,200,000.00	11,271,265.20	2,963,378.00	28,110.60
JPY	FIXED			1.860	08.12.2003	01.08.2023			32,172,600.00	305,189.28
JPY	FIXED			2.420	08.12.2003	01.08.2023			22,085,678.00	209,504.74
JPY	FIXED			2.160	08.12.2003	01.08.2023			61,135,087.00	579,927.44

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 30 SEPTEMBER 2020

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
		SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
JPY	FIXED			2.300	08.12.2003	01.08.2023			75,237,831.00	713,706.06
JPY	FIXED			1.910	08.12.2003	01.08.2023			20,228,874.00	191,891.10
JPY	FIXED			2.010	08.12.2003	01.08.2023			40,988,879.00	388,820.51
JPY	FIXED			1.480	08.12.2003	01.08.2023			39,552,601.00	375,195.97
JPY	FIXED			1.590	08.12.2003	01.08.2023			1,972,170.00	18,708.00
JPY	LIBOR BASED	0.500	0.030	0.530	22.07.2005	15.04.2022	6,592,000,000.00	62,531,712.00	677,711,684.00	6,428,773.03
JPY	LIBOR BASED	0.500	0.240	0.740	29.06.2006	15.06.2026	11,710,000,000.00	111,081,060.00	3,472,341,483.00	32,938,631.31
JPY	FIXED			2.500	10.06.1991	20.06.2021	30,084,000,000.00	285,376,824.00	1,467,512,000.00	13,920,818.83
JPY	FIXED			2.500	17.03.1992	20.03.2022	6,686,000,000.00	63,423,396.00	489,219,000.00	4,640,731.43
JPY	FIXED			3.000	20.12.1994	20.12.2024	22,499,999,999.00	213,434,999.99	4,939,011,000.00	46,851,458.35
JPY	FIXED			3.000	20.12.1994	20.12.2024	15,000,000,000.00	142,290,000.00	2,787,750,000.00	26,444,596.50
										4,435,938.18

JPY	FIXED			2.500	30.08.1995	20.08.2025	6,131,000,000.00	58,158,666.00	335,740,000.00	3,184,829.64
JPY	FIXED			2.100	30.08.1995	20.08.2025			131,890,000.00	1,251,108.54
										3,124,403.82

JPY	FIXED			2.500	30.08.1995	20.08.2025	1,352,000,000.00	12,825,072.00	249,190,000.00	2,363,816.34
JPY	FIXED			2.100	30.08.1995	20.08.2025			80,180,000.00	760,587.48
										28,439,028.00

JPY	FIXED			2.700	30.08.1995	20.08.2025	12,315,000,000.00	116,820,090.00	2,654,060,000.00	25,176,413.16
JPY	FIXED			2.100	30.08.1995	20.08.2025			343,940,000.00	3,262,614.84
										52,392,648.33

JPY	FIXED			2.700	29.03.1996	20.03.2026	24,712,000,000.00	234,418,032.00	3,925,834,000.00	37,240,461.32
JPY	FIXED			2.300	29.03.1996	20.03.2026			1,597,321,000.00	15,152,187.01
										26,697,341.48

JPY	FIXED			2.700	29.05.1996	20.03.2026	10,494,000,000.00	99,546,084.00	2,747,316,000.00	26,061,039.58
JPY	FIXED			2.300	29.05.1996	20.03.2026			67,078,000.00	636,301.91
										12,873,687.75

JPY	FIXED			2.500	29.03.1996	20.03.2026	5,158,000,000.00	48,928,788.00	1,314,753,000.00	12,471,746.96
JPY	FIXED			2.100	29.03.1996	20.03.2026			42,372,000.00	401,940.79
JPY	FIXED			2.300	18.03.1997	20.03.2027	876,000,000.00	8,309,736.00	159,432,000.00	1,512,371.95
										12,700,397.50

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 30 SEPTEMBER 2020

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
		SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
JPY	FIXED			2.500	18.03.1997	20.03.2027	7,228,000,000.00	68,564,808.00	886,080,000.00	8,405,354.88
JPY	FIXED			2.100	18.03.1997	20.03.2027			452,777,000.00	4,295,042.62
										2,399,521.64

JPY	FIXED			2.500	18.03.1997	20.03.2027	1,034,000,000.00	9,808,524.00	92,547,000.00	877,900.84
JPY	FIXED			2.100	18.03.1997	20.03.2027			160,407,000.00	1,521,620.80
										1,608,190.04

JPY	FIXED			2.500	18.03.1997	20.03.2027	2,746,000,000.00	26,048,556.00	112,281,000.00	1,065,097.57
JPY	FIXED			2.100	18.03.1997	20.03.2027			57,252,000.00	543,092.47
										54,871,918.78

JPY	FIXED			2.200	10.09.1998	20.09.2028	14,555,000,000.00	138,068,730.00	5,182,128,000.00	49,157,666.21
JPY	FIXED			0.750	10.09.1998	20.09.2038			602,388,000.00	5,714,252.57
										72,532,004.98

JPY	FIXED			2.200	10.09.1998	20.09.2028	19,990,000,000.00	189,625,140.00	7,404,224,000.00	70,236,468.86
JPY	FIXED			0.750	10.09.1998	20.09.2038			241,992,000.00	2,295,536.11
										26,371,155.89

JPY	FIXED			2.200	10.09.1998	20.09.2028	6,072,000,000.00	57,598,992.00	193,376,000.00	1,834,364.74
JPY	FIXED			1.700	10.09.1998	20.09.2028			1,370,480,000.00	13,000,373.28
JPY	FIXED			0.750	10.09.1998	20.09.2038			1,216,152,000.00	11,536,417.87
JPY	FIXED			0.750	28.12.1999	20.12.2039	35,350,000,000.00	335,330,100.00	22,543,404,000.00	213,846,730.34
JPY	FIXED			0.750	28.12.1999	20.12.2039	20,529,000,000.00	194,738,094.00	13,125,021,000.00	124,503,949.21
										97,474,341.60

JPY	FIXED			0.950	31.08.2000	20.08.2040	16,450,000,000.00	156,044,700.00	9,316,200,000.00	88,373,473.20
JPY	FIXED			0.750	31.08.2000	20.08.2040			959,400,000.00	9,100,868.40
										379,721,297.84

JPY	FIXED			0.950	14.09.2001	20.09.2041	59,037,000,000.00	560,024,982.00	37,715,286,000.00	357,767,203.00
JPY	FIXED			0.750	14.09.2001	20.09.2041			2,314,368,000.00	21,954,094.85
										213,210,561.24

JPY	FIXED			1.400	30.09.2008	20.09.2038	24,846,000,000.00	235,689,156.00	6,673,140,000.00	63,301,406.04
JPY	FIXED			0.650	30.09.2008	20.09.2048			15,606,528,000.00	148,043,524.61
JPY	FIXED			0.010	30.09.2008	20.09.2048			196,672,000.00	1,865,630.59
										95,893,319.47

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 30 SEPTEMBER 2020

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
		SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
JPY	FIXED			1.400	25.12.2009	20.11.2039	14,608,000,000.00	138,571,488.00	3,061,617,000.00	29,042,498.86
JPY	FIXED			0.650	25.12.2009	20.11.2049			6,838,749,000.00	64,872,373.01
JPY	FIXED			0.010	25.12.2009	20.11.2049			208,565,000.00	1,978,447.59
										175,043,735.10

JPY	FIXED			1.400	09.11.2009	20.11.2039	30,380,000,000.00	288,184,680.00	18,372,588,000.00	174,282,369.77
JPY	FIXED			0.010	09.11.2009	20.11.2039			80,262,000.00	761,365.33
JPY	FIXED			1.400	12.01.2017	20.01.2042	4,928,000,000.00	46,747,008.00	2,615,000,000.00	24,805,890.00
JPY	FIXED			1.543	22.08.2008	20.12.2021	10,000,000,000.00	94,860,000.00	1,125,000,000.00	10,671,750.00
JPY	FIXED			2.390	20.12.2007	30.12.2022	5,593,500,000.00	53,059,941.00	541,006,226.00	5,131,985.06
KOREAN WON								28,509,351.00		19,953,034.11

KRW	FIXED			2.500	07.05.2004	20.05.2034	33,189,000,000.00	28,509,351.00	23,228,212,000.00	19,953,034.11
UNITED STATES DOLLAR								780,146,646.54		437,328,749.86

USD	LIBOR BASED	0.000	6.400	6.400	03.06.1997	01.09.2021	13,514,394.64	13,514,394.64	845,094.64	845,094.64
USD	LIBOR BASED	0.000	2.133	2.133	12.12.2002	01.09.2021	36,485,605.36	36,485,605.36	1,838,428.65	1,838,428.65
USD	LIBOR BASED	0.500	1.338	1.838	27.05.2016	15.03.2041	67,330,000.00	67,330,000.00	62,135,470.33	62,135,470.33
USD	LIBOR BASED	0.500	2.137	2.637	19.05.2016	15.03.2041	60,000,000.00	60,000,000.00	6,642,260.07	6,642,260.07
USD	FIXED			3.000	07.01.2010	21.01.2030	116,602,000.00	116,602,000.00	73,042,504.53	73,042,504.53
USD	FIXED			2.000	20.11.2018	21.01.2039	211,214,646.54	211,214,646.54	31,682,392.76	31,682,392.76
USD	LIBOR BASED	0.500	2.790	3.290	31.05.2012	15.05.2037	275,000,000.00	275,000,000.00	261,142,598.88	261,142,598.88
B.BONDS								2,064,774,500.00		2,022,714,500.00

JAPANESE YEN								585,760,500.00		585,760,500.00

JPY	FIXED			3.200	10.12.2002	13.12.2020	24,750,000,000.00	234,778,500.00	24,750,000,000.00	234,778,500.00
JPY	FIXED			3.500	10.12.2002	13.12.2022	37,000,000,000.00	350,982,000.00	37,000,000,000.00	350,982,000.00
UNITED STATES DOLLAR								1,479,014,000.00		1,436,954,000.00

USD	FIXED			9.625	05.05.1998	15.05.2028	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
USD	FIXED			7.390	02.12.2009	02.12.2024	579,014,000.00	579,014,000.00	579,014,000.00	579,014,000.00
USD	FIXED			7.390	23.11.2009	02.12.2024	600,000,000.00	600,000,000.00	557,940,000.00	557,940,000.00

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 30 SEPTEMBER 2020

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
		SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
II. GFI GUARANTEE ASSUMED BY NATIONAL GOVERNMENT								85,538,842.49		85,538,842.49

CANADIAN DOLLAR								201,071.37		201,071.37

CAD	INTEREST FREE				30.06.1986	Upon Demand	267,807.00	201,071.37	267,807.00	201,071.37

EURO								381,337.79		381,337.79

EUR	INTEREST FREE				30.06.1986	Upon Demand	325,234.79	381,337.79	325,234.79	381,337.79

BRITISH POUND								348.89		348.89

GBP	INTEREST FREE				30.06.1986	Upon Demand	270.00	348.89	270.00	348.89

JAPANESE YEN								26,003.02		26,003.02

JPY	INTEREST FREE				30.06.1986	Upon Demand	2,741,200.00	26,003.02	2,741,200.00	26,003.02

SAUDI RIYAL								7,288,511.43		7,288,511.43

SAR	INTEREST FREE				30.06.1986	Upon Demand	5,918,966.00	1,578,179.82	5,918,966.00	1,578,179.82
SAR	INTEREST FREE				30.06.1986	Upon Demand	18,456,608.00	4,921,103.85	18,456,608.00	4,921,103.85
SAR	INTEREST FREE				30.06.1986	Upon Demand	2,960,000.00	789,227.76	2,960,000.00	789,227.76

UNITED STATES DOLLAR								77,641,569.98		77,641,569.98

USD	INTEREST FREE				30.06.1986	Upon Demand	8,333,333.32	8,333,333.32	8,333,333.32	8,333,333.32
USD	INTEREST FREE				30.06.1986	Upon Demand	5,215,433.52	5,215,433.52	5,215,433.52	5,215,433.52
USD	INTEREST FREE				30.06.1986	Upon Demand	33,088,000.00	33,088,000.00	33,088,000.00	33,088,000.00
USD	INTEREST FREE				30.06.1986	Upon Demand	7,511,546.63	7,511,546.63	7,511,546.63	7,511,546.63
USD	INTEREST FREE				30.06.1986	Upon Demand	18,598,000.00	18,598,000.00	18,598,000.00	18,598,000.00
USD	INTEREST FREE				30.06.1986	Upon Demand	509,091.00	509,091.00	509,091.00	509,091.00
USD	INTEREST FREE				30.06.1986	Upon Demand	514,525.51	514,525.51	514,525.51	514,525.51
USD	INTEREST FREE				30.06.1986	Upon Demand	2,180,000.00	2,180,000.00	2,180,000.00	2,180,000.00
USD	INTEREST FREE				30.06.1986	Upon Demand	717,440.00	717,440.00	717,440.00	717,440.00
USD	INTEREST FREE				30.06.1986	Upon Demand	974,200.00	974,200.00	974,200.00	974,200.00

1\	Original currencies converted using BSP reference rate prevailing on 1 October 2020

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
GRAND TOTAL							85,870,636,844.74		60,519,975,528.80

I. DIRECT DEBT OF THE REPUBLIC							47,051,946,261.50		26,228,214,945.55

A. AVAILED BY GOVERNMENT AGENCIES							45,847,569,028.00		25,831,407,436.51

CANADIAN DOLLAR							4,752,608.31		291,791.64

INTEREST FREE				15.11.1974	30.09.2024	6,330,000.00	4,752,608.31	388,637.34	291,791.64
CHINA YUAN							176,084,400.00		68,434,930.13
FIXED			2.000	11.05.2006	21.03.2026	400,000,000.00	58,694,800.00	146,378,146.85	21,479,090.13
FIXED			2.000	15.01.2007	21.09.2026	800,000,000.00	117,389,600.00	319,999,999.94	46,955,839.99
EURO							2,246,762,297.44		1,733,080,019.28

LIBOR BASED	0.500	0.000	0.500	23.04.2020	15.04.2030	231,632,000.00	271,588,520.00	231,632,000.00	271,588,520.00
LIBOR BASED	0.500	0.000	0.500	23.04.2020	15.04.2025	463,263,000.00	543,175,867.50	463,263,000.00	543,175,867.50
FIXED			2.000	12.10.1990	31.12.2020	3,374,526.44	3,956,632.25	84,363.20	98,915.85
FIXED			0.750	14.02.2002	30.06.2042	6,828,167.68	8,006,026.60	4,928,167.68	5,778,276.60
FIXED			0.750	26.06.2002	30.06.2042	7,464,861.47	8,752,550.07	5,416,861.47	6,351,270.07
FIXED			0.750	20.12.2007	30.12.2047	10,000,000.00	11,725,000.00	9,005,536.60	10,558,991.66
FIXED			0.750	24.12.2008	30.12.2048	4,000,000.00	4,690,000.00	3,801,663.86	4,457,450.88
LIBOR BASED	0.000	0.980	0.980	14.10.2015	01.05.2034	22,800,000.00	26,733,000.00	10,718,655.16	12,567,623.18
LIBOR BASED	0.000	0.990	0.990	26.10.2015	01.11.2033	27,310,000.00	32,020,975.00	15,619,262.80	18,313,585.63
FIXED			4.500	23.07.1999	31.12.2022	72,672,834.17	85,208,898.06	13,973,777.97	16,384,254.67
FIXED			4.000	16.11.2000	30.06.2023	31,249,318.69	36,639,826.16	7,812,329.59	9,159,956.44
FIXED			4.400	11.12.2001	18.10.2024	23,986,986.00	28,124,741.09	8,995,119.75	10,546,777.91
FIXED			3.650	28.02.2002	31.10.2024	36,279,013.93	42,537,143.83	9,069,753.40	10,634,285.86
FIXED			3.450	28.02.2002	15.05.2025	18,168,208.54	21,302,224.51	7,570,086.87	8,875,926.86
FIXED			3.000	08.04.1988	31.12.2020	4,344,796.99	5,094,274.47	6,583.02	7,718.59
FIXED			3.000	08.04.1988	31.03.2021			17,505.14	20,524.78
FIXED			3.000	08.04.1988	30.09.2021			36,186.09	42,428.19
FIXED			3.000	08.04.1988	31.12.2021			15,156.49	17,770.98
FIXED			3.000	08.04.1988	31.03.2022			13,837.95	16,225.00
FIXED			3.000	08.04.1988	30.06.2022			60,990.44	71,511.29
FIXED			3.000	08.04.1988	30.06.2023			26,015.89	30,503.63
FIXED			3.000	08.04.1988	30.09.2023			9,312.62	10,919.05
FIXED			3.000	08.04.1988	31.12.2024			2,927.82	3,432.87
FIXED			2.500	09.02.1990	31.12.2021	4,431,330.44	5,195,734.94	127,401.45	149,378.20
FIXED			2.500	09.02.1990	31.12.2022			341,580.43	400,503.05
FIXED			2.500	09.02.1990	31.12.2021	4,153,865.01	4,870,406.72	78,174.90	91,660.07

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			2.500	09.02.1990	31.12.2022			342,388.27	401,450.25
FIXED			2.500	09.02.1990	31.12.2023			65,172.45	76,414.70
FIXED			2.500	09.02.1990	31.12.2021	2,652,595.39	3,110,168.09	49,824.33	58,419.03
FIXED			2.500	09.02.1990	31.12.2022			248,533.12	291,405.08
FIXED			2.500	22.01.1992	31.12.2022	1,017,361.58	1,192,856.45	32,848.12	38,514.42
FIXED			2.500	22.01.1992	31.12.2023			86,738.41	101,700.79
FIXED			2.500	22.01.1992	31.12.2024			55,105.29	64,610.95
FIXED			2.000	07.12.1990	31.12.2022	10,518,982.19	12,333,506.62	605,737.21	710,226.88
FIXED			2.000	07.12.1990	31.12.2023			835,267.86	979,351.57
FIXED			2.000	07.12.1990	31.12.2024			136,612.65	160,178.33
FIXED			2.000	07.12.1990	31.12.2025			53,301.57	62,496.09
FIXED			2.000	07.12.1990	31.12.2022	729,010.47	854,764.78	36,972.69	43,350.48
FIXED			2.000	07.12.1990	31.12.2023			75,814.05	88,891.97
FIXED			2.000	07.12.1990	31.12.2022	2,881,286.42	3,378,308.33	163,594.67	191,814.75
FIXED			2.000	07.12.1990	30.12.2023			266,903.28	312,944.10
FIXED			2.000	07.12.1990	31.12.2024			10,656.69	12,494.97
FIXED			2.000	07.12.1990	31.12.2022	759,194.79	890,155.89	94,898.75	111,268.78
FIXED			2.000	07.12.1990	31.12.2022	2,167,469.20	2,541,357.64	67,018.19	78,578.83
FIXED			2.000	07.12.1990	31.12.2023			285,479.87	334,725.15
FIXED			1.400	13.09.1994	30.06.2022	2,689,415.88	3,153,340.12	74,053.59	86,827.83
FIXED			1.400	13.09.1994	31.12.2022			33,479.19	39,254.35
FIXED			1.400	13.09.1994	31.03.2023			115,590.69	135,530.08
FIXED			1.400	13.09.1994	30.06.2023			82,312.55	96,511.46
FIXED			1.400	13.09.1994	30.09.2023			48,660.67	57,054.64
FIXED			1.400	13.09.1994	31.03.2024			4,319.00	5,064.03
FIXED			1.400	13.09.1994	31.12.2021	15,568,940.42	18,254,582.64	261,182.66	306,236.67
FIXED			1.400	13.09.1994	31.03.2023			1,315,243.92	1,542,123.50
FIXED			1.400	13.09.1994	30.09.2023			53,606.48	62,853.60
FIXED			1.400	13.09.1994	31.12.2025			319,066.12	374,105.03
FIXED			1.400	13.09.1994	31.12.2028			278,544.97	326,593.98
FIXED			1.500	18.12.1995	30.06.2022	1,920,857.62	2,252,205.56	48,993.58	57,444.97
FIXED			1.500	18.12.1995	30.09.2022			153,201.39	179,628.63
FIXED			1.500	18.12.1995	31.03.2023	743,803.27	872,109.33	23,940.55	28,070.29
FIXED			1.500	18.12.1995	30.06.2023			54,858.77	64,321.91
FIXED			1.500	18.12.1995	30.09.2023			23,715.14	27,806.00
FIXED			1.500	18.12.1995	30.06.2024			13,511.99	15,842.81
FIXED			1.500	18.12.1995	30.09.2022	3,658,776.41	4,289,915.34	93,393.98	109,504.44
FIXED			1.500	18.12.1995	31.12.2022			283,921.89	332,898.42
FIXED			1.500	18.12.1995	31.03.2023			6,252.68	7,331.27
FIXED			1.500	18.12.1995	30.06.2023			2,849.23	3,340.72
FIXED			1.500	18.12.1995	30.09.2023			9,131.35	10,706.51

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			1.500	18.12.1995	31.12.2023			17,100.00	20,049.75
FIXED			1.500	18.12.1995	31.03.2024			16,933.01	19,853.95
FIXED			1.500	18.12.1995	30.09.2024			10,200.00	11,959.50
FIXED			1.500	18.12.1995	31.03.2025			8,289.00	9,718.85
FIXED			1.500	18.12.1995	30.06.2025			57,780.02	67,747.07
FIXED			1.500	18.12.1995	31.12.2022	3,099,676.12	3,634,370.25	97,636.64	114,478.96
FIXED			1.500	18.12.1995	30.06.2024			55,200.03	64,722.04
FIXED			1.500	18.12.1995	31.12.2024			18,495.01	21,685.40
FIXED			1.500	18.12.1995	30.09.2025			2,010.00	2,356.73
FIXED			1.500	18.12.1995	31.12.2025			2,211.00	2,592.40
FIXED			1.500	18.12.1995	31.03.2026			272,536.00	319,548.46
FIXED			1.500	18.12.1995	31.12.2026			29,575.01	34,676.70
FIXED			1.500	18.12.1995	30.06.2027			6,020.00	7,058.45
FIXED			1.500	18.12.1995	30.09.2027			15,106.00	17,711.79
FIXED			1.500	18.12.1995	31.12.2027			8,190.00	9,602.78
FIXED			1.500	18.12.1995	30.09.2029			49,500.00	58,038.75
FIXED			1.500	18.12.1995	31.12.2029			394,554.00	462,614.57
FIXED			1.500	15.01.1997	30.09.2023	5,497,311.79	6,445,598.07	212,321.64	248,947.12
FIXED			1.500	15.01.1997	31.03.2024			330,764.00	387,820.79
FIXED			1.500	15.01.1997	30.06.2024			176,384.02	206,810.26
FIXED			1.500	15.01.1997	30.09.2024			166,359.97	195,057.06
FIXED			1.500	15.01.1997	31.12.2024			8,001.00	9,381.17
FIXED			1.500	15.01.1997	31.03.2025			10,836.01	12,705.22
FIXED			1.500	15.01.1997	30.06.2025			42,310.00	49,608.48
FIXED			1.500	15.01.1997	30.09.2025			9,519.99	11,162.19
FIXED			1.500	15.01.1997	31.12.2025			11,968.01	14,032.49
FIXED			1.500	15.01.1997	31.03.2026			14,861.01	17,424.53
FIXED			1.500	15.01.1997	30.06.2026			113,556.00	133,144.41
FIXED			1.500	15.01.1997	30.09.2023	9,144,059.29	10,721,409.52	356,568.90	418,077.04
FIXED			1.500	15.01.1997	30.09.2024			371,152.17	435,175.92
FIXED			1.500	15.01.1997	31.12.2024			6,884.99	8,072.65
FIXED			1.500	15.01.1997	31.03.2025			30,717.04	36,015.73
FIXED			1.500	15.01.1997	30.06.2025			648,530.11	760,401.55
FIXED			1.500	15.01.1997	30.09.2025			139,690.06	163,786.60
FIXED			0.470	22.01.1998	31.12.2029	3,298,662.49	3,867,681.77	454,848.05	533,309.34
FIXED			0.470	22.01.1998	30.06.2030			33,742.88	39,563.53
FIXED			0.470	22.01.1998	30.09.2030			1,874.00	2,197.27
FIXED			0.470	22.01.1998	31.12.2031			948,244.00	1,111,816.09
FIXED			0.470	22.01.1998	31.03.2032			34,799.00	40,801.83
FIXED			0.470	22.01.1998	30.06.2032			220,075.28	258,038.27
FIXED			0.470	22.01.1998	30.09.2032			81,168.00	95,169.48

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			0.470	22.01.1998	31.12.2029	741,169.01	869,020.66	105,613.95	123,832.36
FIXED			0.470	22.01.1998	31.03.2030			51,034.00	59,837.37
FIXED			0.470	22.01.1998	30.06.2030			39,557.12	46,380.72
FIXED			0.470	22.01.1998	30.09.2030			31,166.00	36,542.14
FIXED			0.470	22.01.1998	31.12.2030			61,446.00	72,045.44
FIXED			0.470	22.01.1998	31.03.2031			10,962.00	12,852.95
FIXED			0.470	22.01.1998	30.06.2031			22,616.00	26,517.26
FIXED			0.470	22.01.1998	30.09.2031			21,868.00	25,640.23
FIXED			0.470	22.01.1998	30.06.2032			30,611.52	35,892.01
INTEREST FREE				27.11.2007	15.05.2024	5,387,110.80	6,316,387.41	1,795,703.60	2,105,462.47
LIBOR BASED	0.300	-0.267	0.033	18.04.2008	07.07.2021	12,512,000.00	14,670,320.00	1,209,968.99	1,418,688.64
INTEREST FREE				07.11.2008	31.10.2022	11,351,426.36	13,309,547.41	2,270,281.92	2,661,905.55
FIXED			5.140	07.11.2008	15.12.2020	38,159,370.00	44,741,861.33	634,892.36	744,411.29
FIXED			0.300	06.11.2009	10.02.2040	15,708,268.88	18,417,945.26	15,708,015.38	18,417,648.03
FIXED			4.740	06.11.2009	15.09.2022	15,708,268.88	18,417,945.26	459,806.64	539,123.29
LIBOR BASED	0.000	0.753	0.753	15.02.2010	30.11.2029	150,000,000.00	175,875,000.00	95,000,000.00	111,387,500.00
FIXED			1.000	12.01.2012	28.01.2031	20,493,740.00	24,028,910.15	15,370,305.04	18,021,682.66
FIXED			0.150	10.02.2011	11.04.2034	26,190,016.00	30,707,793.76	6,593,820.00	7,731,253.95
LIBOR BASED	0.000	2.210	2.210	16.04.2014	31.03.2034	110,269,793.43	129,291,332.80	110,269,793.43	129,291,332.80
FIXED			1.440	26.02.2015	31.03.2041	50,893,963.00	59,673,171.62	3,000,000.00	3,517,500.00
INTEREST FREE				01.04.2016	14.06.2039	20,493,740.00	24,028,910.15	20,493,704.00	24,028,867.94
LIBOR BASED	0.940	0.000	0.940	04.04.2016	30.09.2035	50,000,000.00	58,625,000.00	50,000,000.00	58,625,000.00
LIBOR BASED	0.500	1.320	1.820	27.10.2017	01.09.2037	100,000,000.00	117,250,000.00	100,000,000.00	117,250,000.00
FIXED			0.250	09.06.2020	31.03.2040	150,000,000.00	175,875,000.00	150,000,000.00	175,875,000.00
FIXED			0.250	09.06.2020	31.03.2040	100,000,000.00	117,250,000.00	100,000,000.00	117,250,000.00
JAPANESE YEN							17,609,778,781.01		5,799,565,111.44

LIBOR BASED	0.000	0.325	0.325	22.02.2008	01.11.2022	34,253,100,000.00	324,924,906.60	10,741,772,160.00	101,896,450.71
FIXED			2.700	16.07.1991	20.06.2021	2,065,000,000.00	19,588,590.00	88,556,000.00	840,042.22
FIXED			2.700	16.07.1991	20.06.2021	1,663,000,000.00	15,775,218.00	73,756,000.00	699,649.42
FIXED			2.700	16.07.1991	20.06.2021	1,795,000,000.00	17,027,370.00	61,376,000.00	582,212.74
FIXED			2.700	16.07.1991	20.06.2021	5,266,000,000.00	49,953,276.00	235,454,000.00	2,233,516.64
FIXED			2.700	16.07.1991	20.06.2021	10,790,000,000.00	102,353,940.00	516,004,000.00	4,894,813.94
FIXED			2.700	16.07.1991	20.06.2021	20,020,000,000.00	189,909,720.00	976,582,000.00	9,263,856.85
FIXED			2.700	21.12.1990	20.12.2020	28,200,000,000.00	267,505,200.00	687,804,000.00	6,524,508.74
FIXED			2.700	20.03.1992	20.03.2022	7,655,000,000.00	72,615,330.00	340,950,000.00	3,234,251.70
FIXED			3.000	19.08.1993	20.08.2023	6,872,000,000.00	65,187,792.00	975,486,000.00	9,253,460.20
FIXED			3.000	19.08.1993	20.08.2023	4,633,000,000.00	43,948,638.00	580,644,000.00	5,507,988.98
FIXED			3.000	19.08.1993	20.08.2023	3,803,000,000.00	36,075,258.00	520,566,000.00	4,938,089.08
FIXED			3.000	19.08.1993	20.08.2023	3,055,000,000.00	28,979,730.00	447,066,000.00	4,240,868.08
FIXED			3.000	19.08.1993	20.08.2023	9,294,000,000.00	88,162,884.00	839,844,000.00	7,966,760.18

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			3.000	20.12.1994	20.12.2024	9,620,000,000.00	91,255,320.00	2,097,927,000.00	19,900,935.52
FIXED			3.000	20.12.1994	20.12.2024	4,616,000,000.00	43,787,376.00	949,050,000.00	9,002,688.30
FIXED			3.000	20.12.1994	20.12.2024	11,754,000,000.00	111,498,444.00	2,580,111,000.00	24,474,932.95
FIXED			2.700	30.08.1995	20.08.2025	6,151,000,000.00	58,348,386.00	1,226,850,000.00	11,637,899.10
FIXED			2.300	30.08.1995	20.08.2025			191,690,000.00	1,818,371.34
FIXED			2.700	30.08.1995	20.08.2025	4,040,000,000.00	38,323,440.00	806,960,000.00	7,654,822.56
FIXED			2.300	30.08.1995	20.08.2025			142,270,000.00	1,349,573.22
FIXED			2.500	30.08.1995	20.08.2025	8,312,000,000.00	78,847,632.00	1,818,410,000.00	17,249,437.26
FIXED			2.100	30.08.1995	20.08.2025			203,100,000.00	1,926,606.60
FIXED			2.700	30.08.1995	20.08.2025	18,391,000,000.00	174,457,026.00	3,901,990,000.00	37,014,277.14
FIXED			2.300	30.08.1995	20.08.2025			580,100,000.00	5,502,828.60
FIXED			2.700	30.08.1995	20.08.2025	5,579,000,000.00	52,922,394.00	1,144,790,000.00	10,859,477.94
FIXED			2.300	30.08.1995	20.08.2025			138,740,000.00	1,316,087.64
FIXED			2.700	30.08.1995	20.08.2025	6,386,000,000.00	60,577,596.00	1,283,330,000.00	12,173,668.38
FIXED			2.300	30.08.1995	20.08.2025			229,610,000.00	2,178,080.46
FIXED			2.700	30.08.1995	20.08.2025	12,895,000,000.00	122,321,970.00	2,559,850,000.00	24,282,737.10
FIXED			2.300	30.08.1995	20.08.2025			487,510,000.00	4,624,519.86
FIXED			2.700	30.08.1995	20.08.2025	4,765,000,000.00	45,200,790.00	826,370,000.00	7,838,945.82
FIXED			2.300	30.08.1995	20.08.2025			111,080,000.00	1,053,704.88
FIXED			2.700	30.08.1995	20.08.2025	9,551,000,000.00	90,600,786.00	1,585,050,000.00	15,035,784.30
FIXED			2.300	30.08.1995	20.08.2025			592,950,000.00	5,624,723.70
FIXED			2.700	30.08.1995	20.08.2025	2,872,000,000.00	27,243,792.00	306,500,000.00	2,907,459.00
FIXED			2.300	30.08.1995	20.08.2025			136,350,000.00	1,293,416.10
FIXED			2.500	29.03.1996	20.03.2026	6,911,000,000.00	65,557,746.00	1,597,948,000.00	15,158,134.73
FIXED			2.100	29.03.1996	20.03.2026			256,146,000.00	2,429,800.96
FIXED			2.300	29.03.1996	20.03.2026	305,000,000.00	2,893,230.00	60,951,000.00	578,181.19
FIXED			2.700	18.03.1997	20.03.2027	5,746,000,000.00	54,506,556.00	1,074,333,000.00	10,191,122.84
FIXED			2.300	18.03.1997	20.03.2027			234,715,000.00	2,226,506.49
FIXED			2.700	18.03.1997	20.03.2027	7,683,000,000.00	72,880,938.00	1,975,233,000.00	18,737,060.24
FIXED			2.300	18.03.1997	20.03.2027			390,247,000.00	3,701,883.04
FIXED			2.700	18.03.1997	20.03.2027	6,339,868,462.00	60,139,992.23	1,828,775,000.00	17,347,759.65
FIXED			2.300	18.03.1997	20.03.2027			181,402,000.00	1,720,779.37
FIXED			2.500	18.03.1997	20.03.2027	9,411,000,000.00	89,272,746.00	2,543,190,000.00	24,124,700.34
FIXED			2.100	18.03.1997	20.03.2027			286,026,000.00	2,713,242.64
FIXED			2.500	18.03.1997	20.03.2027	7,979,000,000.00	75,688,794.00	1,970,826,000.00	18,695,255.44
FIXED			2.100	18.03.1997	20.03.2027			344,019,000.00	3,263,364.23
FIXED			2.700	18.03.1997	20.03.2027	11,122,000,000.00	105,503,292.00	2,207,712,000.00	20,942,356.03
FIXED			2.300	18.03.1997	20.03.2027			823,823,000.00	7,814,784.98
FIXED			2.200	10.09.1998	20.09.2028	5,849,000,000.00	55,483,614.00	1,643,776,000.00	15,592,859.14
FIXED			0.750	10.09.1998	20.09.2038			521,640,000.00	4,948,277.04
FIXED			2.200	10.09.1998	20.09.2028	13,564,000,000.00	128,668,104.00	3,816,896,000.00	36,207,075.46

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			0.750	10.09.1998	20.09.2038			1,174,788,000.00	11,144,038.97
FIXED			2.200	10.09.1998	20.09.2028	5,728,000,000.00	54,335,808.00	724,752,000.00	6,874,997.47
FIXED			0.750	10.09.1998	20.09.2038			281,700,000.00	2,672,206.20
FIXED			2.200	10.09.1998	20.09.2028	4,328,000,000.00	41,055,408.00	921,088,000.00	8,737,440.77
FIXED			0.750	10.09.1998	20.09.2038			364,608,000.00	3,458,671.49
FIXED			1.700	10.09.1998	20.09.2028	458,000,000.00	4,344,588.00	10,224,000.00	96,984.86
FIXED			0.750	10.09.1998	20.09.2038			184,392,000.00	1,749,142.51
FIXED			1.700	10.09.1998	20.09.2028	6,734,000,000.00	63,878,724.00	1,932,880,000.00	18,335,299.68
FIXED			0.750	10.09.1998	20.09.2038			776,628,000.00	7,367,093.21
FIXED			1.700	10.09.1998	20.09.2028	3,201,000,000.00	30,364,686.00	14,144,000.00	134,169.98
FIXED			0.750	10.09.1998	20.09.2038			1,274,112,000.00	12,086,226.43
FIXED			2.200	10.09.1998	20.09.2028	14,136,000,000.00	134,094,096.00	3,942,048,000.00	37,394,267.33
FIXED			0.750	10.09.1998	20.09.2038			844,956,000.00	8,015,252.62
FIXED			1.700	10.09.1998	20.09.2028	2,428,000,000.00	23,032,008.00	434,912,000.00	4,125,575.23
FIXED			0.750	10.09.1998	20.09.2038			224,532,000.00	2,129,910.55
FIXED			0.750	10.03.1999	20.03.2039	36,300,000,000.00	344,341,800.00	22,017,997,000.00	208,862,719.54
FIXED			1.800	28.12.1999	20.12.2029	7,210,000,000.00	68,394,060.00	2,289,215,000.00	21,715,493.49
FIXED			0.750	28.12.1999	20.12.2039			981,825,000.00	9,313,591.95
FIXED			1.300	28.12.1999	20.12.2029	951,000,000.00	9,021,186.00	48,640,000.00	461,399.04
FIXED			0.750	28.12.1999	20.12.2039			216,021,000.00	2,049,175.21
FIXED			1.800	28.12.1999	20.12.2029	6,078,000,000.00	57,655,908.00	2,517,291,000.00	23,879,022.43
FIXED			0.750	28.12.1999	20.12.2039			371,865,000.00	3,527,511.39
FIXED			1.800	28.12.1999	20.12.2029	16,990,000,000.00	161,167,140.00	4,980,736,000.00	47,247,261.70
FIXED			1.300	28.12.1999	20.12.2029			100,263,000.00	951,094.82
FIXED			0.750	28.12.1999	20.12.2039			875,511,000.00	8,305,097.35
FIXED			1.800	28.12.1999	20.12.2029	15,384,000,000.00	145,932,624.00	6,093,319,000.00	57,801,224.03
FIXED			0.750	28.12.1999	20.12.2039			1,344,018,000.00	12,749,354.75
FIXED			1.800	28.12.1999	20.12.2029	5,852,000,000.00	55,512,072.00	2,157,659,000.00	20,467,553.27
FIXED			0.750	28.12.1999	20.12.2039			553,488,000.00	5,250,387.17
FIXED			1.800	28.12.1999	20.12.2029	7,434,000,000.00	70,518,924.00	3,052,996,000.00	28,960,720.06
FIXED			0.750	28.12.1999	20.12.2039			540,228,000.00	5,124,602.81
FIXED			1.800	28.12.1999	20.12.2029	5,068,000,000.00	48,075,048.00	1,454,051,000.00	13,793,127.79
FIXED			0.750	28.12.1999	20.12.2039			414,180,000.00	3,928,911.48
FIXED			0.750	28.12.1999	20.12.2039	4,714,000,000.00	44,717,004.00	160,641,000.00	1,523,840.53
FIXED			1.300	28.12.1999	20.12.2029	9,013,000,000.00	85,497,318.00	3,121,377,000.00	29,609,382.22
FIXED			0.750	28.12.1999	20.12.2039			573,651,000.00	5,441,653.39
FIXED			0.750	28.12.1999	20.12.2039	1,167,000,000.00	11,070,162.00	617,097,000.00	5,853,782.14
FIXED			1.000	07.04.2000	20.04.2040	8,929,000,000.00	84,700,494.00	5,026,560,000.00	47,681,948.16
FIXED			0.750	07.04.2000	20.04.2040			734,720,000.00	6,969,553.92
FIXED			0.950	31.08.2000	20.08.2040	14,724,000,000.00	139,671,864.00	8,445,440,000.00	80,113,443.84
FIXED			0.750	31.08.2000	20.08.2040			946,080,000.00	8,974,514.88

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			0.950	31.08.2000	20.08.2040	3,549,000,000.00	33,665,814.00	1,932,400,000.00	18,330,746.40
FIXED			0.750	31.08.2000	20.08.2040			366,720,000.00	3,478,705.92
FIXED			2.200	30.05.2001	20.05.2031	8,294,000,000.00	78,676,884.00	3,359,862,000.00	31,871,650.93
FIXED			0.750	30.05.2001	20.05.2041			1,040,466,000.00	9,869,860.48
FIXED			0.750	30.05.2001	20.05.2041	5,543,000,000.00	52,580,898.00	197,736,000.00	1,875,723.70
FIXED			2.200	30.05.2001	20.05.2031	11,743,000,000.00	111,394,098.00	3,049,002,000.00	28,922,832.97
FIXED			0.750	30.05.2001	20.05.2041			417,732,000.00	3,962,605.75
FIXED			2.200	30.05.2001	20.05.2031	6,205,000,000.00	58,860,630.00	1,834,470,000.00	17,401,782.42
FIXED			0.750	30.05.2001	20.05.2041			713,580,000.00	6,769,019.88
FIXED			2.200	30.05.2001	20.05.2031	5,210,000,000.00	49,422,060.00	1,556,189,134.00	14,762,010.13
FIXED			0.750	30.05.2001	20.05.2041			615,132,000.00	5,835,142.15
FIXED			2.200	30.05.2001	20.05.2031	6,515,000,000.00	61,801,290.00	2,485,428,000.00	23,576,770.01
FIXED			0.750	30.05.2001	20.05.2041			678,762,000.00	6,438,736.33
FIXED			1.700	30.05.2001	20.05.2031	2,789,000,000.00	26,456,454.00	1,410,530,000.00	13,380,287.58
FIXED			0.750	30.05.2001	20.05.2041			101,682,000.00	964,555.45
FIXED			1.700	30.05.2001	20.05.2031	6,309,000,000.00	59,847,174.00	2,776,202,000.00	26,335,052.17
FIXED			0.750	30.05.2001	20.05.2041			772,548,000.00	7,328,390.33
FIXED			0.750	30.05.2001	20.05.2041	2,034,000,000.00	19,294,524.00	1,346,478,000.00	12,772,690.31
FIXED			2.200	28.03.2002	20.03.2032	6,723,000,000.00	63,774,378.00	3,268,070,000.00	31,000,912.02
FIXED			0.750	28.03.2002	20.03.2042			562,741,000.00	5,338,161.13
FIXED			1.700	28.03.2002	20.03.2032	6,790,000,000.00	64,409,940.00	3,020,912,000.00	28,656,371.23
FIXED			0.750	28.03.2002	20.03.2042			947,032,000.00	8,983,545.55
FIXED			0.950	28.03.2002	20.03.2042	18,488,000,000.00	175,377,168.00	11,493,255,000.00	109,025,016.93
FIXED			0.750	28.03.2002	20.03.2042			1,429,406,000.00	13,559,345.32
FIXED			2.200	28.03.2002	20.03.2032	22,049,000,000.00	209,156,814.00	6,463,398,742.00	61,311,800.47
FIXED			1.800	28.03.2002	20.03.2032			1,614,001,949.00	15,310,422.49
FIXED			2.200	28.03.2002	20.03.2032	3,224,000,000.00	30,582,864.00	1,291,611,000.00	12,252,221.95
FIXED			0.750	28.03.2002	20.03.2042			484,481,000.00	4,595,786.77
FIXED			2.200	11.12.2003	20.12.2033	2,365,097,269.00	22,435,312.69	1,556,388,000.00	14,763,896.57
FIXED			2.200	30.03.2004	20.03.2034	6,223,000,000.00	59,031,378.00	2,719,629,000.00	25,798,400.69
FIXED			2.200	16.12.2003	20.12.2033	3,717,000,000.00	35,259,462.00	2,084,724,000.00	19,775,691.86
FIXED			0.750	27.02.2007	20.02.2047	8,529,000,000.00	80,906,094.00	7,919,525,000.00	75,124,614.15
FIXED			1.500	18.12.2007	20.12.2037	7,604,000,000.00	72,131,544.00	5,436,480,000.00	51,570,449.28
FIXED			0.010	18.12.2007	20.12.2037			924,770,000.00	8,772,368.22
FIXED			1.500	18.12.2007	20.12.2037	11,802,000,000.00	111,953,772.00	8,399,300,000.00	79,675,759.80
FIXED			0.750	18.12.2007	20.12.2047			276,650,000.00	2,624,301.90
FIXED			0.010	18.12.2007	20.12.2037			1,102,535,000.00	10,458,647.01
FIXED			1.400	20.03.2009	20.03.2039	9,293,000,000.00	88,153,398.00	8,386,346,000.00	79,552,878.16
FIXED			1.400	15.03.2010	20.03.2040	9,220,000,000.00	87,460,920.00	8,770,242,000.00	83,194,515.61
LIBOR BASED	0.000	0.014	0.014	15.03.2010	20.01.2025	13,830,000,000.00	131,191,380.00	4,978,800,000.00	47,228,896.80
FIXED			0.010	26.05.2010	20.05.2050	9,912,000,000.00	94,025,232.00	8,000,580,000.00	75,893,501.88

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORI G.CURR)	(IN US DOLLAR)1/
FIXED			1.400	31.03.2011	20.03.2036	40,847,000,000.00	387,474,642.00	27,039,647,608.00	256,498,097.21
FIXED			0.010	31.03.2011	20.03.2036			1,389,137,255.00	13,177,356.00
FIXED			0.300	30.03.2012	20.03.2052	9,244,000,000.00	87,688,584.00	4,162,574,260.00	39,486,179.43
FIXED			0.010	30.03.2012	20.03.2052			29,407,960.00	278,963.91
FIXED			1.400	30.03.2012	20.03.2042	22,796,000,000.00	216,242,856.00	17,492,498,017.00	165,933,836.19
FIXED			0.010	30.03.2012	20.03.2042			740,985,480.00	7,028,988.26
FIXED			1.400	30.03.2012	20.03.2042	4,591,000,000.00	43,550,226.00	3,965,938,016.00	37,620,888.02
FIXED			0.010	30.03.2012	20.03.2042			386,473,640.00	3,666,088.95
FIXED			1.400	30.03.2012	20.03.2042	6,063,000,000.00	57,513,618.00	5,177,630,021.00	49,114,998.38
FIXED			0.010	30.03.2012	20.03.2042			671,948,220.00	6,374,100.81
FIXED			0.200	30.03.2012	20.03.2052	11,836,000,000.00	112,276,296.00	10,762,585,550.00	102,093,886.53
FIXED			0.010	30.03.2012	20.03.2052			1,012,696,208.00	9,606,436.23
FIXED			1.400	30.03.2012	20.03.2042	7,546,000,000.00	71,581,356.00	6,227,965,808.00	59,078,483.65
FIXED			0.010	30.03.2012	20.03.2042			1,265,159,078.00	12,001,299.01
FIXED			1.400	30.03.2012	20.03.2042	6,187,000,000.00	58,689,882.00	2,843,227,839.00	26,970,859.28
FIXED			0.010	30.03.2012	20.03.2042			687,731,818.00	6,523,824.03
FIXED			1.400	10.10.2012	20.10.2042	7,775,000,000.00	73,753,650.00	7,775,000,000.00	73,753,650.00
FIXED			0.200	27.03.2013	20.03.2053	43,252,000,000.00	410,288,472.00	10,887,697,965.00	103,280,702.90
FIXED			0.010	27.03.2013	20.03.2053			2,300,699,929.00	21,824,439.53
FIXED			0.200	27.03.2013	20.03.2053	10,782,000,000.00	102,278,052.00	9,396,010,000.00	89,130,550.86
FIXED			0.010	27.03.2013	20.03.2053			1,385,990,000.00	13,147,501.14
FIXED			0.100	14.12.2013	20.12.2053	18,732,000,000.00	177,691,752.00	13,325,076,000.00	126,401,670.94
FIXED			0.010	14.12.2013	20.12.2053			238,785,334.00	2,265,117.68
FIXED			0.010	31.01.2014	20.03.2054	50,000,000,000.00	474,300,000.00	15,000,000,000.00	142,290,000.00
FIXED			0.010	31.01.2014	20.08.2054			10,000,000,000.00	94,860,000.00
FIXED			0.010	31.01.2014	20.02.2055			25,000,000,000.00	237,150,000.00
FIXED			0.010	26.03.2015	20.03.2055	7,929,000,000.00	75,214,494.00	90,210,029.00	855,732.34
FIXED			0.300	26.03.2015	20.03.2055	11,576,000,000.00	109,809,936.00	3,516,374,781.00	33,356,331.17
FIXED			0.010	26.03.2015	20.03.2055			532,120,448.00	5,047,694.57
FIXED			0.010	25.08.2015	20.08.2055	9,783,000,000.00	92,801,538.00	327,638,763.00	3,107,981.31
FIXED			0.010	25.08.2015	20.08.2055	23,906,000,000.00	226,772,316.00	423,824,767.00	4,020,401.74
FIXED			0.100	27.11.2015	20.11.2055	241,991,000,000.00	2,295,526,626.00	26,538,266,347.00	251,741,994.57
FIXED			0.010	27.11.2015	20.11.2055			3,992,095,704.00	37,869,019.85
FIXED			0.100	26.10.2016	20.10.2056	16,455,000,000.00	156,092,130.00	2,910,000,000.00	27,604,260.00
FIXED			0.010	26.10.2016	20.10.2056			120,857,941.00	1,146,458.43
FIXED			0.010	13.11.2017	20.11.2057	15,928,000,000.00	151,093,008.00	362,764,943.00	3,441,188.25
FIXED			1.500	28.02.2018	20.02.2048	9,399,000,000.00	89,158,914.00	1,292,945,527.00	12,264,881.27
FIXED			0.010	28.02.2018	20.02.2048			25,736,628.00	244,137.65
FIXED			0.100	16.03.2018	20.03.2058	104,530,000,000.00	991,571,580.00	22,093,404,173.00	209,578,031.99
FIXED			0.010	16.03.2018	20.03.2058			3,305,328,523.00	31,354,346.37
FIXED			0.100	08.10.2018	20.10.2058	4,376,000,000.00	41,510,736.00	1,038,247,798.00	9,848,818.61

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			0.010	08.10.2018	20.10.2058			58,254,679.00	552,603.88
FIXED			0.100	08.11.2018	20.11.2058	38,101,000,000.00	361,426,086.00	18,508,652,364.00	175,573,076.32
FIXED			0.010	08.11.2018	20.11.2058			223,190,112.00	2,117,181.40
FIXED			0.010	21.01.2019	20.01.2059	167,199,000,000.00	1,586,049,714.00	4,744,659,031.00	45,007,835.57
FIXED			0.010	01.07.2020	20.07.2035	50,000,000,000.00	474,300,000.00	50,000,000,000.00	474,300,000.00
FIXED			2.000	23.06.1997	15.05.2021	20,800,000,000.00	197,308,800.00	89,448,079.00	848,504.48
FIXED			2.000	23.06.1997	15.05.2021			46,119,029.00	437,485.11
FIXED			1.350	23.06.1997	15.05.2021			80,865,451.00	767,089.67
FIXED			1.500	23.06.1997	15.05.2021			30,204,524.00	286,520.11
FIXED			1.900	23.06.1997	15.05.2021			47,835,123.00	453,763.98
FIXED			1.750	23.06.1997	15.05.2021			39,394,404.00	373,695.32
FIXED			1.450	23.06.1997	15.05.2021			54,087,908.00	513,077.90
FIXED			1.300	23.06.1997	15.05.2021			56,382,437.00	534,843.80
FIXED			1.300	23.06.1997	15.05.2021			46,095,710.00	437,263.91
FIXED			1.500	23.06.1997	15.05.2021			37,767,468.00	358,262.20
FIXED			1.500	23.06.1997	15.05.2021			37,728,311.00	357,890.76
FIXED			1.800	23.06.1997	15.05.2021			50,885,024.00	482,695.34
FIXED			1.500	23.06.1997	15.05.2021			57,154,949.00	542,171.85
FIXED			1.500	23.06.1997	15.05.2021			41,574,707.00	394,377.67
FIXED			1.600	23.06.1997	15.05.2021			71,487,293.00	678,128.46
FIXED			2.300	23.06.1997	15.05.2021			73,250,461.00	694,853.87
FIXED			2.160	23.02.2007	15.11.2021	39,000,000,000.00	369,954,000.00	4,350,000,000.00	41,264,100.00
FIXED			2.490	04.09.2008	10.04.2022	23,407,764,508.00	222,046,054.12	3,010,001,847.00	28,552,877.52
FIXED			2.350	26.12.2008	19.09.2022	33,963,312,331.00	322,175,980.77	4,553,196,541.00	43,191,622.39
FIXED			3.030	26.08.2009	24.06.2022	23,554,524,203.00	223,438,216.59	941,494,048.00	8,931,012.54
FIXED			1.430	26.08.2009	25.09.2029			9,116,271,478.00	86,476,951.24
FIXED			3.000	31.03.1993	20.03.2023	6,112,000,000.00	57,978,432.00	364,270,000.00	3,455,465.22
FIXED			2.700	16.07.1991	20.06.2021	3,516,000,000.00	33,352,776.00	170,076,000.00	1,613,340.94
FIXED			2.700	16.07.1991	20.06.2021	9,427,000,000.00	89,424,522.00	453,306,000.00	4,300,060.72
FIXED			2.700	16.07.1991	20.06.2021	8,283,000,000.00	78,572,538.00	361,658,000.00	3,430,687.79
FIXED			2.700	16.07.1991	20.06.2021	4,028,000,000.00	38,209,608.00	163,172,000.00	1,547,849.59
FIXED			3.000	29.01.1993	20.01.2023	3,653,000,000.00	34,652,358.00	384,845,000.00	3,650,639.67
FIXED			2.700	26.05.1992	20.05.2022	1,094,000,000.00	10,377,684.00	76,936,000.00	729,814.90
FIXED			3.000	12.08.1994	20.08.2024	11,433,000,000.00	108,453,438.00	1,900,440,000.00	18,027,573.84
FIXED			3.000	07.12.1994	20.12.2024	7,056,000,000.00	66,933,216.00	1,395,333,000.00	13,236,128.84
FIXED			3.000	07.12.1994	20.12.2024	6,630,000,000.00	62,892,180.00	1,221,921,000.00	11,591,142.61
FIXED			3.000	20.12.1994	20.12.2024	5,513,000,000.00	52,296,318.00	1,133,559,000.00	10,752,940.67
FIXED			3.000	20.12.1994	20.12.2024	10,756,000,000.00	102,031,416.00	70,263,000.00	666,514.82
FIXED			3.000	20.12.1994	20.12.2024	2,896,000,000.00	27,471,456.00	267,579,000.00	2,538,254.39
FIXED			3.000	20.12.1994	20.12.2024	457,000,000.00	4,335,102.00	46,944,000.00	445,310.78

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
KOREAN WON							712,568,597.21		235,071,156.81

FIXED			2.500	24.02.1998	20.12.2030	21,172,000,000.00	18,186,748.00	12,100,874,110.00	10,394,650.86
FIXED			1.500	15.12.2005	20.12.2035	23,041,000,000.00	19,792,219.00	17,525,726,000.00	15,054,598.63
INTEREST FREE				13.07.2009	20.07.2049	14,953,000,000.00	12,844,627.00	1,349,022,000.00	1,158,809.90
FIXED			0.100	13.07.2009	20.07.2049			10,546,430,000.00	9,059,383.37
INTEREST FREE				13.07.2009	20.07.2049	32,274,000,000.00	27,723,366.00	3,512,654,000.00	3,017,369.79
FIXED			0.100	13.07.2009	20.07.2049			17,504,980,000.00	15,036,777.82
FIXED			0.150	13.10.2011	20.10.2051	14,323,000,000.00	12,303,457.00	10,777,472,280.00	9,257,848.69
INTEREST FREE				23.08.2012	20.08.2052	77,117,000,000.00	66,243,503.00	5,375,522,450.00	4,617,573.78
FIXED			0.100	23.08.2012	20.08.2052			71,540,845,570.00	61,453,586.34
INTEREST FREE				09.08.2012	20.08.2052	235,988,000,000.00	202,713,692.00	7,277,878,430.00	6,251,697.57
FIXED			0.075	09.08.2012	20.02.2053			52,797,805,490.00	45,353,314.92
INTEREST FREE				19.08.2013	20.08.2053	22,424,000,000.00	19,262,216.00	1,886,666,940.00	1,620,646.90
FIXED			0.075	19.08.2013	20.08.2053			7,877,803,140.00	6,767,032.90
INTEREST FREE				17.10.2013	20.10.2053	89,144,000,000.00	76,574,696.00	4,020,557,780.00	3,453,659.13
FIXED			0.075	17.10.2013	20.10.2053			27,116,912,160.00	23,293,427.55
FIXED				28.04.2016	20.04.2056	114,258,622,560.00	98,148,156.78	1,470,782,560.00	1,263,402.22
FIXED			0.075	28.04.2016	20.04.2056			20,004,421,710.00	17,183,798.25
INTEREST FREE				04.06.2018	20.06.2058	184,838,086,650.00	158,775,916.43	970,405,340.00	833,578.19
SPECIAL DRAWING RIGHTS							530,124,795.64		150,302,878.56

FIXED			1.000	12.10.1981	01.09.2021	5,838,315.31	8,217,837.48	467,815.31	658,482.80
FIXED			1.000	24.04.1986	15.05.2026	39,807,621.26	56,032,013.46	13,647,421.26	19,209,700.74
FIXED			1.000	05.11.1993	15.12.2020	13,477,483.51	18,970,501.46	584,883.51	823,264.48
FIXED			1.000	20.01.1995	15.10.2021	20,379,474.61	28,685,537.08	3,397,274.61	4,781,901.82
FIXED			1.000	20.01.1995	15.10.2021	6,487,928.05	9,132,212.89	1,081,928.05	1,522,889.47
FIXED			1.000	08.05.1996	15.09.2022	4,762,904.84	6,704,121.97	914,104.84	1,286,666.55
FIXED			1.000	27.11.1995	15.05.2022	8,512,850.57	11,982,433.08	1,750,050.57	2,463,318.68
FIXED			1.000	27.11.1995	15.04.2022	12,123,651.16	17,064,887.66	2,489,851.16	3,504,639.80
FIXED			1.000	03.06.1997	15.03.2023	6,765,191.11	9,522,480.05	1,555,391.11	2,189,321.86
FIXED			1.000	03.06.1997	15.05.2023	1,966,544.74	2,768,049.38	551,744.74	776,619.34
FIXED			1.000	21.01.1998	01.03.2024	9,269,975.84	13,048,139.89	3,129,575.84	4,405,097.07
FIXED			1.000	15.04.1998	15.05.2024	5,618,668.14	7,908,668.71	2,161,668.14	3,042,699.22
INTEREST FREE				11.07.1991	15.02.2021	50,000,000.00	70,378,500.00	2,500,000.00	3,518,925.00
INTEREST FREE				06.07.1992	01.12.2021	26,400,000.00	37,159,848.00	3,659,486.96	5,150,984.06
INTEREST FREE				22.11.1993	01.06.2022	50,500,000.00	71,082,285.00	5,055,653.05	7,116,185.56
FIXED			0.750	06.03.1996	15.09.2035	6,150,000.00	8,656,555.50	2,033,238.96	2,861,926.16
FIXED			0.750	29.04.1998	15.03.2038	11,000,000.00	15,483,270.00	5,897,757.91	8,301,507.10
FIXED			0.750	08.04.2002	01.10.2041	11,600,000.00	16,327,812.00	6,648,446.68	9,358,154.09
FIXED			0.750	04.06.2008	15.04.2048	16,150,000.00	22,732,255.50	14,460,455.73	20,354,103.67
LIBOR BASED	0.000	0.700	0.700	02.09.2009	15.10.2028	10,685,000.00	15,039,885.45	4,868,784.65	6,853,155.21

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
LIBOR BASED	0.000	0.880	0.880	12.04.2013	01.11.2032	13,250,000.00	18,650,302.50	4,455,780.43	6,271,822.85
FIXED			0.750	25.09.2000	15.01.2040	6,000,000.00	8,445,420.00	3,920,785.44	5,518,779.96
FIXED			0.750	29.11.2000	15.01.2040	4,500,000.00	6,334,065.00	3,363,412.26	4,734,238.19
FIXED			1.000	08.05.1996	01.01.2023	12,878,498.82	18,127,388.58	2,958,698.82	4,164,575.70
FIXED			0.750	08.05.1996	01.01.2036	10,150,000.00	14,286,835.50	5,087,465.53	7,160,963.86
FIXED			0.750	11.11.2005	15.04.2045	12,350,000.00	17,383,489.50	10,140,138.89	14,272,955.30
UNITED STATES DOLLAR							24,567,497,548.39		17,844, 661,548.67

LIBOR BASED	0.000	1.338	1.338	08.05.1996	15.09.2022	9,500,000.00	9,500,000.00	580,918.17	580,918.17
LIBOR BASED	0.000	2.512	2.512	27.11.1995	15.05.2022	15,000,000.00	15,000,000.00	1,115,019.45	1,115,019.45
LIBOR BASED	0.000	1.338	1.338	03.06.1997	15.03.2021	18,500,000.00	18,500,000.00	78,681.09	78,681.09
LIBOR BASED	0.000	2.512	2.512	23.06.1997	15.05.2021	167,000,000.00	167,000,000.00	9,147,146.14	9,147,146.14
LIBOR BASED	0.000	2.133	2.133	21.01.1998	01.09.2022	93,000,000.00	93,000,000.00	419,400.87	419,400.87
LIBOR BASED	0.000	2.133	2.133	21.01.1998	01.09.2022	20,222,000.00	20,222,000.00	664,640.07	664,640.07
LIBOR BASED	0.000	2.512	2.512	15.04.1998	15.11.2022	15,700,000.00	15,700,000.00	2,379,484.11	2,379,484.11
LIBOR BASED	0.000	2.363	2.363	21.12.1998	01.08.2022	71,000,000.00	71,000,000.00	4,689,541.71	4,689,541.71
LIBOR BASED	0.000	1.692	1.692	01.03.1999	01.10.2025	53,000,000.00	53,000,000.00	14,249,230.72	14,249,230.72
LIBOR BASED	0.000	3.134	3.134	01.03.1999	01.12.2023	24,300,000.00	24,300,000.00	429,694.11	429,694.11
LIBOR BASED	0.000	2.908	2.908	01.03.1999	15.12.2023	93,162,000.00	93,162,000.00	19,202,638.16	19,202,638.16
LIBOR BASED	0.000	2.313	2.313	01.03.1999	15.08.2023	60,000,000.00	60,000,000.00	13,250,700.97	13,250,700.97
LIBOR BASED	0.000	2.313	2.313	18.07.2000	15.08.2024	75,000,000.00	75,000,000.00	662,825.88	662,825.88
LIBOR BASED	0.000	2.313	2.313	21.07.2000	15.02.2025	75,000,000.00	75,000,000.00	26,433,738.46	26,433,738.46
LIBOR BASED	0.000	2.313	2.313	16.11.2000	15.08.2025	25,000,000.00	25,000,000.00	7,916,883.78	7,916,883.78
LIBOR BASED	0.600	0.728	1.328	22.10.2000	15.09.2025	75,000,000.00	75,000,000.00	27,550,300.59	27,550,300.59
LIBOR BASED	0.000	2.512	2.512	10.01.2005	15.11.2030	13,000,000.00	13,000,000.00	9,477,813.72	9,477,813.72
LIBOR BASED	0.000	1.826	1.826	22.11.2005	15.10.2020	150,000,000.00	150,000,000.00	11,460,000.00	11,460,000.00
LIBOR BASED	0.000	2.512	2.512	11.12.2006	15.11.2021	200,000,000.00	200,000,000.00	39,440,000.00	39,440,000.00
LIBOR BASED	0.000	2.512	2.512	11.12.2006	15.11.2021	450,000,000.00	450,000,000.00	88,740,000.00	88,740,000.00
LIBOR BASED	0.000	2.509	2.509	13.02.2007	01.01.2022	250,000,000.00	250,000,000.00	49,300,000.00	49,300,000.00
LIBOR BASED	0.000	2.512	2.512	28.03.2007	15.11.2031	33,800,000.00	33,800,000.00	16,612,636.04	16,612,636.04
LIBOR BASED	0.000	0.928	0.928	07.10.2008	15.09.2023	250,000,000.00	250,000,000.00	121,184,842.50	121,184,842.50
LIBOR BASED	0.000	2.112	2.112	08.12.2008	15.11.2033	45,144,750.20	45,144,750.20	40,253,051.61	40,253,051.61
LIBOR BASED	0.000	2.508	2.508	18.12.2008	15.12.2023	300,000,000.00	300,000,000.00	125,803,107.00	125,803,107.00
LIBOR BASED	0.000	1.913	1.913	02.03.2009	15.08.2033	31,100,000.00	31,100,000.00	20,568,326.13	20,568,326.13
LIBOR BASED	0.000	1.733	1.733	16.09.2009	01.09.2024	250,000,000.00	250,000,000.00	117,098,712.50	117,098,712.50
LIBOR BASED	0.000	2.112	2.112	08.12.2009	15.11.2024	225,000,000.00	225,000,000.00	115,899,804.00	115,899,804.00
LIBOR BASED	0.000	1.833	1.833	14.09.2010	01.09.2035	400,000,000.00	400,000,000.00	358,413,977.03	358,413,977.03
LIBOR BASED	0.300	2.534	2.834	22.02.2011	01.12.2025	200,000,000.00	200,000,000.00	120,394,664.00	120,394,664.00
LIBOR BASED	0.400	2.534	2.934	13.01.2012	01.12.2026	300,000,000.00	300,000,000.00	204,228,207.00	204,228,207.00
LIBOR BASED	0.400	2.534	2.934	12.03.2012	01.12.2036	62,000,000.00	62,000,000.00	55,823,330.40	55,823,330.40
LIBOR BASED	0.000	1.626	1.626	04.07.2012	15.04.2027	350,000,000.00	350,000,000.00	251,077,197.00	251,077,197.00

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
LIBOR BASED	0.000	2.213	2.213	22.03.2013	15.08.2032	100,000,000.00	100,000,000.00	40,230,556.09	40,230,556.09
LIBOR BASED	0.400	2.534	2.934	27.09.2013	01.12.2032	300,000,000.00	300,000,000.00	19,803,970.66	19,803,970.66
LIBOR BASED	0.400	2.734	3.134	23.12.2013	01.12.2045	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			0.250	27.09.2013	01.12.2052	100,000,000.00	100,000,000.00	7,412,223.22	7,412,223.22
LIBOR BASED	0.400	2.508	2.908	26.03.2014	15.12.2045	372,103,895.00	372,103,895.00	324,880,324.42	324,880,324.42
LIBOR BASED	0.400	1.763	2.163	14.02.2014	01.02.2029	250,000,000.00	250,000,000.00	234,977,287.50	234,977,287.50
LIBOR BASED	0.500	2.534	3.034	12.02.2015	01.12.2029	350,000,000.00	350,000,000.00	337,186,503.50	337,186,503.50
LIBOR BASED	0.500	2.534	3.034	10.02.2015	01.06.2035	300,000,000.00	300,000,000.00	251,333,333.34	251,333,333.34
LIBOR BASED	0.500	0.738	1.238	07.12.2015	15.09.2030	300,000,000.00	300,000,000.00	291,866,046.00	291,866,046.00
LIBOR BASED	0.500	0.738	1.238	07.12.2015	15.09.2030	300,000,000.00	300,000,000.00	291,866,046.00	291,866,046.00
LIBOR BASED	0.500	2.734	3.234	29.04.2016	01.12.2040	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR BASED	0.500	2.534	3.034	15.12.2016	01.12.2031	250,000,000.00	250,000,000.00	248,642,542.50	248,642,542.50
LIBOR BASED	0.500	1.912	2.412	06.11.2017	15.05.2032	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	0.805	1.305	06.12.2017	01.11.2032	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	1.226	1.726	08.11.2017	15.10.2042	100,000,000.00	100,000,000.00	28,270,140.01	28,270,140.01
LIBOR BASED	0.500	2.732	3.232	10.01.2018	15.11.2047	380,000,000.00	380,000,000.00	19,261,842.24	19,261,842.24
LIBOR BASED	0.500	1.912	2.412	28.08.2018	15.05.2033	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	2.112	2.612	17.12.2018	15.11.2050	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.000	0.279	0.279	17.12.2018	15.11.2050	100,000,000.00	100,000,000.00	416,541.87	416,541.87
LIBOR BASED	0.500	1.912	2.412	09.10.2018	15.05.2033	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	0.279	0.779	03.06.2019	15.05.2044	300,000,000.00	300,000,000.00	75,000,000.00	75,000,000.00
LIBOR BASED	0.500	0.805	1.305	20.11.2019	01.11.2034	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	0.279	0.779	13.12.2019	15.06.2034	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR BASED	0.500	0.279	0.779	13.12.2019	15.11.2047	23,300,000.00	23,300,000.00	1,195,614.00	1,195,614.00
LIBOR BASED	0.500	1.296	1.796	23.04.2020	15.04.2030	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
LIBOR BASED	0.500	1.296	1.796	23.04.2020	15.04.2025	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR BASED	0.500	1.426	1.926	28.04.2020	15.04.2049	200,000,000.00	200,000,000.00	200,000,000.00	200,000,000.00
LIBOR BASED	0.500	0.361	0.861	04.06.2020	15.04.2035	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR BASED	0.500	0.279	0.779	15.06.2020	01.05.2049	500,000,000.00	500,000,000.00	95,400,000.00	95,400,000.00
LIBOR BASED	0.500	0.279	0.779	20.08.2020	15.02.2035	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR BASED	0.500	0.600	1.100	08.08.2001	01.05.2021	60,000,000.00	60,000,000.00	4,086,660.46	4,086,660.46
LIBOR BASED	0.500	1.080	1.580	07.01.2010	01.10.2034	405,000,000.00	405,000,000.00	391,513,500.00	391,513,500.00
FIXED			5.790	23.01.2007	15.11.2026	250,000,000.00	250,000,000.00	135,325,000.00	135,325,000.00
FIXED			4.910	29.08.2007	15.05.2027	50,000,000.00	50,000,000.00	1,457,500.00	1,457,500.00
FIXED			4.440	29.08.2007	15.05.2027			874,500.00	874,500.00
FIXED			3.730	29.08.2007	15.05.2027			583,000.00	583,000.00
FIXED			4.160	29.08.2007	15.05.2027			3,120,924.61	3,120,924.61
FIXED			4.100	29.08.2007	15.05.2027			1,461,432.76	1,461,432.76
FIXED			3.350	29.08.2007	15.05.2027			1,403,815.03	1,403,815.03
FIXED			3.600	29.08.2007	15.05.2027			2,913,271.63	2,913,271.63
FIXED			2.580	29.08.2007	15.11.2026			432,889.82	432,889.82

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			2.350	29.08.2007	15.05.2027			2,478,313.76	2,478,313.76
FIXED			1.940	29.08.2007	15.05.2027			8,293,624.93	8,293,624.93
FIXED			2.280	29.08.2007	15.05.2027			4,359,245.51	4,359,245.51
FIXED			2.900	29.08.2007	15.05.2027			1,678,328.76	1,678,328.76
FIXED			2.750	29.08.2007	15.05.2027			93,068.31	93,068.31
LIBOR BASED	0.500	0.480	0.980	16.12.2008	15.11.2033	200,000,000.00	200,000,000.00	180,020,000.00	180,020,000.00
FIXED			3.670	24.10.2008	15.11.2032	232,000,000.00	232,000,000.00	483,430.00	483,430.00
FIXED			4.170	24.10.2008	15.11.2032			2,500,500.00	2,500,500.00
FIXED			4.140	24.10.2008	15.11.2032			30,345.24	30,345.24
FIXED			3.510	24.10.2008	15.11.2032			1,650,707.67	1,650,707.67
FIXED			3.730	24.10.2008	15.11.2032			5,697,016.91	5,697,016.91
FIXED			2.660	24.10.2008	15.11.2032			5,054,511.38	5,054,511.38
FIXED			2.470	24.10.2008	15.11.2032			7,753,477.53	7,753,477.53
FIXED			2.090	24.10.2008	15.11.2032			10,659,763.70	10,659,763.70
FIXED			2.530	24.10.2008	15.11.2032			19,441,125.13	19,441,125.13
FIXED			3.230	24.10.2008	15.11.2032			12,002,261.32	12,002,261.32
FIXED			2.980	24.10.2008	15.11.2032			14,773,995.25	14,773,995.25
FIXED			2.710	24.10.2008	15.11.2032			13,318,318.27	13,318,318.27
FIXED			2.520	24.10.2008	15.11.2032			10,005,162.78	10,005,162.78
FIXED			2.410	24.10.2008	15.11.2032			12,627,216.48	12,627,216.48
FIXED			1.880	24.10.2008	15.11.2032			11,288,764.47	11,288,764.47
LIBOR BASED	0.500	1.790	2.290	24.10.2008	15.11.2032			12,594,587.69	12,594,587.69
FIXED			2.550	24.10.2008	15.11.2032			12,725,322.11	12,725,322.11
FIXED			2.600	24.10.2008	15.11.2032			2,789,059.87	2,789,059.87
LIBOR BASED	0.500	1.690	2.190	12.05.2009	15.09.2033	10,000,000.00	10,000,000.00	7,771,341.51	7,771,341.51
FIXED			5.810	30.06.2005	15.04.2025	16,000,000.00	16,000,000.00	158,156.00	158,156.00
FIXED			5.640	30.06.2005	15.04.2025			18,625.32	18,625.32
FIXED			5.600	30.06.2005	15.04.2025			2,459.63	2,459.63
FIXED			5.630	30.06.2005	15.04.2025			38,768.40	38,768.40
FIXED			4.480	30.06.2005	15.04.2025			89,041.62	89,041.62
FIXED			4.770	30.06.2005	15.04.2025			57,304.38	57,304.38
FIXED			3.590	30.06.2005	15.04.2025			165,667.91	165,667.91
FIXED			3.820	30.06.2005	15.04.2025			278,651.62	278,651.62
FIXED			4.130	30.06.2005	15.04.2025			154,773.13	154,773.13
FIXED			2.770	30.06.2005	15.04.2025			217,457.00	217,457.00
FIXED			3.680	30.06.2005	15.04.2025			617,270.53	617,270.53
FIXED			2.460	30.06.2005	15.04.2025			368,928.80	368,928.80
FIXED			2.270	30.06.2005	15.04.2025			724,207.53	724,207.53
FIXED			1.850	30.06.2005	15.04.2025			422,512.41	422,512.41
FIXED			1.940	30.06.2005	15.04.2025			255,072.38	255,072.38
FIXED			2.600	30.06.2005	15.04.2025			151,915.83	151,915.83

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			2.540	30.06.2005	15.04.2025			770,265.32	770,265.32
FIXED			5.560	26.01.2004	15.10.2023	5,000,000.00	5,000,000.00	14,555.00	14,555.00
FIXED			5.870	26.01.2004	15.10.2023			81,889.75	81,889.75
FIXED			5.830	26.01.2004	15.10.2023			63,715.70	63,715.70
FIXED			5.840	26.01.2004	15.10.2023			12,308.67	12,308.67
FIXED			4.620	26.01.2004	15.10.2023			146,492.90	146,492.90
FIXED			4.980	26.01.2004	15.10.2023			209,347.14	209,347.14
FIXED			3.740	26.01.2004	15.10.2023			134,240.74	134,240.74
FIXED			3.920	26.01.2004	15.10.2023			105,778.66	105,778.66
FIXED			4.170	26.01.2004	15.10.2023			131,782.53	131,782.53
FIXED			2.820	26.01.2004	15.10.2023			151,558.56	151,558.56
FIXED			3.710	26.01.2004	15.10.2023			150,874.89	150,874.89
FIXED			2.560	26.01.2004	15.10.2023			58,127.55	58,127.55
FIXED			5.380	30.03.2007	15.11.2026	11,000,000.00	11,000,000.00	54,130.00	54,130.00
FIXED			4.890	30.03.2007	15.11.2026			132,687.51	132,687.51
FIXED			4.430	30.03.2007	15.11.2026			27,708.09	27,708.09
FIXED			3.710	30.03.2007	15.11.2026			19,750.91	19,750.91
FIXED			4.120	30.03.2007	15.11.2026			63,123.16	63,123.16
FIXED			4.060	30.03.2007	15.11.2026			271,289.38	271,289.38
FIXED			3.290	30.03.2007	15.11.2026			342,635.08	342,635.08
FIXED			3.540	30.03.2007	15.11.2026			170,315.70	170,315.70
FIXED			2.530	30.03.2007	15.11.2026			617,600.85	617,600.85
FIXED			2.300	30.03.2007	15.11.2026			210,738.84	210,738.84
FIXED			1.890	30.03.2007	15.11.2026			597,314.75	597,314.75
FIXED			2.220	30.03.2007	15.11.2026			735,480.51	735,480.51
FIXED			2.820	30.03.2007	15.11.2026			385,727.83	385,727.83
FIXED			5.380	03.05.2007	15.11.2026	83,752,000.00	83,752,000.00	270,650.00	270,650.00
FIXED			4.890	03.05.2007	15.11.2026			1,082,600.00	1,082,600.00
FIXED			4.430	03.05.2007	15.11.2026			189,455.00	189,455.00
FIXED			3.710	03.05.2007	15.11.2026			914,797.00	914,797.00
FIXED			4.120	03.05.2007	15.11.2026			1,553,245.81	1,553,245.81
FIXED			4.060	03.05.2007	15.11.2026			1,319,966.88	1,319,966.88
FIXED			3.290	03.05.2007	15.11.2026			1,132,594.46	1,132,594.46
FIXED			3.540	03.05.2007	15.11.2026			2,470,366.79	2,470,366.79
FIXED			2.530	03.05.2007	15.11.2026			2,492,857.71	2,492,857.71
FIXED			2.300	03.05.2007	15.11.2026			4,680,060.04	4,680,060.04
FIXED			1.890	03.05.2007	15.11.2026			5,049,907.62	5,049,907.62
FIXED			2.220	03.05.2007	15.11.2026			6,382,953.37	6,382,953.37
FIXED			2.820	03.05.2007	15.11.2026			5,127,780.20	5,127,780.20
FIXED			2.690	03.05.2007	15.11.2026			3,533,289.46	3,533,289.46
FIXED			2.530	03.05.2007	15.11.2026			3,725,068.68	3,725,068.68

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			2.370	03.05.2007	15.11.2026			3,186,179.20	3,186,179.20
FIXED			5.300	07.10.2002	15.04.2022	100,000,000.00	100,000,000.00	498,000.00	498,000.00
FIXED			5.500	07.10.2002	15.04.2022			246,535.95	246,535.95
FIXED			5.500	07.10.2002	15.04.2022			503,851.26	503,851.26
FIXED			5.270	07.10.2002	15.04.2022			792,099.24	792,099.24
FIXED			5.450	07.10.2002	15.04.2022			360,350.78	360,350.78
FIXED			5.570	07.10.2002	15.04.2022			1,018,760.92	1,018,760.92
FIXED			6.070	07.10.2002	15.04.2022			1,436,669.33	1,436,669.33
FIXED			5.900	07.10.2002	15.04.2022			831,796.71	831,796.71
FIXED			5.850	07.10.2002	15.04.2022			2,204,189.71	2,204,189.71
FIXED			5.850	07.10.2002	15.04.2022			1,019,476.48	1,019,476.48
FIXED			4.540	07.10.2002	15.04.2022			1,310,568.53	1,310,568.53
FIXED			4.970	07.10.2002	15.04.2022			1,313,178.94	1,313,178.94
FIXED			3.670	07.10.2002	15.04.2022			2,263,419.63	2,263,419.63
FIXED			3.810	07.10.2002	15.04.2022			1,200,392.28	1,200,392.28
FIXED			2.690	07.10.2002	15.04.2022			57,272.39	57,272.39
FIXED			3.570	07.10.2002	15.04.2022			713,461.50	713,461.50
FIXED			2.460	07.10.2002	15.04.2022			486,911.43	486,911.43
FIXED			5.490	22.01.2003	15.10.2022	50,000,000.00	50,000,000.00	311,550.00	311,550.00
FIXED			5.490	22.01.2003	15.10.2022			54,375.50	54,375.50
FIXED			5.250	22.01.2003	15.10.2022			117,310.28	117,310.28
FIXED			5.420	22.01.2003	15.10.2022			530,895.90	530,895.90
FIXED			5.530	22.01.2003	15.10.2022			522,439.12	522,439.12
FIXED			6.030	22.01.2003	15.10.2022			680,448.04	680,448.04
FIXED			5.860	22.01.2003	15.10.2022			1,047,957.86	1,047,957.86
FIXED			5.810	22.01.2003	15.10.2022			1,733,763.25	1,733,763.25
FIXED			5.810	22.01.2003	15.10.2022			1,414,489.18	1,414,489.18
FIXED			4.530	22.01.2003	15.10.2022			1,321,170.86	1,321,170.86
FIXED			4.940	22.01.2003	15.10.2022			853,194.81	853,194.81
FIXED			3.660	22.01.2003	15.10.2022			915,603.10	915,603.10
FIXED			3.810	22.01.2003	15.10.2022			719,151.41	719,151.41
FIXED			4.040	22.01.2003	15.10.2022			83,175.75	83,175.75
FIXED			3.580	22.01.2003	15.10.2022			33,921.72	33,921.72
FIXED			5.490	22.01.2003	15.10.2022	33,600,000.00	33,600,000.00	277,487.20	277,487.20
FIXED			5.490	22.01.2003	15.10.2022			155,810.96	155,810.96
FIXED			5.250	22.01.2003	15.10.2022			179,393.20	179,393.20
FIXED			5.420	22.01.2003	15.10.2022			187,794.22	187,794.22
FIXED			5.530	22.01.2003	15.10.2022			736,193.77	736,193.77
FIXED			6.030	22.01.2003	15.10.2022			786,304.96	786,304.96
FIXED			5.860	22.01.2003	15.10.2022			588,438.39	588,438.39
FIXED			5.810	22.01.2003	15.10.2022			1,454,992.75	1,454,992.75

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			5.810	22.01.2003	15.10.2022			504,975.40	504,975.40
FIXED			4.530	22.01.2003	15.10.2022			714,182.11	714,182.11
FIXED			4.940	22.01.2003	15.10.2022			528,880.33	528,880.33
FIXED			3.660	22.01.2003	15.10.2022			340,735.25	340,735.25
FIXED			3.810	22.01.2003	15.10.2022			115,721.77	115,721.77
FIXED			5.520	19.08.2003	15.04.2023	21,900,000.00	21,900,000.00	67,088.60	67,088.60
FIXED			5.280	19.08.2003	15.04.2023			105,282.11	105,282.11
FIXED			5.440	19.08.2003	15.04.2023			127,178.16	127,178.16
FIXED			5.540	19.08.2003	15.04.2023			41,545.84	41,545.84
FIXED			6.040	19.08.2003	15.04.2023			243,049.70	243,049.70
FIXED			5.870	19.08.2003	15.04.2023			340,461.66	340,461.66
FIXED			5.820	19.08.2003	15.04.2023			654,687.03	654,687.03
FIXED			5.830	19.08.2003	15.04.2023			482,676.02	482,676.02
FIXED			4.570	19.08.2003	15.04.2023			262,627.26	262,627.26
FIXED			4.960	19.08.2003	15.04.2023			73,588.51	73,588.51
FIXED			3.700	19.08.2003	15.04.2023			294,702.15	294,702.15
FIXED			3.860	19.08.2003	15.04.2023			178,658.63	178,658.63
FIXED			4.110	19.08.2003	15.04.2023			176,173.02	176,173.02
FIXED			2.760	19.08.2003	15.04.2023			31,965.37	31,965.37
FIXED			3.650	19.08.2003	15.04.2023			198,838.43	198,838.43
FIXED			2.510	19.08.2003	15.04.2023			568,008.80	568,008.80
FIXED			2.320	19.08.2003	15.04.2023			565,360.92	565,360.92
FIXED			1.890	19.08.2003	15.04.2023			757,566.03	757,566.03
FIXED			1.950	19.08.2003	15.04.2023			95,998.26	95,998.26
FIXED			5.470	24.08.2004	15.04.2024	60,000,000.00	60,000,000.00	250,764.31	250,764.31
FIXED			5.560	24.08.2004	15.04.2024			165,808.15	165,808.15
FIXED			6.050	24.08.2004	15.04.2024			258,538.19	258,538.19
FIXED			5.880	24.08.2004	15.04.2024			734,352.89	734,352.89
FIXED			5.840	24.08.2004	15.04.2024			296,065.73	296,065.73
FIXED			5.860	24.08.2004	15.04.2024			37,184.46	37,184.46
FIXED			4.660	24.08.2004	15.04.2024			3,455,567.41	3,455,567.41
FIXED			4.990	24.08.2004	15.04.2024			3,093,640.47	3,093,640.47
FIXED			5.430	30.06.2005	15.12.2024	18,995,000.00	18,995,000.00	35,568.10	35,568.10
FIXED			5.840	30.06.2005	15.12.2024			280,875.00	280,875.00
FIXED			5.350	30.06.2005	15.12.2024			137,265.14	137,265.14
FIXED			6.160	30.06.2005	15.12.2024			175,300.19	175,300.19
FIXED			5.140	30.06.2005	15.12.2024			359,536.44	359,536.44
FIXED			5.180	30.06.2005	15.12.2024			416,126.20	416,126.20
FIXED			3.220	30.06.2005	15.12.2024			354,638.16	354,638.16
FIXED			4.640	30.06.2005	15.12.2024			516,904.08	516,904.08
FIXED			4.000	30.06.2005	15.12.2024			748,110.83	748,110.83

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			3.640	30.06.2005	15.12.2024			606,028.76	606,028.76
FIXED			3.520	30.06.2005	15.12.2024			1,123,487.84	1,123,487.84
FIXED			3.090	30.06.2005	15.12.2024			628,700.38	628,700.38
FIXED			2.320	30.06.2005	15.12.2024			296,963.07	296,963.07
FIXED			1.980	30.06.2005	15.12.2024			49,857.74	49,857.74
FIXED			6.180	03.10.2006	15.06.2026	200,000,000.00	200,000,000.00	1,264,194.54	1,264,194.54
FIXED			5.200	03.10.2006	15.06.2026			4,536,653.94	4,536,653.94
FIXED			5.240	03.10.2006	15.06.2026			18,045,856.84	18,045,856.84
FIXED			3.240	03.10.2006	15.06.2026			12,153,955.40	12,153,955.40
FIXED			4.750	03.10.2006	15.06.2026			4,400,629.22	4,400,629.22
FIXED			4.170	03.10.2006	15.06.2026			14,243,111.36	14,243,111.36
FIXED			3.800	03.10.2006	15.06.2026			13,310,376.72	13,310,376.72
FIXED			3.730	03.10.2006	15.12.2026			9,221,802.73	9,221,802.73
FIXED			3.310	03.10.2006	15.06.2026			1,510,003.86	1,510,003.86
FIXED			2.460	03.10.2006	15.06.2026			14,452,295.94	14,452,295.94
FIXED			2.110	03.10.2006	15.06.2026			394,239.92	394,239.92
FIXED			1.950	03.10.2006	15.06.2026			4,668,357.24	4,668,357.24
FIXED			2.440	03.10.2006	15.06.2026			1,718,522.53	1,718,522.53
FIXED			6.180	03.10.2006	15.06.2026	110,000,000.00	110,000,000.00	137,390.00	137,390.00
FIXED			5.200	03.10.2006	15.06.2026			3,202,267.92	3,202,267.92
FIXED			3.240	03.10.2006	15.12.2026			5,814,152.94	5,814,152.94
FIXED			4.170	03.10.2006	15.06.2026			9,818,321.08	9,818,321.08
FIXED			3.730	03.10.2006	15.06.2026			193,428.51	193,428.51
FIXED			3.310	03.10.2006	15.06.2026			15,895,590.78	15,895,590.78
FIXED			2.110	03.10.2006	15.06.2026			15,445,864.14	15,445,864.14
FIXED			1.950	03.10.2006	15.06.2026			1,810,100.10	1,810,100.10
LIBOR BASED	0.500	0.670	1.170	28.06.2010	15.05.2035	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
LIBOR BASED	0.500	0.790	1.290	31.08.2010	01.05.2035	30,000,000.00	30,000,000.00	29,332,845.90	29,332,845.90
LIBOR BASED	0.500	1.500	2.000	07.08.2009	01.05.2034	70,360,000.00	70,360,000.00	54,152,093.74	54,152,093.74
LIBOR BASED	0.500	0.990	1.490	03.12.2010	01.05.2035	59,124,000.00	59,124,000.00	57,293,091.79	57,293,091.79
LIBOR BASED	0.500	2.090	2.590	12.05.2011	01.01.2036	10,000,000.00	10,000,000.00	2,472,674.50	2,472,674.50
LIBOR BASED	0.500	1.280	1.780	15.06.2011	01.10.2036	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
LIBOR BASED	0.500	1.420	1.920	23.09.2011	15.04.2037	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00
LIBOR BASED	0.500	1.420	1.920	23.09.2011	15.04.2037			497,500,000.00	497,500,000.00
LIBOR BASED	0.500	2.050	2.550	30.01.2013	15.07.2037	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
LIBOR BASED	0.500	1.890	2.390	02.04.2014	15.02.2039	479,000,000.00	479,000,000.00	439,000,000.00	439,000,000.00
LIBOR BASED	0.500	0.870	1.370	20.04.2013	15.11.2037	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	0.710	1.210	23.12.2013	01.12.2038	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR BASED	0.500	0.920	1.420	10.04.2014	15.03.2039	300,000,000.00	300,000,000.00	295,200,000.00	295,200,000.00
LIBOR BASED	0.500	1.420	1.920	08.09.2014	15.04.2044	501,250,000.00	501,250,000.00	348,975,104.62	348,975,104.62
LIBOR BASED	0.500	0.870	1.370	14.10.2014	15.05.2039	116,000,000.00	116,000,000.00	17,703,907.10	17,703,907.10

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
LIBOR BASED	0.500	0.870	1.370	14.10.2014	15.05.2039	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	1.720	2.220	20.01.2016	15.10.2041	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00
LIBOR BASED	0.500	1.920	2.420	20.01.2016	15.10.2043			496,256,250.00	496,256,250.00
LIBOR BASED	0.500	1.920	2.420	20.01.2016	15.04.2044			3,110.00	3,110.00
LIBOR BASED	0.500	1.920	2.420	20.01.2016	15.04.2044			1,240,640.00	1,240,640.00
LIBOR BASED	0.500	2.250	2.750	29.04.2016	15.01.2041	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
LIBOR BASED	0.500	1.070	1.570	02.03.2018	15.11.2040	170,000,000.00	170,000,000.00	71,977,090.12	71,977,090.12
LIBOR BASED	0.500	1.720	2.220	19.12.2017	15.04.2042	207,603,205.00	207,603,205.00	6,034,160.60	6,034,160.60
LIBOR BASED	0.500	1.120	1.620	14.02.2019	15.03.2042	40,700,000.00	40,700,000.00	101,750.00	101,750.00
LIBOR BASED	0.500	1.620	2.120	02.04.2019	15.10.2037	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
LIBOR BASED	0.500	1.220	1.720	28.11.2019	15.05.2044	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	2.280	2.780	19.12.2019	15.12.2038	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR BASED	0.000	2.280	2.280	10.04.2020	01.04.2049	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR BASED	0.000	0.279	0.279	28.04.2020	15.04.2049	100,000,000.00	100,000,000.00	3,553,368.00	3,553,368.00
LIBOR BASED	0.500	1.210	1.710	03.06.2020	15.05.2049	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			3.000	24.12.1980	01.10.2021	5,700,000.00	5,700,000.00	356,333.04	356,333.04
FIXED			3.000	23.07.1982	15.04.2023	9,900,000.00	9,900,000.00	785,606.39	785,606.39
FIXED			3.000	03.04.1984	19.08.2021	3,200,000.00	3,200,000.00	2,080.83	2,080.83
FIXED			3.000	13.01.1978	18.05.2019	5,000,000.00	5,000,000.00	(0.00)	(0.00)
FIXED			3.000	23.02.1979	08.04.2020	10,617,000.00	10,617,000.00	0.00	0.00
FIXED			3.000	28.03.1980	05.03.2021	6,383,000.00	6,383,000.00	157,566.13	157,566.13
FIXED			3.000	15.02.1979	28.04.2021	4,400,000.00	4,400,000.00	202,992.75	202,992.75
FIXED			3.000	16.07.1979	15.09.2020	5,000,000.00	5,000,000.00	0.00	0.00
FIXED			3.000	06.11.1981	06.11.2021	10,117,000.00	10,117,000.00	706,141.62	706,141.62
FIXED			3.000	28.05.1981	26.08.2022	1,000,000.00	1,000,000.00	87,807.33	87,807.33
FIXED			3.000	29.08.1980	01.06.2021	2,300,000.00	2,300,000.00	102,674.47	102,674.47
FIXED			3.000	04.12.1980	06.04.2021	2,700,000.00	2,700,000.00	115,661.78	115,661.78
FIXED			3.000	30.09.1981	17.08.2022	1,600,000.00	1,600,000.00	79,203.49	79,203.49
FIXED			3.000	31.08.1982	14.06.2023	4,500,000.00	4,500,000.00	116,521.74	116,521.74
FIXED			3.000	29.09.1982	28.04.2023	8,300,000.00	8,300,000.00	30,360.99	30,360.99
FIXED			3.000	23.05.1984	02.06.2023	7,000,000.00	7,000,000.00	6,173.87	6,173.87
FIXED			3.000	31.08.1983	16.11.2024	13,500,000.00	13,500,000.00	38,209.82	38,209.82
FIXED			3.000	24.08.1979	20.02.2021	2,500,000.00	2,500,000.00	25,950.62	25,950.62
FIXED			3.000	28.10.1980	16.12.2023	7,500,000.00	7,500,000.00	620,759.56	620,759.56
FIXED			3.000	04.12.1980	28.10.2023	9,200,000.00	9,200,000.00	85,632.72	85,632.72
FIXED			3.000	21.07.1982	12.09.2023	2,900,000.00	2,900,000.00	43,066.24	43,066.24
FIXED			3.000	30.07.1983	16.04.2025	7,800,000.00	7,800,000.00	228,178.03	228,178.03
FIXED			3.000	29.07.1983	01.10.2024	1,000,000.00	1,000,000.00	13,331.29	13,331.29
FIXED			3.000	26.03.1984	10.10.2024	2,300,000.00	2,300,000.00	74,448.72	74,448.72
FIXED			3.000	15.02.1979	22.11.2022	1,600,000.00	1,600,000.00	88,532.52	88,532.52
FIXED			3.000	30.06.1980	14.02.2023	3,300,000.00	3,300,000.00	276,238.48	276,238.48

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 20
INTEREST RATE BASIS	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			3.000	31.07.1990	25.10.2020	21,000,000.00	21,000,000.00	807,667.82	807,667.82
FIXED			4.000	17.05.1991	01.10.2021	15,000,000.00	15,000,000.00	1,249,997.41	1,249,997.41
FIXED			4.000	03.02.1992	05.04.2022	20,000,000.00	20,000,000.00	1,666,619.08	1,666,619.08
FIXED			3.000	30.04.1993	26.11.2023	20,000,000.00	20,000,000.00	3,333,254.00	3,333,254.00
FIXED			2.000	12.07.2000	28.12.2020	40,000,000.00	40,000,000.00	1,459,683.63	1,459,683.63
FIXED			2.000	12.07.2000	19.01.2021			1,040,298.13	1,040,298.13
FIXED			1.000	09.08.2001	31.12.2031	40,000,000.00	40,000,000.00	10,901,312.85	10,901,312.85
FIXED			1.000	09.08.2001	27.01.2032			7,433,906.02	7,433,906.02
FIXED			1.000	11.07.2002	27.12.2032	20,000,000.00	20,000,000.00	7,275,614.34	7,275,614.34
FIXED			1.000	11.07.2002	13.02.2033			2,715,969.29	2,715,969.29
FIXED			1.000	17.07.2003	31.12.2033	40,000,000.00	40,000,000.00	20,396,975.78	20,396,975.78
FIXED			1.000	17.07.2003	14.01.2034			1,141,401.39	1,141,401.39
FIXED			1.000	09.08.2004	31.12.2034	20,000,000.00	20,000,000.00	3,813,335.80	3,813,335.80
FIXED			1.000	09.08.2004	03.03.2035			7,722,366.41	7,722,366.41
FIXED			1.000	10.08.2005	21.03.2036	20,000,000.00	20,000,000.00	11,953,817.20	11,953,817.20
FIXED			1.000	14.07.2006	31.12.2037	20,000,000.00	20,000,000.00	6,586,271.03	6,586,271.03
FIXED			1.000	14.07.2006	14.01.2038			7,189,479.92	7,189,479.92
INTEREST FREE				05.01.1973	01.09.2022	12,700,000.00	12,700,000.00	762,000.00	762,000.00
INTEREST FREE				21.04.1978	15.12.2027	28,000,000.00	28,000,000.00	4,841,836.37	4,841,836.37
INTEREST FREE				27.06.1979	01.06.2029	40,000,000.00	40,000,000.00	8,700,265.91	8,700,265.91
LIBOR BASED	0.000	1.370	1.370	11.10.2017	15.10.2035	10,333,000.00	10,333,000.00	9,408,929.05	9,408,929.05
FIXED			3.000	10.10.2001	15.04.2021	7,000,000.00	7,000,000.00	357,720.65	357,720.65
FIXED			4.000	17.12.2008	15.07.2028	30,000,000.00	30,000,000.00	1,019,976.93	1,019,976.93
FIXED			4.000	17.12.2008	15.07.2028	10,000,000.00	10,000,000.00	5,333,380.00	5,333,380.00
FIXED			4.200	20.07.2012	15.01.2032	30,000,000.00	30,000,000.00	21,295,612.73	21,295,612.73
LIBOR BASED	0.000	1.370	1.370	15.04.2019	15.04.2037	62,900,000.00	62,900,000.00	5,000,000.00	5,000,000.00
LIBOR BASED	0.000	1.750	1.750	06.02.1992	01.02.2022	20,000,000.00	20,000,000.00	1,500,000.00	1,500,000.00
LIBOR BASED	0.000	1.436	1.436	03.06.1994	01.06.2024	15,000,000.00	15,000,000.00	1,000,000.00	1,000,000.00
LIBOR BASED	0.000	1.436	1.436	03.06.1994	01.06.2024			2,000,000.00	2,000,000.00
FIXED			1.500	05.07.1996	17.03.2027	25,753,878.00	25,753,878.00	8,165,863.92	8,165,863.92
LIBOR BASED	2.000	1.905	3.905	28.12.2007	20.06.2022	62,750,000.00	62,750,000.00	3,198,529.14	3,198,529.14
LIBOR BASED	2.000	1.905	3.905	28.12.2007	20.06.2022			1,311,070.10	1,311,070.10
LIBOR BASED	2.000	1.905	3.905	28.12.2007	20.06.2022			478,524.94	478,524.94
LIBOR BASED	2.000	1.905	3.905	28.12.2007	20.06.2022			685,471.53	685,471.53
LIBOR BASED	2.000	1.905	3.905	28.12.2007	20.06.2022			477,486.22	477,486.22
LIBOR BASED	2.000	1.905	3.905	28.12.2007	20.06.2022			581,934.63	581,934.63
LIBOR BASED	2.000	1.905	3.905	28.12.2007	20.06.2022			192,794.04	192,794.04
LIBOR BASED	2.000	1.905	3.905	28.12.2007	20.06.2022			193,296.80	193,296.80
LIBOR BASED	2.000	1.905	3.905	28.12.2007	20.06.2022			320,848.75	320,848.75
LIBOR BASED	2.000	1.905	3.905	28.12.2007	20.06.2022			122,932.42	122,932.42
LIBOR BASED	2.000	1.905	3.905	28.12.2007	20.06.2022			1,714,993.88	1,714,993.88

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 20
INTEREST RATE BASIS	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
LIBOR BASED	2.000	1.905	3.905	28.12.2007	20.06.2022			363,323.34	363,323.34
LIBOR BASED	2.000	1.905	3.905	28.12.2007	20.06.2022			102,065.98	102,065.98
LIBOR BASED	2.000	1.905	3.905	28.12.2007	20.06.2022			676,049.42	676,049.42
LIBOR BASED	2.000	1.905	3.905	28.12.2007	20.06.2022			1,581,156.93	1,581,156.93
FIXED			1.000	22.09.2000	26.02.2031	7,014,271.00	7,014,271.00	3,592,675.40	3,592,675.40
FIXED			0.300	28.05.2002	10.09.2032	4,398,146.88	4,398,146.88	2,574,525.09	2,574,525.09
FIXED			0.300	28.05.2002	10.09.2032	6,779,174.50	6,779,174.50	3,968,297.43	3,968,297.43
FIXED			0.300	28.05.2002	10.09.2032	18,558,684.00	18,558,684.00	10,863,620.06	10,863,620.06
FIXED			0.300	12.12.2002	10.03.2033	12,937,310.99	12,937,310.99	7,888,604.27	7,888,604.27
FIXED			0.200	31.05.2006	15.09.2042	13,495,424.00	13,495,424.00	11,875,973.12	11,875,973.12
FIXED			3.000	09.11.2009	21.01.2030	89,153,766.00	89,153,766.00	56,267,249.67	56,267,249.67
LIBOR BASED	0.000	2.630	2.630	19.12.2017	15.04.2042	207,603,205.00	207,603,205.00	6,031,615.99	6,031,615.99
FIXED			2.000	10.04.2018	21.07.2038	62,086,837.82	62,086,837.82	24,130,750.37	24,130,750.37
LIBOR BASED	0.000	1.020	1.020	05.06.2020	15.05.2032	750,000,000.00	750,000,000.00	750,000,000.00	750,000,000.00
FIXED			3.000	15.02.1978	15.05.2021	5,000,000.00	5,000,000.00	195,738.14	195,738.14
FIXED			3.000	01.08.1979	11.01.2022	2,617,000.00	2,617,000.00	60,581.71	60,581.71
FIXED			3.000	01.08.1978	06.01.2024	883,000.00	883,000.00	72,247.11	72,247.11
FIXED			3.000	29.08.1980	13.10.2021	1,500,000.00	1,500,000.00	28,742.75	28,742.75
FIXED			3.000	25.09.1981	15.03.2022	7,100,000.00	7,100,000.00	222,261.92	222,261.92
FIXED				05.04.1974	15.04.2024	9,500,000.00	9,500,000.00	1,140,000.00	1,140,000.00
INTEREST FREE				27.06.1979	15.02.2029	22,000,000.00	22,000,000.00	4,900,432.94	4,900,432.94
B. RELENT TO GOCCs/GFIs							1,204,377,233.50		396,807,509.04

EURO							15,589,205.79		7,595,024.70

INTEREST FREE				30.10.1992	31.12.2022	3,718,402.88	4,359,827.38	557,761.62	653,975.50
INTEREST FREE				11.03.1996	31.12.2025	3,264,014.04	3,827,056.46	990,830.40	1,161,748.64
INTEREST FREE				04.08.2004	31.12.2038	6,313,280.98	7,402,321.95	4,929,040.99	5,779,300.56
JAPANESE YEN							1,178,772,098.40		388,761,765.61

FIXED			2.700	16.07.1991	20.06.2021	2,005,000,000.00	19,019,430.00	90,470,000.00	858,198.42
FIXED			2.700	16.07.1991	20.06.2021	5,788,000,000.00	54,904,968.00	268,146,000.00	2,543,632.96
FIXED			3.000	19.08.1993	20.08.2023	18,120,000,000.00	171,886,320.00	2,636,214,000.00	25,007,126.00
FIXED			3.000	19.08.1993	20.08.2023	1,259,000,000.00	11,942,874.00	174,996,000.00	1,660,012.06
FIXED			3.000	20.12.1994	20.12.2024	9,795,000,000.00	92,915,370.00	2,046,942,000.00	19,417,291.81
FIXED			3.000	20.12.1994	20.12.2024	6,212,000,000.00	58,927,032.00	510,921,000.00	4,846,596.61
FIXED			2.700	18.03.1997	20.03.2027	26,344,000,000.00	249,899,184.00	8,151,923,000.00	77,329,141.58
FIXED			2.300	18.03.1997	20.03.2027			125,944,000.00	1,194,704.78
FIXED			0.750	10.09.1998	20.09.2038	23,668,000,000.00	224,514,648.00	7,953,192,000.00	75,443,979.31
FIXED			1.000	07.04.2000	20.04.2040	22,262,000,000.00	211,177,332.00	12,267,480,000.00	116,369,315.28
FIXED			0.750	07.04.2000	20.04.2040			1,201,520,000.00	11,397,618.72
FIXED			1.000	07.04.2000	20.04.2040	8,266,000,000.00	78,411,276.00	4,875,240,000.00	46,246,526.64

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 20
INTEREST RATE BASIS	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			0.750	07.04.2000	20.04.2040			544,360,000.00	5,163,798.96
FIXED			3.000	16.08.1995	31.07.2025	545,400,000.00	5,173,664.40	135,338,655.00	1,283,822.48
UNITED STATES DOLLAR							10,015,929.31		450,718.73

INTEREST FREE				03.04.1972	01.03.2022	10,015,929.31	10,015,929.31	450,718.73	450,718.73
II. NG ISSUED DEBT SECURITIES							38,818,690,583.24		34,291,760,583.24

CHINA YUAN							581,078,520.00		581,078,520.00

FIXED			5.000	23.03.2018	23.03.2021	1,460,000,000.00	214,236,020.00	1,460,000,000.00	214,236,020.00
FIXED			3.580	20.05.2019	20.05.2022	2,500,000,000.00	366,842,500.00	2,500,000,000.00	366,842,500.00
EURO							2,286,375,000.00		2,286,375,000.00

FIXED			0.875	17.05.2019	17.05.2027	750,000,000.00	879,375,000.00	750,000,000.00	879,375,000.00
FIXED			0.700	03.02.2020	03.02.2029	600,000,000.00	703,500,000.00	600,000,000.00	703,500,000.00
INTEREST FREE				03.02.2020	03.02.2023	600,000,000.00	703,500,000.00	600,000,000.00	703,500,000.00
JAPANESE YEN							2,335,453,200.00		2,335,453,200.00

FIXED			0.380	15.08.2018	13.08.2021	107,200,000,000.00	1,016,899,200.00	107,200,000,000.00	1,016,899,200.00
FIXED			0.540	15.08.2018	15.08.2023	6,200,000,000.00	58,813,200.00	6,200,000,000.00	58,813,200.00
FIXED			0.990	15.08.2018	15.08.2028	40,800,000,000.00	387,028,800.00	40,800,000,000.00	387,028,800.00
FIXED			0.180	15.08.2019	15.08.2022	30,400,000,000.00	288,374,400.00	30,400,000,000.00	288,374,400.00
FIXED			0.280	15.08.2019	15.08.2024	21,000,000,000.00	199,206,000.00	21,000,000,000.00	199,206,000.00
FIXED			0.430	15.08.2019	14.08.2026	17,900,000,000.00	169,799,400.00	17,900,000,000.00	169,799,400.00
FIXED			0.590	15.08.2019	15.08.2029	22,700,000,000.00	215,332,200.00	22,700,000,000.00	215,332,200.00
PHILIPPINE PESO							2,678,100,863.24		2,678,100,863.24

FIXED			4.950	17.09.2010	15.01.2021	44,109,000,000.00	910,928,916.61	44,109,000,000.00	910,928,916.61
FIXED			6.250	14.01.2011	14.01.2036	54,770,000,000.00	1,131,097,435.05	54,770,000,000.00	1,131,097,435.05
FIXED			3.900	26.11.2012	26.11.2022	30,800,000,000.00	636,074,511.59	30,800,000,000.00	636,074,511.59
UNITED STATES DOLLAR							30,937,683,000.00		26,410,753,000.00

FIXED			9.500	21.10.1999	21.10.2024	1,006,294,000.00	1,006,294,000.00	347,796,000.00	347,796,000.00
FIXED			10.625	16.03.2000	16.03.2025	1,000,000,000.00	1,000,000,000.00	480,463,000.00	480,463,000.00
FIXED			10.625	24.09.2003	16.03.2025	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
FIXED			10.625	16.09.2004	16.03.2025	700,000,000.00	700,000,000.00	700,000,000.00	700,000,000.00
FIXED			9.500	02.02.2005	02.02.2030	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			9.500	16.05.2005	02.02.2030	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			7.750	11.01.2006	14.01.2031	1,500,000,000.00	1,500,000,000.00	859,940,000.00	859,940,000.00
FIXED			7.750	14.07.2006	14.01.2031	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 30 SEPTEMBER 2020

IN ORIGINAL CURRENCY

	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 20
INTEREST RATE BASIS	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			7.750	25.09.2006	14.01.2031	434,506,000.00	434,506,000.00	434,506,000.00	434,506,000.00
FIXED			7.500	25.09.2006	25.09.2024	774,204,000.00	774,204,000.00	577,589,000.00	577,589,000.00
FIXED			6.375	15.01.2007	15.01.2032	1,000,000,000.00	1,000,000,000.00	522,248,000.00	522,248,000.00
FIXED			6.375	05.02.2008	15.01.2032	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			6.375	23.10.2009	23.10.2034	1,000,000,000.00	1,000,000,000.00	53,324,000.00	53,324,000.00
FIXED			6.375	13.01.2010	23.10.2034	850,000,000.00	850,000,000.00	850,000,000.00	850,000,000.00
FIXED			4.000	06.10.2010	15.01.2021	2,075,872,000.00	2,075,872,000.00	1,607,443,000.00	1,607,443,000.00
FIXED			6.375	06.10.2010	23.10.2034	946,807,000.00	946,807,000.00	946,807,000.00	946,807,000.00
FIXED			5.500	30.03.2011	30.03.2026	1,500,000,000.00	1,500,000,000.00	1,049,678,000.00	1,049,678,000.00
FIXED			6.375	23.10.2011	23.10.2034	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00
FIXED			5.000	13.01.2012	13.01.2037	1,500,000,000.00	1,500,000,000.00	1,330,959,000.00	1,330,959,000.00
FIXED			4.200	21.01.2014	21.01.2024	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			3.950	20.01.2015	20.01.2040	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.700	01.03.2016	01.03.2041	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.700	02.02.2017	02.02.2042	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.000	01.02.2018	01.02.2028	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.750	14.01.2019	14.01.2029	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			2.457	05.05.2020	05.05.2030	1,000,000,000.00	1,000,000,000.00	1,000,000,000.00	1,000,000,000.00
FIXED			2.950	05.05.2020	05.05.2045	1,350,000,000.00	1,350,000,000.00	1,350,000,000.00	1,350,000,000.00

1\	Original currencies converted using BSP reference rate prevailing on 1 October 2020

DOMESTIC GOVERNMENT SECURITIES (1)

AS OF SEPTEMBER 30, 2020

(IN MILLIONS PESOS)

	INTEREST RATE BASIS	INTEREST RATE (PER ANNUM)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT ISSUED	OUTSTANDING AS OF 30-Sep-20
I. ACTUAL OBLIGATIONS						6,437,430.06

A. TREASURY BILLS						876,483.80

AUCTION		Various		2020-2021		701,915.50
CB-BOL		Various		2020-2021		174,568.30
B. BONDS						58,293.56

Treasury Bonds (CB-BoL)		Floating Rate	2018	2043	50,000.00	50,000.00
Agrarian Reform Bonds		Floating Rate				8,293.56
C. FIXED RATE T/BONDS						2,339,646.38

1 Year					4,961.02	4,961.02

	Fixed Rate	3.6250%	2019	2020	4,961.02	4,961.02
3 Year					198,518.00	198,518.00

	Fixed Rate	4.2500%	2018	2021	49,891.00	49,891.00
	Fixed Rate	4.7500%	2019	2022	87,041.00	87,041.00
	Fixed Rate	4.7500%	2020	2022	16,586.00	16,586.00
	Fixed Rate	2.3750%	2020	2023	45,000.00	45,000.00
5 Year					316,779.00	316,779.00
	Fixed Rate	4.0000%	2017	2022	120,000.00	120,000.00
	Fixed Rate	5.5000%	2018	2023	76,779.00	76,779.00
	Fixed Rate	4.2500%	2019	2024	30,000.00	30,000.00
	Fixed Rate	4.2500%	2020	2024	90,000.00	90,000.00
7 Year					613,591.90	594,234.76

	Fixed Rate	3.5000%	2014	2021	80,457.90	47,030.76
	Fixed Rate	3.5000%	2015	2021	25,000.00	25,000.00
	Fixed Rate	3.5000%	2016	2021	25,000.00	25,000.00
	Fixed Rate	3.5000%	2020	2021	25,000.00	39,070.00
	Fixed Rate	3.5000%	2016	2023	86,772.00	86,772.00
	Fixed Rate	3.5000%	2020	2023	95,000.00	95,000.00
	Fixed Rate	4.5000%	2017	2024	55,097.00	55,097.00
	Fixed Rate	5.7500%	2018	2025	73,663.00	73,663.00
	Fixed Rate	6.2500%	2019	2026	120,399.00	120,399.00
	Fixed Rate	6.2500%	2020	2026	27,203.00	27,203.00

DOMESTIC GOVERNMENT SECURITIES (1)

AS OF SEPTEMBER 30, 2020

(IN MILLIONS PESOS)

	INTEREST RATE BASIS	INTEREST RATE (PER ANNUM)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT ISSUED	OUTSTANDING AS OF 30-Sep-20
10 Year					610,161.10	568,744.94

	Fixed Rate	6.5000%	2011	2021	52,201.30	38,185.58
	Fixed Rate	5.7500%	2011	2021	15,291.20	12,270.93
	Fixed Rate	5.7500%	2012	2021	30,707.20	30,707.20
	Fixed Rate	4.8750%	2012	2022	28,783.10	22,553.90
	Fixed Rate	4.7500%	2012	2022	32,075.30	22,944.62
	Fixed Rate	4.0000%	2012	2022	35,934.50	26,914.22
	Fixed Rate	4.0000%	2013	2022	30,026.50	30,026.50
	Fixed Rate	4.7500%	2017	2027	64,936.00	64,936.00
	Fixed Rate	6.2500%	2018	2028	75,206.00	75,206.00
	Fixed Rate	6.8750%	2019	2029	140,000.00	140,000.00
	Fixed Rate	6.8750%	2020	2029	45,000.00	45,000.00
	Fixed Rate	2.8750%	2020	2030	60,000.00	60,000.00
20 Year					497,316.44	420,329.20

	Fixed Rate	12.8400%	2001	2021	2.42	2.42
	Fixed Rate	12.8400%	2002	2022	2.67	2.67
	Fixed Rate	15.0000%	2002	2022	7,116.10	3,884.87
	Fixed Rate	12.7500%	2002	2022	1,000.00	760.00
	Fixed Rate	13.5000%	2002	2022	35.00	35.00
	Fixed Rate	12.8400%	2003	2023	2.95	2.94
	Fixed Rate	13.0000%	2003	2023	7,305.40	4,301.51
	Fixed Rate	11.7000%	2003	2023	287.00	287.00
	Fixed Rate	11.8750%	2003	2023	6,986.50	2,649.22
	Fixed Rate	11.3750%	2003	2023	3,671.80	1,728.09
	Fixed Rate	12.3750%	2004	2024	3,253.60	2,228.68
	Fixed Rate	11.1375%	2004	2024	258.30	258.30
	Fixed Rate	12.8750%	2004	2024	3,224.80	2,380.82
	Fixed Rate	11.5875%	2004	2024	60.00	60.00
	Fixed Rate	13.7500%	2004	2024	4,193.80	3,080.85
	Fixed Rate	12.3750%	2004	2024	15.90	15.90
	Fixed Rate	12.1250%	2005	2025	4,577.40	3,128.46
	Fixed Rate	10.9125%	2005	2025	90.00	90.00
	Fixed Rate	12.1250%	2005	2025	4,652.60	2,343.96
	Fixed Rate	10.9125%	2005	2025	29.00	29.00
	Fixed Rate	10.2500%	2006	2026	14,744.60	7,977.73
	Fixed Rate	8.0000%	2011	2026	14,288.90	12,072.25
	Fixed Rate	8.6250%	2007	2027	8,980.30	3,953.13
	Fixed Rate	8.6250%	2008	2027	3,518.00	3,518.00
	Fixed Rate	8.6250%	2011	2027	50.80	50.80
	Fixed Rate	9.5000%	2008	2028	9,124.50	7,215.49
	Fixed Rate	9.5000%	2009	2028	8,501.30	8,501.30
	Fixed Rate	9.5000%	2010	2028	1,315.50	1,315.50
	Fixed Rate	8.7500%	2010	2030	83,322.30	72,412.57
	Fixed Rate	5.8750%	2012	2032	38,024.20	35,530.27
	Fixed Rate	5.7500%	2012	2032	11,479.70	11,254.12
	Fixed Rate	5.7500%	2014	2032	9,000.00	9,000.00
	Fixed Rate	3.6250%	2013	2033	68,546.00	40,603.25
	Fixed Rate	3.6250%	2014	2033	23,647.10	23,647.10
	Fixed Rate	3.6250%	2015	2033	25,000.00	25,000.00

DOMESTIC GOVERNMENT SECURITIES (1)

AS OF SEPTEMBER 30, 2020

(IN MILLIONS PESOS)

	INTEREST RATE BASIS	INTEREST RATE (PER ANNUM)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT ISSUED	OUTSTANDING AS OF 30-Sep-20
	Fixed Rate	5.2500%	2017	2037	30,000.00	30,000.00
	Fixed Rate	6.5000%	2018	2038	17,233.00	17,233.00
	Fixed Rate	6.7500%	2019	2039	83,775.00	83,775.00
25 Year					255,713.90	235,982.41

	Fixed Rate	18.2500%	2000	2025	6,478.20	3,792.75
	Fixed Rate	18.2500%	2001	2025	2,320.00	2,320.00
	Fixed Rate	12.5000%	2005	2030	7,057.50	5,665.24
	Fixed Rate	11.2500%	2005	2030	100.20	100.20
	Fixed Rate	11.2500%	2006	2031	6,029.30	4,835.69
	Fixed Rate	11.2500%	2011	2031	6,209.20	6,209.20
	Fixed Rate	9.3750%	2006	2031	8,000.00	6,175.06
	Fixed Rate	10.1250%	2006	2031	255.00	255.00
	Fixed Rate	8.5000%	2007	2032	19,138.20	14,757.30
	Fixed Rate	8.5000%	2008	2032	4,029.00	4,029.00
	Fixed Rate	8.5000%	2011	2032	27,222.00	27,222.00
	Fixed Rate	9.2500%	2009	2034	30,842.10	28,054.60
	Fixed Rate	8.0000%	2010	2035	59,558.10	57,766.90
	Fixed Rate	8.0000%	2011	2035	4,453.50	4,453.50
	Fixed Rate	7.6250%	2011	2036	33,692.10	32,186.37
	Fixed Rate	5.7500%	2012	2037	20,587.40	18,417.50
	Fixed Rate	5.7500%	2014	2037	19,742.10	19,742.10
28.5 Year					97.05	97.05

	Fixed Rate	12.8400%	1996	2025	97.05	97.05
D. RETAIL T-BONDS					2,239,186.92	2,199,497.30

3 Year					432,593.41	432,593.41

	Fixed Rate	4.8750%	2018	2020	121,765.45	121,765.45
	Fixed Rate	4.3750%	2020	2023	310,827.96	310,827.96
5 Year					1,007,616.56	1,007,616.56

	Fixed Rate	4.2500%	2017	2022	255,359.34	255,359.34
	Fixed Rate	6.2500%	2019	2024	235,916.44	235,916.44
	Fixed Rate	2.6250%	2020	2025	516,340.79	516,340.79
10 Year					376,036.77	351,668.43

	Fixed Rate	7.3750%	2011	2021	70,958.00	57,516.08
	Fixed Rate	5.7500%	2011	2021	54,953.06	52,604.12
	Fixed Rate	3.2500%	2013	2023	150,000.00	141,422.52
	Fixed Rate	3.5000%	2016	2026	100,125.71	100,125.71
15 Year					99,281.43	95,805.24

	Fixed Rate	6.2500%	2011	2026	55,143.96	53,270.55
	Fixed Rate	5.3750%	2012	2027	44,137.47	42,534.69
20 Year					135,658.75	132,682.04

	Fixed Rate	5.8750%	2012	2032	135,658.75	132,682.04

DOMESTIC GOVERNMENT SECURITIES (1)

AS OF SEPTEMBER 30, 2020

(IN MILLIONS PESOS)

	INTEREST RATE BASIS	INTEREST RATE (PER ANNUM)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT ISSUED	OUTSTANDING AS OF 30-Sep-20
25 Year					188,000.00	179,131.62

	Fixed Rate	6.1250%	2012	2037	188,000.00	179,131.62
E. BENCHMARK BONDS					991,082.03	939,298.02

10 Year					359,049.99	319,778.44

	Fixed Rate	5.875%	2010	2020	33,452.93	15,579.38
	Fixed Rate	5.875%	2011	2020	11,063.20	11,063.20
	Fixed Rate	4.125%	2014	2024	140,874.35	119,476.33
	Fixed Rate	3.625%	2015	2025	121,479.52	121,479.52
	Fixed Rate	3.625%	2016	2025	22,180.00	22,180.00
	Fixed Rate	3.625%	2020	2025	30,000.00	30,000.00
10.5 Year					67,626.83	57,907.89

	Fixed Rate	6.375%	2011	2022	67,626.83	57,907.89
20 Fixed Rate					255,837.15	255,837.15

	Fixed Rate	8.000%	2011	2031	255,837.15	255,837.15
25 Year					308,568.05	305,774.54

	Fixed Rate	8.125%	2010	2035	166,010.04	163,216.53
	Fixed Rate	4.625%	2015	2040	142,558.01	142,558.01
F. 10. 5 Yr ONSHORE DOLLAR BONDS (2)					$500.00	24,211.00

	Fixed Rate	2.750%	2012	2023	$500.00	24,211.00
II. NG GUARANTEED						0.00

(1)	Excludes government securities issued offshore by the Republic.
(2)	Onshore Dollar Bonds converted to Pesos using BSP reference rate as of Oct 01, 2020: US$/P=P48.422

DOMESTIC DEBT OF THE REPUBLIC OF THE PHILIPPINES (OTHER THAN SECURITIES)1/

AS OF 30 SEPTEMBER, 2020

IN MILLIONS PESOS

	INTEREST RATE BASIS	INTEREST RATE + SPREAD	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED	OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020
TOTAL					300,792	949

I. NATIONAL GOVERNMENT DIRECT DOMESTIC DEBT					300,000	156

	INTEREST FREE		1953			79
	INTEREST FREE		1953			48
	INTEREST FREE		1953			29
	REPO WITH CENTRAL BANK		2020	2020	300,000	0
II. NATIONAL GOVERNMENT ASSUMED DOMESTIC DEBT					792	792

	INTEREST FREE		1986	Upon Demand	120	120
	INTEREST FREE		1986	Upon Demand	72	72
	INTEREST FREE		1986	Upon Demand	50	50
	INTEREST FREE		1986	Upon Demand	200	200
	INTEREST FREE		1986	Upon Demand	350	350

1\	Excludes government securities and debt guaranteed by the Republic

GUARANTEED DOMESTIC DEBT OF THE REPUBLIC OF THE PHILIPPINES (OTHER THAN SECURITIES) 1/

AS OF 30 SEPTEMBER, 2020

IN MILLIONS

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	CURR.	ORIGINAL AMOUNT CONTRACTED			OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2020 (IN PESO)
		SPREAD	RATE					(IN ORIG.CURR)	(IN PESO)
TOTAL									316,469		228,673

I. GFI GUARANTEE ASSUMED BY THE GOVERNMENT PER PROC. 50									220		136

	INTEREST FREE				1986	Upon Demand	PHP	7	7		7
	INTEREST FREE				1986	Upon Demand	PHP	30	30		30
	INTEREST FREE				1986	Upon Demand	PHP	12	12		12
	INTEREST FREE				1986	Upon Demand	PHP	17	17		17
	INTEREST FREE				1986	Upon Demand	PHP	35	35		15
	INTEREST FREE				1986	Upon Demand	PHP	7	7		7
	INTEREST FREE				1986	Upon Demand	PHP	6	6		6
	INTEREST FREE				1986	Upon Demand	PHP	5	5		5
	INTEREST FREE				1986	Upon Demand	PHP	3	3		3
	INTEREST FREE				1986	Upon Demand	PHP	1	1		1
	INTEREST FREE				1986	Upon Demand	PHP	19	19		19
	INTEREST FREE				1986	Upon Demand	PHP	32	32		1
	INTEREST FREE				1986	Upon Demand	PHP	32	32		5
	INTEREST FREE				1986	Upon Demand	PHP	8	8		3
	INTEREST FREE				1986	Upon Demand	PHP	4	4		4
II. NG DIRECT GUARANTEE ON GOCC LOANS									316,249		228,537

	FIXED			4.000	2012		PHP	371	371		335
	FLOATING			0.250	2011	2021	PHP	75,000	75,000		22,538
	FLOATING			0.500	2017	2020	PHP	30,000	30,000		30,000
	FLOATING			0.400	2018	2025	PHP	30,000	30,000		25,000
	LIBOR BASED	0.700	2.168	2.868	2019	2024	USD	1,100	57,996	2/	52,197
	FIXED			2.747	2020	2025	PHP	43,000	43,000		5,000
	FLOATING			3 Months PDST-F + 1.00%	2009	2021	PHP	75,000	75,000		81,661
	FIXED			4.000			PHP				10,830
	FIXED			4.000	2012	2022	PHP	4,882	4,882		976

1\	Excludes securities issued by GOCCs
2\	USD/PHP 52.724 Loan Booking Rate dated 28 December 2018

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
		SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
GRAND TOTAL								7,179,194,921.60		4,487,654,969.62

I. NG GUARANTEED DEBT								7,093,668,816.33		4,402,128,864.35

A. LOANS								5,046,678,316.33		2,397,198,364.35

EURO								170,392,972.81		104,369,736.95

										229,095.84

EUR	FIXED			3.000	16.11.1990	31.12.2020	1,829,388.21	2,051,841.82	17,117.69	19,199.20
EUR	FIXED			3.000	16.11.1990	30.06.2021			5,537.66	6,211.04
EUR	FIXED			3.000	16.11.1990	30.09.2021			5,537.54	6,210.90
EUR	FIXED			3.000	16.11.1990	31.03.2022			116,559.60	130,733.25
EUR	FIXED			3.000	16.11.1990	30.06.2022			23,214.83	26,037.75
EUR	FIXED			3.000	16.11.1990	31.12.2022			16,036.29	17,986.30
EUR	FIXED			3.000	16.11.1990	30.06.2023			20,254.45	22,717.39
										302,953.62

EUR	FIXED			2.500	25.01.1991	31.12.2021	2,210,510.74	2,479,308.85	122,934.26	137,883.07
EUR	FIXED			2.500	25.01.1991	31.12.2022			147,174.17	165,070.55
										938,241.67

EUR	FIXED			1.500	30.08.1996	31.12.2021	5,157,960.05	5,785,167.99	135,196.20	151,636.06
EUR	FIXED			1.500	30.08.1996	30.06.2022			89,467.78	100,347.06
EUR	FIXED			1.500	30.08.1996	31.03.2023			210,265.75	235,834.07
EUR	FIXED			1.500	30.08.1996	30.06.2023			293,788.89	329,513.62
EUR	FIXED			1.500	30.08.1996	31.03.2024			107,802.13	120,910.87
										10,664,301.32

EUR	FIXED			0.400	04.10.2006	31.03.2032	10,498,800.00	11,775,454.08	2,772,325.00	3,109,439.72
EUR	FIXED			0.400	04.10.2006	31.03.2032			84,526.00	94,804.36
EUR	FIXED			0.400	04.10.2006	31.03.2033			784,836.00	880,272.06
EUR	FIXED			0.400	04.10.2006	30.06.2033			1,434,699.00	1,609,158.40
EUR	FIXED			0.400	04.10.2006	30.09.2033			1,524,292.00	1,709,645.91
EUR	FIXED			0.400	04.10.2006	31.12.2033			434,308.00	487,119.85
EUR	FIXED			0.400	04.10.2006	31.03.2034			838,042.00	939,947.91
EUR	FIXED			0.400	04.10.2006	30.06.2034			202,072.00	226,643.96
EUR	FIXED			0.400	04.10.2006	30.09.2034			327,168.88	366,952.62
EUR	FIXED			0.400	04.10.2006	30.12.2034			298,862.48	335,204.16
EUR	FIXED			0.400	04.10.2006	30.06.2035			806,983.23	905,112.39

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
		SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
EUR	FIXED			2.991	31.01.2007	30.06.2025	2,536,050.00	2,844,433.68	1,162,356.25	1,303,698.77
EUR	FIXED			0.750	17.09.1991	31.12.2031	8,819,784.95	9,892,270.80	553,564.94	620,878.44
EUR	FIXED			0.750	22.12.1999	31.12.2039	25,564,594.06	28,673,248.70	8,528,348.63	9,565,395.82
EUR	FIXED			0.750	27.12.1996	30.12.2036	4,703,885.31	5,275,877.76	2,669,966.15	2,994,634.03
EUR	FIXED			0.750	21.12.2004	30.12.2044	5,112,918.81	5,734,649.74	4,262,918.81	4,781,289.74
EUR	FIXED			0.750	21.12.2004	30.12.2045	5,287,649.52	5,930,627.70	4,583,649.52	5,141,021.30
EUR	FIXED			0.750	08.11.1999	30.12.2039	14,699,641.58	16,487,118.00	9,801,465.38	10,993,323.57
EUR	FIXED			0.750	30.06.2009	30.06.2049	10,200,000.00	11,440,320.00	3,624,765.31	4,065,536.77
EUR	FIXED			0.750	04.12.2000	30.12.2040	9,356,641.43	10,494,409.03	6,549,649.07	7,346,086.40
EUR	FIXED			0.750	15.03.2004	30.12.2043	7,500,000.00	8,412,000.00	6,000,000.00	6,729,600.00
EUR	FIXED			0.750	21.12.2005	30.12.2045	11,700,000.00	13,122,720.00	10,140,000.00	11,373,024.00
EUR	FIXED			0.750	29.12.2005	30.12.2045	15,000,000.00	16,824,000.00	13,000,000.00	14,580,800.00
EUR	FIXED			0.750	20.12.2007	30.12.2047	4,741,730.27	5,318,324.67	4,425,730.27	4,963,899.07
EUR	FIXED			0.750	04.07.2010	30.06.2050	7,000,000.00	7,851,200.00	6,932,914.22	7,775,956.59
JAPANESE YEN								4,108,274,330.52		1,869,129,298.21

JPY	LIBOR BASED	0.000	0.043	0.043	15.05.2002	15.08.2026	3,676,050,000.00	33,812,307.90	872,075,661.00	8,021,351.93
JPY	LIBOR BASED	0.000	0.037	0.037	16.12.2005	01.04.2024	2,746,625,000.00	25,263,456.75	618,124,042.00	5,685,504.94
JPY	LIBOR BASED	0.000	0.000	0.000	27.04.2009	15.09.2040	4,520,780,200.00	41,582,136.28	1,938,512,111.00	17,830,434.40
										1,294,010.47

JPY	FIXED			1.870	19.11.2001	01.08.2021	3,717,900,000.00	34,197,244.20	6,171,720.00	56,767.48
JPY	FIXED			1.750	19.11.2001	01.08.2021			9,242,903.00	85,016.22
JPY	FIXED			2.310	19.11.2001	01.08.2021			10,202,296.00	93,840.72
JPY	FIXED			1.760	19.11.2001	01.08.2021			10,963,072.00	100,838.34
JPY	FIXED			1.820	19.11.2001	01.08.2021			12,407,465.00	114,123.86
JPY	FIXED			1.980	19.11.2001	01.08.2021			4,643,155.00	42,707.74
JPY	FIXED			2.340	19.11.2001	01.08.2021			12,998,387.00	119,559.16
JPY	FIXED			2.080	19.11.2001	01.08.2021			10,007,070.00	92,045.03
JPY	FIXED			2.230	19.11.2001	01.08.2021			30,036,160.00	276,272.60
JPY	FIXED			1.820	19.11.2001	01.08.2021			20,823,470.00	191,534.28
JPY	FIXED			1.960	19.11.2001	01.08.2021			8,749,020.00	80,473.49
JPY	FIXED			1.450	19.11.2001	01.08.2021			3,041,595.00	27,976.59
JPY	FIXED			1.510	19.11.2001	01.08.2021			1,397,582.00	12,854.96
										3,637,192.51

JPY	FIXED			2.410	08.12.2003	01.08.2023	1,188,200,000.00	10,929,063.60	3,954,336.00	36,371.98
JPY	FIXED			1.860	08.12.2003	01.08.2023			42,931,200.00	394,881.18
JPY	FIXED			2.420	08.12.2003	01.08.2023			29,471,192.00	271,076.02
JPY	FIXED			2.160	08.12.2003	01.08.2023			81,578,811.00	750,361.90

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
		SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
JPY	FIXED			2.300	08.12.2003	01.08.2023			100,397,549.00	923,456.66
JPY	FIXED			1.910	08.12.2003	01.08.2023			26,993,462.00	248,285.86
JPY	FIXED			2.010	08.12.2003	01.08.2023			54,695,665.00	503,090.73
JPY	FIXED			1.480	08.12.2003	01.08.2023			52,779,095.00	485,462.12
JPY	FIXED			1.590	08.12.2003	01.08.2023			2,631,666.00	24,206.06
JPY	LIBOR BASED	0.500	0.030	0.530	22.07.2005	15.04.2022	6,592,000,000.00	60,633,216.00	847,962,290.00	7,799,557.14
JPY	LIBOR BASED	0.500	0.240	0.740	29.06.2006	15.06.2026	11,710,000,000.00	107,708,580.00	3,757,312,794.00	34,559,763.08
JPY	FIXED			1.370	02.02.2012	01.12.2027	3,842,600,000.00	35,344,234.80		0.00
JPY	FIXED			2.500	10.06.1991	20.06.2021	30,084,000,000.00	276,712,632.00	2,201,268,000.00	20,247,263.06
JPY	FIXED			2.500	17.03.1992	20.03.2022	6,686,000,000.00	61,497,828.00	815,365,000.00	7,499,727.27
JPY	FIXED			3.000	20.12.1994	20.12.2024	22,499,999,999.00	206,954,999.99	5,487,790,000.00	50,476,692.42
JPY	FIXED			3.000	20.12.1994	20.12.2024	15,000,000,000.00	137,970,000.00	3,097,500,000.00	28,490,805.00
										5,161,512.89

JPY	FIXED			2.500	30.08.1995	20.08.2025	6,131,000,000.00	56,392,938.00	402,888,000.00	3,705,763.82
JPY	FIXED			2.100	30.08.1995	20.08.2025			158,268,000.00	1,455,749.06
										3,635,454.31

JPY	FIXED			2.500	30.08.1995	20.08.2025	1,352,000,000.00	12,435,696.00	299,028,000.00	2,750,459.54
JPY	FIXED			2.100	30.08.1995	20.08.2025			96,216,000.00	884,994.77
										33,090,724.80

JPY	FIXED			2.700	30.08.1995	20.08.2025	12,315,000,000.00	113,273,370.00	3,184,872,000.00	29,294,452.66
JPY	FIXED			2.100	30.08.1995	20.08.2025			412,728,000.00	3,796,272.14
										60,038,703.27

JPY	FIXED			2.700	29.03.1996	20.03.2026	24,712,000,000.00	227,300,976.00	4,639,622,000.00	42,675,243.16
JPY	FIXED			2.300	29.03.1996	20.03.2026			1,887,743,000.00	17,363,460.11
										30,593,486.20

JPY	FIXED			2.700	29.05.1996	20.03.2026	10,494,000,000.00	96,523,812.00	3,246,828,000.00	29,864,323.94
JPY	FIXED			2.300	29.05.1996	20.03.2026			79,274,000.00	729,162.25
										14,752,442.25

JPY	FIXED			2.500	29.03.1996	20.03.2026	5,158,000,000.00	47,443,284.00	1,553,799,000.00	14,291,843.20
JPY	FIXED			2.100	29.03.1996	20.03.2026			50,076,000.00	460,599.05
JPY	FIXED			2.300	18.03.1997	20.03.2027	876,000,000.00	8,057,448.00	183,960,000.00	1,692,064.08
										14,209,392.33

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
		SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
JPY	FIXED			2.500	18.03.1997	20.03.2027	7,228,000,000.00	66,483,144.00	1,022,400,000.00	9,404,035.20
JPY	FIXED			2.100	18.03.1997	20.03.2027			522,435,000.00	4,805,357.13
										2,684,620.26

JPY	FIXED			2.500	18.03.1997	20.03.2027	1,034,000,000.00	9,510,732.00	106,785,000.00	982,208.43
JPY	FIXED			2.100	18.03.1997	20.03.2027			185,085,000.00	1,702,411.83
										1,799,266.77

JPY	FIXED			2.500	18.03.1997	20.03.2027	2,746,000,000.00	25,257,708.00	129,555,000.00	1,191,646.89
JPY	FIXED			2.100	18.03.1997	20.03.2027			66,060,000.00	607,619.88
										59,471,950.10

JPY	FIXED			2.200	10.09.1998	20.09.2028	14,555,000,000.00	133,876,890.00	5,829,894,000.00	53,623,365.01
JPY	FIXED			0.750	10.09.1998	20.09.2038			635,854,000.00	5,848,585.09
										78,966,559.22

JPY	FIXED			2.200	10.09.1998	20.09.2028	19,990,000,000.00	183,868,020.00	8,329,752,000.00	76,617,058.90
JPY	FIXED			0.750	10.09.1998	20.09.2038			255,436,000.00	2,349,500.33
										27,990,010.69

JPY	FIXED			2.200	10.09.1998	20.09.2028	6,072,000,000.00	55,850,256.00	217,548,000.00	2,001,006.50
JPY	FIXED			1.700	10.09.1998	20.09.2028			1,541,790,000.00	14,181,384.42
JPY	FIXED			0.750	10.09.1998	20.09.2038			1,283,716,000.00	11,807,619.77
JPY	FIXED			0.750	28.12.1999	20.12.2039	35,350,000,000.00	325,149,300.00	23,121,440,000.00	212,671,005.12
JPY	FIXED			0.750	28.12.1999	20.12.2039	20,529,000,000.00	188,825,742.00	13,461,560,000.00	123,819,428.88
										99,240,717.24

JPY	FIXED			0.950	31.08.2000	20.08.2040	16,450,000,000.00	151,307,100.00	9,782,010,000.00	89,974,927.98
JPY	FIXED			0.750	31.08.2000	20.08.2040			1,007,370,000.00	9,265,789.26
										385,725,745.94

JPY	FIXED			0.950	14.09.2001	20.09.2041	59,037,000,000.00	543,022,326.00	39,511,252,000.00	363,424,495.90
JPY	FIXED			0.750	14.09.2001	20.09.2041			2,424,576,000.00	22,301,250.05
										215,338,701.06

JPY	FIXED			1.400	30.09.2008	20.09.2038	24,846,000,000.00	228,533,508.00	7,043,870,000.00	64,789,516.26
JPY	FIXED			0.650	30.09.2008	20.09.2048			16,163,904,000.00	148,675,588.99
JPY	FIXED			0.010	30.09.2008	20.09.2048			203,696,000.00	1,873,595.81
										94,802,682.24

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
		SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
JPY	FIXED			1.400	25.12.2009	20.11.2039	14,608,000,000.00	134,364,384.00	3,140,120,000.00	28,882,823.76
JPY	FIXED			0.650	25.12.2009	20.11.2049			6,954,660,000.00	63,968,962.68
JPY	FIXED			0.010	25.12.2009	20.11.2049			212,100,000.00	1,950,895.80
										174,081,348.00

JPY	FIXED			1.400	09.11.2009	20.11.2039	30,380,000,000.00	279,435,240.00	18,843,680,000.00	173,324,168.64
JPY	FIXED			0.010	09.11.2009	20.11.2039			82,320,000.00	757,179.36
JPY	FIXED			1.400	12.01.2017	20.01.2042	4,928,000,000.00	45,327,744.00	2,615,000,000.00	24,052,770.00
JPY	FIXED			1.543	22.08.2008	20.12.2021	10,000,000,000.00	91,980,000.00	1,500,000,000.00	13,797,000.00
JPY	FIXED			2.390	20.12.2007	30.12.2022	5,593,500,000.00	51,449,013.00	649,207,472.00	5,971,410.33
KOREAN WON								28,774,863.00		20,858,104.80

KRW	FIXED			2.500	07.05.2004	20.05.2034	33,189,000,000.00	28,774,863.00	24,057,791,000.00	20,858,104.80
SPECIAL DRAWING RIGHTS								6,914,150.00		0.00

SDR	FIXED			0.750	28.12.1998	15.07.2038	5,000,000.00	6,914,150.00		0.00
UNITED STATES DOLLAR								732,322,000.00		402,841,224.39

USD	FIXED			5.620	07.05.2004	20.05.2020	15,420,000.00	15,420,000.00	772,813.35	772,813.35
USD	FIXED			3.000	07.01.2010	21.01.2030	116,602,000.00	116,602,000.00	80,731,189.23	80,731,189.23
USD	LIBOR BASED	0.000	6.400	6.400	27.11.1995	15.07.2020	92,000,000.00	92,000,000.00	9,341,077.94	9,341,077.94
USD	LIBOR BASED	0.000	6.400	6.400	03.06.1997	01.09.2021	13,514,394.64	13,514,394.64	1,611,594.64	1,611,594.64
USD	LIBOR BASED	0.000	2.621	2.621	12.12.2002	01.09.2021	36,485,605.36	36,485,605.36	3,505,307.98	3,505,307.98
USD	LIBOR BASED	0.500	2.637	3.137	27.05.2016	15.03.2041	123,300,000.00	123,300,000.00	56,639,492.63	56,639,492.63
USD	LIBOR BASED	0.500	2.686	3.186	19.05.2016	15.03.2041	60,000,000.00	60,000,000.00	6,433,301.50	6,433,301.50
USD	LIBOR BASED	0.500	2.790	3.290	31.05.2012	15.05.2037	275,000,000.00	275,000,000.00	243,806,447.12	243,806,447.12
B. BONDS								2,046,990,500.00		2,004,930,500.00

JAPANESE YEN								567,976,500.00		567,976,500.00

JPY	FIXED			3.200	10.12.2002	13.12.2020	24,750,000,000.00	227,650,500.00	24,750,000,000.00	227650500
JPY	FIXED			3.500	10.12.2002	13.12.2022	37,000,000,000.00	340,326,000.00	37,000,000,000.00	340326000
UNITED STATES DOLLAR								1,479,014,000.00		1,436,954,000.00

USD	FIXED			9.625	05.05.1998	15.05.2028	300,000,000.00	300,000,000.00	300,000,000.00	300000000
USD	FIXED			7.390	02.12.2009	02.12.2024	579,014,000.00	579,014,000.00	579,014,000.00	579014000
USD	FIXED			7.390	23.11.2009	02.12.2024	600,000,000.00	600,000,000.00	557,940,000.00	557940000

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
II. GFI GUARANTEE ASSUMED BY NATIONAL GOVERNMENT							85,526,105.27		85,526,105.27

CANADIAN DOLLAR							206,243.26		206,243.26

INTEREST FREE				30.06.1986	Upon Demand	267,807.00	206,243.26	267,807.00	206,243.26
EURO							364,783.34		364,783.34

INTEREST FREE				30.06.1986	Upon Demand	325,234.79	364,783.34	325,234.79	364,783.34
BRITISH POUND							357.75		357.75

INTEREST FREE				30.06.1986	Upon Demand	270.00	357.75	270.00	357.75
JAPANESE YEN							25,213.56		25,213.56

INTEREST FREE				30.06.1986	Upon Demand	2,741,200.00	25,213.56	2,741,200.00	25,213.56
SAUDI RIYAL							7,287,937.38		7,287,937.38

INTEREST FREE				30.06.1986	Upon Demand	5,918,966.00	1,578,055.53	5,918,966.00	1,578,055.53
INTEREST FREE				30.06.1986	Upon Demand	18,456,608.00	4,920,716.26	18,456,608.00	4,920,716.26
INTEREST FREE				30.06.1986	Upon Demand	2,960,000.00	789,165.60	2,960,000.00	789,165.60
UNITED STATES DOLLAR							77,641,569.98		77,641,569.98

INTEREST FREE				30.06.1986	Upon Demand	8,333,333.32	8,333,333.32	8,333,333.32	8,333,333.32
INTEREST FREE				30.06.1986	Upon Demand	5,215,433.52	5,215,433.52	5,215,433.52	5,215,433.52
INTEREST FREE				30.06.1986	Upon Demand	33,088,000.00	33,088,000.00	33,088,000.00	33,088,000.00
INTEREST FREE				30.06.1986	Upon Demand	7,511,546.63	7,511,546.63	7,511,546.63	7,511,546.63
INTEREST FREE				30.06.1986	Upon Demand	18,598,000.00	18,598,000.00	18,598,000.00	18,598,000.00
INTEREST FREE				30.06.1986	Upon Demand	509,091.00	509,091.00	509,091.00	509,091.00
INTEREST FREE				30.06.1986	Upon Demand	514,525.51	514,525.51	514,525.51	514,525.51
INTEREST FREE				30.06.1986	Upon Demand	2,180,000.00	2,180,000.00	2,180,000.00	2,180,000.00
INTEREST FREE				30.06.1986	Upon Demand	717,440.00	717,440.00	717,440.00	717,440.00
INTEREST FREE				30.06.1986	Upon Demand	974,200.00	974,200.00	974,200.00	974,200.00

1\	Original currencies converted using BSP reference rate prevailing on 2 January 2020

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
GRAND TOTAL							77,587,382,961.93		51,251,722,628.32

I. DIRECT DEBT OF THE REPUBLIC							40,452,813,118.93		19,281,347,785.32

A. AVAILED BY GOVERNMENT AGENCIES							38,761,792,127.65		18,863,119,640.61

CANADIAN DOLLAR							4,874,853.27		374,121.21

INTEREST FREE				12.11.1974	30.09.2024	6,330,000.00	4,874,853.27	485,796.62	374,121.21
CHINA YUAN							172,334,400.00		78,458,924.80

FIXED			2.000	11.05.2006	21.03.2026	400,000,000.00	57,444,800.00	172,992,355.35	24,843,778.14
FIXED			2.000	15.01.2007	21.09.2026	800,000,000.00	114,889,600.00	373,333,333.28	53,615,146.66
EURO							1,124,899,672.61		619,698,726.31

FIXED			2.000	12.10.1990	31.12.2020	3,374,526.44	3,784,868.86	168,726.36	189,243.49
FIXED			0.750	14.02.2002	30.06.2042	6,828,167.68	7,658,472.87	5,040,167.68	5,653,052.07
FIXED			0.750	26.06.2002	30.06.2042	7,464,861.47	8,372,588.62	5,539,861.47	6,213,508.62
FIXED			0.750	20.12.2007	30.12.2047	10,000,000.00	11,216,000.00	9,168,536.60	10,283,430.65
FIXED			0.750	24.12.2008	30.12.2048	4,000,000.00	4,486,400.00	3,867,663.86	4,337,971.79
LIBOR BASED	0.000	0.980	0.980	14.10.2015	01.05.2034	22,800,000.00	25,572,480.00	8,399,866.53	9,421,290.30
LIBOR BASED	0.000	0.990	0.990	26.10.2015	01.11.2033	27,310,000.00	30,630,896.00	13,146,632.53	14,745,263.05
FIXED			4.500	23.07.1999	31.12.2022	72,672,834.17	81,509,850.81	16,768,533.55	18,807,587.23
FIXED			4.000	16.11.2000	30.06.2023	31,249,318.69	35,049,235.84	9,114,384.54	10,222,693.70
FIXED			4.400	11.12.2001	18.10.2024	23,986,986.00	26,903,803.50	9,994,577.50	11,209,918.12
FIXED			3.650	28.02.2002	31.10.2024	36,279,013.93	40,690,542.02	10,077,503.79	11,302,928.25
FIXED			3.450	28.02.2002	15.05.2025	18,168,208.54	20,377,462.70	8,327,095.56	9,339,670.38
FIXED			3.000	08.04.1988	31.03.2020	4,344,796.99	4,873,124.30	31,693.68	35,547.63
FIXED			3.000	08.04.1988	31.12.2020			13,166.26	14,767.28
FIXED			3.000	08.04.1988	31.03.2021			52,515.36	58,901.23
FIXED			3.000	08.04.1988	30.09.2021			72,372.31	81,172.78
FIXED			3.000	08.04.1988	31.12.2021			20,208.65	22,666.02
FIXED			3.000	08.04.1988	31.03.2022			23,063.25	25,867.74
FIXED			3.000	08.04.1988	30.06.2022			76,238.09	85,508.64
FIXED			3.000	08.04.1988	30.06.2023			30,351.84	34,042.62
FIXED			3.000	08.04.1988	30.09.2023			12,416.78	13,926.66
FIXED			3.000	08.04.1988	31.12.2024			3,253.15	3,648.73
FIXED			3.000	08.04.1988	30.09.2019	1,448,265.66	1,624,374.76	0.07	0.08

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			3.000	08.04.1988	30.09.2020			50,815.66	56,994.84
FIXED			2.500	09.02.1990	31.12.2021	4,431,330.44	4,970,180.22	169,868.56	190,524.58
FIXED			2.500	09.02.1990	31.12.2022			409,896.49	459,739.90
FIXED			2.500	09.02.1990	31.12.2021	4,153,865.01	4,658,975.00	104,233.16	116,907.91
FIXED			2.500	09.02.1990	31.12.2022			410,865.93	460,827.23
FIXED			2.500	09.02.1990	31.12.2023			74,482.82	83,539.93
FIXED			2.500	09.02.1990	31.12.2021	2,652,595.39	2,975,150.99	66,432.43	74,510.61
FIXED			2.500	09.02.1990	31.12.2022			298,239.73	334,505.68
FIXED			2.500	22.01.1992	31.12.2022	1,017,361.58	1,141,072.75	39,417.76	44,210.96
FIXED			2.500	22.01.1992	31.12.2023			99,129.62	111,183.78
FIXED			2.500	22.01.1992	31.12.2024			61,228.10	68,673.44
FIXED			2.000	07.12.1990	31.12.2022	10,518,982.19	11,798,090.42	726,884.63	815,273.80
FIXED			2.000	07.12.1990	31.12.2023			954,591.84	1,070,670.21
FIXED			2.000	07.12.1990	31.12.2024			151,791.85	170,249.74
FIXED			2.000	07.12.1990	31.12.2025			58,147.16	65,217.85
FIXED			2.000	07.12.1990	31.12.2022	729,010.47	817,658.14	44,367.23	49,762.29
FIXED			2.000	07.12.1990	31.12.2023			86,644.64	97,180.63
FIXED			2.000	07.12.1990	31.12.2022	2,881,286.42	3,231,650.85	196,313.58	220,185.31
FIXED			2.000	07.12.1990	30.12.2023			305,032.30	342,124.23
FIXED			2.000	07.12.1990	31.12.2024			11,840.76	13,280.60
FIXED			2.000	07.12.1990	31.12.2022	759,194.79	851,512.88	113,878.50	127,726.13
FIXED			2.000	07.12.1990	31.12.2022	2,167,469.20	2,431,033.45	80,421.81	90,201.10
FIXED			2.000	07.12.1990	31.12.2023			326,262.73	365,936.28
FIXED			1.400	13.09.1994	30.06.2022	2,689,415.88	3,016,448.85	92,567.00	103,823.15
FIXED			1.400	13.09.1994	31.12.2022			40,175.06	45,060.35
FIXED			1.400	13.09.1994	31.03.2023			161,826.95	181,505.11
FIXED			1.400	13.09.1994	30.06.2023			96,031.28	107,708.68
FIXED			1.400	13.09.1994	30.09.2023			64,880.95	72,770.47
FIXED			1.400	13.09.1994	31.03.2024			5,553.00	6,228.24
FIXED			1.400	13.09.1994	31.12.2021	15,568,940.42	17,462,123.58	348,243.55	390,589.97
FIXED			1.400	13.09.1994	31.03.2023			1,841,341.20	2,065,248.29
FIXED			1.400	13.09.1994	30.09.2023			71,475.34	80,166.74
FIXED			1.400	13.09.1994	31.12.2025			348,072.12	390,397.69
FIXED			1.400	13.09.1994	31.12.2028			294,929.97	330,793.45
FIXED			1.500	18.12.1995	30.06.2022	1,920,857.62	2,154,433.91	61,241.94	68,688.96
FIXED			1.500	18.12.1995	30.09.2022			229,802.15	257,746.09
FIXED			1.500	18.12.1995	31.03.2023	743,803.27	834,249.75	33,516.79	37,592.43
FIXED			1.500	18.12.1995	30.06.2023			64,001.90	71,784.53
FIXED			1.500	18.12.1995	30.09.2023			31,620.24	35,465.26

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			1.500	18.12.1995	30.06.2024			15,200.99	17,049.43
FIXED			1.500	18.12.1995	30.09.2022	3,658,776.41	4,103,683.62	140,090.94	157,126.00
FIXED			1.500	18.12.1995	31.12.2022			340,706.25	382,136.13
FIXED			1.500	18.12.1995	31.03.2023			8,753.76	9,818.22
FIXED			1.500	18.12.1995	30.06.2023			3,324.11	3,728.32
FIXED			1.500	18.12.1995	30.09.2023			12,175.15	13,655.65
FIXED			1.500	18.12.1995	31.12.2023			19,542.84	21,919.25
FIXED			1.500	18.12.1995	31.03.2024			21,771.01	24,418.36
FIXED			1.500	18.12.1995	30.09.2024			12,750.00	14,300.40
FIXED			1.500	18.12.1995	31.03.2025			10,131.00	11,362.93
FIXED			1.500	18.12.1995	30.06.2025			63,558.02	71,286.68
FIXED			1.500	18.12.1995	31.12.2022	3,099,676.12	3,476,596.74	117,163.99	131,411.13
FIXED			1.500	18.12.1995	30.06.2024			62,100.03	69,651.39
FIXED			1.500	18.12.1995	31.12.2024			20,550.01	23,048.89
FIXED			1.500	18.12.1995	30.09.2025			2,412.00	2,705.30
FIXED			1.500	18.12.1995	31.12.2025			2,412.00	2,705.30
FIXED			1.500	18.12.1995	31.03.2026			322,088.00	361,253.90
FIXED			1.500	18.12.1995	31.12.2026			31,850.01	35,722.97
FIXED			1.500	18.12.1995	30.06.2027			6,450.00	7,234.32
FIXED			1.500	18.12.1995	30.09.2027			17,264.00	19,363.30
FIXED			1.500	18.12.1995	31.12.2027			8,736.00	9,798.30
FIXED			1.500	18.12.1995	30.09.2029			55,000.00	61,688.00
FIXED			1.500	18.12.1995	31.12.2029			415,320.00	465,822.91
FIXED			1.500	15.01.1997	30.09.2023	5,497,311.79	6,165,784.90	283,095.48	317,519.89
FIXED			1.500	15.01.1997	31.03.2024			425,268.01	476,980.60
FIXED			1.500	15.01.1997	30.06.2024			198,432.02	222,561.35
FIXED			1.500	15.01.1997	30.09.2024			207,949.97	233,236.69
FIXED			1.500	15.01.1997	31.12.2024			8,890.00	9,971.02
FIXED			1.500	15.01.1997	31.03.2025			13,244.01	14,854.48
FIXED			1.500	15.01.1997	30.06.2025			46,541.00	52,200.39
FIXED			1.500	15.01.1997	30.09.2025			11,423.99	12,813.15
FIXED			1.500	15.01.1997	31.12.2025			13,056.01	14,643.62
FIXED			1.500	15.01.1997	31.03.2026			17,563.01	19,698.67
FIXED			1.500	15.01.1997	30.06.2026			123,019.00	137,978.11
FIXED			1.500	15.01.1997	30.09.2023	9,144,059.29	10,255,976.90	475,425.16	533,236.86
FIXED			1.500	15.01.1997	30.09.2024			463,940.17	520,355.29
FIXED			1.500	15.01.1997	31.12.2024			7,649.99	8,580.23
FIXED			1.500	15.01.1997	31.03.2025			37,543.04	42,108.27
FIXED			1.500	15.01.1997	30.06.2025			713,383.11	800,130.50

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			1.500	15.01.1997	30.09.2025			167,628.06	188,011.63
FIXED			0.470	22.01.1998	31.12.2029	3,298,662.49	3,699,779.85	478,787.43	537,007.98
FIXED			0.470	22.01.1998	30.06.2030			35,430.03	39,738.32
FIXED			0.470	22.01.1998	30.09.2030			2,061.40	2,312.07
FIXED			0.470	22.01.1998	31.12.2031			989,472.00	1,109,791.80
FIXED			0.470	22.01.1998	31.03.2032			37,825.00	42,424.52
FIXED			0.470	22.01.1998	30.06.2032			229,244.99	257,121.18
FIXED			0.470	22.01.1998	30.09.2032			87,932.00	98,624.53
FIXED			0.470	22.01.1998	31.12.2029	741,169.01	831,295.16	111,172.57	124,691.15
FIXED			0.470	22.01.1998	31.03.2030			56,406.00	63,264.97
FIXED			0.470	22.01.1998	30.06.2030			41,534.97	46,585.62
FIXED			0.470	22.01.1998	30.09.2030			34,282.60	38,451.36
FIXED			0.470	22.01.1998	31.12.2030			64,372.00	72,199.64
FIXED			0.470	22.01.1998	31.03.2031			12,006.00	13,465.93
FIXED			0.470	22.01.1998	30.06.2031			23,644.00	26,519.11
FIXED			0.470	22.01.1998	30.09.2031			23,856.00	26,756.89
FIXED			0.470	22.01.1998	30.06.2032			31,886.81	35,764.25
INTEREST FREE				27.11.2007	15.05.2024	5,387,110.80	6,042,183.47	2,020,166.55	2,265,818.80
LIBOR BASED	0.300	-0.267	0.033	18.04.2008	07.07.2021	12,512,000.00	14,033,459.20	2,419,937.95	2,714,202.40
INTEREST FREE				07.11.2008	31.10.2022	11,351,426.36	12,731,759.81	2,724,338.97	3,055,618.59
FIXED			5.140	11.11.2008	07.01.2020	30,173,488.79	33,842,585.03	748,969.60	840,044.30
FIXED			5.140	11.11.2008	04.02.2020			759,677.27	852,054.03
FIXED			5.140	11.11.2008	15.06.2020	38,159,370.00	42,799,549.39	635,988.57	713,324.78
FIXED			5.140	11.11.2008	30.09.2020			1,271,978.23	1,426,650.78
FIXED			5.140	11.11.2008	15.12.2020			1,269,784.69	1,424,190.51
FIXED			0.300	06.11.2009	10.02.2040	15,708,268.88	17,618,394.38	15,708,015.38	17,618,110.05
FIXED			4.740	06.11.2009	15.09.2022	15,708,268.88	17,618,394.38	2,004,599.41	2,248,358.70
LIBOR BASED	0.000	0.753	0.753	15.02.2010	30.11.2029	150,000,000.00	168,240,000.00	100,000,000.00	112,160,000.00
FIXED			1.000	12.01.2012	28.01.2031	20,493,740.00	22,985,778.78	16,834,143.60	18,881,175.46
FIXED			0.150	10.02.2011	11.04.2034	26,190,016.00	29,374,721.95	6,593,820.00	7,395,628.51
LIBOR BASED	0.000	2.210	2.210	16.04.2014	31.03.2034	110,269,793.43	123,678,600.31	110,269,793.43	123,678,600.31
FIXED			1.440	26.02.2015	31.03.2041	50,893,963.00	57,082,668.90	3,000,000.00	3,364,800.00
INTEREST FREE				01.04.2016	14.06.2039	20,493,740.00	22,985,778.78	20,493,704.00	22,985,738.41
LIBOR BASED	0.940	0.000	0.940	04.04.2016	30.09.2035	50,000,000.00	56,080,000.00	50,000,000.00	56,080,000.00
LIBOR BASED	0.500	1.320	1.820	27.10.2017	01.09.2037	100,000,000.00	112,160,000.00	100,000,000.00	112,160,000.00
JAPANESE YEN							17,556,338,219.72		5,043,383,097.64

LIBOR BASED	0.000	0.250	0.250	25.10.1990	15.09.2020	3,173,239,665.00	29,187,458.44	364,605,265.00	3,353,639.23

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
LIBOR BASED	0.000	0.325	0.325	22.02.2008	01.11.2022	34,253,100,000.00	315,060,013.80	12,594,864,870.00	115,847,567.07
FIXED			2.700	09.02.1990	20.02.2020	2,304,000,000.00	21,192,192.00	55,506,000.00	510,544.19
FIXED			2.700	09.02.1990	20.02.2020	4,238,000,000.00	38,981,124.00	89,135,000.00	819,863.73
FIXED			2.700	09.02.1990	20.02.2020	2,079,000,000.00	19,122,642.00	49,272,000.00	453,203.86
FIXED			2.700	09.02.1990	20.02.2020	5,708,000,000.00	52,502,184.00	131,176,000.00	1,206,556.85
FIXED			2.700	09.02.1990	20.02.2020	8,634,000,000.00	79,415,532.00	180,940,000.00	1,664,286.12
FIXED			2.700	09.02.1990	20.02.2020	454,000,000.00	4,175,892.00	7,713,000.00	70,944.17
FIXED			2.700	09.02.1990	20.02.2020	4,986,000,000.00	45,861,228.00	121,246,000.00	1,115,220.71
FIXED			2.700	09.02.1990	20.02.2020	5,080,000,000.00	46,725,840.00	77,457,000.00	712,449.49
FIXED			2.700	09.02.1990	20.02.2020	21,752,000,000.00	200,074,896.00	398,680,000.00	3,667,058.64
FIXED			2.700	09.02.1990	20.02.2020	4,301,000,000.00	39,560,598.00	104,890,000.00	964,778.22
FIXED			2.700	16.07.1991	20.06.2021	2,065,000,000.00	18,993,870.00	132,834,000.00	1,221,807.13
FIXED			2.700	16.07.1991	20.06.2021	1,663,000,000.00	15,296,274.00	110,634,000.00	1,017,611.53
FIXED			2.700	16.07.1991	20.06.2021	1,795,000,000.00	16,510,410.00	92,064,000.00	846,804.67
FIXED			2.700	16.07.1991	20.06.2021	5,266,000,000.00	48,436,668.00	353,181,000.00	3,248,558.84
FIXED			2.700	16.07.1991	20.06.2021	10,790,000,000.00	99,246,420.00	774,006,000.00	7,119,307.19
FIXED			2.700	16.07.1991	20.06.2021	20,020,000,000.00	184,143,960.00	1,464,873,000.00	13,473,901.85
FIXED			2.700	21.12.1990	20.12.2020	28,200,000,000.00	259,383,600.00	1,375,608,000.00	12,652,842.38
FIXED			2.700	20.03.1992	20.03.2022	7,655,000,000.00	70,410,690.00	568,250,000.00	5,226,763.50
FIXED			3.000	19.08.1993	20.08.2023	6,872,000,000.00	63,208,656.00	1,300,648,000.00	11,963,360.30
FIXED			3.000	19.08.1993	20.08.2023	4,633,000,000.00	42,614,334.00	774,192,000.00	7,121,018.02
FIXED			3.000	19.08.1993	20.08.2023	3,803,000,000.00	34,979,994.00	694,088,000.00	6,384,221.42
FIXED			3.000	19.08.1993	20.08.2023	3,055,000,000.00	28,099,890.00	596,088,000.00	5,482,817.42
FIXED			3.000	19.08.1993	20.08.2023	9,294,000,000.00	85,486,212.00	1,119,792,000.00	10,299,846.82
FIXED			3.000	20.12.1994	20.12.2024	9,620,000,000.00	88,484,760.00	2,331,030,000.00	21,440,813.94
FIXED			3.000	20.12.1994	20.12.2024	4,616,000,000.00	42,457,968.00	1,054,500,000.00	9,699,291.00
FIXED			3.000	20.12.1994	20.12.2024	11,754,000,000.00	108,113,292.00	2,866,790,000.00	26,368,734.42
FIXED			2.700	30.08.1995	20.08.2025	6,151,000,000.00	56,576,898.00	1,472,220,000.00	13,541,479.56
FIXED			2.300	30.08.1995	20.08.2025			230,028,000.00	2,115,797.54
FIXED			2.700	30.08.1995	20.08.2025	4,040,000,000.00	37,159,920.00	968,352,000.00	8,906,901.70
FIXED			2.300	30.08.1995	20.08.2025			170,724,000.00	1,570,319.35
FIXED			2.500	30.08.1995	20.08.2025	8,312,000,000.00	76,453,776.00	2,182,092,000.00	20,070,882.22
FIXED			2.100	30.08.1995	20.08.2025			243,720,000.00	2,241,736.56
FIXED			2.700	30.08.1995	20.08.2025	18,391,000,000.00	169,160,418.00	4,682,388,000.00	43,068,604.82
FIXED			2.300	30.08.1995	20.08.2025			696,120,000.00	6,402,911.76
FIXED			2.700	30.08.1995	20.08.2025	5,579,000,000.00	51,315,642.00	1,373,748,000.00	12,635,734.10
FIXED			2.300	30.08.1995	20.08.2025			166,488,000.00	1,531,356.62
FIXED			2.700	30.08.1995	20.08.2025	6,386,000,000.00	58,738,428.00	1,539,996,000.00	14,164,883.21
FIXED			2.300	30.08.1995	20.08.2025			275,532,000.00	2,534,343.34

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			2.700	30.08.1995	20.08.2025	12,895,000,000.00	118,608,210.00	3,071,820,000.00	28,254,600.36
FIXED			2.300	30.08.1995	20.08.2025			585,012,000.00	5,380,940.38
FIXED			2.700	30.08.1995	20.08.2025	4,765,000,000.00	43,828,470.00	991,644,000.00	9,121,141.51
FIXED			2.300	30.08.1995	20.08.2025			133,296,000.00	1,226,056.61
FIXED			2.700	30.08.1995	20.08.2025	9,551,000,000.00	87,850,098.00	1,902,060,000.00	17,495,147.88
FIXED			2.300	30.08.1995	20.08.2025			711,540,000.00	6,544,744.92
FIXED			2.700	30.08.1995	20.08.2025	2,872,000,000.00	26,416,656.00	367,800,000.00	3,383,024.40
FIXED			2.300	30.08.1995	20.08.2025			163,620,000.00	1,504,976.76
FIXED			2.500	29.03.1996	20.03.2026	6,911,000,000.00	63,567,378.00	1,888,484,000.00	17,370,275.83
FIXED			2.100	29.03.1996	20.03.2026			302,718,000.00	2,784,400.16
FIXED			2.300	29.03.1996	20.03.2026	305,000,000.00	2,805,390.00	72,033,000.00	662,559.53
FIXED			2.700	18.03.1997	20.03.2027	5,746,000,000.00	52,851,708.00	1,239,615,000.00	11,401,978.77
FIXED			2.300	18.03.1997	20.03.2027			270,825,000.00	2,491,048.35
FIXED			2.700	18.03.1997	20.03.2027	7,683,000,000.00	70,668,234.00	2,279,115,000.00	20,963,299.77
FIXED			2.300	18.03.1997	20.03.2027			450,285,000.00	4,141,721.43
FIXED			2.700	18.03.1997	20.03.2027	6,339,868,462.00	58,314,110.11	2,110,125,000.00	19,408,929.75
FIXED			2.300	18.03.1997	20.03.2027			209,310,000.00	1,925,233.38
FIXED			2.500	18.03.1997	20.03.2027	9,411,000,000.00	86,562,378.00	2,934,450,000.00	26,991,071.10
FIXED			2.100	18.03.1997	20.03.2027			330,030,000.00	3,035,615.94
FIXED			2.500	18.03.1997	20.03.2027	7,979,000,000.00	73,390,842.00	2,274,030,000.00	20,916,527.94
FIXED			2.100	18.03.1997	20.03.2027			396,945,000.00	3,651,100.11
FIXED			2.700	18.03.1997	20.03.2027	11,122,000,000.00	102,300,156.00	2,547,360,000.00	23,430,617.28
FIXED			2.300	18.03.1997	20.03.2027			950,565,000.00	8,743,296.87
FIXED			2.200	10.09.1998	20.09.2028	5,849,000,000.00	53,799,102.00	1,849,248,000.00	17,009,383.10
FIXED			0.750	10.09.1998	20.09.2038			550,620,000.00	5,064,602.76
FIXED			2.200	10.09.1998	20.09.2028	13,564,000,000.00	124,761,672.00	4,294,008,000.00	39,496,285.58
FIXED			0.750	10.09.1998	20.09.2038			1,240,054,000.00	11,406,016.69
FIXED			2.200	10.09.1998	20.09.2028	5,728,000,000.00	52,686,144.00	815,346,000.00	7,499,552.51
FIXED			0.750	10.09.1998	20.09.2038			297,350,000.00	2,735,025.30
FIXED			2.200	10.09.1998	20.09.2028	4,328,000,000.00	39,808,944.00	1,036,224,000.00	9,531,188.35
FIXED			0.750	10.09.1998	20.09.2038			384,864,000.00	3,539,979.07
FIXED			1.700	10.09.1998	20.09.2028	458,000,000.00	4,212,684.00	11,502,000.00	105,795.40
FIXED			0.750	10.09.1998	20.09.2038			194,636,000.00	1,790,261.93
FIXED			1.700	10.09.1998	20.09.2028	6,734,000,000.00	61,939,332.00	2,174,490,000.00	20,000,959.02
FIXED			0.750	10.09.1998	20.09.2038			819,774,000.00	7,540,281.25
FIXED			1.700	10.09.1998	20.09.2028	3,201,000,000.00	29,442,798.00	15,912,000.00	146,358.58
FIXED			0.750	10.09.1998	20.09.2038			1,344,896,000.00	12,370,353.41
FIXED			2.200	10.09.1998	20.09.2028	14,136,000,000.00	130,022,928.00	4,434,804,000.00	40,791,327.19
FIXED			0.750	10.09.1998	20.09.2038			891,898,000.00	8,203,677.80

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			1.700	10.09.1998	20.09.2028	2,428,000,000.00	22,332,744.00	489,276,000.00	4,500,360.65
FIXED			0.750	10.09.1998	20.09.2038			237,006,000.00	2,179,981.19
FIXED			0.750	10.03.1999	20.03.2039	36,300,000,000.00	333,887,400.00	23,208,159,000.00	213,468,646.48
FIXED			1.800	28.12.1999	20.12.2029	7,210,000,000.00	66,317,580.00	2,409,700,000.00	22,164,420.60
FIXED			0.750	28.12.1999	20.12.2039			1,007,000,000.00	9,262,386.00
FIXED			1.300	28.12.1999	20.12.2029	951,000,000.00	8,747,298.00	51,200,000.00	470,937.60
FIXED			0.750	28.12.1999	20.12.2039			221,560,000.00	2,037,908.88
FIXED			1.800	28.12.1999	20.12.2029	6,078,000,000.00	55,905,444.00	2,649,780,000.00	24,372,676.44
FIXED			0.750	28.12.1999	20.12.2039			381,400,000.00	3,508,117.20
FIXED			1.800	28.12.1999	20.12.2029	16,990,000,000.00	156,274,020.00	5,242,880,000.00	48,224,010.24
FIXED			1.300	28.12.1999	20.12.2029			105,540,000.00	970,756.92
FIXED			0.750	28.12.1999	20.12.2039			897,960,000.00	8,259,436.08
FIXED			1.800	28.12.1999	20.12.2029	15,384,000,000.00	141,502,032.00	6,414,020,000.00	58,996,155.96
FIXED			0.750	28.12.1999	20.12.2039			1,378,480,000.00	12,679,259.04
FIXED			1.800	28.12.1999	20.12.2029	5,852,000,000.00	53,826,696.00	2,271,220,000.00	20,890,681.56
FIXED			0.750	28.12.1999	20.12.2039			567,680,000.00	5,221,520.64
FIXED			1.800	28.12.1999	20.12.2029	7,434,000,000.00	68,377,932.00	3,213,680,000.00	29,559,428.64
FIXED			0.750	28.12.1999	20.12.2039			554,080,000.00	5,096,427.84
FIXED			1.800	28.12.1999	20.12.2029	5,068,000,000.00	46,615,464.00	1,530,580,000.00	14,078,274.84
FIXED			0.750	28.12.1999	20.12.2039			424,800,000.00	3,907,310.40
FIXED			0.750	28.12.1999	20.12.2039	4,714,000,000.00	43,359,372.00	164,760,000.00	1,515,462.48
FIXED			1.300	28.12.1999	20.12.2029	9,013,000,000.00	82,901,574.00	3,285,660,000.00	30,221,500.68
FIXED			0.750	28.12.1999	20.12.2039			588,360,000.00	5,411,735.28
FIXED			0.750	28.12.1999	20.12.2039	1,167,000,000.00	10,734,066.00	632,920,000.00	5,821,598.16
FIXED			1.000	07.04.2000	20.04.2040	8,929,000,000.00	82,128,942.00	5,152,224,000.00	47,390,156.35
FIXED			0.750	07.04.2000	20.04.2040			753,088,000.00	6,926,903.42
FIXED			0.950	31.08.2000	20.08.2040	14,724,000,000.00	135,431,352.00	8,867,712,000.00	81,565,214.98
FIXED			0.750	31.08.2000	20.08.2040			993,384,000.00	9,137,146.03
FIXED			0.950	31.08.2000	20.08.2040	3,549,000,000.00	32,643,702.00	2,029,020,000.00	18,662,925.96
FIXED			0.750	31.08.2000	20.08.2040			385,056,000.00	3,541,745.09
FIXED			2.200	30.05.2001	20.05.2031	8,294,000,000.00	76,288,212.00	3,512,583,000.00	32,308,738.43
FIXED			0.750	30.05.2001	20.05.2041			1,065,239,000.00	9,798,068.32
FIXED			0.750	30.05.2001	20.05.2041	5,543,000,000.00	50,984,514.00	202,444,000.00	1,862,079.91
FIXED			2.200	30.05.2001	20.05.2031	11,743,000,000.00	108,012,114.00	3,187,593,000.00	29,319,480.41
FIXED			0.750	30.05.2001	20.05.2041			427,678,000.00	3,933,782.24
FIXED			2.200	30.05.2001	20.05.2031	6,205,000,000.00	57,073,590.00	1,917,855,000.00	17,640,430.29
FIXED			0.750	30.05.2001	20.05.2041			730,570,000.00	6,719,782.86
FIXED			2.200	30.05.2001	20.05.2031	5,210,000,000.00	47,921,580.00	1,626,307,000.00	14,958,771.79
FIXED			0.750	30.05.2001	20.05.2041			629,778,000.00	5,792,698.04

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			2.200	30.05.2001	20.05.2031	6,515,000,000.00	59,924,970.00	2,598,402,000.00	23,900,101.60
FIXED			0.750	30.05.2001	20.05.2041			694,923,000.00	6,391,901.75
FIXED			1.700	30.05.2001	20.05.2031	2,789,000,000.00	25,653,222.00	1,474,645,000.00	13,563,784.71
FIXED			0.750	30.05.2001	20.05.2041			104,103,000.00	957,539.39
FIXED			1.700	30.05.2001	20.05.2031	6,309,000,000.00	58,030,182.00	2,902,393,000.00	26,696,210.81
FIXED			0.750	30.05.2001	20.05.2041			790,942,000.00	7,275,084.52
FIXED			0.750	30.05.2001	20.05.2041	2,034,000,000.00	18,708,732.00	1,378,537,000.00	12,679,783.33
FIXED			2.200	28.03.2002	20.03.2032	6,723,000,000.00	61,838,154.00	3,552,250,000.00	32,673,595.50
FIXED			0.750	28.03.2002	20.03.2042			588,915,000.00	5,416,840.17
FIXED			1.700	28.03.2002	20.03.2032	6,790,000,000.00	62,454,420.00	3,283,600,000.00	30,202,552.80
FIXED			0.750	28.03.2002	20.03.2042			991,080,000.00	9,115,953.84
FIXED			0.950	28.03.2002	20.03.2042	18,488,000,000.00	170,052,624.00	12,027,825,000.00	110,631,934.35
FIXED			0.750	28.03.2002	20.03.2042			1,495,890,000.00	13,759,196.22
FIXED			2.200	28.03.2002	20.03.2032	22,049,000,000.00	202,806,702.00	7,652,892,570.00	70,391,305.86
FIXED			1.800	28.03.2002	20.03.2032			1,710,975,949.00	15,737,556.78
FIXED			2.200	28.03.2002	20.03.2032	3,224,000,000.00	29,654,352.00	1,403,925,000.00	12,913,302.15
FIXED			0.750	28.03.2002	20.03.2042			507,015,000.00	4,663,523.97
FIXED			2.200	11.12.2003	20.12.2033	2,365,097,269.00	21,754,164.68	1,614,032,000.00	14,845,866.34
FIXED			2.200	30.03.2004	20.03.2034	6,223,000,000.00	57,239,154.00	2,921,083,000.00	26,868,121.43
FIXED			2.200	16.12.2003	20.12.2033	3,717,000,000.00	34,188,966.00	2,161,936,000.00	19,885,487.33
FIXED			0.750	27.02.2007	20.02.2047	8,529,000,000.00	78,449,742.00	8,218,375,000.00	75,592,613.25
FIXED			1.500	18.12.2007	20.12.2037	7,604,000,000.00	69,941,592.00	5,591,808,000.00	51,433,449.98
FIXED			0.010	18.12.2007	20.12.2037			951,192,000.00	8,749,064.02
FIXED			1.500	18.12.2007	20.12.2037	11,802,000,000.00	108,554,796.00	8,639,280,000.00	79,464,097.44
FIXED			0.750	18.12.2007	20.12.2047			281,680,000.00	2,590,892.64
FIXED			0.010	18.12.2007	20.12.2037			1,134,036,000.00	10,430,863.13
FIXED			1.400	20.03.2009	20.03.2039	9,293,000,000.00	85,477,014.00	8,839,662,000.00	81,307,211.08
FIXED			1.400	15.03.2010	20.03.2040	9,220,000,000.00	84,805,560.00	9,220,000,000.00	84,805,560.00
LIBOR BASED	0.000	0.014	0.014	15.03.2010	20.01.2025	13,830,000,000.00	127,208,340.00	6,085,200,000.00	55,971,669.60
FIXED			0.010	26.05.2010	20.05.2050	9,912,000,000.00	91,170,576.00	8,134,031,009.00	74,816,817.22
FIXED			1.400	31.03.2011	20.03.2036	40,847,000,000.00	375,710,706.00	25,553,234,245.00	235,038,648.59
FIXED			0.010	31.03.2011	20.03.2036			1,527,527,540.00	14,050,198.31
FIXED			0.300	30.03.2012	20.03.2052	9,244,000,000.00	85,026,312.00	3,366,791,139.00	30,967,744.90
FIXED			0.010	30.03.2012	20.03.2052			23,970,123.00	220,477.19
FIXED			1.400	30.03.2012	20.03.2042	22,796,000,000.00	209,677,608.00	14,271,959,354.00	131,273,482.14
FIXED			0.010	30.03.2012	20.03.2042			708,504,567.00	6,516,825.01
FIXED			1.400	30.03.2012	20.03.2042	4,591,000,000.00	42,228,018.00	3,965,938,016.00	36,478,697.87
FIXED			0.010	30.03.2012	20.03.2042			386,473,640.00	3,554,784.54
FIXED			1.400	30.03.2012	20.03.2042	6,063,000,000.00	55,767,474.00	5,006,500,758.00	46,049,793.97

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			0.010	30.03.2012	20.03.2042			671,948,220.00	6,180,579.73
FIXED			0.200	30.03.2012	20.03.2052	11,836,000,000.00	108,867,528.00	10,762,585,550.00	98,994,261.89
FIXED			0.010	30.03.2012	20.03.2052			1,012,696,208.00	9,314,779.72
FIXED			1.400	30.03.2012	20.03.2042	7,546,000,000.00	69,408,108.00	6,227,965,808.00	57,284,829.50
FIXED			0.010	30.03.2012	20.03.2042			1,139,159,698.00	10,477,990.90
FIXED			1.400	30.03.2012	20.03.2042	6,187,000,000.00	56,908,026.00	2,467,695,063.00	22,697,859.19
FIXED			0.010	30.03.2012	20.03.2042			674,764,086.00	6,206,480.06
FIXED			1.400	10.10.2012	20.10.2042	7,775,000,000.00	71,514,450.00	7,775,000,000.00	71,514,450.00
FIXED			0.200	27.03.2013	20.03.2053	43,252,000,000.00	397,831,896.00	9,579,931,929.00	88,116,213.88
FIXED			0.010	27.03.2013	20.03.2053			1,950,209,292.00	17,938,025.07
FIXED			0.200	27.03.2013	20.03.2053	10,782,000,000.00	99,172,836.00	9,296,523,799.00	85,509,425.90
FIXED			0.010	27.03.2013	20.03.2053			1,307,974,781.00	12,030,752.04
FIXED			0.100	14.12.2013	20.12.2053	18,732,000,000.00	172,296,936.00	13,325,076,000.00	122,564,049.05
FIXED			0.010	14.12.2013	20.12.2053			234,912,722.00	2,160,727.22
FIXED			0.010	31.01.2014	20.03.2054	50,000,000,000.00	459,900,000.00	15,000,000,000.00	137,970,000.00
FIXED			0.010	31.01.2014	20.08.2054			10,000,000,000.00	91,980,000.00
FIXED			0.010	31.01.2014	20.02.2055			25,000,000,000.00	229,950,000.00
FIXED			0.010	26.03.2015	20.03.2055	7,929,000,000.00	72,930,942.00	73,285,741.00	674,082.25
FIXED			0.300	26.03.2015	20.03.2055	11,576,000,000.00	106,476,048.00	1,931,500,455.00	17,765,941.19
FIXED			0.010	26.03.2015	20.03.2055			532,120,448.00	4,894,443.88
FIXED			0.010	25.08.2015	20.08.2055	9,783,000,000.00	89,984,034.00	327,638,763.00	3,013,621.34
FIXED			0.010	25.08.2015	20.08.2055	23,906,000,000.00	219,887,388.00	264,544,702.00	2,433,282.17
FIXED			0.100	27.11.2015	20.11.2055	241,991,000,000.00	2,225,833,218.00	23,927,864,265.00	220,088,495.51
FIXED			0.010	27.11.2015	20.11.2055			3,020,053,517.00	27,778,452.25
FIXED			0.010	26.10.2016	20.10.2056	16,455,000,000.00	151,353,090.00	93,986,419.00	864,487.08
FIXED			0.010	13.11.2017	20.11.2057	15,928,000,000.00	146,505,744.00	308,451,045.00	2,837,132.71
FIXED			1.500	28.02.2018	20.02.2048	9,399,000,000.00	86,452,002.00	926,137,759.00	8,518,615.11
FIXED			0.100	16.03.2018	20.03.2058	104,530,000,000.00	961,466,940.00	594,503,148.00	5,468,239.96
FIXED			0.010	16.03.2018	20.03.2058			1,178,977,294.00	10,844,233.15
FIXED			0.100	08.10.2018	20.10.2058	4,376,000,000.00	40,250,448.00	447,362,021.00	4,114,835.87
FIXED			0.100	08.11.2018	20.11.2058	38,101,000,000.00	350,452,998.00	14,551,865,776.00	133,848,061.41
FIXED			0.010	21.01.2019	20.01.2059	167,199,000,000.00	1,537,896,402.00	2,653,730,049.00	24,409,008.99
FIXED			2.000	23.06.1997	15.05.2021	20,800,000,000.00	191,318,400.00	134,205,079.00	1,234,418.32
FIXED			2.000	23.06.1997	15.05.2021			69,200,029.00	636,501.87
FIXED			1.350	23.06.1997	15.05.2021			121,333,451.00	1,116,025.08
FIXED			1.500	23.06.1997	15.05.2021			45,316,524.00	416,821.39
FIXED			1.900	23.06.1997	15.05.2021			71,778,123.00	660,215.18
FIXED			1.750	23.06.1997	15.05.2021			59,111,404.00	543,706.69
FIXED			1.450	23.06.1997	15.05.2021			81,157,908.00	746,490.44

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			1.300	23.06.1997	15.05.2021			84,590,437.00	778,062.84
FIXED			1.300	23.06.1997	15.05.2021			69,167,710.00	636,204.60
FIXED			1.500	23.06.1997	15.05.2021			56,669,468.00	521,245.77
FIXED			1.500	23.06.1997	15.05.2021			56,613,311.00	520,729.23
FIXED			1.800	23.06.1997	15.05.2021			76,354,024.00	702,304.31
FIXED			1.500	23.06.1997	15.05.2021			85,750,949.00	788,737.23
FIXED			1.500	23.06.1997	15.05.2021			62,373,707.00	573,713.36
FIXED			1.600	23.06.1997	15.05.2021			107,260,293.00	986,580.18
FIXED			2.300	23.06.1997	15.05.2021			109,893,461.00	1,010,800.05
FIXED			2.160	23.02.2007	15.11.2021	39,000,000,000.00	358,722,000.00	5,800,000,000.00	53,348,400.00
FIXED			2.690	01.09.2006	15.07.2020	19,113,663,656.00	175,807,478.31	350,396,734.00	3,222,949.16
FIXED			2.490	04.09.2008	10.04.2022	23,407,764,508.00	215,304,617.94	3,762,502,306.00	34,607,496.21
FIXED			2.350	26.12.2008	19.09.2027	33,963,312,331.00	312,394,546.82	6,829,794,829.00	62,820,452.84
FIXED			3.030	26.08.2009	24.06.2022	23,554,524,203.00	216,654,513.62	1,176,867,562.00	10,824,827.84
FIXED			1.430	26.08.2009	25.09.2029			10,129,190,530.00	93,168,294.49
FIXED			2.700	09.02.1990	20.02.2020	10,560,000,000.00	97,130,880.00	153,168,000.00	1,408,839.26
FIXED			2.700	09.02.1990	20.02.2020	4,867,000,000.00	44,766,666.00	109,719,000.00	1,009,195.36
FIXED			3.000	31.03.1993	20.03.2023	6,112,000,000.00	56,218,176.00	509,978,000.00	4,690,777.64
FIXED			2.700	28.06.1990	20.06.2020	5,066,000,000.00	46,597,068.00	120,686,000.00	1,110,069.83
FIXED			2.700	16.07.1991	20.06.2021	3,516,000,000.00	32,340,168.00	255,114,000.00	2,346,538.57
FIXED			2.700	16.07.1991	20.06.2021	9,427,000,000.00	86,709,546.00	679,959,000.00	6,254,262.88
FIXED			2.700	16.07.1991	20.06.2021	8,283,000,000.00	76,187,034.00	542,487,000.00	4,989,795.43
FIXED			2.700	16.07.1991	20.06.2021	4,028,000,000.00	37,049,544.00	244,758,000.00	2,251,284.08
FIXED			3.000	29.01.1993	20.01.2023	3,653,000,000.00	33,600,294.00	538,783,000.00	4,955,726.03
FIXED			2.700	26.05.1992	20.05.2022	1,094,000,000.00	10,062,612.00	96,170,000.00	884,571.66
FIXED			3.000	12.08.1994	20.08.2024	11,433,000,000.00	105,160,734.00	2,375,550,000.00	21,850,308.90
FIXED			3.000	07.12.1994	20.12.2024	7,056,000,000.00	64,901,088.00	1,550,370,000.00	14,260,303.26
FIXED			3.000	07.12.1994	20.12.2024	6,630,000,000.00	60,982,740.00	1,357,690,000.00	12,488,032.62
FIXED			3.000	20.12.1994	20.12.2024	5,513,000,000.00	50,708,574.00	1,259,510,000.00	11,584,972.98
FIXED			3.000	20.12.1994	20.12.2024	10,756,000,000.00	98,933,688.00	78,070,000.00	718,087.86
FIXED			3.000	20.12.1994	20.12.2024	2,896,000,000.00	26,637,408.00	297,310,000.00	2,734,657.38
FIXED			3.000	20.12.1994	20.12.2024	457,000,000.00	4,203,486.00	52,160,000.00	479,767.68
KOREAN WON							463,748,494.48		217,597,473.73

FIXED			2.500	24.02.1998	20.06.2036	21,172,000,000.00	18,356,124.00	12,677,106,210.00	10,991,051.08
FIXED			1.500	15.12.2005	20.12.2035	23,041,000,000.00	19,976,547.00	18,091,072,000.00	15,684,959.42
INTEREST FREE				13.07.2009		14,953,000,000.00	12,964,251.00	1,395,542,480.00	1,209,935.33
FIXED			0.100	13.07.2009	20.07.2049			10,910,112,300.00	9,459,067.36

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/

INTEREST FREE				13.07.2009		32,274,000,000.00	27,981,558.00	3,633,832,290.00	3,150,532.60
FIXED			0.100	13.07.2009	20.07.2049			18,108,659,430.00	15,700,207.73
FIXED			0.150	13.10.2011	20.10.2051	14,323,000,000.00	12,418,041.00	10,777,472,280.00	9,344,068.47
INTEREST FREE				23.08.2012	20.08.2052	77,117,000,000.00	66,860,439.00	5,375,522,450.00	4,660,577.96
FIXED			0.100	23.08.2012	20.08.2052			71,540,845,570.00	62,025,913.11
INTEREST FREE				09.08.2012	20.08.2052	235,988,000,000.00	204,601,596.00	7,277,878,430.00	6,309,920.60
FIXED			0.075	09.08.2012	20.02.2053			52,797,805,490.00	45,775,697.36
INTEREST FREE				19.08.2013	20.08.2053	22,424,000,000.00	19,441,608.00	1,592,934,080.00	1,381,073.85
FIXED			0.075	19.08.2013	20.08.2053			6,753,806,810.00	5,855,550.50
INTEREST FREE				17.10.2013	20.10.2053	89,144,000,000.00	77,287,848.00	4,020,557,780.00	3,485,823.60
FIXED			0.075	17.10.2013	20.10.2053			24,553,548,190.00	21,287,926.28
INTEREST FREE				28.04.2016	20.04.2056	4,452,690,290.00	3,860,482.48	1,470,782,560.00	1,275,168.48
SPECIAL DRAWING RIGHTS							543,508,939.17		172,977,259.87

FIXED			1.000	22.10.1980	15.09.2020	5,325,024.15	7,363,603.15	463,524.15	640,975.10
FIXED			1.000	12.10.1981	01.09.2021	5,838,315.31	8,073,397.56	934,815.31	1,292,690.66
FIXED			1.000	24.04.1986	15.05.2026	39,807,621.26	55,047,172.91	14,784,821.26	20,444,894.38
FIXED			1.000	24.12.1992	01.04.2020	11,091,906.32	15,338,220.82	653,506.32	903,688.14
FIXED			1.000	05.11.1993	15.12.2020	13,477,483.51	18,637,068.52	1,366,283.51	1,889,337.83
FIXED			1.000	20.01.1995	15.10.2021	20,379,474.61	28,181,348.87	4,529,474.61	6,263,493.37
FIXED			1.000	20.01.1995	15.10.2021	6,487,928.05	8,971,701.55	1,442,328.05	1,994,494.50
FIXED			1.000	08.05.1996	15.09.2022	4,762,904.84	6,586,287.70	1,436,104.84	1,985,888.86
FIXED			1.000	27.11.1995	15.05.2022	8,512,850.57	11,771,825.15	2,216,450.57	3,064,974.34
FIXED			1.000	27.11.1995	15.04.2022	12,123,651.16	16,764,948.53	3,154,251.16	4,361,793.13
FIXED			1.000	03.06.1997	15.03.2023	6,765,191.11	9,355,109.22	2,286,591.11	3,161,966.78
FIXED			1.000	03.06.1997	15.05.2023	1,966,544.74	2,719,397.06	656,544.74	907,889.76
FIXED			1.000	21.01.1998	01.03.2024	9,269,975.84	12,818,800.69	4,092,775.84	5,659,613.21
FIXED			1.000	15.04.1998	15.05.2024	5,618,668.14	7,769,662.86	2,449,868.14	3,387,751.16
INTEREST FREE				11.07.1991	15.02.2021	50,000,000.00	69,141,500.00	7,500,000.00	10,371,225.00
INTEREST FREE				06.07.1992	01.12.2021	26,400,000.00	36,506,712.00	4,879,308.96	6,747,254.81
INTEREST FREE				22.11.1993	01.06.2022	50,500,000.00	69,832,915.00	6,319,555.05	8,738,870.31
FIXED			0.750	06.03.1996	15.09.2035	6,150,000.00	8,504,404.50	2,098,828.96	2,902,323.65
FIXED			0.750	29.04.1998	15.03.2038	11,000,000.00	15,211,130.00	6,061,584.91	8,382,141.46
FIXED			0.750	08.04.2002	01.10.2041	11,600,000.00	16,040,828.00	6,803,061.68	9,407,477.78
FIXED			0.750	04.06.2008	15.04.2048	16,150,000.00	22,332,704.50	14,718,677.73	20,353,429.13
LIBOR BASED	0.000	0.880	0.880	02.09.2009	15.10.2028	10,685,000.00	14,775,538.55	5,155,184.65	7,128,743.99
LIBOR BASED	0.000	0.880	0.880	12.04.2013	01.11.2032	13,250,000.00	18,322,497.50	3,411,682.80	4,717,777.33
FIXED			0.750	25.09.2000	15.01.2040	6,000,000.00	8,296,980.00	4,071,584.88	5,630,309.72

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			0.750	29.11.2000	15.01.2040	4,500,000.00	6,222,735.00	3,492,774.27	4,829,913.04
FIXED			1.000	08.05.1996	01.01.2023	12,878,498.82	17,808,774.52	4,351,098.82	6,016,829.98
FIXED			0.750	08.05.1996	01.01.2036	10,150,000.00	14,035,724.50	5,415,685.53	7,488,972.42
FIXED			0.750	11.11.2005	15.04.2045	12,350,000.00	17,077,950.50	10,342,948.89	14,302,540.01
UNITED STATES DOLLAR							18,896,087,548.39		12,730,630,037.06

LIBOR BASED	0.000	2.566	2.566	27.11.1995	15.04.2020	30,000,000.00	30,000,000.00	165,307.70	165,307.70
LIBOR BASED	0.000	2.637	2.637	08.05.1996	15.09.2022	9,500,000.00	9,500,000.00	831,766.95	831,766.95
LIBOR BASED	0.000	3.178	3.178	27.11.1995	15.05.2022	15,000,000.00	15,000,000.00	1,361,783.03	1,361,783.03
LIBOR BASED	0.000	2.637	2.637	03.06.1997	15.03.2021	18,500,000.00	18,500,000.00	225,381.09	225,381.09
LIBOR BASED	0.000	3.178	3.178	23.06.1997	15.05.2021	167,000,000.00	167,000,000.00	13,395,123.72	13,395,123.72
LIBOR BASED	0.000	2.621	2.621	21.01.1998	01.09.2022	93,000,000.00	93,000,000.00	600,535.76	600,535.76
LIBOR BASED	0.000	2.621	2.621	21.01.1998	01.09.2022	20,222,000.00	20,222,000.00	951,727.88	951,727.88
LIBOR BASED	0.000	3.178	3.178	15.04.1998	15.11.2022	15,700,000.00	15,700,000.00	2,789,958.62	2,789,958.62
LIBOR BASED	0.000	2.782	2.782	21.12.1998	01.08.2022	71,000,000.00	71,000,000.00	6,715,152.49	6,715,152.49
LIBOR BASED	0.000	2.653	2.653	01.03.1999	01.10.2025	53,000,000.00	53,000,000.00	15,206,048.90	15,206,048.90
LIBOR BASED	0.000	3.134	3.134	01.03.1999	01.12.2023	24,300,000.00	24,300,000.00	479,901.12	479,901.12
LIBOR BASED	0.000	2.908	2.908	01.03.1999	15.12.2023	93,162,000.00	93,162,000.00	21,446,303.07	21,446,303.07
LIBOR BASED	0.000	2.624	2.624	01.03.1999	15.08.2023	60,000,000.00	60,000,000.00	16,871,205.50	16,871,205.50
LIBOR BASED	0.000	2.624	2.624	18.07.2000	15.08.2024	75,000,000.00	75,000,000.00	792,046.11	792,046.11
LIBOR BASED	0.000	2.624	2.624	21.07.2000	15.02.2025	75,000,000.00	75,000,000.00	30,895,748.41	30,895,748.41
LIBOR BASED	0.000	2.624	2.624	16.11.2000	15.08.2025	25,000,000.00	25,000,000.00	9,088,843.02	9,088,843.02
LIBOR BASED	0.600	2.037	2.637	22.10.2000	15.09.2025	75,000,000.00	75,000,000.00	31,624,391.35	31,624,391.35
LIBOR BASED	0.000	3.178	3.178	10.01.2005	15.11.2030	13,000,000.00	13,000,000.00	9,730,267.89	9,730,267.89
LIBOR BASED	0.000	2.566	2.566	22.11.2005	15.10.2020	150,000,000.00	150,000,000.00	22,380,000.00	22,380,000.00
LIBOR BASED	0.000	3.178	3.178	11.12.2006	15.11.2021	200,000,000.00	200,000,000.00	51,360,000.00	51,360,000.00
LIBOR BASED	0.000	3.178	3.178	11.12.2006	15.11.2021	450,000,000.00	450,000,000.00	115,560,000.00	115,560,000.00
LIBOR BASED	0.000	2.803	2.803	13.02.2007	01.01.2022	250,000,000.00	250,000,000.00	78,400,000.00	78,400,000.00
LIBOR BASED	0.000	3.178	3.178	28.03.2007	15.11.2031	33,800,000.00	33,800,000.00	16,994,822.21	16,994,822.21
LIBOR BASED	0.000	2.237	2.237	07.10.2008	15.09.2023	250,000,000.00	250,000,000.00	148,443,987.50	148,443,987.50
LIBOR BASED	0.000	2.778	2.778	08.12.2008	15.11.2033	45,144,750.20	45,144,750.20	40,954,292.83	40,954,292.83
LIBOR BASED	0.000	2.508	2.508	18.12.2008	15.12.2023	300,000,000.00	300,000,000.00	140,518,455.00	140,518,455.00
LIBOR BASED	0.000	2.224	2.224	02.03.2009	15.08.2033	31,100,000.00	31,100,000.00	21,316,562.90	21,316,562.90
LIBOR BASED	0.000	2.221	2.221	16.09.2009	01.09.2024	250,000,000.00	250,000,000.00	139,900,272.50	139,900,272.50
LIBOR BASED	0.000	2.778	2.778	08.12.2009	15.11.2024	225,000,000.00	225,000,000.00	125,910,245.25	125,910,245.25
LIBOR BASED	0.000	2.321	2.321	14.09.2010	01.09.2035	400,000,000.00	400,000,000.00	368,444,831.81	368,444,831.81
LIBOR BASED	0.300	2.534	2.834	22.02.2011	01.12.2025	200,000,000.00	200,000,000.00	128,465,566.00	128,465,566.00
LIBOR BASED	0.400	2.534	2.934	13.01.2012	01.12.2026	300,000,000.00	300,000,000.00	215,209,026.00	215,209,026.00

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
LIBOR BASED	0.400	2.534	2.934	12.03.2012	01.12.2036	62,000,000.00	62,000,000.00	55,203,653.01	55,203,653.01
LIBOR BASED	0.000	2.366	2.366	04.07.2012	15.04.2027	350,000,000.00	350,000,000.00	263,278,106.00	263,278,106.00
LIBOR BASED	0.000	2.524	2.524	22.03.2013	15.08.2032	100,000,000.00	100,000,000.00	36,206,777.83	36,206,777.83
LIBOR BASED	0.400	2.534	2.934	27.09.2013	01.12.2032	300,000,000.00	300,000,000.00	20,596,129.44	20,596,129.44
LIBOR BASED	0.400	2.734	3.134	23.12.2013	01.12.2045	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			0.250	27.09.2013	01.12.2052	100,000,000.00	100,000,000.00	7,412,223.22	7,412,223.22
LIBOR BASED	0.400	2.508	2.908	26.03.2014	15.12.2045	372,103,895.00	372,103,895.00	324,880,324.42	324,880,324.42
LIBOR BASED	0.400	2.182	2.582	14.02.2014	01.02.2029	250,000,000.00	250,000,000.00	240,847,502.50	240,847,502.50
LIBOR BASED	0.500	2.534	3.034	12.02.2015	01.12.2029	350,000,000.00	350,000,000.00	340,510,387.00	340,510,387.00
LIBOR BASED	0.500	2.534	3.034	10.02.2015	01.06.2040	300,000,000.00	300,000,000.00	260,000,000.00	260,000,000.00
LIBOR BASED	0.500	2.037	2.537	07.12.2015	15.09.2030	300,000,000.00	300,000,000.00	296,497,758.00	296,497,758.00
LIBOR BASED	0.500	2.037	2.537	07.12.2015	15.09.2030	300,000,000.00	300,000,000.00	296,497,758.00	296,497,758.00
LIBOR BASED	0.500	2.734	3.234	29.04.2016	01.12.2040	400,000,000.00	400,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	2.534	3.034	15.12.2016	01.12.2031	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
LIBOR BASED	0.500	2.578	3.078	06.11.2017	15.05.2032	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	2.410	2.910	06.12.2017	01.11.2032	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	2.066	2.566	08.11.2017	15.10.2042	100,000,000.00	100,000,000.00	20,287,748.58	20,287,748.58
LIBOR BASED	0.500	2.778	3.278	10.01.2018	15.11.2047	380,000,000.00	380,000,000.00	9,045,925.33	9,045,925.33
LIBOR BASED	0.500	2.578	3.078	28.08.2018	15.05.2033	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.000	3.278	3.278	17.12.2018	15.11.2050	300,000,000.00	300,000,000.00	93,200,000.00	93,200,000.00
LIBOR BASED	0.500	2.578	3.078	09.10.2018	15.05.2033	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	1.589	2.089	25.02.2000	15.04.2020	100,000,000.00	100,000,000.00	5,041,703.18	5,041,703.18
LIBOR BASED	0.500	2.080	2.580	10.04.2000	15.02.2020	150,000,000.00	150,000,000.00	5,528,799.89	5,528,799.89
LIBOR BASED	0.500	2.080	2.580	20.10.2000	01.09.2020	4,790,000.00	4,790,000.00	289,384.41	289,384.41
LIBOR BASED	0.500	2.660	3.160	08.08.2001	01.05.2021	60,000,000.00	60,000,000.00	6,149,543.84	6,149,543.84
LIBOR BASED	0.500	2.050	2.550	07.01.2010	01.10.2034	405,000,000.00	405,000,000.00	405,000,000.00	405,000,000.00
FIXED			5.790	23.01.2007	15.11.2026	250,000,000.00	250,000,000.00	145,750,000.00	145,750,000.00
FIXED			4.910	29.08.2007	15.05.2027	50,000,000.00	50,000,000.00	1,561,750.00	1,561,750.00
FIXED			4.440	29.08.2007	15.05.2027			937,050.00	937,050.00
FIXED			3.730	29.08.2007	15.05.2027			624,700.00	624,700.00
FIXED			4.160	29.08.2007	15.05.2027			3,344,153.69	3,344,153.69
FIXED			4.100	29.08.2007	15.05.2027			1,565,964.06	1,565,964.06
FIXED			3.350	29.08.2007	15.05.2027			1,504,225.13	1,504,225.13
FIXED			3.600	29.08.2007	15.05.2027			3,121,648.01	3,121,648.01
FIXED			2.580	29.08.2007	15.11.2026			463,852.96	463,852.96
FIXED			2.350	29.08.2007	15.05.2027			2,655,579.07	2,655,579.07
FIXED			1.940	29.08.2007	15.05.2027			8,886,839.60	8,886,839.60
FIXED			2.280	29.08.2007	15.05.2027			4,671,047.45	4,671,047.45
FIXED			2.900	29.08.2007	15.05.2027			1,798,373.89	1,798,373.89

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			2.750	29.08.2007	15.05.2027			99,725.16	99,725.16
LIBOR BASED	0.500	2.390	2.890	16.12.2008	15.11.2033	200,000,000.00	200,000,000.00	186,680,000.00	186,680,000.00
FIXED			3.670	24.10.2008	15.11.2032	232,000,000.00	232,000,000.00	502,744.00	502,744.00
FIXED			4.170	24.10.2008	15.11.2032			2,600,400.00	2,600,400.00
FIXED			4.140	24.10.2008	15.11.2032			31,557.59	31,557.59
FIXED			3.510	24.10.2008	15.11.2032			1,716,656.76	1,716,656.76
FIXED			3.730	24.10.2008	15.11.2032			5,924,624.18	5,924,624.18
FIXED			2.660	24.10.2008	15.11.2032			5,256,449.25	5,256,449.25
FIXED			2.470	24.10.2008	15.11.2032			8,063,244.53	8,063,244.53
FIXED			2.090	24.10.2008	15.11.2032			11,085,642.70	11,085,642.70
FIXED			2.530	24.10.2008	15.11.2032			20,217,837.12	20,217,837.12
FIXED			3.230	24.10.2008	15.11.2032			12,481,775.80	12,481,775.80
FIXED			2.980	24.10.2008	15.11.2032			15,364,246.06	15,364,246.06
FIXED			2.710	24.10.2008	15.11.2032			13,850,411.85	13,850,411.85
FIXED			2.520	24.10.2008	15.11.2032			10,404,889.13	10,404,889.13
FIXED			2.410	24.10.2008	15.11.2032			13,131,699.15	13,131,699.15
FIXED			1.880	24.10.2008	15.11.2032			11,739,773.29	11,739,773.29
LIBOR BASED	0.500	1.790	2.290	24.10.2008	15.11.2032			13,097,766.79	13,097,766.79
FIXED			2.550	24.10.2008	15.11.2032			13,233,724.29	13,233,724.29
FIXED			2.600	24.10.2008	15.11.2032			2,900,488.41	2,900,488.41
LIBOR BASED	0.500	3.000	3.500	12.05.2009	15.09.2033	10,000,000.00	10,000,000.00	8,368,447.33	8,368,447.33
FIXED			5.810	30.06.2005	15.04.2025	16,000,000.00	16,000,000.00	174,002.00	174,002.00
FIXED			5.640	30.06.2005	15.04.2025			20,491.44	20,491.44
FIXED			5.600	30.06.2005	15.04.2025			2,706.06	2,706.06
FIXED			5.630	30.06.2005	15.04.2025			42,652.70	42,652.70
FIXED			4.480	30.06.2005	15.04.2025			97,962.88	97,962.88
FIXED			4.770	30.06.2005	15.04.2025			63,045.83	63,045.83
FIXED			3.590	30.06.2005	15.04.2025			182,266.55	182,266.55
FIXED			3.820	30.06.2005	15.04.2025			306,570.35	306,570.35
FIXED			4.130	30.06.2005	15.04.2025			170,280.18	170,280.18
FIXED			2.770	30.06.2005	15.04.2025			239,244.50	239,244.50
FIXED			3.680	30.06.2005	15.04.2025			679,116.23	679,116.23
FIXED			2.460	30.06.2005	15.04.2025			405,892.60	405,892.60
FIXED			2.270	30.06.2005	15.04.2025			796,767.49	796,767.49
FIXED			1.850	30.06.2005	15.04.2025			464,844.88	464,844.88
FIXED			1.940	30.06.2005	15.04.2025			280,628.67	280,628.67
FIXED			2.600	30.06.2005	15.04.2025			167,136.61	167,136.61
FIXED			2.540	30.06.2005	15.04.2025			847,380.46	847,380.46
FIXED			5.560	26.01.2004	15.10.2023	5,000,000.00	5,000,000.00	16,640.00	16,640.00

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			5.870	26.01.2004	15.10.2023			93,620.45	93,620.45
FIXED			5.830	26.01.2004	15.10.2023			72,842.98	72,842.98
FIXED			5.840	26.01.2004	15.10.2023			14,071.88	14,071.88
FIXED			4.620	26.01.2004	15.10.2023			167,477.93	167,477.93
FIXED			4.980	26.01.2004	15.10.2023			239,336.07	239,336.07
FIXED			3.740	26.01.2004	15.10.2023			153,470.64	153,470.64
FIXED			3.920	26.01.2004	15.10.2023			120,931.47	120,931.47
FIXED			4.170	26.01.2004	15.10.2023			150,660.33	150,660.33
FIXED			2.820	26.01.2004	15.10.2023			173,269.33	173,269.33
FIXED			3.710	26.01.2004	15.10.2023			172,487.73	172,487.73
FIXED			2.560	26.01.2004	15.10.2023			66,454.30	66,454.30
FIXED			5.380	30.03.2007	15.11.2026	11,000,000.00	11,000,000.00	58,300.00	58,300.00
FIXED			4.890	30.03.2007	15.11.2026			142,909.34	142,909.34
FIXED			4.430	30.03.2007	15.11.2026			29,842.63	29,842.63
FIXED			3.710	30.03.2007	15.11.2026			21,272.47	21,272.47
FIXED			4.120	30.03.2007	15.11.2026			67,985.99	67,985.99
FIXED			4.060	30.03.2007	15.11.2026			292,188.63	292,188.63
FIXED			3.290	30.03.2007	15.11.2026			369,030.58	369,030.58
FIXED			3.540	30.03.2007	15.11.2026			183,436.26	183,436.26
FIXED			2.530	30.03.2007	15.11.2026			665,178.80	665,178.80
FIXED			2.300	30.03.2007	15.11.2026			226,973.47	226,973.47
FIXED			1.890	30.03.2007	15.11.2026			643,329.96	643,329.96
FIXED			2.220	30.03.2007	15.11.2026			792,139.55	792,139.55
FIXED			2.820	30.03.2007	15.11.2026			415,443.06	415,443.06
FIXED			5.380	03.05.2007	15.11.2026	83,752,000.00	83,752,000.00	291,500.00	291,500.00
FIXED			4.890	03.05.2007	15.11.2026			1,166,000.00	1,166,000.00
FIXED			4.430	03.05.2007	15.11.2026			204,050.00	204,050.00
FIXED			3.710	03.05.2007	15.11.2026			985,270.00	985,270.00
FIXED			4.120	03.05.2007	15.11.2026			1,672,902.83	1,672,902.83
FIXED			4.060	03.05.2007	15.11.2026			1,421,652.86	1,421,652.86
FIXED			3.290	03.05.2007	15.11.2026			1,219,845.88	1,219,845.88
FIXED			3.540	03.05.2007	15.11.2026			2,660,675.80	2,660,675.80
FIXED			2.530	03.05.2007	15.11.2026			2,684,899.39	2,684,899.39
FIXED			2.300	03.05.2007	15.11.2026			5,040,596.75	5,040,596.75
FIXED			1.890	03.05.2007	15.11.2026			5,438,936.16	5,438,936.16
FIXED			2.220	03.05.2007	15.11.2026			6,874,675.42	6,874,675.42
FIXED			2.820	03.05.2007	15.11.2026			5,522,807.77	5,522,807.77
FIXED			2.690	03.05.2007	15.11.2026			3,805,482.64	3,805,482.64
FIXED			2.530	03.05.2007	15.11.2026			4,012,035.92	4,012,035.92

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			2.370	03.05.2007	15.11.2026			3,431,632.13	3,431,632.13
FIXED			5.300	07.10.2002	15.04.2022	100,000,000.00	100,000,000.00	623,100.00	623,100.00
FIXED			5.500	07.10.2002	15.04.2022			308,466.93	308,466.93
FIXED			5.500	07.10.2002	15.04.2022			630,421.11	630,421.11
FIXED			5.270	07.10.2002	15.04.2022			991,078.41	991,078.41
FIXED			5.450	07.10.2002	15.04.2022			450,872.70	450,872.70
FIXED			5.570	07.10.2002	15.04.2022			1,274,678.51	1,274,678.51
FIXED			6.070	07.10.2002	15.04.2022			1,797,567.65	1,797,567.65
FIXED			5.900	07.10.2002	15.04.2022			1,040,748.07	1,040,748.07
FIXED			5.850	07.10.2002	15.04.2022			2,757,892.84	2,757,892.84
FIXED			5.850	07.10.2002	15.04.2022			1,275,573.84	1,275,573.84
FIXED			4.540	07.10.2002	15.04.2022			1,639,789.63	1,639,789.63
FIXED			4.970	07.10.2002	15.04.2022			1,643,055.77	1,643,055.77
FIXED			3.670	07.10.2002	15.04.2022			2,832,001.55	2,832,001.55
FIXED			3.810	07.10.2002	15.04.2022			1,501,936.55	1,501,936.55
FIXED			2.690	07.10.2002	15.04.2022			71,631.76	71,631.76
FIXED			3.570	07.10.2002	15.04.2022			892,576.97	892,576.97
FIXED			2.460	07.10.2002	15.04.2022			609,311.80	609,311.80
FIXED			5.490	22.01.2003	15.10.2022	50,000,000.00	50,000,000.00	374,100.00	374,100.00
FIXED			5.490	22.01.2003	15.10.2022			65,292.50	65,292.50
FIXED			5.250	22.01.2003	15.10.2022			140,862.70	140,862.70
FIXED			5.420	22.01.2003	15.10.2022			637,484.04	637,484.04
FIXED			5.530	22.01.2003	15.10.2022			627,329.37	627,329.37
FIXED			6.030	22.01.2003	15.10.2022			817,061.85	817,061.85
FIXED			5.860	22.01.2003	15.10.2022			1,258,356.72	1,258,356.72
FIXED			5.810	22.01.2003	15.10.2022			2,081,851.57	2,081,851.57
FIXED			5.810	22.01.2003	15.10.2022			1,698,476.59	1,698,476.59
FIXED			4.530	22.01.2003	15.10.2022			1,586,422.76	1,586,422.76
FIXED			4.940	22.01.2003	15.10.2022			1,024,491.02	1,024,491.02
FIXED			3.660	22.01.2003	15.10.2022			1,099,429.04	1,099,429.04
FIXED			3.810	22.01.2003	15.10.2022			863,535.61	863,535.61
FIXED			4.040	22.01.2003	15.10.2022			99,874.96	99,874.96
FIXED			3.580	22.01.2003	15.10.2022			40,732.18	40,732.18
FIXED			5.490	22.01.2003	15.10.2022	33,600,000.00	33,600,000.00	333,198.40	333,198.40
FIXED			5.490	22.01.2003	15.10.2022			187,093.20	187,093.20
FIXED			5.250	22.01.2003	15.10.2022			215,409.99	215,409.99
FIXED			5.420	22.01.2003	15.10.2022			225,497.75	225,497.75
FIXED			5.530	22.01.2003	15.10.2022			883,999.63	883,999.63
FIXED			6.030	22.01.2003	15.10.2022			944,171.63	944,171.63

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			5.860	22.01.2003	15.10.2022			706,579.40	706,579.40
FIXED			5.810	22.01.2003	15.10.2022			1,747,112.16	1,747,112.16
FIXED			5.810	22.01.2003	15.10.2022			606,359.48	606,359.48
FIXED			4.530	22.01.2003	15.10.2022			857,568.67	857,568.67
FIXED			4.940	22.01.2003	15.10.2022			635,063.84	635,063.84
FIXED			3.660	22.01.2003	15.10.2022			409,144.84	409,144.84
FIXED			3.810	22.01.2003	15.10.2022			138,955.30	138,955.30
FIXED			5.520	19.08.2003	15.04.2023	21,900,000.00	21,900,000.00	78,305.90	78,305.90
FIXED			5.280	19.08.2003	15.04.2023			122,885.42	122,885.42
FIXED			5.440	19.08.2003	15.04.2023			148,442.51	148,442.51
FIXED			5.540	19.08.2003	15.04.2023			48,492.37	48,492.37
FIXED			6.040	19.08.2003	15.04.2023			283,687.90	283,687.90
FIXED			5.870	19.08.2003	15.04.2023			397,387.27	397,387.27
FIXED			5.820	19.08.2003	15.04.2023			764,151.53	764,151.53
FIXED			5.830	19.08.2003	15.04.2023			563,380.05	563,380.05
FIXED			4.570	19.08.2003	15.04.2023			306,538.93	306,538.93
FIXED			4.960	19.08.2003	15.04.2023			85,892.61	85,892.61
FIXED			3.700	19.08.2003	15.04.2023			343,976.75	343,976.75
FIXED			3.860	19.08.2003	15.04.2023			208,530.56	208,530.56
FIXED			4.110	19.08.2003	15.04.2023			205,629.40	205,629.40
FIXED			2.760	19.08.2003	15.04.2023			37,310.01	37,310.01
FIXED			3.650	19.08.2003	15.04.2023			232,084.47	232,084.47
FIXED			2.510	19.08.2003	15.04.2023			662,897.96	662,897.96
FIXED			2.320	19.08.2003	15.04.2023			659,814.11	659,814.11
FIXED			1.890	19.08.2003	15.04.2023			884,299.89	884,299.89
FIXED			1.950	19.08.2003	15.04.2023			112,032.29	112,032.29
FIXED			5.470	24.08.2004	15.04.2024	60,000,000.00	60,000,000.00	282,185.19	282,185.19
FIXED			5.560	24.08.2004	15.04.2024			186,583.97	186,583.97
FIXED			6.050	24.08.2004	15.04.2024			290,933.13	290,933.13
FIXED			5.880	24.08.2004	15.04.2024			826,367.76	826,367.76
FIXED			5.840	24.08.2004	15.04.2024			333,162.79	333,162.79
FIXED			5.860	24.08.2004	15.04.2024			41,843.65	41,843.65
FIXED			4.660	24.08.2004	15.04.2024			3,888,551.68	3,888,551.68
FIXED			4.990	24.08.2004	15.04.2024			3,481,275.11	3,481,275.11
FIXED			5.430	30.06.2005	15.12.2024	18,995,000.00	18,995,000.00	39,528.56	39,528.56
FIXED			5.840	30.06.2005	15.12.2024			312,150.00	312,150.00
FIXED			5.350	30.06.2005	15.12.2024			152,549.41	152,549.41
FIXED			6.160	30.06.2005	15.12.2024			194,819.59	194,819.59
FIXED			5.140	30.06.2005	15.12.2024			399,570.66	399,570.66

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			5.180	30.06.2005	15.12.2024			462,461.20	462,461.20
FIXED			3.220	30.06.2005	15.12.2024			394,126.53	394,126.53
FIXED			4.640	30.06.2005	15.12.2024			574,460.55	574,460.55
FIXED			4.000	30.06.2005	15.12.2024			831,411.83	831,411.83
FIXED			3.640	30.06.2005	15.12.2024			673,509.15	673,509.15
FIXED			3.520	30.06.2005	15.12.2024			1,248,586.49	1,248,586.49
FIXED			3.090	30.06.2005	15.12.2024			698,705.23	698,705.23
FIXED			2.320	30.06.2005	15.12.2024			330,029.45	330,029.45
FIXED			1.980	30.06.2005	15.12.2024			55,409.34	55,409.34
FIXED			6.180	03.10.2006	15.06.2026	200,000,000.00	200,000,000.00	1,369,712.79	1,369,712.79
FIXED			5.200	03.10.2006	15.06.2026			4,915,313.78	4,915,313.78
FIXED			5.240	03.10.2006	15.06.2026			19,552,086.29	19,552,086.29
FIXED			3.240	03.10.2006	15.06.2026			13,168,406.83	13,168,406.83
FIXED			4.750	03.10.2006	15.06.2026			4,767,935.54	4,767,935.54
FIXED			4.170	03.10.2006	15.06.2026			15,431,937.87	15,431,937.87
FIXED			3.800	03.10.2006	15.06.2026			14,421,350.94	14,421,350.94
FIXED			3.730	03.10.2006	15.12.2026			9,991,516.84	9,991,516.84
FIXED			3.310	03.10.2006	15.06.2026			1,636,039.01	1,636,039.01
FIXED			2.460	03.10.2006	15.06.2026			15,658,582.43	15,658,582.43
FIXED			2.110	03.10.2006	15.06.2026			427,145.85	427,145.85
FIXED			1.950	03.10.2006	15.06.2026			5,058,009.99	5,058,009.99
FIXED			2.440	03.10.2006	15.06.2026			1,861,962.06	1,861,962.06
FIXED			6.180	03.10.2006	15.06.2026	110,000,000.00	110,000,000.00	148,857.50	148,857.50
FIXED			5.200	03.10.2006	15.06.2026			3,469,550.90	3,469,550.90
FIXED			3.240	03.10.2006	15.12.2026			6,299,441.52	6,299,441.52
FIXED			4.170	03.10.2006	15.06.2026			10,637,824.67	10,637,824.67
FIXED			3.730	03.10.2006	15.06.2026			209,573.36	209,573.36
FIXED			3.310	03.10.2006	15.06.2026			17,222,344.46	17,222,344.46
FIXED			2.110	03.10.2006	15.06.2026			16,735,080.58	16,735,080.58
FIXED			1.950	03.10.2006	15.06.2026			1,961,183.33	1,961,183.33
LIBOR BASED	0.500	1.910	2.410	28.06.2010	15.05.2035	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
LIBOR BASED	0.500	2.610	3.110	31.08.2010	01.05.2035	30,000,000.00	30,000,000.00	29,332,845.90	29,332,845.90
LIBOR BASED	0.500	3.310	3.810	07.08.2009	01.05.2034	70,360,000.00	70,360,000.00	56,084,025.13	56,084,025.13
LIBOR BASED	0.500	2.810	3.310	03.12.2010	01.05.2035	59,124,000.00	59,124,000.00	57,293,091.79	57,293,091.79
LIBOR BASED	0.500	2.400	2.900	12.05.2011	01.01.2036	10,000,000.00	10,000,000.00	2,472,674.50	2,472,674.50
LIBOR BASED	0.500	2.250	2.750	15.06.2011	01.10.2036	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
LIBOR BASED	0.500	2.170	2.670	23.09.2011	15.04.2037	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00
LIBOR BASED	0.500	2.170	2.670	23.09.2011	15.04.2037			497,500,000.00	497,500,000.00
LIBOR BASED	0.500	2.400	2.900	30.01.2013	15.07.2037	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
LIBOR BASED	0.500	2.220	2.720	02.04.2014	15.02.2039	479,000,000.00	479,000,000.00	439,000,000.00	439,000,000.00
LIBOR BASED	0.500	2.790	3.290	20.04.2013	15.11.2037	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	2.090	2.590	23.12.2013	01.12.2038	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR BASED	0.500	2.240	2.740	10.04.2014	15.03.2039	300,000,000.00	300,000,000.00	295,200,000.00	295,200,000.00
LIBOR BASED	0.500	2.170	2.670	08.09.2014	15.04.2044	501,250,000.00	501,250,000.00	328,031,409.10	328,031,409.10
LIBOR BASED	0.500	2.790	3.290	14.10.2014	15.05.2039	116,000,000.00	116,000,000.00	15,649,871.40	15,649,871.40
LIBOR BASED	0.500	2.790	3.290	14.10.2014	15.05.2039	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	2.470	2.970	20.01.2016	15.10.2041	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00
LIBOR BASED	0.500	2.670	3.170	20.01.2016	15.10.2043			496,256,250.00	496,256,250.00
LIBOR BASED	0.500	2.670	3.170	20.01.2016	15.04.2044			3,110.00	3,110.00
LIBOR BASED	0.500	2.670	3.170	20.01.2016	15.04.2044			1,240,640.00	1,240,640.00
LIBOR BASED	0.500	2.600	3.100	29.04.2016	15.01.2041	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
LIBOR BASED	0.500	2.990	3.490	02.03.2018	15.11.2040	170,000,000.00	170,000,000.00	46,851,294.18	46,851,294.18
LIBOR BASED	0.500	2.470	2.970	19.12.2017	15.04.2042	207,603,205.00	207,603,205.00	5,991,599.69	5,991,599.69
LIBOR BASED	0.500	2.440	2.940	14.02.2019	15.03.2042	40,700,000.00	40,700,000.00	101,750.00	101,750.00
LIBOR BASED	0.500	2.370	2.870	02.04.2019	15.10.2037	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
FIXED			3.000	24.12.1980	01.10.2021	5,700,000.00	5,700,000.00	471,617.51	471,617.51
FIXED			3.000	23.07.1982	15.04.2023	9,900,000.00	9,900,000.00	909,852.92	909,852.92
FIXED			3.000	03.04.1984	19.08.2021	3,200,000.00	3,200,000.00	4,100.82	4,100.82
FIXED			3.000	13.01.1978	18.05.2019	5,000,000.00	5,000,000.00	(0.00)	(0.00)
FIXED			3.000	23.02.1979	08.04.2020	10,617,000.00	10,617,000.00	262,785.51	262,785.51
FIXED			3.000	28.03.1980	05.03.2021	6,383,000.00	6,383,000.00	465,749.46	465,749.46
FIXED			3.000	15.02.1979	28.04.2021	4,400,000.00	4,400,000.00	302,244.61	302,244.61
FIXED			3.000	16.07.1979	15.09.2020	5,000,000.00	5,000,000.00	178,439.10	178,439.10
FIXED			3.000	06.11.1981	06.11.2021	10,117,000.00	10,117,000.00	934,599.53	934,599.53
FIXED			3.000	28.05.1981	26.08.2022	1,000,000.00	1,000,000.00	129,788.57	129,788.57
FIXED			3.000	29.08.1980	01.06.2021	2,300,000.00	2,300,000.00	152,876.40	152,876.40
FIXED			3.000	04.12.1980	06.04.2021	2,700,000.00	2,700,000.00	172,214.06	172,214.06
FIXED			3.000	30.09.1981	17.08.2022	1,600,000.00	1,600,000.00	117,071.76	117,071.76
FIXED			3.000	31.08.1982	14.06.2023	4,500,000.00	4,500,000.00	134,950.00	134,950.00
FIXED			3.000	29.09.1982	28.04.2023	8,300,000.00	8,300,000.00	35,162.65	35,162.65
FIXED			3.000	23.05.1984	02.06.2023	7,000,000.00	7,000,000.00	7,150.28	7,150.28
FIXED			3.000	31.08.1983	16.11.2024	13,500,000.00	13,500,000.00	42,147.91	42,147.91
FIXED			3.000	24.08.1979	20.02.2021	2,500,000.00	2,500,000.00	76,708.38	76,708.38
FIXED			3.000	28.10.1980	16.12.2023	7,500,000.00	7,500,000.00	704,275.38	704,275.38
FIXED			3.000	04.12.1980	28.10.2023	9,200,000.00	9,200,000.00	97,153.61	97,153.61
FIXED			3.000	21.07.1982	12.09.2023	2,900,000.00	2,900,000.00	56,587.76	56,587.76
FIXED			3.000	30.07.1983	16.04.2025	7,800,000.00	7,800,000.00	249,182.62	249,182.62
FIXED			3.000	29.07.1983	01.10.2024	1,000,000.00	1,000,000.00	14,705.29	14,705.29

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			3.000	26.03.1984	10.10.2024	2,300,000.00	2,300,000.00	82,121.67	82,121.67
FIXED			3.000	15.02.1979	22.11.2022	1,600,000.00	1,600,000.00	105,461.72	105,461.72
FIXED			3.000	30.06.1980	14.02.2023	3,300,000.00	3,300,000.00	381,103.18	381,103.18
FIXED			3.000	31.07.1990	25.10.2020	21,000,000.00	21,000,000.00	807,667.82	807,667.82
FIXED			4.000	17.05.1991	01.10.2021	15,000,000.00	15,000,000.00	1,249,997.41	1,249,997.41
FIXED			4.000	03.02.1992	05.04.2022	20,000,000.00	20,000,000.00	2,499,928.67	2,499,928.67
FIXED			3.000	30.04.1993	26.11.2023	20,000,000.00	20,000,000.00	3,333,254.00	3,333,254.00
FIXED			2.000	11.08.1999	11.02.2020	30,000,000.00	30,000,000.00	929,094.13	929,094.13
FIXED			2.000	12.07.2000	28.12.2020	40,000,000.00	40,000,000.00	1,459,683.63	1,459,683.63
FIXED			2.000	12.07.2000	19.01.2021			2,080,596.33	2,080,596.33
FIXED			1.000	09.08.2001	31.12.2031	40,000,000.00	40,000,000.00	10,901,312.85	10,901,312.85
FIXED			1.000	09.08.2001	27.01.2032			8,053,398.18	8,053,398.18
FIXED			1.000	11.07.2002	27.12.2032	20,000,000.00	20,000,000.00	7,275,614.34	7,275,614.34
FIXED			1.000	11.07.2002	13.02.2033			2,924,890.01	2,924,890.01
FIXED			1.000	17.07.2003	31.12.2033	40,000,000.00	40,000,000.00	20,396,975.78	20,396,975.78
FIXED			1.000	17.07.2003	14.01.2034			1,222,930.06	1,222,930.06
FIXED			1.000	09.08.2004	31.12.2034	20,000,000.00	20,000,000.00	3,813,335.80	3,813,335.80
FIXED			1.000	09.08.2004	03.03.2035			8,237,190.83	8,237,190.83
FIXED			1.000	10.08.2005	21.03.2036	20,000,000.00	20,000,000.00	12,700,930.78	12,700,930.78
FIXED			1.000	14.07.2006	31.12.2037	20,000,000.00	20,000,000.00	6,586,271.03	6,586,271.03
FIXED			1.000	14.07.2006	14.01.2038			7,588,895.47	7,588,895.47
INTEREST FREE				05.01.1973	01.09.2022	12,700,000.00	12,700,000.00	1,143,000.00	1,143,000.00
INTEREST FREE				21.04.1978	15.12.2027	28,000,000.00	28,000,000.00	5,164,620.37	5,164,620.37
INTEREST FREE				27.06.1979	01.06.2029	40,000,000.00	40,000,000.00	9,183,613.91	9,183,613.91
LIBOR BASED	0.000	2.180	2.180	11.10.2017	15.10.2035	10,333,000.00	10,333,000.00	9,408,929.05	9,408,929.05
FIXED			3.000	10.10.2001	15.04.2021	7,000,000.00	7,000,000.00	536,580.65	536,580.65
FIXED			4.000	17.12.2008	15.07.2028	30,000,000.00	30,000,000.00	1,900,289.93	1,900,289.93
FIXED			4.000	17.12.2008	15.07.2028	10,000,000.00	10,000,000.00	6,000,040.00	6,000,040.00
FIXED			4.200	20.07.2012	15.01.2032	30,000,000.00	30,000,000.00	23,170,372.32	23,170,372.32
LIBOR BASED	0.000	2.186	2.186	05.02.1992	01.02.2022	20,000,000.00	20,000,000.00	2,500,000.00	2,500,000.00
LIBOR BASED	0.000	2.110	2.110	03.06.1994	01.06.2024	15,000,000.00	15,000,000.00	1,125,000.00	1,125,000.00
LIBOR BASED	0.000	2.110	2.110	03.06.1994	01.06.2024			2,250,000.00	2,250,000.00
FIXED			1.500	05.07.1996	17.03.2027	25,753,878.00	25,753,878.00	9,422,150.64	9,422,150.64
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022	62,750,000.00	62,750,000.00	3,998,161.42	3,998,161.42
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			1,638,837.61	1,638,837.61
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			598,156.19	598,156.19
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			856,839.43	856,839.43
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			596,857.79	596,857.79
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			727,418.27	727,418.27

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			240,992.57	240,992.57
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			241,620.99	241,620.99
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			401,060.96	401,060.96
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			153,665.53	153,665.53
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			2,143,742.36	2,143,742.36
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			454,154.19	454,154.19
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			127,582.46	127,582.46
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			845,061.79	845,061.79
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			1,976,446.08	1,976,446.08
FIXED			1.000	22.09.2000	26.02.2031	7,014,271.00	7,014,271.00	3,934,834.96	3,934,834.96
FIXED			0.300	28.05.2002	10.09.2032	4,398,146.88	4,398,146.88	2,789,068.83	2,789,068.83
FIXED			0.300	28.05.2002	10.09.2032	6,779,174.50	6,779,174.50	4,298,988.85	4,298,988.85
FIXED			0.300	28.05.2002	10.09.2032	18,558,684.00	18,558,684.00	11,768,921.70	11,768,921.70
FIXED			0.300	12.12.2002	10.03.2033	12,937,310.99	12,937,310.99	8,519,692.61	8,519,692.61
FIXED			0.200	31.05.2006	15.09.2042	13,495,424.00	13,495,424.00	12,415,790.08	12,415,790.08
FIXED			3.000	09.11.2009	21.01.2030	89,153,766.00	89,153,766.00	62,190,118.07	62,190,118.07
LIBOR BASED	1.400	1.980	3.380	19.12.2017	15.04.2042	207,603,205.00	207,603,205.00	5,493,046.12	5,493,046.12
FIXED			2.000	10.04.2018	21.07.2038	62,086,837.82	62,086,837.82	9,313,025.67	9,313,025.67
FIXED			3.000	15.02.1978	15.05.2021	5,000,000.00	5,000,000.00	291,443.10	291,443.10
FIXED			3.000	01.08.1979	11.01.2022	2,617,000.00	2,617,000.00	99,492.21	99,492.21
FIXED			3.000	01.08.1978	06.01.2024	883,000.00	883,000.00	91,543.84	91,543.84
FIXED			3.000	29.08.1980	13.10.2021	1,500,000.00	1,500,000.00	38,041.78	38,041.78
FIXED			3.000	25.09.1981	15.03.2022	7,100,000.00	7,100,000.00	365,015.91	365,015.91
FIXED				05.04.1974	15.04.2024	9,500,000.00	9,500,000.00	1,282,500.00	1,282,500.00
INTEREST FREE				27.06.1979	15.02.2029	22,000,000.00	22,000,000.00	5,476,948.94	5,476,948.94
B. RELENT TO GOCCs/GFIs							1,691,020,991.27		418,228,144.71

EURO							14,912,454.76		7,265,313.18

INTEREST FREE				30.10.1992	31.12.2022	3,718,402.88	4,170,560.67	557,761.62	625,585.43
INTEREST FREE				11.03.1996	31.12.2025	3,264,014.04	3,660,918.15	990,830.40	1,111,315.38
INTEREST FREE				04.08.2004	31.12.2038	6,313,280.98	7,080,975.95	4,929,040.99	5,528,412.37
JAPANESE YEN							1,666,092,607.20		410,211,634.92

FIXED			2.700	16.07.1991	20.06.2021	2,005,000,000.00	18,441,990.00	135,705,000.00	1,248,214.59
FIXED			2.700	16.07.1991	20.06.2021	5,788,000,000.00	53,238,024.00	402,219,000.00	3,699,610.36
FIXED			3.000	19.08.1993	20.08.2023	18,120,000,000.00	166,667,760.00	3,514,952,000.00	32,330,528.50
FIXED			3.000	19.08.1993	20.08.2023	1,259,000,000.00	11,580,282.00	233,328,000.00	2,146,150.94
FIXED			3.000	20.12.1994	20.12.2024	9,795,000,000.00	90,094,410.00	2,274,380,000.00	20,919,747.24

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
FIXED			3.000	20.12.1994	20.12.2024	6,212,000,000.00	57,137,976.00	567,690,000.00	5,221,612.62
FIXED			2.700	18.03.1997	20.03.2027	26,344,000,000.00	242,312,112.00	9,406,065,000.00	86,516,985.87
FIXED			2.300	18.03.1997	20.03.2027	26,344,000,000.00	242,312,112.00	145,320,000.00	1,336,653.36
FIXED			0.750	10.09.1998	20.09.2038	23,668,000,000.00	217,698,264.00	8,395,036,000.00	77,217,541.13
FIXED			1.000	07.04.2000	20.04.2040	22,262,000,000.00	204,765,876.00	12,574,167,000.00	115,657,188.07
FIXED			0.750	07.04.2000	20.04.2040	22,262,000,000.00	204,765,876.00	1,231,558,000.00	11,327,870.48
FIXED			1.000	07.04.2000	20.04.2040	8,266,000,000.00	76,030,668.00	4,997,121,000.00	45,963,518.96
FIXED			0.750	07.04.2000	20.04.2040	8,266,000,000.00	76,030,668.00	557,969,000.00	5,132,198.86
FIXED			3.000	16.08.1995	31.07.2025	545,400,000.00	5,016,589.20	162,406,386.00	1,493,813.94
UNITED STATES DOLLAR							10,015,929.31		751,196.61

INTEREST FREE				03.04.1972	01.03.2022	10,015,929.31	10,015,929.31	751,196.61	751,196.61
II. NG ISSUED DEBT SECURITIES							37,134,569,843.00		31,970,374,843.00

CHINA YUAN							568,703,520.00		568,703,520.00

FIXED			5.000	23.03.2018	23.03.2021	1,460,000,000.00	209,673,520.00	1,460,000,000.00	209,673,520.00
FIXED			3.580	20.05.2019	20.05.2022	2,500,000,000.00	359,030,000.00	2,500,000,000.00	359,030,000.00
EURO							841,200,000.00		841,200,000.00

FIXED			0.875	17.05.2019	17.05.2027	750,000,000.00	841,200,000.00	750,000,000.00	841,200,000.00
JAPANESE YEN							3,184,347,600.00		3,184,347,600.00

FIXED			2.320	23.02.2010	02.03.2020	100,000,000,000.00	919,800,000.00	100,000,000,000.00	919,800,000.00
FIXED			0.380	15.08.2018	13.08.2021	107,200,000,000.00	986,025,600.00	107,200,000,000.00	986,025,600.00
FIXED			0.540	15.08.2018	15.08.2023	6,200,000,000.00	57,027,600.00	6,200,000,000.00	57,027,600.00
FIXED			0.990	15.08.2018	15.08.2028	40,800,000,000.00	375,278,400.00	40,800,000,000.00	375,278,400.00
FIXED			0.180	15.08.2019	15.08.2022	30,400,000,000.00	279,619,200.00	30,400,000,000.00	279,619,200.00
FIXED			0.280	15.08.2019	15.08.2024	21,000,000,000.00	193,158,000.00	21,000,000,000.00	193,158,000.00
FIXED			0.430	15.08.2019	14.08.2026	17,900,000,000.00	164,644,200.00	17,900,000,000.00	164,644,200.00
FIXED			0.590	15.08.2019	15.08.2029	22,700,000,000.00	208,794,600.00	22,700,000,000.00	208,794,600.00
PHILIPPINE PESO							2,552,635,723.00		2,552,635,723.00

FIXED			4.950	17.09.2010	15.01.2021	44,109,000,000.00	868,253,218.38	44,109,000,000.00	868,253,218.38
FIXED			6.250	14.01.2011	14.01.2036	54,770,000,000.00	1,078,107,161.14	54,770,000,000.00	1,078,107,161.14
FIXED			3.900	26.11.2012	26.11.2022	30,800,000,000.00	606,275,343.49	30,800,000,000.00	606,275,343.49

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES1/

AS OF 31 DECEMBER 2019

IN ORIGINAL CURRENCY

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)1/	(IN ORIG. CURR)	(IN US DOLLAR)1/
UNITED STATES DOLLAR							29,987,683,000.00		24,823,488,000.00

FIXED			9.500	21.10.1999	21.10.2024	1,006,294,000.00	1,006,294,000.00	347,796,000.00	347,796,000.00
FIXED			10.625	16.03.2000	16.03.2025	1,000,000,000.00	1,000,000,000.00	480,463,000.00	480,463,000.00
FIXED			10.625	24.09.2003	16.03.2025	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
FIXED			10.625	16.09.2004	16.03.2025	700,000,000.00	700,000,000.00	700,000,000.00	700,000,000.00
FIXED			9.500	02.02.2005	02.02.2030	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			9.500	16.05.2005	02.02.2030	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			7.750	11.01.2006	14.01.2031	1,500,000,000.00	1,500,000,000.00	859,940,000.00	859,940,000.00
FIXED			7.750	14.07.2006	14.01.2031	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
FIXED			7.750	25.09.2006	14.01.2031	434,506,000.00	434,506,000.00	434,506,000.00	434,506,000.00
FIXED			7.500	25.09.2006	25.09.2024	774,204,000.00	774,204,000.00	577,589,000.00	577,589,000.00
FIXED			6.375	15.01.2007	15.01.2032	1,000,000,000.00	1,000,000,000.00	522,248,000.00	522,248,000.00
FIXED			6.375	05.02.2008	15.01.2032	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			6.500	20.07.2009	20.01.2020	750,000,000.00	750,000,000.00	112,735,000.00	112,735,000.00
FIXED			6.375	23.10.2009	23.10.2034	1,000,000,000.00	1,000,000,000.00	53,324,000.00	53,324,000.00
FIXED			6.500	13.01.2010	20.01.2020	650,000,000.00	650,000,000.00	650,000,000.00	650,000,000.00
FIXED			6.375	13.01.2010	23.10.2034	850,000,000.00	850,000,000.00	850,000,000.00	850,000,000.00
FIXED			4.000	06.10.2010	15.01.2021	2,075,872,000.00	2,075,872,000.00	1,607,443,000.00	1,607,443,000.00
FIXED			6.375	06.10.2010	23.10.2034	946,807,000.00	946,807,000.00	946,807,000.00	946,807,000.00
FIXED			5.500	30.03.2011	30.03.2026	1,500,000,000.00	1,500,000,000.00	1,049,678,000.00	1,049,678,000.00
FIXED			6.375	23.10.2011	23.10.2034	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00
FIXED			5.000	13.01.2012	13.01.2037	1,500,000,000.00	1,500,000,000.00	1,330,959,000.00	1,330,959,000.00
FIXED			4.200	21.01.2014	21.01.2024	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			3.950	20.01.2015	20.01.2040	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.700	01.03.2016	01.03.2041	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.700	02.02.2017	02.02.2042	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.000	01.02.2018	01.02.2028	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.750	14.01.2019	14.01.2029	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00

1\	Original currencies converted using BSP reference rate prevailing on 2 January 2020

DOMESTIC GOVERNMENT SECURITIES (1)

As of December 31, 2019

(In Million Pesos)

	INTEREST RATE BASIS	INTEREST RATE (PER ANNUM)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT ISSUED	OUTSTANDING AS OF 31-Dec-19
I. ACTUAL OBLIGATIONS						5,126,652.20

A. TREASURY BILLS						486,170.30

AUCTION		Various		2019-2020		311,602.00
CB-BOL		Various		2019-2020		174,568.30
B. BONDS						58,712.60

Treasury Bonds (CB-BoL)		Floating Rate	2018	2043	50,000.00	50,000.00
Agrarian Reform Bonds		Floating Rate				8,712.60
C. FIXED RATE T/BONDS						2,075,617.07

1 Year					4,961.02	4,961.02

	Fixed Rate	3.6250%	2019	2020	4,961.02	4,961.02
3 Year					181,932.00	181,932.00

	Fixed Rate	3.3750%	2017	2020	45,000.00	45,000.00
	Fixed Rate	4.2500%	2018	2021	49,891.00	49,891.00
	Fixed Rate	4.7500%	2019	2022	87,041.00	87,041.00
5 Year					291,511.00	291,511.00

	Fixed Rate	3.3750%	2015	2020	34,732.00	34,732.00
	Fixed Rate	3.3750%	2016	2020	75,000.00	75,000.00
	Fixed Rate	4.0000%	2017	2022	75,000.00	75,000.00
	Fixed Rate	5.5000%	2018	2023	76,779.00	76,779.00
	Fixed Rate	4.2500%	2019	2024	30,000.00	30,000.00
7 Year					466,388.90	433,514.76

	Fixed Rate	3.5000%	2014	2021	80,457.90	47,583.76
	Fixed Rate	3.5000%	2015	2021	25,000.00	25,000.00
	Fixed Rate	3.5000%	2016	2021	25,000.00	25,000.00
	Fixed Rate	3.5000%	2016	2023	86,772.00	86,772.00
	Fixed Rate	4.5000%	2017	2024	55,097.00	55,097.00
	Fixed Rate	5.7500%	2018	2025	73,663.00	73,663.00
	Fixed Rate	6.2500%	2019	2026	120,399.00	120,399.00
10 Year					578,079.70	507,287.43

	Fixed Rate	7.7500%	2010	2020	35,001.90	18,614.08
	Fixed Rate	7.7500%	2011	2020	373.60	373.60
	Fixed Rate	6.1250%	2010	2020	30,257.50	17,269.22

DOMESTIC GOVERNMENT SECURITIES (1)

As of December 31, 2019

(In Million Pesos)

	INTEREST RATE BASIS	INTEREST RATE (PER ANNUM)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT ISSUED	OUTSTANDING AS OF 31-Dec-19
	Fixed Rate	6.1250%	2011	2020	7,285.60	7,285.60
	Fixed Rate	6.5000%	2011	2021	52,201.30	38,185.58
	Fixed Rate	5.7500%	2011	2021	15,291.20	12,270.93
	Fixed Rate	5.7500%	2012	2021	30,707.20	30,707.20
	Fixed Rate	4.8750%	2012	2022	28,783.10	22,553.90
	Fixed Rate	4.7500%	2012	2022	32,075.30	22,944.62
	Fixed Rate	4.0000%	2012	2022	35,934.50	26,914.22
	Fixed Rate	4.0000%	2013	2022	30,026.50	30,026.50
	Fixed Rate	4.7500%	2017	2027	64,936.00	64,936.00
	Fixed Rate	6.2500%	2018	2028	75,206.00	75,206.00
	Fixed Rate	6.8750%	2019	2029	140,000.00	140,000.00
20 Year					497,318.64	420,331.39

	Fixed Rate	12.8400%	2000	2020	2.20	2.20
	Fixed Rate	12.8400%	2001	2021	2.42	2.42
	Fixed Rate	12.8400%	2002	2022	2.67	2.67
	Fixed Rate	15.0000%	2002	2022	7,116.10	3,884.87
	Fixed Rate	12.7500%	2002	2022	1,000.00	760.00
	Fixed Rate	13.5000%	2002	2022	35.00	35.00
	Fixed Rate	12.8400%	2003	2023	2.95	2.94
	Fixed Rate	13.0000%	2003	2023	7,305.40	4,301.51
	Fixed Rate	11.7000%	2003	2023	287.00	287.00
	Fixed Rate	11.8750%	2003	2023	6,986.50	2,649.22
	Fixed Rate	11.3750%	2003	2023	3,671.80	1,728.09
	Fixed Rate	12.3750%	2004	2024	3,253.60	2,228.68
	Fixed Rate	11.1375%	2004	2024	258.30	258.30
	Fixed Rate	12.8750%	2004	2024	3,224.80	2,380.82
	Fixed Rate	11.5875%	2004	2024	60.00	60.00
	Fixed Rate	13.7500%	2004	2024	4,193.80	3,080.85
	Fixed Rate	12.3750%	2004	2024	15.90	15.90
	Fixed Rate	12.1250%	2005	2025	4,577.40	3,128.46
	Fixed Rate	10.9125%	2005	2025	90.00	90.00
	Fixed Rate	12.1250%	2005	2025	4,652.60	2,343.96
	Fixed Rate	10.9125%	2005	2025	29.00	29.00
	Fixed Rate	10.2500%	2006	2026	14,744.60	7,977.73
	Fixed Rate	8.0000%	2011	2026	14,288.90	12,072.25
	Fixed Rate	8.6250%	2007	2027	8,980.30	3,953.13
	Fixed Rate	8.6250%	2008	2027	3,518.00	3,518.00
	Fixed Rate	8.6250%	2011	2027	50.80	50.80
	Fixed Rate	9.5000%	2008	2028	9,124.50	7,215.49
	Fixed Rate	9.5000%	2009	2028	8,501.30	8,501.30
	Fixed Rate	9.5000%	2010	2028	1,315.50	1,315.50
	Fixed Rate	8.7500%	2010	2030	83,322.30	72,412.57
	Fixed Rate	5.8750%	2012	2032	38,024.20	35,530.27
	Fixed Rate	5.7500%	2012	2032	11,479.70	11,254.12
	Fixed Rate	5.7500%	2014	2032	9,000.00	9,000.00
	Fixed Rate	3.6250%	2013	2033	68,546.00	40,603.25
	Fixed Rate	3.6250%	2014	2033	23,647.10	23,647.10
	Fixed Rate	3.6250%	2015	2033	25,000.00	25,000.00
	Fixed Rate	5.2500%	2017	2037	30,000.00	30,000.00

DOMESTIC GOVERNMENT SECURITIES (1)

As of December 31, 2019

(In Million Pesos)

	INTEREST RATE BASIS	INTEREST RATE (PER ANNUM)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT ISSUED	OUTSTANDING AS OF 31-Dec-19
	Fixed Rate	6.5000%	2018	2038	17,233.00	17,233.00
	Fixed Rate	6.7500%	2019	2039	83,775.00	83,775.00
25 Year					255,713.90	235,982.41

	Fixed Rate	18.2500%	2000	2025	6,478.20	3,792.75
	Fixed Rate	18.2500%	2001	2025	2,320.00	2,320.00
	Fixed Rate	12.5000%	2005	2030	7,057.50	5,665.24
	Fixed Rate	11.2500%	2005	2030	100.20	100.20
	Fixed Rate	11.2500%	2006	2031	6,029.30	4,835.69
	Fixed Rate	11.2500%	2011	2031	6,209.20	6,209.20
	Fixed Rate	9.3750%	2006	2031	8,000.00	6,175.06
	Fixed Rate	10.1250%	2006	2031	255.00	255.00
	Fixed Rate	8.5000%	2007	2032	19,138.20	14,757.30
	Fixed Rate	8.5000%	2008	2032	4,029.00	4,029.00
	Fixed Rate	8.5000%	2011	2032	27,222.00	27,222.00
	Fixed Rate	9.2500%	2009	2034	30,842.10	28,054.60
	Fixed Rate	8.0000%	2010	2035	59,558.10	57,766.90
	Fixed Rate	8.0000%	2011	2035	4,453.50	4,453.50
	Fixed Rate	7.6250%	2011	2036	33,692.10	32,186.37
	Fixed Rate	5.7500%	2012	2037	20,587.40	18,417.50
	Fixed Rate	5.7500%	2014	2037	19,742.10	19,742.10
28.5 Year					97.05	97.05

	Fixed Rate	12.8400%	1996	2025	97.05	97.05
D. RETAIL T-BONDS					1,625,710.75	1,571,453.21

3 Year					303,696.03	303,696.03

	Fixed Rate	4.2500%	2017	2020	181,930.58	181,930.58
	Fixed Rate	4.8750%	2018	2020	121,765.45	121,765.45
5 Year					491,275.78	491,275.78

	Fixed Rate	4.2500%	2017	2022	255,359.34	255,359.34
	Fixed Rate	6.2500%	2019	2024	235,916.44	235,916.44
10 Year					407,798.77	368,862.51

	Fixed Rate	7.2500%	2010	2020	31,762.00	17,089.08
	Fixed Rate	7.3750%	2011	2021	70,958.00	57,621.08
	Fixed Rate	5.7500%	2011	2021	54,953.06	52,604.12
	Fixed Rate	3.2500%	2013	2023	150,000.00	141,422.52
	Fixed Rate	3.5000%	2016	2026	100,125.71	100,125.71
15 Year					99,281.43	95,805.24

	Fixed Rate	6.2500%	2011	2026	55,143.96	53,270.55
	Fixed Rate	5.3750%	2012	2027	44,137.47	42,534.69
20 Year					135,658.75	132,682.04

	Fixed Rate	5.8750%	2012	2032	135,658.75	132,682.04
25 Year					188,000.00	179,131.62

DOMESTIC GOVERNMENT SECURITIES (1)

As of December 31, 2019

(In Million Pesos)

	INTEREST RATE BASIS	INTEREST RATE (PER ANNUM)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT ISSUED	OUTSTANDING AS OF 31-Dec-19
	Fixed Rate	6.1250%	2012	2037	188,000.00	179,131.62
E. BENCHMARK BONDS					961,082.03	909,298.02

10 Year					329,049.99	289,778.44

	Fixed Rate	5.875%	2010	2020	33,452.93	15,579.38
	Fixed Rate	5.875%	2011	2020	11,063.20	11,063.20
	Fixed Rate	4.125%	2014	2024	140,874.35	119,476.33
	Fixed Rate	3.625%	2015	2025	121,479.52	121,479.52
	Fixed Rate	3.625%	2016	2025	22,180.00	22,180.00
10.5 Year					67,626.83	57,907.89

	Fixed Rate	6.375%	2011	2022	67,626.83	57,907.89
20 Year					255,837.15	255,837.15

	Fixed Rate	8.000%	2011	2031	255,837.15	255,837.15
25 Year					308,568.05	305,774.54

	Fixed Rate	8.125%	2010	2035	166,010.04	163,216.53
	Fixed Rate	4.625%	2015	2040	142,558.01	142,558.01
F. 10. 5 Yr ONSHORE DOLLAR BONDS (2)					$500.00	25,401.00

	Fixed Rate	2.750%	2012	2023	$500.00	25,401.00
II. NG GUARANTEED						0.00

(1)	Excludes government securities issued offshore by the Republic.
(2)	Onshore Dollar Bonds converted to Pesos using BSP reference rate as of Jan 02, 2020: US$/P=P50.802

DOMESTIC DEBT OF THE REPUBLIC OF THE PHILIPPINES (OTHER THAN SECURITIES)1/

AS OF 31 DECEMBER 2019

IN MILLION PESOS

	INTEREST RATE BASIS	INTEREST RATE + SPREAD	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED	OUTSTANDING BALANCE AS OF 31 DECEMBER 2019
TOTAL					792	949

I. NATIONAL GOVERNMENT DIRECT DOMESTIC DEBT						156

	INTEREST FREE		1953			79
	INTEREST FREE		1953			48
	INTEREST FREE		1953			29
II. NATIONAL GOVERNMENT ASSUMED DOMESTIC DEBT					792	792

	INTEREST FREE		1986	Upon Demand	120	120
	INTEREST FREE		1986	Upon Demand	72	72
	INTEREST FREE		1986	Upon Demand	50	50
	INTEREST FREE		1986	Upon Demand	200	200
	INTEREST FREE		1986	Upon Demand	350	350

1\	Excludes government securities and debt guaranteed by the Republic

GUARANTEED DOMESTIC DEBT OF THE REPUBLIC OF THE PHILIPPINES (OTHER THAN SECURITIES) 1/

AS OF 31 DECEMBER 2019

IN MILLIONS

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	CURR.	ORIGINAL AMOUNT CONTRACTED			OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2019 (IN PESO)
		SPREAD	RATE					(IN ORIG.CURR)	(IN PESO)
TOTAL									273,469		260,764

I. GFI GUARANTEE ASSUMED BY THE GOVERNMENT PER ROC. 50									220		136

	INTEREST FREE				1986	Upon Demand	PHP	7	7		7
	INTEREST FREE				1986	Upon Demand	PHP	30	30		30
	INTEREST FREE				1986	Upon Demand	PHP	12	12		12
	INTEREST FREE				1986	Upon Demand	PHP	17	17		17
	INTEREST FREE				1986	Upon Demand	PHP	35	35		15
	INTEREST FREE				1986	Upon Demand	PHP	7	7		7
	INTEREST FREE				1986	Upon Demand	PHP	6	6		6
	INTEREST FREE				1986	Upon Demand	PHP	5	5		5
	INTEREST FREE				1986	Upon Demand	PHP	3	3		3
	INTEREST FREE				1986	Upon Demand	PHP	1	1		1
	INTEREST FREE				1986	Upon Demand	PHP	19	19		19
	INTEREST FREE				1986	Upon Demand	PHP	32	32		1
	INTEREST FREE				1986	Upon Demand	PHP	32	32		5
	INTEREST FREE				1986	Upon Demand	PHP	8	8		3
	INTEREST FREE				1986	Upon Demand	PHP	4	4		4
II. NG DIRECT GUARANTEE ON GOCC LOANS									273,249		260,628

	FIXED			4.000	2012		PHP	371	371		335
	FLOATING			0.250	2011	2021	PHP	75,000	75,000		35,288
	FLOATING			0.500	2017	2020	PHP	30,000	30,000		30,000
	FLOATING			0.400	2018	2025	PHP	30,000	30,000		25,000
	LIBOR BASED	0.700	2.168	2.868	2019	2024	USD	1,100	57,996	2/	57,996
	FLOATING			3 Months PDST-F + 1.00%	2009	2021	PHP	75,000	75,000		99,830
	FIXED			4.000			PHP				10,959
	FIXED			4.000	2012	2022	PHP	4,882	4,882		1,221

1\	Excludes securities issued by GOCCs
2\	USD/PHP 52.724 Loan Booking Rate dated 28 December 2018